Execution Version AMENDMENT NO. 1 AMENDMENT NO. 1, dated as of June 15, 2023 (this “Amendment”) to the Amended and Restated Credit Agreement, dated as of December 11, 2020, among SQUARESPACE, INC., a Delaware corporation (the “Borrower”), the lending institutions from time to time parties thereto (collectively, the “Lenders”), and JPMORGAN CHASE BANK, N.A., as the Administrative Agent, the Collateral Agent and a Letter of Credit Issuer (as the same may be amended, restated, amended and restated, extended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement. RECITALS: WHEREAS, the Borrower has requested to amend the Existing Credit Agreement to, among other things (i) establish additional Term Loan Commitments in an aggregate principal amount of $100,000,000 (the “2023 Additional Term A Commitments” and the new Term Loans thereunder, the “2023 Additional Term A Loans”), which shall form a single Class of Term Loans with the Initial Term A Loans outstanding under the Existing Credit Agreement immediately prior to the Amendment No. 1 Funding Date (as defined herein), (ii) modify the interest rate benchmark applicable to the existing Revolving Credit Loans and Initial Term A Loans, (iii) reallocate the Letter of Credit Commitments among the Letter of Credit Issuers as set forth on Schedule II hereto and (iv) make certain other amendments to the terms, provisions and covenants set forth therein, in each case as set forth in the Amended Credit Agreement attached as Exhibit A hereto; WHEREAS, the Persons set forth on Schedule I hereto (each in such capacity, a “2023 Additional Term A Lender”) have agreed to make the 2023 Additional Term A Loans in a single drawing on the Amendment No. 1 Funding Date on the terms and subject to the conditions set forth in the Amended Credit Agreement; WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of the date hereof (together with all exhibits and schedules thereto and as amended, supplemented or otherwise modified from time to time, the “Acquisition Agreement”), by and among Squarespace, Inc., a Delaware corporation (“Buyer”) and Google LLC, a Delaware limited liability company (“Seller”), Buyer shall acquire from Seller certain domain name registrations and agreements and other assets related thereto (collectively, the “Acquired Assets”) on the Amendment No. 1 Funding Date (the “Acquisition”); WHEREAS, the proceeds of the 2023 Additional Term A Loans borrowed on the Amendment No. 1 Funding Date will be used, together with cash on hand of the Borrower and its Subsidiaries, to finance the Acquisition and to pay fees and expenses in connection therewith (including this Amendment) (the “Amendment No. 1 Funding Date Transactions”); WHEREAS, the Borrower has made an LCT Election with respect to the Amendment No. 1 Funding Date Transactions in accordance with Section 1.12(b) of the Existing Credit Agreement; WHEREAS, Section 13.1 of the Existing Credit Agreement permits the Borrower to amend the Existing Credit Agreement to effect the foregoing with the consent of the parties hereto; WHEREAS, the Borrower has requested, and the Administrative Agent, each Letter of Credit Issuer and each Lender (including each Lender providing 2023 Additional Term A Loans (each, a 2 “2023 Additional Term A Lender”)) have agreed, upon the terms and subject to the conditions set forth herein, that the Existing Credit Agreement be amended on the Amendment No. 1 Effective Date as set forth in the Amended Credit Agreement attached as Exhibit A hereto; and WHEREAS, JPMorgan Chase Bank, N.A., Silicon Valley Bank, a division of First- Citizens Bank & Trust Company, Citizens Bank, N.A. and Fifth Third Bank, National Association shall serve as the joint lead arrangers and bookrunners in connection with this Amendment (the “Lead Arrangers”); NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows: ARTICLE I. 2023 ADDITIONAL TERM A LOANS 1. On the Amendment No. 1 Funding Date, each 2023 Additional Term A Lender shall, severally and not jointly, fund a 2023 Additional Term A Loan in the amount set forth opposite its name on Schedule I hereto under the heading “2023 Additional Term A Commitment” on the terms set forth in this Amendment and the Amended Credit Agreement. 2. From and after the Amendment No. 1 Effective Date, each 2023 Additional Term A Lender shall be an “Initial Term A Loan Lender” and a “Lender” for all purposes under the Amended Credit Agreement and the other Credit Documents and shall perform all the obligations of, and have all the rights of, an Initial Term A Loan Lender and a Lender thereunder. From and after the Amendment No. 1 Funding Date, the 2023 Additional Term A Loans of each 2023 Additional Term A Lender shall each be an “Initial Term A Loan” (and have the same terms (including with respect to Guarantees, Collateral, Applicable Margin, Initial Term A Loan Maturity Date, and rights to prepayment and repayment) as the Initial Term A Loans outstanding immediately prior to the Amendment No. 1 Funding Date) for all purposes under the Amended Credit Agreement and the other Credit Documents. 3. All of the parties hereto agree that the 2023 Additional Term A Loans will, upon funding, be an increase in each Borrowing of Initial Term A Loans outstanding immediately prior to the Amendment No. 1 Funding Date, will constitute Initial Term A Loans for all purposes of the Amended Credit Agreement, will have the same terms as the Restatement Date Term A Loans and will, together with the Restatement Date Term A Loans, be treated as one Class of Term Loans. For U.S. federal income tax purposes, (i) the parties hereto intend to treat all 2023 Additional Term A Loans and Restatement Date Term A Loans as one fungible tranche and (ii) unless otherwise required by applicable law, none of the Borrower, the Administrative Agent or any Lender shall take any tax position inconsistent with clause (i) above. For the avoidance of doubt, each Term Loan Repayment Amount with respect to any Term Loan Repayment Date occurring after the Amendment No. 1 Funding Date shall be increased on the Amendment No. 1 Funding Date, in accordance with Section 2.5(c) and 2.14(f) of the Existing Credit Agreement, to (i) a percentage equal to (A) the quotient of (x) $543,437,500 divided by (y) the aggregate principal amount of Initial Term A Loans outstanding immediately prior to the funding of the 2023 Additional Term A Loans on the Amendment No. 1 Funding Date times (B) the applicable percentage set forth in Section 2.5(b) of the Amended Credit Agreement times (ii) the aggregate principal amount of Initial A Term Loans outstanding immediately following the funding of the 2023 Additional Term A Loans on the Amendment No. 1 Funding Date. ARTICLE II. AMENDMENT OF THE EXISTING CREDIT AGREEMENT, EXHIBITS AND SCHEDULES 3 Effective as of the Amendment No. 1 Effective Date: The Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the pages of the Amended Credit Agreement attached as Exhibit A hereto. Except for Schedule 13.2 and Exhibit K, which shall be restated in the forms attached as Exhibit B hereto, the Schedules and Exhibits to the Existing Credit Agreement, in the forms thereof immediately prior to the Amendment No. 1 Effective Date, will continue to be the Schedules and Exhibits to the Amended Credit Agreement. ARTICLE III. EFFECTIVENESS 1. Conditions to Effectiveness of the Amendment. This Amendment and the 2023 Additional Term A Commitments shall become effective on the date (such date, the “Amendment No. 1 Effective Date”) that the Administrative Agent shall have received a counterpart signature page of this Amendment signed on behalf of the Borrower, each Guarantor and each Lender (including each 2023 Additional Term A Lender). 2. Conditions to Funding. Unless the 2023 Additional Term A Commitments are otherwise terminated in accordance with Article VI below prior to such time, the obligation of the 2023 Additional Term A Lenders to fund the 2023 Additional Term A Loans shall be subject solely to the satisfaction (or waiver in accordance with Section 13.1 of the Amended Credit Agreement) of the following conditions (the date of such funding, the “Amendment No. 1 Funding Date”): a. (x) The Specified Representations and (y) such of the representations made by Seller with respect to the Acquired Assets in the Acquisition Agreement as are material to the interests of the 2023 Additional Term A Lenders (in their capacity as such), but only to the extent that the Borrower (or any of the Borrower’s Affiliates that is a party to the Acquisition Agreement) has the right (taking into account any applicable notice and cure provisions) to terminate its obligations under the Acquisition Agreement or decline to consummate the Acquisition as a result of a breach of such representations in the Acquisition Agreement without any liability to the Borrower or its Affiliates, in each case, shall be true and correct in all material respects (or in all respects if qualified by materiality) immediately prior to, and immediately after giving effect to, the initial borrowing of the 2023 Additional Term A Loans. b. No Event of Default under Section 11.1 or Section 11.5 shall have occurred and be continuing on the Amendment No. 1 Funding Date. c. The Acquisition shall have been consummated substantially concurrently with the funding of the 2023 Additional Term A Loans on the Amendment No. 1 Funding Date in accordance with, in all material respects, the Acquisition Agreement and there shall not have been any amendment or waiver to such Acquisition Agreement by the Borrower or any of its Subsidiaries that is materially adverse to the Lenders (in their capacity as such) unless consented to by the 2023 Additional Term A Lenders holding at least a majority of the 2023 Additional Term A Commitments (such consent not to be unreasonably withheld, conditioned or delayed), it being understood and agreed that a reduction in the consideration payable under the Acquisition Agreement shall be deemed not to be materially adverse to the Lenders so long as such reduction in cash consideration is applied 4 to reduce the aggregate amount of the 2023 Additional Term A Loans on a dollar-for-dollar basis, with such aggregate reduction to be applied on a pro rata basis among the 2023 Additional Term A Lenders based on the aggregate respective amounts of the 2023 Additional Term A Loans to be provided by each such Lender as set forth Schedule I. d. The Administrative Agent shall have received a certificate of a duly authorized officer of the Borrower dated as of the Amendment No. 1 Funding Date certifying as to the satisfaction of the conditions set forth in clauses (a) and (b) above. e. On the Amendment No. 1 Funding Date, the Administrative Agent shall have received a certificate from the Chief Executive Officer, President, the Chief Financial Officer, the Treasurer, the Vice President-Finance, or any other senior financial officer of the Borrower to the effect that immediately following the making of the 2023 Additional Term A Loans on the Amendment No. 1 Funding Date and after giving effect to the application of the proceeds of such 2023 Additional Term A Loans (and after giving effect to the Amendment No. 1 Funding Date Transactions), the Borrower and its Subsidiaries on a consolidated basis are Solvent. f. The Administrative Agent shall have received a customary written opinion of Ropes & Gray LLP, Delaware and New York counsel to the Credit Parties (or, at the election of the Borrower, other counsel to the Credit Parties reasonably acceptable to the Administrative Agent), with respect to this Amendment. g. Each Lender shall have received, at least three (3) Business Days prior to the Amendment No. 1 Funding Date, all documentation and other information requested by it in writing to the Borrower at least 10 Business Days prior to the Amendment No. 1 Funding Date that is required by regulatory authorities under applicable “know your customer” and anti- money laundering rules and regulations, including without limitation the Patriot Act and the Beneficial Ownership Regulation. h. The Administrative Agent shall have received prior to or substantially concurrently with the funding of the 2023 Additional Term A Loans all fees and (to the extent invoiced at least two (2) Business Days prior to the Amendment No. 1 Funding Date) expenses required to be paid for the respective accounts of the Administrative Agent, the 2023 Additional Term A Lenders and the Lead Arrangers on the Amendment No. 1 Funding Date as separately agreed between the Borrower and the Lead Arrangers in writing (it being understood that such fees and expenses may be netted out of the initial funding of the 2023 Additional Term A Loans). i. The Administrative Agent shall have received from the Borrower prior to or substantially concurrently with the funding of the 2023 Additional Term A Loans (i) a non-refundable upfront fee (which, at the election of the Lead Arrangers, may be in the form of original issue discount) for the account of each 2023 Additional Term A Lender in an amount equal to 0.375% of such 2023 Additional Term A Lender’s aggregate 2023 Additional Term A Commitments and (ii) payment of all accrued and unpaid interest to, but not including, the Amendment No. 1 Funding Date, in respect of all Restatement Date Term A Loans. j. The Administrative Agent shall have received (i) a Notice of Borrowing in accordance with Section 2.3 of the Amended Credit Agreement and (ii) a Notice of Conversion or Continuation in respect of the Restatement Date Term A Loans.

5 ARTICLE IV. REPRESENTATIONS AND WARRANTIES Each Credit Party represents and warrants to the Lenders as of the Amendment No. 1 Effective Date that: 1. Each Credit Party has taken all necessary organizational action to authorize the execution and delivery of this Amendment. 2. Each Credit Party has duly executed and delivered this Amendment and this Amendment and the Amended Credit Agreement constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity. 3. The execution, delivery and performance by each Credit Party of this Amendment, and the performance by each Credit Party of the Amended Credit Agreement will not (a) contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents or Permitted Liens) pursuant to, the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which such Credit Party or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound other than any such breach, default or Lien that would not reasonably be expected to result in a Material Adverse Effect or (c) violate any provision of the certificate of incorporation, by-laws, articles or other organizational documents of such Credit Party or any of the Restricted Subsidiaries. 4. At the time of and after giving effect to this Amendment on the Amendment No. 1 Effective Date, the representations and warranties made by any Credit Party contained in the Amended Credit Agreement and in the other Credit Documents are true and correct in all material respects (or if qualified by “materiality,” “material adverse effect” or similar language, in all respects (after giving effect to such qualification)) with the same effect as though such representations and warranties had been made on and as of the Amendment No. 1 Effective Date, except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (or if qualified by “materiality,” “material adverse effect” or similar language, in all respects (after giving effect to such qualification)) as of such earlier date. 5. At the time of and after giving effect to this Amendment on the Amendment No. 1 Effective Date, no Default or Event of Default has occurred and is continuing. ARTICLE V. TICKING FEE Whether or not the Amendment No. 1 Funding Date occurs, the Borrower agrees to pay a ticking fee for the account of each 2023 Additional Term A Lender on the amount of such 2023 Additional Term A Lender’s aggregate commitments in respect of the 2023 Additional Term A Commitments (as set forth on Schedule I hereto and as such commitments may be reduced in accordance with Article VI below) 6 at a per annum rate (calculated on the basis of a year of 360 days and the actual number of days expired) equal to 0.25% for the period from and including the date that is 90 days after the Amendment No. 1 Effective Date to but excluding the earlier of (x) the Amendment No. 1 Funding Date and (y) the termination of the 2023 Additional Term A Commitments of the 2023 Additional Term A Lenders pursuant to Article VI below, which ticking fee shall be due and payable in full on such earlier date. ARTICLE VI. TERMINATION OF 2023 ADDITIONAL TERM A COMMITMENTS PRIOR TO THE AMENDMENT NO. 1 FUNDING DATE To the extent the Amendment No. 1 Funding Date does not occur prior to the earliest to occur of (i) the date of termination of the Acquisition Agreement in accordance with its terms (other than with respect to provisions therein that expressly survive termination) prior to the consummation of the Acquisition, (ii) five Business Days after the “Termination Date” as such term is defined in the Acquisition Agreement as in effect on the date hereof (subject to any extension thereof in accordance with Section 8.1 of the Acquisition Agreement as in effect on the date hereof) if the Acquisition has not occurred prior to such date and (iii) written notice by the Borrower to the Administrative Agent of its election to terminate the 2023 Additional Term A Commitments (such earliest date, the “Termination Date”), then the 2023 Additional Term A Commitments of the 2023 Additional Term A Lenders shall terminate on the Termination Date. In addition, prior to the Amendment No. 1 Funding Date, at the Borrower’s written election, the 2023 Additional Term A Commitments may be reduced on a pro rata basis as among each 2023 Additional Term A Lender based on the respective amount of such 2023 Additional Term A Lender’s 2023 Additional Term A Commitments. The Borrower’s obligations under Article V of this Amendment shall survive any termination of the 2023 Additional Term A Commitments. ARTICLE VII. OTHER TERMS OF THE AMENDMENT Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto. Entire Agreement. This Amendment, the Amended Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVERS OF JURY TRIAL. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Section 13.13 and Section 13.15 of the Amended Credit Agreement are hereby incorporated into this Amendment mutatis mutandis. Severability. Any term or provision of this Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as would be enforceable. Counterparts. This Amendment may be executed in counterparts (including by facsimile or other electronic transmission), each of which shall be deemed to be an original, but all of which shall 7 constitute one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment or any document to be signed in connection with this Amendment shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. Credit Document. On and after the Amendment No. 1 Effective Date, this Amendment shall constitute a “Credit Document” for all purposes of the Amended Credit Agreement and the other Credit Documents (it being understood that, for the avoidance of doubt, this Amendment may be amended or waived solely by the parties hereto as set forth herein). Reaffirmation. Each Credit Party hereby expressly acknowledges the terms of this Amendment and reaffirms, as of the Amendment No. 1 Effective Date, and after giving effect to this Amendment, (i) the covenants, guarantees, pledges, grants of Liens and agreements or other commitments contained in each Credit Document to which it is a party, including, in each case, such covenants, guarantees, pledges, grants of Liens and agreements or other commitments as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby, (ii) its guarantee of the Obligations (including, without limitation, the Term Loans (including the 2023 Additional Term A Loans)) under each Guarantee, as applicable, (iii) its grant and the validity of Liens granted by it on the Collateral to secure the Obligations (including, without limitation, the Obligations with respect to the Term Loans (including the 2023 Additional Term A Loans)) pursuant to the Security Documents. Each Credit Party hereby agrees that after giving effect to this Amendment (A) each Credit Document to which it is a party shall continue to be in full force and effect and (B) all guarantees, pledges, grants of Liens, covenants, agreements and other commitments by such Credit Party under the Credit Documents shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties and shall not be affected, impaired or discharged hereby or by the transactions contemplated in this Amendment. Waiver of Funding Losses. Each Lender party hereto agrees to waive the payment to such Lender of any losses, costs or expenses and any administrative fees pursuant to Section 2.11 of the Existing Credit Agreement in connection with the conversion or continuation of, or payment of accrued interest on, Restatement Date Term A Loans on the Amendment No. 1 Funding Date. Effect on the Credit Documents. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders or the Administrative Agent under the Existing Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. The parties hereto acknowledge and agree that the amendment of the Existing Credit Agreement pursuant to this Amendment and all other Credit Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Existing Credit Agreement or the other Credit Documents as in effect prior to the date hereof. Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Amended Credit Agreement or entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Credit Document in similar or different circumstances. Upon and after the execution of this Amendment by each of the parties hereto, this Amendment shall constitute a Credit Document and each reference in the Credit Agreement to “this 8 Agreement”, “hereunder”, “hereof” or words of like import referring to the Existing Credit Agreement, and each reference in the other Credit Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Credit Agreement, shall mean and be a reference to the Amended Credit Agreement. [signature pages to follow]

[Signature Page to Amendment No. 1] IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first set forth above. JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent By: Name: Richard Ong Pho Title: Executive Director /s/ Richard Ong Pho [Signature Page to Amendment No. 1] JPMORGAN CHASE BANK, N.A., as a 2023 Additional Term A Lender, Letter of Credit Issuer and as a Lender By: Name: Richard Ong Pho Title: Executive Director /s/ Richard Ong Pho [Signature Page to Amendment No. 1] FIRST-CITIZENS BANK & TRUST COMPANY (SUCCESSOR BY PURCHASE TO THE FEDERAL DEPOSIT INSURANCE CORPORATION AS RECEIVER FOR SILICON VALLEY BRIDGE BANK, N.A. (AS SUCCESSOR TO SILICON VALLEY BANK)), as a 2023 Additional Term A Lender, Letter of Credit Issuer and as a Lender By: Name: Francis Groccia Title: Director /s/ Francis Groccia [Signature Page to Amendment No. 1] CITIZENS BANK, N.A., as a 2023 Additional Term A Lender By: Name: Angela Reilly Title: Senior Vice President CITIZENS BANK, N.A., as a Lender By: Name: Angela Reilly Title: Senior Vice President /s/ Angela Reilly /s/ Angela Reilly

[Signature Page to Amendment No. 1] FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender By: Name: Ryan Sonkin Title: Associate /s/ Ryan Sonkin [Signature Page to Amendment No. 1] ROYAL BANK OF CANADA, as a Lender By: Name: Theodore Brown Title: Authorized Signatory /s/ Theodore Brown [Signature Page to Amendment No. 1] CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender By: Name: Nirmal Bivek Title: Duly Authorized Signatory /s/ Nirmal Bivek [Signature Page to Amendment No. 1] CITY NATIONAL BANK, A NATIONAL BANKING ASSOCIATION, as a Lender By: Name: Mira Liu Title: Vice President /s/ Mira Liu

[Signature Page to Amendment No. 1] CITIBANK, N.A., as a 2023 Additional Term A Lender By: Name: Brian Hoatson Title: Authorized Signatory /s/ Brian Hoatson [Signature Page to Amendment No. 1] CITIBANK, N.A., as a Lender By: Name: Brian Hoatson Title: Authorized Signatory /s/ Brian Hoatson [Signature Page to Amendment No. 1] MIZUHO BANK, LTD, as a 2023 Additional Term A Lender By: Name: Tracy Rahn Title: Executive Director /s/ Tracy Rahn [Signature Page to Amendment No. 1] BANK OF AMERICA, N.A., as a 2023 Additional Term A Lender By: Name: Spencer Hunter Title: Vice President /s/ Spencer Hunter

[Signature Page to Amendment No. 1] BANK OF AMERICA, N.A., as a Lender By: Name: Spencer Hunter Title: Vice President /s/ Spencer Hunter [Signature Page to Amendment No. 1] BMO HARRIS BANK N.A., as a 2023 Additional Term A Lender and as a Lender By: Name: Michael Weinert Title: Managing Director By: Name: Caroline Smith Title: Vice President /s/ Michael Weinert /s/ Caroline Smith [Signature Page to Amendment No. 1] SQUARESPACE, INC., as the Borrower By: Name: Nathan Gooden Title: Chief Financial Officer VIDEOLICIOUS, INC., as a Guarantor By: Name: Courtenay O’Connor Title: Secretary UNFOLD CREATIVE, LLC, as a Guarantor By: Squarespace, Inc., its sole member By: Name: Nathan Gooden Title: Chief Financial Officer SQUARESPACE PAYMENTS LLC, as a Guarantor By: Squarespace, Inc., its sole member By: Name: Nathan Gooden Title: Chief Financial Officer TOCK LLC, as a Guarantor By: Squarespace, Inc., its sole member By: Name: Nathan Gooden Title: Chief Financial Officer /s/ Nathan Gooden /s/ Nathan Gooden /s/ Nathan Gooden /s/ Nathan Gooden /s/ Courtenay O'Connor Schedule I 2023 Additional Term A Lender 2023 Additional Term A Commitment JPMorgan Chase Bank, N.A. $5,000,000 First-Citizens Bank & Trust Company (successor by purchase to the Federal Deposit Insurance Corporation as receiver for Silicon Valley Bridge Bank, N.A. (as successor to Silicon Valley Bank)) $5,000,000 Citizens Bank, N.A. $5,000,000 Citibank, N.A. $30,000,000 Mizuho Bank, Ltd. $30,000,000 Bank of America, N.A. $12,500,000 BMO Harris Bank N.A. $12,500,000 Total: $100,000,000

Schedule II

Letter of Credit Issuer	Letter of Credit Commitment
JPMorgan Chase Bank, N.A.	$15,000,000
Total:	$15,000,000

Exhibit A

Amended Credit Agreement

(see attached)

EXHIBIT A

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of December 11, 2020
as amended by Amendment No. 1 on June 15, 2023

among

SQUARESPACE, INC.,
as the Borrower,

The Several Lenders
from Time to Time Parties Hereto,

JPMORGAN CHASE BANK, N.A.,
as the Administrative Agent, the Collateral Agent, ~~the~~a Letter of Credit Issuer and a Lender,

JPMORGAN CHASE BANK, N.A.,
SILICON VALLEY BANK, A DIVISION OF FIRST-CITIZENS BANK & TRUST COMPANY,
CITIZENS BANK, N.A. and
FIFTH THIRD BANK, NATIONAL ASSOCIATION,
as Joint Lead Arrangers and Bookrunners,

SILICON VALLEY BANK, A DIVISION OF FIRST-CITIZENS BANK & TRUST COMPANY and
CITIZENS BANK, N.A.,
as Co-Syndication Agents

and

ROYAL BANK OF CANADA and
CAPITAL ONE, NATIONAL ASSOCIATION,
as Co-Documentation Agents

TABLE OF CONTENTS

		Page
Section 1.	Definitions	1
1.1	Defined Terms	1
1.2	Other Interpretive Provisions	59
1.3	Accounting Terms	~~59~~60
1.4	Rounding	60
1.5	References to Agreements Laws, Etc.	60
1.6	Exchange Rates	~~60~~61
1.7	Interest Rates; ~~LIBOR~~Benchmark Notification	~~60~~61
1.8	Times of Day	61
1.9	Timing of Payment or Performance	61
1.10	Certifications	61
1.11	Compliance with Certain Sections	61
1.12	Pro Forma and Other Calculations	~~61~~62
1.13	Divisions	~~63~~64
1.14	Effect of Restatement.	64
Section 2.	Amount and Terms of Credit.	~~63~~64
2.1	Commitments.	~~63~~64
2.2	Minimum Amount of Each Borrowing; Maximum Number of Borrowings	~~64~~65
2.3	Notice of Borrowing	~~64~~65
2.4	Disbursement of Funds.	~~64~~66
2.5	Repayment of Loans; Evidence of Debt.	~~65~~66
2.6	Conversions and Continuations.	~~66~~68
2.7	Pro Rata Borrowings	~~67~~68
2.8	Interest.	~~67~~68
2.9	Interest Periods	~~68~~69
2.10	~~Increased Costs, Illegality,~~ Alternate Rate of Interest~~, Etc~~; Increased Costs.	~~68~~70
2.11	Compensation	~~70~~72
2.12	Change of Lending Office	~~71~~72
2.13	Notice of Certain Costs	~~71~~72
2.14	Incremental Facilities	~~71~~72
2.15	Permitted Debt Exchanges	~~75~~76
2.16	Defaulting Lenders	~~76~~77
Section 3.	Letters of Credit	~~78~~79

3.1	Letters of Credit	~~78~~79
3.2	Letter of Credit Requests	~~79~~81
3.3	Letter of Credit Participations	~~80~~82
3.4	Agreement to Repay Letter of Credit Drawings	~~82~~83
3.5	Increased Costs	~~83~~84
3.6	New or Successor Letter of Credit Issuer	~~84~~85
3.7	Role of Letter of Credit Issuer	~~84~~86
3.8	Cash Collateral	~~85~~86
3.9	Applicability of ISP and UCP	~~86~~87
3.10	Conflict with Issuer Documents	~~86~~87
3.11	Letters of Credit Issued for Restricted Subsidiaries	~~86~~87
3.12	Provisions Related to Extended Revolving Credit Commitments	~~86~~88

i

Section 4.	Fees	~~86~~88
4.1	Fees	~~86~~88
4.2	Voluntary Reduction of Revolving Credit Commitments	~~87~~89
4.3	Mandatory Termination of Commitments	~~88~~89
Section 5.	Payments	~~88~~89
5.1	Voluntary Prepayments	~~88~~89
5.2	Mandatory Prepayments	~~88~~90
5.3	Method and Place of Payment	~~90~~91
5.4	Net Payments	~~91~~92
5.5	Computations of Interest and Fees	~~94~~95
5.6	Limit on Rate of Interest	~~94~~95
Section 6.	Conditions Precedent to Initial Borrowing	~~94~~95
6.1	~~Credit Documents 94~~Restatement Agreement	96
6.2	~~Collateral~~Reserved	~~95~~96
6.3	Legal Opinions	~~95~~96
6.4	Closing Certificates	~~95~~96
6.5	Authorization of Proceedings of the Borrower and the other Credit Parties; Corporate Documents	~~95~~96
6.6	Fees	~~95~~96
6.7	Solvency Certificate	96
6.8	Patriot Act	96
6.9	Financial Statements	~~96~~97
6.10	No Default; Representations and Warranties	~~96~~97
6.11	Notice of Term Loan Borrowing	~~96~~97
6.12	Officer's Certificate	~~96~~97
6.13	~~Existing Credit Facilities 96~~Promissory Notes	97
Section 7.	Conditions Precedent to All Credit Events	~~96~~97
7.1	No Default; Representations and Warranties	97
7.2	Notice of Borrowing; Letter of Credit Request	97
Section 8.	Representations and Warranties	~~97~~98
8.1	Corporate Status	~~97~~98
8.2	Corporate Power and Authority	~~97~~98
8.3	No Violation	98
8.4	Litigation	98
8.5	Margin Regulations	98
8.6	Governmental Approvals	~~98~~99
8.7	Investment Company Act	~~98~~99
8.8	True and Complete Disclosure	~~98~~99
8.9	Financial Condition; Financial Statements	99
8.10	Compliance with Laws; No Default	99
8.11	Tax Matters	~~99~~100
8.12	Compliance with ERISA	~~99~~100
8.13	Subsidiaries	~~99~~100
8.14	Intellectual Property	~~99~~100
8.15	Environmental Laws	100

ii

8.16 Properties 100
8.17 Solvency ~~100~~101
8.18 Patriot Act ~~100~~101
8.19 OFAC and FCPA ~~100~~101

Section 9. Affirmative Covenants. 101

9.1 Information Covenants ~~101~~102
9.2 Books, Records, and Inspections ~~103~~104
9.3 Maintenance of Insurance 104
9.4 Payment of Taxes ~~104~~105
9.5 Preservation of Existence; Consolidated Corporate Franchises 105
9.6 Compliance with Statutes, Regulations, Etc. 105
9.7 ERISA ~~105~~106
9.8 Maintenance of Properties ~~105~~106
9.9 Transactions with Affiliates ~~105~~106
9.10 End of Fiscal Years ~~106~~107
9.11 Additional Guarantors and Grantors ~~106~~107
9.12 Pledge of Additional Stock and Evidence of Indebtedness ~~106~~107
9.13 Use of Proceeds 107
9.14 Further Assurances ~~107~~108
9.15 Lines of Business ~~108~~109

Section 10. Negative Covenants ~~108~~109

10.1 Limitation on Indebtedness ~~108~~109
10.2 Limitation on Liens 113
10.3 Limitation on Fundamental Changes ~~113~~114
10.4 Limitation on Sale of Assets ~~114~~115
10.5 Limitation on Restricted Payments ~~116~~117
10.6 Limitation on Subsidiary Distributions ~~121~~123
10.7 Consolidated Total Debt to Consolidated EBITDA Ratio ~~122~~124

Section 11. Events of Default ~~123~~125

11.1 Payments ~~123~~125
11.2 Representations, Etc. ~~123~~125
11.3 Covenants ~~123~~125
11.4 Default Under Other Agreements ~~123~~126
11.5 Bankruptcy, Etc. ~~124~~126
11.6 ERISA ~~124~~126
11.7 Credit Documents; Guarantee ~~124~~127
11.8 Pledge Agreement ~~124~~127
11.9 Security Agreement ~~124~~127
11.10 Judgments ~~125~~127
11.11 Change of Control ~~125~~127
11.12 Remedies Upon Event of Default ~~125~~127
11.13 Application of Proceeds ~~125~~128
11.14 Equity Cure ~~126~~128

Section 12. The Agents ~~126~~129

12.1 Appointment ~~126~~129
12.2 Delegation of Duties ~~127~~129
12.3 Exculpatory Provisions ~~127~~130

iii

12.4	Reliance by Agents	~~127~~130
12.5	Notice of Default	~~128~~130
12.6	Non-Reliance on Administrative Agent, Collateral Agent, and Other Lenders	~~128~~130
12.7	Indemnification	~~128~~131
12.8	Agents in Their Individual Capacities	~~129~~132
12.9	Successor Agents	~~129~~132
12.10	Withholding Tax	~~130~~133
12.11	Agents Under Security Documents and Guarantee	~~131~~133
12.12	Right to Realize on Collateral and Enforce Guarantee	~~131~~134
12.13	[Reserved]	~~132~~134
12.14	The Administrative Agent May File Proofs of Claim	~~132~~134
12.15	ERISA Representation of the Lenders	~~132~~135
12.16	Erroneous Payments.	136
Section 13.	Miscellaneous	~~133~~137
13.1	Amendments, Waivers, and Releases	~~133~~137
13.2	Notices	~~136~~140
13.3	No Waiver; Cumulative Remedies	~~137~~140
13.4	Survival of Representations and Warranties	~~137~~140
13.5	Payment of Expenses; Indemnification, Limitation of Liability; ~~Indemnification~~	~~137~~140
13.6	Successors and Assigns; Participations and Assignments	~~138~~142
13.7	Replacements of Lenders Under Certain Circumstances	~~142~~145
13.8	Adjustments; Set-off	~~143~~146
13.9	Counterparts	~~143~~146
13.10	Severability	~~144~~147
13.11	Integration	~~144~~147
13.12	GOVERNING LAW	~~144~~147
13.13	Submission to Jurisdiction; Waivers	~~144~~147
13.14	Acknowledgments	~~145~~148
13.15	WAIVERS OF JURY TRIAL	~~146~~149
13.16	Confidentiality	~~146~~149
13.17	Direct Website Communications	~~147~~150
13.18	USA PATRIOT Act	~~148~~151
13.19	[Reserved]	~~148~~151
13.20	Payments Set Aside	~~148~~152
13.21	No Fiduciary Duty	~~149~~152
13.22	[Reserved]	~~149~~152
13.23	Acknowledgement Regarding Any Supported QFCs	~~149~~152
~~Section 14.~~13.24	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~149~~153

iv

SCHEDULES

Schedule 1.1(a)	Mortgaged Properties
Schedule 1.1(b)	Commitments of Lenders and Letter of Credit Issuers
Schedule 1.1(c)	Existing Letters of Credit
Schedule 8.13	Subsidiaries
Schedule 10.1	Restatement Effective Date Indebtedness
Schedule 10.2	Restatement Effective Date Liens
Schedule 10.5	Restatement Effective Date Investments
Schedule 13.2	Notice Addresses

EXHIBITS

Exhibit A	Form of Joinder Agreement
Exhibit B	Form of Guarantee
Exhibit C	Form of Perfection Certificate
Exhibit D	Form of Pledge Agreement
Exhibit E	Form of Security Agreement
Exhibit F	Form of Letter of Credit Request
Exhibit G	Form of Credit Party Closing Certificate
Exhibit H	Form of Assignment and Acceptance
Exhibit I-1	Form of Promissory Note (Initial Term A Loans)
Exhibit I-2	Form of Promissory Note (Revolving Credit Loans)
Exhibit J-1	Form of Non-Bank Tax Certificate (For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit J-2	Form of Non-Bank Tax Certificate (For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit J-3	Form of Non-Bank Tax Certificate (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit J-4	Form of Non-Bank Tax Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit K	Form of Conversion/Continuation Notice
Exhibit L	Form of Compliance Certificate

v

ACTIVE/106009473.2 AMENDED AND RESTATED CREDIT AGREEMENTAMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 11, 2020, as amended byAmendment No. 1 on June 15, 2023, among SQUARESPACE, INC., a Delaware corporation (the “Borrower”),the lending institutions from time to time parties hereto (each a “Lender” and, collectively, the “Lenders”), andJPMORGAN CHASE BANK, N.A., as the Administrative Agent, the Collateral Agent and a Letter of Credit Issuer(such terms and each other capitalized term used but not defined in this preamble having the meaning provided inSection 1).WHEREAS, the Borrower is party to the Credit Agreement, dated as of December 12, 2019 (as in effectimmediately prior to the effectiveness of this Agreement, the “Original Credit Agreement”) with theAdministrative Agent, the Collateral Agent and the financial institutions party thereto as Lenders and as Letter ofCredit Issuers;WHEREAS, pursuant to the Restatement Agreement (as defined below), certain Lenders agreed to, amongother things (i) provide Additional Term A Loans, (ii) extend the Initial Term A Loan Maturity Date to the date thatis five years from the Restatement Effective Date, (iii) amend the Applicable Margin applicable to Revolving CreditLoans and Initial Term A Loans and (iv) make other amendments as set forth herein;WHEREAS, the proceeds of the Additional Term A Loans will be used, together with cash on hand of theBorrower, to finance the Restatement Date Distribution and Restatement Date Transaction Expenses; andWHEREAS, the requisite parties to the Restatement Agreement have agreed to amend and restate theOriginal Credit Agreement in the form hereof on the terms and subject to the conditions set forth in the RestatementAgreement.NOW, THEREFORE, the Original Credit Agreement shall be amended and restated on the RestatementEffective Date as follows:Section 1. Definitions1.1 Defined Terms. As used herein, the following terms shall have the meanings specified in thisSection 1.1 unless the context otherwise requires (it being understood that defined terms in this Agreement shallinclude in the singular number the plural and in the plural the singular):“ABR” shall mean for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect onsuch day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBOR Rate for a onemonth Interest Period on such day (or if such day is not a Business Day, the immediately following Business Day)plus 1%; provided that for the purpose of this definition, the Adjusted LIBOR Rate for any day shall be based onthe LIBOR Screen Rate (or if the LIBOR Screen Rate is not available for such one month Interest Period, theInterpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the ABR due to a changein the Prime Rate, the NYFRB Rate or the Adjusted LIBOR Rate shall be effective from and including the effectivedate of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBOR Rate, respectively. If the ABR isbeing used as an alternate rate of interest pursuant to Section 2.10 (for the avoidance of doubt, only until theBenchmark Replacement has been determined pursuant to Section 2.10(b)), then the ABR shall be the greater ofclauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance ofdoubt, if the ABR as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed tobe 1.00% for purposes of this Agreement.“2023 Additional Term A Lender” shall mean each Lender party to Amendment No. 1 in its capacity as a2023 Additional Term A Lender.“ABR2023 Additional Term A Loan” shall mean each Loan bearing interest based on the ABRan InitialTerm A Loan made by the 2023 Additional Term A Lenders pursuant to Amendment No. 1. “2023 Additional Term A Commitment” shall mean, in the case of each 2023 Additional Term ALender, the amount set forth opposite such 2023 Additional Term A Lender’s name on Schedule I to AmendmentNo. 1 as such 2023 Additional Term A Lender’s “2023 Additional Term A Commitment.”“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loanscomprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.“Acquired EBITDA” shall mean, with respect to any Acquired Entity or Business or any ConvertedRestricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period ofConsolidated EBITDA of such Pro Forma Entity, all as determined on a consolidated basis for such Pro FormaEntity in accordance with GAAP.“Acquired Entity or Business” shall have the meaning provided in the definition of “ConsolidatedEBITDA.”“Acquired Indebtedness” shall mean, with respect to any specified Person, (i) Indebtedness of any otherPerson existing at the time such other Person is merged, consolidated, or amalgamated with or into or became aRestricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or incontemplation of, such other Person merging, consolidating, or amalgamating with or into or becoming a RestrictedSubsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired bysuch specified Person. “Additional Term A Lender” shall mean each Lender party to the Restatement Agreement in itscapacity as an Additional Term A Lender.“Additional Term A Loan” shall mean an Initial Term A Loan made by the Additional Term A Lenderspursuant to the Restatement Agreement.“Additional Term A Commitment” shall mean, in the case of each Additional Term A Lender, theamount set forth opposite such Additional Term A Lender’s name on Schedule I to the Restatement Agreement assuch Additional Term A Lender’s “Additional Term A Commitment.” The aggregate amount of the AdditionalTerm A Commitments as of the Restatement Effective Date is $200,000,000.“Adjusted LIBORTerm SOFR Rate” shall mean, with respect to any Borrowing of LIBOR Loans forany Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a)the LIBORTerm SOFR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate, plus (b) 0.10%;provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall bedeemed to be equal to the Floor for the purposes of this Agreement.“Adjusted Total Revolving Credit Commitment” shall mean at any time the Total Revolving CreditCommitment less the aggregate Revolving Credit Commitments of all Defaulting Lenders.“Adjusted Total Term Loan Commitment” shall mean at any time the Total Term Loan Commitmentless the Term Loan Commitments of all Defaulting Lenders.“Administrative Agent” shall mean JPMorgan Chase Bank, N.A., as the administrative agent for theLenders under this Agreement and the other Credit Documents, or any successor administrative agent pursuant toSection 12.9.“Administrative Agent’s Office” shall mean the Administrative Agent’s address and, as appropriate,account as set forth on Schedule 13.2 or such other address or account as the Administrative Agent may from timeto time notify the Borrower and the Lenders.“Administrative Questionnaire” shall have the meaning provided in Section 13.6(b)(ii)(D).2 “Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK FinancialInstitution.“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling,controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to controlanother Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of themanagement and policies of such other Person, whether through the ownership of voting securities, by contract orotherwise.“Agent Parties” shall have the meaning provided in Section 13.17(b). “Agents” shall mean the Administrative Agent, the Collateral Agent, each Joint Lead Arranger andBookrunner, the Co-Syndication Agents and the Co-Documentation Agents.“Agreement” shall mean this Amended and Restated Credit Agreement, as the same may be amended,restated, amended and restated, extended, supplemented or otherwise modified from time to time.“Applicable Margin” shall mean a percentage per annum equal to:(a) from the Restatement Effective Date until delivery of financial statements and a relatedCompliance Certificate for the fiscal quarter commencing on or after the Closing Date ending December31, 2020 pursuant to Section 9.1, (1) for LIBOR Loans that are Revolving Credit Loans or Initial Term ALoans, 2.00%, (2) for ABR Loans that are Revolving Credit Loans or Initial Term A Loans, 1.00%, and(3) for Letter of Credit Fees, 2.00 % per annum; and“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate ineffect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Ratefor a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or ifsuch day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government SecuritiesBusiness Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any dayshall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or anyamended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administratorin the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in thePrime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effectivedate of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If theAlternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.10 (for the avoidance ofdoubt, only until the Benchmark Replacement has been determined pursuant to Section 2.10(b)), then the AlternateBase Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c)above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would beless than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.“Amendment No. 1” shall mean Amendment No. 1 to this Agreement dated as of June 15, 2023, amongthe Borrower, the other Credit Parties party thereto, the Lenders and Letter of Credit Issuers party thereto and theAdministrative Agent.“Amendment No. 1 Effective Date” shall have the meaning set forth in Amendment No. 1.“Amendment No. 1 Funding Date” shall have the meaning set forth in Amendment No. 1.(b) thereafter“Applicable Margin” shall mean, in connection with Initial Term A Loans, RevolvingCredit Loans and Letter of Credit Fees, the percentagesapplicable percentage per annum set forth in the table below,based upon the Consolidated Total Debt to Consolidated EBITDA Ratio as set forth in the most recent ComplianceCertificate received by the Administrative Agent pursuant to Section 9.1:3 Status Letter ofCredit Fees ABR Loans:ABRAlternate Base Ratefor Revolving CreditLoans and Initial Term ALoans Term Benchmark Loans:Adjusted LIBORTermSOFR Rate for RevolvingCredit Loans and InitialTerm A LoansLevel I Status 2.25% 1.25% 2.25%Level II Status 2.00% 1.00% 2.00%Level III Status 1.75% 0.75% 1.75%Level IV Status 1.50% 0.50% 1.50%Level V Status 1.25% 0.25% 1.25%Any increase or decrease in the Applicable Margin for Revolving Credit Loans or Initial Term A Loansresulting from a change in the Consolidated Total Debt to Consolidated EBITDA Ratio shall become effective as ofthe firstthird Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section9.1(d). Notwithstanding the foregoing, (a) the Applicable Margin in respect of any Class of Extended RevolvingCredit Commitments or any Extended Term Loans or Revolving Credit Loans made pursuant to any ExtendedRevolving Credit Commitments shall be the applicable percentages per annum set forth in the relevant ExtensionAmendment and (b) the Applicable Margin in respect of any Class of Replacement Term Loans shall be theapplicable percentages per annum set forth in the relevant agreement.Notwithstanding anything to the contrary contained above in this definition or elsewhere in thisAgreement, if it is subsequently determined that the Consolidated Total Debt to Consolidated EBITDA Ratio setforth in any Compliance Certificate delivered to the Administrative Agent is inaccurate at any time and the resultthereof is that the Lenders received interest or fees for any period based on an Applicable Margin that is less thanthat which would have been applicable had the Consolidated Total Debt to Consolidated EBITDA Ratio beenaccurately determined, then, for all purposes of this Agreement, the Applicable Margin for any day occurring withinthe period covered by such Compliance Certificate shall retroactively be deemed to be the relevant percentage asbased upon the accurately determined Consolidated Total Debt to Consolidated EBITDA Ratio for such period, andany shortfall in the interest or fees theretofore paid by the Borrower for the relevant period as a result of themiscalculation of the Consolidated Total Debt to Consolidated EBITDA Ratio shall be deemed to be (and shall be)due and payable, at the time the interest or fees for such period were required to be paid; provided thatnotwithstanding the foregoing, so long as an Event of Default described in Section 11.5 has not occurred withrespect to the Borrower, such shortfall shall be due and payable within five Business Days following the writtendemand thereof by the Administrative Agent and no Default or Event of Default shall be deemed to have occurredas a result of such non-payment until the expiration of such five Business Day period. In addition, in the case ofInitial Term A Loans, at the option of the Required Initial Term A Loan Lenders, and in the case of RevolvingCredit Loans and Letter of Credit Fees, at the option of the Required Revolving Credit Lenders, at any time duringwhich the Borrower shall have failed to deliver any of the Section 9.1 Financials by the applicable date requiredunder Section 9.1, then the Consolidated Total Debt to Consolidated EBITDA Ratio shall be deemed to be Level IStatus, in each case, for the purposes of determining the Applicable Margin (but only for so long as such failurecontinues, after which such ratio and Status shall be determined based on the then existing Consolidated Total Debtto Consolidated EBITDA Ratio). It is acknowledged and agreed that, except as expressly set forth in the proviso tothe first sentence of this paragraph, nothing in this definition will limit the rights of the Administrative Agent andthe Lenders under the Credit Documents, including Article VII herein.“Approved Foreign Bank” shall have the meaning provided in the definition of “Cash Equivalent.”“Approved Fund” shall mean any Fund that is administered or managed by (i) a Lender, (ii) an Affiliateof a Lender, or (iii) an entity or an Affiliate of an entity that administers, advises or manages a Lender.“ASC” shall mean the Financial Accounting Standards Codification Topic.4

“Asset Sale” shall mean:(i) the sale, conveyance, transfer, or other disposition, whether in a single transaction or aseries of related transactions, of property or assets (including by way of a Sale Leaseback) (each a“disposition”) of the Borrower or any Restricted Subsidiary, or(ii) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than preferredstock of Restricted Subsidiaries issued in compliance with Section 10.1), whether in a single transaction ora series of related transactions, in each case, other than:(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete,worn out or surplus property or property (including leasehold property interests) that is no longereconomically practical in its business or commercially desirable to maintain or no longer used oruseful equipment in the ordinary course of business or any disposition of inventory, immaterialassets, or goods (or other assets) in the ordinary course of business;(b) the disposition of all or substantially all of the assets of the Borrower in amanner permitted pursuant to Section 10.3;(c) the incurrence of Liens that are permitted to be incurred pursuant to Section10.2 or the making of any Restricted Payment or Permitted Investment that is permitted to bemade, and is made, pursuant to Section 10.5;(d) any disposition of assets or issuance or sale of Equity Interests of any RestrictedSubsidiary in any transaction or series of transactions with an aggregate Fair Market Value of lessthan the greater of (a) $9,750,000 and (b) 6.50% of TTM Consolidated EBITDA at the time ofsuch disposition;(e) any disposition of property or assets or issuance of securities by (1) a RestrictedSubsidiary to the Borrower or (2) by the Borrower or a Restricted Subsidiary to another RestrictedSubsidiary;(f) to the extent allowable under Section 1031 of the Code, or any comparable orsuccessor provision, any exchange of like property (excluding any boot thereon) for use in aSimilar Business;(g) any issuance, sale or pledge of Equity Interests in, or Indebtedness, or othersecurities of, an Unrestricted Subsidiary;(h) foreclosures, condemnation, casualty or any similar action on assets (includingdispositions in connection therewith);(i) sales of accounts receivable, or participations therein, and related assets inconnection with any Receivables Facility;(j) any financing transaction with respect to property built or acquired by theBorrower or any Restricted Subsidiary after the Closing Date, including Sale Leasebacks andasset securitizations permitted by this Agreement;(k) (1) any surrender or waiver of contractual rights or the settlement, release, orsurrender of contractual rights or other litigation claims, (2) the termination or collapse of costsharing agreements with the Borrower or any Subsidiary and the settlement of any crossingpayments in connection therewith, or (3) the settlement, discount, write off, forgiveness, orcancellation of any Indebtedness owing by any present or former employees, directors, officers,5 managers, consultants or independent contractors of the Borrower (or any direct or indirect parentcompany of the Borrower) or any Subsidiary or any of their successors or assigns;(l) the disposition or discount of inventory, accounts receivable, or notes receivablein the ordinary course of business or the conversion of accounts receivable to notes receivable;(m) the licensing, cross-licensing or sub-licensing of Intellectual Property or othergeneral intangibles (whether pursuant to franchise agreements or otherwise) in the ordinary courseof business;(n) the unwinding of any Hedging Obligations or obligations in respect of CashManagement Services;(o) sales, transfers, and other dispositions of Investments in joint ventures to theextent required by, or made pursuant to, customary buy/sell arrangements between the jointventure parties set forth in joint venture arrangements and similar binding arrangements;(p) the expiration, lapse or abandonment of Intellectual Property rights in theordinary course of business, which in the reasonable business judgment of the Borrower is notmaterial to the conduct of the business of the Borrower and its Restricted Subsidiaries taken as awhole; (q) the issuance of directors’ qualifying shares and shares issued to foreignnationals as required by applicable law;(r) dispositions of property to the extent that (1) such property is exchanged forcredit against the purchase price of similar replacement property that is promptly purchased or (2)the proceeds of such disposition are promptly applied to the purchase price of such replacementproperty (which replacement property is actually promptly purchased);(s) leases, assignments, subleases, licenses, or sublicenses, in each case in theordinary course of business and which do not materially interfere with the business of theBorrower and its Restricted Subsidiaries, taken as a whole; and(t) any undertaking or consummation of any IPO Reorganization Transactions orany transaction related thereto or contemplated thereby. “Asset Sale Prepayment Event” shall mean any Asset Sale subject to the Reinvestment Period allowed inSection 10.4; provided, further, that with respect to any Asset Sale Prepayment Event, the Borrower shall not beobligated to make any prepayment otherwise required by Section 5.2 unless and until the aggregate amount of NetCash Proceeds from all such Asset Sale Prepayment Events, after giving effect to the reinvestment rights set forthherein, exceeds $13,000,000 (the “Prepayment Trigger”) in any fiscal year of the Borrower, but then from all suchNet Cash Proceeds (excluding amounts below the Prepayment Trigger).“Assignment and Acceptance” shall mean (i) an assignment and acceptance substantially in the form ofExhibit H, or such other form as may be approved by the Administrative Agent and (ii) in the case of anyassignment of Term Loans in connection with a Permitted Debt Exchange conducted in accordance with Section2.15, such form of assignment (if any) as may be agreed by the Administrative Agent and the Borrower inaccordance with Section 2.15(a).“Assignment Taxes” shall have the meaning provided in the definition of “Other Taxes.”“Auction Agent” shall mean (i) the Administrative Agent or (ii) any other financial institution or advisoremployed by the Borrower or any Subsidiary (whether or not an Affiliate of the Administrative Agent) to act as anarranger in connection with any Permitted Debt Exchange pursuant to Section 2.15 or Dutch auction pursuant to6 Section 13.6(h); provided that the Borrower shall not designate the Administrative Agent as the Auction Agentwithout the written consent of the Administrative Agent (it being understood that the Administrative Agent shall beunder no obligation to agree to act as the Auction Agent); provided, further, that neither the Borrower nor any of itsSubsidiaries may act as the Auction Agent.“Authorized Officer” shall mean, with respect to any Person, any individual holding the position ofchairman of the board (if an officer), the Chief Executive Officer, the President, the Chief Financial Officer, theTreasurer, the Controller, the Vice President-Finance, a Senior Vice President, a Director, a Manager, the Secretary,the Assistant Secretary or any other senior officer or agent with express authority to act on behalf of such Persondesignated as such by the board of directors or other managing authority of such Person.“Auto-Extension Letter of Credit” shall have the meaning provided in Section 3.2(d).“Available Amount” shall have the meaning provided in Section 10.5(a)(4)(ii)“Available Commitment” shall mean an amount equal to the excess, if any, of (i) the amount of the TotalRevolving Credit Commitment over (ii) the sum of the aggregate principal amount of (a) all Revolving CreditLoans then outstanding and (b) the aggregate Letters of Credit Outstanding at such time.“Available Tenor” shall mean, as of any date of determination and with respect to the then-currentBenchmark, as applicable, (x) if the then-current Benchmark (or component thereof) is a term rate, any tenor forsuch Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that isor may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interestcalculated with reference to such Benchmark (or component thereof) that is or may be used for determining anyfrequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreementas of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removedfrom the definition of “Interest Period” pursuant to clause (f) of Section 2.10(e) (but including any tenor for suchBenchmark that is added to the definition of “Interest Period” pursuant to Section 2.10(e)).“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicableResolution Authority in respect of any liability of an Affected Financial Institution.“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementinglaw, regulation rule or requirement for such EEA Member Country from time to time which is described in the EUBail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom BankingAct 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdomrelating to the resolution of unsound or failing banks, investment firms or other financial institutions or theiraffiliates (other than through liquidation, administration or other insolvency proceedings).“Bankruptcy Code” shall have the meaning provided in Section 11.5.“Benchmark” shall mean, initially, the LIBORTerm SOFR Reference Rate; provided that if a BenchmarkTransition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its and the relatedBenchmark Replacement Date have occurred with respect to LIBOR Rate or the then-current Benchmark, then“Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement hasreplaced such prior benchmark rate pursuant to clause Section 2.10(b) or clause (c) of Section 2.10.“Benchmark Replacement” shall mean, for any Available Tenor, the first alternative set forth in the orderbelow that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;7 (2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark ReplacementAdjustment;(3) “Benchmark Replacement” shall mean with respect to any Benchmark TransitionEvent, for any Available Tenor, the sum of: (a) the alternate benchmark rate that has been selected by theAdministrative Agent and the Borrower as the replacement for the then-current Benchmark for theapplicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of areplacement benchmark rate or the mechanism for determining such a rate by the Relevant GovernmentalBody or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as areplacement forto the then-current Benchmark for dollar-denominated syndicated credit facilities at suchtime in the United Sates and (b) the related Benchmark Replacement Adjustment; provided that if the Benchmark Replacement provided that, in the case of clause (1), such Unadjusted BenchmarkReplacement is displayed on a screen or other information service that publishes such rate from time to time asselected by the Administrative Agent in its reasonable discretion; provided further that, notwithstanding anything tothe contrary in this Agreement or in any other Credit Document, upon the occurrence of a Term SOFR TransitionEvent, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “BenchmarkReplacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related BenchmarkReplacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less thanthe Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and theother Credit Documents.“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-currentBenchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor forany setting of such Unadjusted Benchmark Replacement:, the spread adjustment, or method for calculating or determining such spread adjustment, (whichmay be a positive or negative value or zero) that has been selected by (1) for purposes of clauses (1)and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below thatcan be determined by the Administrative Agent:(a) the spread adjustment, or method for calculating or determining such spreadadjustment, (which may be a positive or negative value or zero) as of the Reference Time suchBenchmark Replacement is first set for such Interest Period that has been selected orrecommended by the Relevant Governmental Body for the replacement of such Benchmark withthe applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;(b) the spread adjustment (which may be a positive or negative value or zero) as ofthe Reference Time such Benchmark Replacement is first set for such Interest Period that wouldapply to the fallback rate for a derivative transaction referencing the ISDA Definitions to beeffective upon an index cessation event with respect to such Benchmark for the applicableCorresponding Tenor; and(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment,or method for calculating or determining such spread adjustment, (which may be a positive or negative value orzero) that has been selected by thethe Administrative Agent and the Borrower for the applicable CorrespondingTenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method forcalculating or determining such spread adjustment, for the replacement of such Benchmark with the applicableUnadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable BenchmarkReplacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spreadadjustment, or method for calculating or determining such spread adjustment, for the replacement of such8

Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated creditfacilities; at such time.provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information servicethat publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agentin its reasonable discretion.“Benchmark Replacement Conforming Changes” shall mean, with respect to the use, administration,adoption or implementation of any Benchmark Replacement and/or any Term Benchmark Loan, any technical,administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definitionof “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “InterestPeriod,” timing and frequency of determining rates and making payments of interest, timing of borrowing requestsor prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakageprovisionsSection 2.11, and other technical, administrative or operational matters) that the Administrative Agentdecides, in consultation with the Borrower, may be appropriate to reflect the adoption and implementation of suchBenchmark Replacement and to permit the administration thereof by the Administrative Agent in a mannersubstantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion ofsuch market practice is not administratively feasible or if the Administrative Agent determines that no marketpractice for the administration of such Benchmark Replacement exists, in such other manner of administration asthe Administrative Agent decides, in consultation with the Borrower, is reasonably necessary in connection with theadministration of this Agreement and the other Credit Documents).“Benchmark Replacement Date” shall mean, with respect to any Benchmark, the earliest to occur of thefollowing events with respect to thesuch then-current Benchmark:(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” thelater of (a) the date of the public statement or publication of information referenced therein and (b) the dateon which the administrator of such Benchmark (or the published component used in the calculationthereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or suchcomponent thereof); or(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first dateof the publicon which such Benchmark (or the published component used in the calculation thereof) hasbeen determined and announced by the regulatory supervisor for the administrator of such Benchmark (orsuch component thereof) to be no longer representative; provided, that such non-representativeness will bedetermined by reference to the most recent statement or publication of information referenced therein; orinsuch clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continuesto be provided on such date.(3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after thedate a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 2.10(c); or(4) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date noticeof such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has notreceived, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of suchEarly Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Electionfrom Lenders comprising the Required Lenders.For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on thesame day as, but earlier than, the Reference Time in respect of any determination, the Benchmark ReplacementDate will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “BenchmarkReplacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmarkupon the occurrence of the applicable event or events set forth therein with respect to all then-current AvailableTenors of such Benchmark (or the published component used in the calculation thereof).9 “Benchmark Transition Event” shall mean, with respect to any Benchmark, the occurrence of one ormore of the following events with respect to thesuch then-current Benchmark:(1) a public statement or publication of information by or on behalf of the administrator of suchBenchmark (or the published component used in the calculation thereof) announcing that suchadministrator has ceased or will cease to provide all Available Tenors of such Benchmark (or suchcomponent thereof), permanently or indefinitely, provided that, at the time of such statement orpublication, there is no successor administrator that will continue to provide any Available Tenor of suchBenchmark (or such component thereof);(2) a public statement or publication of information by the regulatory supervisor for theadministrator of such Benchmark (or the published component used in the calculation thereof), the FederalReserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for suchBenchmark (or such component), a resolution authority with jurisdiction over the administrator for suchBenchmark (or such component) or a court or an entity with similar insolvency or resolution authority overthe administrator for such Benchmark (or such component), in each case, which states that theadministrator of such Benchmark (or such component) has ceased or will cease to provide all AvailableTenors of such Benchmark (or such component thereof) permanently or indefinitely,; provided that, at thetime of such statement or publication, there is no successor administrator that will continue to provide anyAvailable Tenor of such Benchmark (or such component thereof); or(3) a public statement or publication of information by the regulatory supervisor for theadministrator of such Benchmark (or the published component used in the calculation thereof) announcingthat all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of aspecified future date will no longer be, representative.For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respectto any Benchmark if a public statement or publication of information set forth above has occurred with respect toeach then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).“Benchmark Transition Start Date” shall mean, in the case of a Benchmark Transition Event, the earlierof (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a publicstatement or publication of information of a prospective event, the ninetieth (90th) day (or such other date selectedby the Administrative Agent and the Borrower) prior to the expected date of such event as of such public statementor publication of information (as such expected date may be delayed pursuant to any subsequent public statement orevent) (or if the expected date of such prospective event is fewer than ninety (90) days (or such other date selectedby the Administrative Agent and the Borrower) after such statement or publication, the date of such statement orpublication).“Benchmark Unavailability Period” shall mean, with respect to any then-current Benchmark, the period(if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of thatdefinition has occurred if, at such time, no Benchmark Replacement has replaced thesuch then-current Benchmarkfor all purposes hereunder and under any Credit Document in accordance with Section 2.10 and (y) ending at thetime that a Benchmark Replacement has replaced thesuch then-current Benchmark for all purposes hereunder andunder any Credit Document in accordance with Section 2.10.“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership requiredby the Beneficial Ownership Regulation, in form and substance substantially the same as the form of CertificationRegarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndicationsand Trading Association and Securities Industry and Financial Markets Association.“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject toTitle I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets10 include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of theCode) the assets of any such “employee benefit plan” or “plan.”“Benefited Lender” shall have the meaning provided in Section 13.8(a).“BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted inaccordance with, 12 U.S.C. 1841(k)) of such party.“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or anysuccessor).“Borrower” shall have the meaning provided in the preamble hereto.“Borrower Materials” shall have the meaning provided in Section 13.17(b).“Borrowing” shall mean Loans of the same Class and Type, made, converted, or continued on the samedate and, in the case of LIBORTerm Benchmark Loans, as to which a single Interest Period is in effect.“Business Day” shall mean, any day excluding(other than a Saturday, or a Sunday, and any other day) onwhich banking institutionsbanks are open for business in New York City are authorized by law or othergovernmental actions to close, and, if such day relates to; provided that, in addition to the foregoing, a BusinessDay shall be, in relation to Term Benchmark Loans and any interest rate settings as to a LIBOR Loan, any,fundings, disbursements, settlements, and payments in respect of any such LIBOR Loan, or any other dealings inDollars to be carried out pursuant to this Agreement in respect of any such LIBOR Loan, such day shall be a day onwhich dealings in deposits in Dollars are conducted by and between banks in the applicable London interbankmarket. or payments of any such Term Benchmark Loans, any such day that is only a U.S. Government SecuritiesBusiness Day.“Capital Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal, ormixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capitallease or finance lease on the balance sheet of that Person; provided that all leases of any Person that are or would becharacterized as operating leases in accordance with GAAP immediately prior to December 15, 2019 (whether ornot such operating leases were in effect on such date) shall continue to be accounted for as operating leases (and notas Capital Leases) for purposes of this Agreement regardless of any change in GAAP following the date that wouldotherwise require such leases to be recharacterized as Capital Leases.“Capital Stock” shall mean (i) in the case of a corporation, corporate stock, (ii) in the case of anassociation or business entity, any and all shares, interests, participations, rights, or other equivalents (howeverdesignated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership ormembership interests (whether general or limited), and (iv) any other interest or participation that confers on aPerson the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (itbeing understood and agreed, for the avoidance of doubt, that “cash-settled phantom appreciation programs” inconnection with employee benefits that do not require a dividend or distribution shall not constitute Capital Stock).“Capitalized Lease Obligation” shall mean, at the time any determination thereof is to be made, theamount of the liability in respect of a Capital Lease that would at such time be required to be capitalized andreflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP;provided that all obligations of any Person that are or would be characterized as operating lease obligations inaccordance with GAAP immediately prior to December 15, 2019 (whether or not such operating lease obligationswere in effect on such date) shall continue to be accounted for as operating lease obligations (and not as CapitalizedLease Obligations) for purposes of this Agreement regardless of any change in GAAP following the date that wouldotherwise require such obligations to be recharacterized as Capitalized Lease Obligations.“Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures(whether paid in cash or accrued as liabilities) by the Borrower and its Restricted Subsidiaries during such period in11 respect of purchased software or internally developed software and software enhancements that, in conformity withGAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Borrower andits Restricted Subsidiaries.“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Administrative Agent, for thebenefit of one or more of the Letter of Credit Issuer or the Lenders, as collateral for L/C Obligations or obligationsof the Revolving Credit Lenders to fund participations in respect of L/C Obligations, cash or deposit accountbalances or, if the Administrative Agent and the Letter of Credit Issuer shall agree in their sole discretion, othercredit support. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceedsof such cash collateral and other credit support.“Cash Equivalents” shall mean:(i) Dollars,(ii) (a) Euro, Sterling, Yen, Swiss Francs, Canadian Dollars, or any national currency of anyParticipating Member State in the European Union or (b) local currencies held from time to time in theordinary course of business,(iii) securities issued or directly and fully and unconditionally guaranteed or insured by theUnited States government or any country that is a member state of the European Union or any agency orinstrumentality thereof the securities of which are unconditionally guaranteed as a full faith and creditobligation of such government with maturities of 24 months or less from the date of acquisition,(iv) certificates of deposit, time deposits, and eurodollar time deposits with maturities of oneyear or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year, andovernight bank deposits, in each case with any commercial bank having capital and surplus of not less than$100,000,000,(v) repurchase obligations for underlying securities of the types described in clauses (iii),(iv), and (ix) entered into with any financial institution meeting the qualifications specified in clause (iv)above, (vi) commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P and in each casematuring within 24 months after the date of creation thereof,(vii) marketable short-term money market and similar securities having a rating of at least P-2or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall berating such obligations, an equivalent rating from another nationally recognized ratings agency) and ineach case maturing within 24 months after the date of creation or acquisition thereof,(viii) readily marketable direct obligations issued by any state, commonwealth, or territory ofthe United States or any political subdivision or taxing authority thereof having one of the two highestrating categories obtainable from either Moody’s or S&P with maturities of 24 months or less from thedate of acquisition,(ix) Indebtedness or preferred stock issued by Persons with a rating of “A” or higher fromS&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition,(x) solely with respect to any Foreign Subsidiary: (a) obligations of the national governmentof the country in which such Foreign Subsidiary maintains its chief executive office and principal place ofbusiness provided such country is a member of the Organization for Economic Cooperation andDevelopment, in each case maturing within one year after the date of investment therein, (b) certificates ofdeposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized andexisting under the laws of the country in which such Foreign Subsidiary maintains its chief executive12 office and principal place of business provided such country is a member of the Organization forEconomic Cooperation and Development (any such bank being an “Approved Foreign Bank”), and ineach case with maturities of not more than 24 months from the date of acquisition, and (c) the equivalent ofdemand deposit accounts which are maintained with an Approved Foreign Bank, in each case, customarilyused by corporations for cash management purposes in any jurisdiction outside the United States to theextent reasonably required in connection with any business conducted by such Foreign Subsidiaryorganized in such jurisdiction,(xi) in the case of investments by any Foreign Subsidiary or investments made in a countryoutside the United States, Cash Equivalents shall also include investments of the type and maturitydescribed in clauses (i) through (ix) above of foreign obligors, which investments have ratings, describedin such clauses or equivalent ratings from comparable foreign rating agencies, and(xii) investment funds investing 90% of their assets in securities of the types described inclauses (i) through (ix) above.Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies otherthan those set forth in clauses (i) and (ii) above; provided that such amounts are converted into any currency listedin clauses (i) and (ii) as promptly as practicable and in any event within ten Business Days following the receipt ofsuch amounts.For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemedto be Cash Equivalents for all purposes under the Credit Documents regardless of the treatment of such items underGAAP. “Cash Management Agreement” shall mean any agreement or arrangement to provide Cash ManagementServices.“Cash Management Bank” shall mean (i) any Person that, at the time it enters into a Cash ManagementAgreement with the Borrower or any Restricted Subsidiary, is an Agent or a Lender or an Affiliate of an Agent or aLender or (ii) with respect to any Cash Management Agreement with the Borrower or any Restricted Subsidiaryentered into prior to the Closing Date, any Person that is a Lender or an Affiliate of a Lender on the Closing Date.“Cash Management Services” shall mean any one or more of the following types of services or facilities:(i) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services,employee credit card programs or electronic funds transfer services, (ii) treasury management services (includingcontrolled disbursement, overdraft automatic clearing house fund transfer services, return items, and interstatedepository network services), (iii) any other demand deposit or operating account relationships or other cashmanagement services, including pursuant to any Cash Management Agreements and (iv) other services related,ancillary or complementary to the foregoing.“Casualty Event” shall mean, with respect to any property of any Person, any loss of or damage to, or anycondemnation or other taking by a Governmental Authority of, such property for which such Person or any of itsRestricted Subsidiaries receives insurance proceeds or proceeds of a condemnation award in respect of anyequipment, fixed assets, or real property (including any improvements thereon) to replace or repair such equipment,fixed assets, or real property; provided that with respect to any Casualty Event, the Borrower shall not be obligatedto make any prepayment otherwise required by Section 5.2 unless and until the aggregate amount of Net CashProceeds from all such Casualty Events, after giving effect to the reinvestment rights set forth herein, exceeds$13,000,000 (the “Casualty Prepayment Trigger”) in any fiscal year of the Borrower, but then from all such NetCash Proceeds (excluding amounts below the Casualty Prepayment Trigger).“Casualty Prepayment Trigger” shall have the meaning provided in the definition of “Casualty Event.”13 “CFC” shall mean a Subsidiary of the Borrower that is a “controlled foreign corporation” within themeaning of Section 957 of the Code.“CFC Holding Company” shall mean a Domestic Subsidiary of the Borrower substantially all of theassets of which consist of equity or debt of one or more Foreign Subsidiaries that are CFCs.“Change in Law” shall mean (i) the adoption of any law, treaty, order, policy, rule, or regulation after theClosing Date, (ii) any change in any law, treaty, order, policy, rule, or regulation or in the interpretation orapplication thereof by any Governmental Authority after the Closing Date or (iii) compliance by any Lender withany guideline, request, directive, or order issued or made after the Closing Date by any central bank or otherGovernmental or quasi-Governmental Authority (whether or not having the force of law), including, for avoidanceof doubt any such adoption, change or compliance in respect of (a) the Dodd-Frank Wall Street Reform andConsumer Protection Act and all requests, rules, regulations, guidelines, or directives thereunder or issued inconnection therewith and (b) all requests, rules, guidelines, requirements, or directives promulgated by the Bank forInternational Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), orthe United States or foreign regulatory authorities pursuant to Basel III, in each case to the extent issued orbecoming effective after the Closing Date shall be deemed to have gone into effect after the Closing Date,regardless of the date of the enabling or underlying legislation or agreements.“Change of Control” shall mean and be deemed to have occurred if (a) at any time prior to an IPO, thePermitted Holders shall at any time not own, in the aggregate, directly or indirectly, beneficially and of record, atleast 50% of the voting power of the outstanding Voting Stock of the Borrower; or (b) at any time after an IPO, anyPerson, entity, or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, asamended), other than the Permitted Holders, shall at any time have acquired direct or indirect beneficial ownershipof a percentage of the voting power of the outstanding Voting Stock of the Borrower or the IPO Entity that exceeds40% thereof, unless, in the case of either clause (a) or (b) above, the Permitted Holders have, at such time, the rightor the ability by voting power, contract, or otherwise to elect or designate for election at least a majority of theboard of directors (or other similar governing body) of the Borrower or the IPO Entity. For the purpose of thisdefinition, at any time when a majority of the outstanding Voting Stock of the Borrower is directly or indirectlyowned by a Parent Entity or, if applicable, a Parent Entity acts as the manager, managing member or general partnerof the Borrower, references in this definition to the “Borrower” shall be deemed to refer to the ultimate ParentEntity that directly or indirectly owns such Voting Stock or acts as (or, if applicable, is a Parent Entity that directlyor indirectly owns a majority of the outstanding Voting Stock of) such manager, managing member or generalpartner. For purposes of this definition, (i) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5under the Securities Exchange Act, (ii) the phrase Person or “group” is within the meaning of Section 13(d) or14(d) of the Securities Exchange Act, but excluding any employee benefit plan of such Person or “group” and itssubsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any suchplan, and (iii) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or assetpurchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting oroption or similar agreement related thereto) until the consummation of the acquisition of such Voting Stock inconnection with the transactions contemplated by such agreement.“Claims” shall have the meaning provided in the definition of “Environmental Claims.”“Class” (i) when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or theLoans comprising such Borrowing, are Revolving Credit Loans, Incremental Revolving Credit Loans, Initial TermA Loans, Incremental Term Loans, Extended Term Loans (of the same Extension Series), Replacement TermLoans, Extended Revolving Credit Loans (of the same Extension Series) and (ii) when used in reference to anyCommitment, refers to whether such Commitment is a Revolving Credit Commitment, an Incremental RevolvingCredit Commitment, an Extended Revolving Credit Commitment (of the same Extension Series), an AdditionalTerm A Loan Commitment, a 2023 Additional Term A Loan Commitment or an Incremental Term LoanCommitment.“Closing Date” shall mean December 12, 2019.14 “Closing DateCME Term A LoansSOFR Administrator” shall mean all “Initial Term A Loans”outstanding under the Original Credit Agreement immediately prior to the Restatement Effective Date.CME GroupBenchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate(SOFR) (or a successor administrator).“Co-Documentation Agents” shall mean Royal Bank of Canada and Capital One, National Association.“Co-Syndication Agents” shall mean Silicon ValleyJPMorgan Chase Bank, N.A., First-Citizens Bank andCitizens Bank, N.A.“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.“Collateral” shall mean all property pledged or mortgaged or purported to be pledged or mortgagedpursuant to the Security Documents, excluding in all events Excluded Property.“Collateral Agent” shall mean JPMorgan Chase Bank, N.A., as collateral agent under the CreditDocuments, or any successor collateral agent pursuant to Section 12.9.“Commitments” shall mean, with respect to each Lender (to the extent applicable), such Lender’sRevolving Credit Commitment, Incremental Revolving Credit Commitment, Extended Revolving CreditCommitment, Additional Term A Loan Commitment, 2023 Additional Term A Loan Commitment and/orIncremental Term Loan Commitment.“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amendedfrom time to time, and any successor statute.“Communications” shall have the meaning provided in Section 13.17.“Compliance Certificate” shall mean a certificate of a responsible financial or accounting officer of theBorrower delivered pursuant to Section 9.1(d) for the applicable Test Period substantially in the form of Exhibit L.“Confidential Information” shall have the meaning provided in Section 13.16.“Consolidated Depreciation and Amortization Expense” shall mean with respect to any Person for anyperiod, the total amount of depreciation and amortization expense, including the amortization of deferred financingfees or costs, debt issuance costs, commissions, fees, and expenses, capitalized expenditures (including CapitalizedSoftware Expenditures), customer acquisition costs, the amortization of original issue discount resulting from theissuance or incurrence of Indebtedness at less than par and incentive payments, conversion costs, and contractacquisition costs of such Person and its Restricted Subsidiaries for such period on a consolidated basis andotherwise determined in accordance with GAAP.“Consolidated EBITDA” shall mean, with respect to any Person and its Restricted Subsidiaries on aconsolidated basis for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries forsuch period: (i) increased (without duplication) by:(a) provision for Taxes based on income, revenue or profits or capital, including,without limitation, U.S. federal, state, non-U.S., franchise, excise, value added, and similar Taxesand foreign withholding Taxes of such Person and its Restricted Subsidiaries paid or accruedduring such period, including any penalties and interest related to such Taxes or arising from anyTax examinations, in each case to the extent the same were deducted (and not added back) incomputing such Consolidated Net Income, plus15 (b) Fixed Charges of such Person and its Restricted Subsidiaries for such period(including (1) net losses on Hedging Obligations or other derivative instruments entered into forthe purpose of hedging interest rate risk and (2) costs of surety bonds in connection withfinancing activities, in each case, to the extent included in Fixed Charges), together with itemsexcluded from the definition of “Consolidated Interest Expense” and any non-cash interestexpense, in each case to the extent the same were deducted (and not added back) in computingsuch Consolidated Net Income, plus(c) Consolidated Depreciation and Amortization Expense of such Person and itsRestricted Subsidiaries for such period to the extent the same were deducted (and not added back)in computing such Consolidated Net Income, plus(d) any expenses, fees, charges, or losses (other than depreciation or amortizationexpense) related to any Equity Offering (including any IPO of the Borrower, an IPO Entity or anyParent Entity), Permitted Investment, Restricted Payments, acquisition, disposition,recapitalization, or the incurrence of Indebtedness permitted to be incurred by this Agreement(including a refinancing thereof) or the Original Credit Agreement (whether or not consummatedand including any such transaction consummated prior to the Closing Date), including (1) suchfees, expenses, or charges related to the incurrence of the Loans hereunder and all TransactionExpenses and Restatement Date Transaction Expenses, (2) such fees, expenses, or charges relatedto the Credit Documents and the Credit Facilities or any other credit facilities or debt issuances,and (3) any amendment or other modification of the Loans hereunder, or other Indebtedness, and,in each case, deducted (and not added back) in computing Consolidated Net Income, plus(e) any other non-cash charges, including any write offs, write downs, expenses,losses, any effects of adjustments resulting from the application of purchase accounting, purchaseprice accounting (including any step-up in inventory and loss of profit on the acquired inventory)or other items to the extent the same were deducted (and not added back) in computingConsolidated Net Income (provided that if any such non-cash charges represent an accrual orreserve for potential cash items in any future period, the cash payment in respect thereof in suchfuture period shall be deducted from Consolidated EBITDA to such extent, and excludingamortization of a prepaid cash item that was paid in a prior period), plus(f) the amount of any net income (loss) attributable to non-controlling interests inany non-Wholly-Owned Subsidiary deducted (and not added back) in such period in calculatingConsolidated Net Income, plus(g) the amount of any indemnities and expenses paid or accrued in such period toany of Accel Growth Fund Associates L.L.C., Accel Growth Fund Investors 2010 L.L.C., GeneralAtlantic LLC, Index Venture Growth Associates I Limited or Yucca (Jersey) SLP or any of theirrespective Affiliates (other than any portfolio company of any of the foregoing), plus(h) costs of surety bonds incurred in such period in connection with financingactivities, plus(i) the amount of reasonably identifiable and factually supportable “run-rate” costsavings, operating expense reductions and synergies that are projected by the Borrower in goodfaith to result from actions either taken or expected to be taken within 24 months of thedetermination to take such action, net of the amount of actual benefits realized prior to or duringsuch period from such actions (which cost savings, operating expense reductions and synergiesshall be calculated on a Pro Forma Basis as though such cost savings, operating expensereductions or synergies had been realized on the first day of such period); provided that theaggregate amount added to Consolidated Net Income pursuant to this clause (i), together with anyPro Forma Adjustments made pursuant to the definition of “Pro Forma Adjustment” or Section1.12(b), in any period of four consecutive fiscal quarters shall not exceed 30% of Consolidated16

EBITDA for such period (determined after giving effect to all such amounts added toConsolidated Net Income); provided that such cap shall not apply to (A) any amounts evidencedin a quality of earnings report obtained for any transaction prepared by a nationally recognizedaccounting firm that is reasonably acceptable to the Administrative Agent (it being agreed thatany of the “Big Four” accounting firms is acceptable to the Administrative Agent) or (B) any proforma adjustments determined on a basis consistent with Article 11 of Regulation S-Xpromulgated under the Exchange Act and as interpreted by the staff of the Securities andExchange Commission (or any successor agency), plus(j) the amount of loss or discount on sale of receivables and related assets to theReceivables Subsidiary in connection with a Receivables Facility, plus(k) any costs or expense incurred by the Borrower or a Restricted Subsidiarypursuant to any equity incentive plan, management equity plan or stock option or phantom equityplan or any other management or employee benefit plan or agreement or any stock subscription orshareholder agreement, to the extent that such cost or expenses are funded with cash proceedscontributed to the capital of the Borrower or net cash proceeds of an issuance of Equity Interestsof the Borrower (other than Disqualified Stock) solely to the extent that such net cash proceedsare excluded from the calculation set forth in clause (ii) of Section 10.5(a) and have not beenrelied on for purposes of any incurrence of Indebtedness pursuant to clause (l)(i) of Section 10.1,plus (l) the amount of expenses relating to payments made to option, phantom equity orprofits interest holders of such Person or any direct or indirect parent company of such Person inconnection with, or as a result of, any distribution being made to shareholders of such Person orits direct or indirect parent companies, which payments are being made to compensate suchoption, phantom equity or profits interest holders as though they were shareholders at the time of,and entitled to share in, such distribution, in each case to the extent permitted under thisAgreement and expenses relating to distributions made to equity holders of such Person or itsdirect or indirect parent companies resulting from the application of Financial AccountingStandards Codification Topic 718— Compensation – Stock Compensation (formerly FinancialAccounting Standards Board Statement No. 123 (Revised 2004)), plus(m) with respect to any joint venture that is not a Restricted Subsidiary, an amountequal to the proportion of those items described in clauses (a) and (c) above relating to such jointventure corresponding to the Borrower’s and the Restricted Subsidiaries’ proportionate share ofsuch joint venture’s Consolidated Net Income (determined as if such joint venture were aRestricted Subsidiary), plus(n) costs associated with, or in anticipation of, or preparation for, compliance withthe requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated inconnection therewith and Public Company Costs, plus(o) any bonus or other similar payments made in connection with the RestatementDate Distribution in an aggregate amount not to exceed $15,000,000, plus(p) to the extent not already included in Consolidated Net Income, (1) any expensesand charges that are reimbursed by indemnification or other similar provisions in connection withany investment or any sale, conveyance, transfer, or other Asset Sale of assets permittedhereunder and (2) to the extent covered by insurance and actually reimbursed, or, so long as theBorrower have made a determination that there exists reasonable evidence that such amount willin fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied bythe applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of thedate of the determination by the Borrower that there exists such evidence (with a deduction for17 any amount so added back to the extent not so reimbursed within such 365 days), expenses withrespect to liability or casualty events or business interruption, plus(q) [reserved], plus(r) expenses consisting of internal software development costs that are expensedduring the period but could have been capitalized under alternative accounting policies inaccordance with GAAP, plus(s) to the extent covered by insurance or indemnification and actually reimbursed,or, so long as the Borrower has made a determination that there exists reasonable evidence thatsuch amount will in fact be reimbursed by the insurer or indemnifying party and only to the extentthat such amount is (a) not denied by the applicable carrier or indemnifying party in writingwithin 180 days and (b) in fact reimbursed within 365 days of the date of the determination by theBorrower that there exists such evidence (with a deduction for any amount so added back to theextent not so reimbursed within 365 days), losses and expenses with respect to liability or casualtyevents or business interruption shall be excluded;(ii) decreased by (without duplication):(a) non-cash gains increasing Consolidated Net Income of such Person and itsRestricted Subsidiaries for such period, excluding any non-cash gains which represent the reversalof any accrual of, or cash reserve for, anticipated cash charges that reduced ConsolidatedEBITDA in any prior period other than non-cash gains relating to the application of FinancialAccounting Standards Codification Topic 840— Leases (formerly Financial AccountingStandards Board Statement No. 13); provided that, to the extent non-cash gains are deductedpursuant to this clause (ii)(a) for any previous period and not otherwise added back toConsolidated EBITDA, Consolidated EBITDA shall be increased by the amount of any cashreceipts (or any netting arrangements resulting in reduced cash expenses) in respect of such non-cash gains received in subsequent periods to the extent not already included therein;(iii) increased or decreased by (without duplication):(a) any net gain or loss resulting in such period from currency gains or lossesrelated to Indebtedness, intercompany balances, and other balance sheet items, plus or minus, asthe case may be, plus(b) any net gain or loss resulting in such period from Hedging Obligations, and theapplication of Financial Accounting Standards Codification Topic 815—Derivatives and Hedging(ASC 815) (formerly Financing Accounting Standards Board Statement No. 133), and its relatedpronouncements and interpretations, or the equivalent accounting standard under GAAP or analternative basis of accounting applied in lieu of GAAP; and(iv) increased (to the extent such difference is positive) or decreased (to the extent suchdifference is negative) by the difference of Deferred Revenue of such Person and its RestrictedSubsidiaries as of the last day of such period (the “Determination Date”) and Deferred Revenue of suchPerson and its Restricted Subsidiaries as of the date that is twelve months prior to the Determination Date.For the avoidance of doubt:(i) to the extent included in Consolidated Net Income, there shall be excluded indetermining Consolidated EBITDA for any period any adjustments resulting from the application of ASC815 and its related pronouncements and interpretations, or the equivalent accounting standard under GAAPor an alternative basis of accounting applied in lieu of GAAP,18 (ii) there shall be included in determining Consolidated EBITDA for any period, withoutduplication, (1) the Acquired EBITDA of any Person or business, or attributable to any property or assetacquired by the Borrower or any Restricted Subsidiary during such period (but not the Acquired EBITDAof any related Person or business or any Acquired EBITDA attributable to any assets or property, in eachcase to the extent not so acquired) to the extent not subsequently sold, transferred, abandoned, or otherwisedisposed by the Borrower or such Restricted Subsidiary during such period (each such Person, business,property, or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”) andthe Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary duringsuch period (each, a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of suchAcquired Entity or Business or Converted Restricted Subsidiary for such period (including the portionthereof occurring prior to such acquisition or conversion) and (2) an adjustment in respect of eachAcquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to suchAcquired Entity or Business for such period (including the portion thereof occurring prior to suchacquisition); and(iii) to the extent included in Consolidated Net Income, there shall be excluded indetermining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property,business, or asset sold, transferred, abandoned, or otherwise disposed of, closed or classified asdiscontinued operations by the Borrower or any Restricted Subsidiary during such period (each suchPerson, property, business, or asset so sold or disposed of, a “Sold Entity or Business”), and the DisposedEBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period(each, a “Converted Unrestricted Subsidiary”) based on the actual Disposed EBITDA of such SoldEntity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereofoccurring prior to such sale, transfer, or disposition or conversion); provided that for the avoidance ofdoubt, notwithstanding any classification under GAAP of any Person or business in respect of which adefinitive agreement for the disposition thereof has been entered into as discontinued operations, theDisposed EBITDA of such Person or business shall not be excluded pursuant to this paragraph until suchdisposition shall have been consummated.Notwithstanding the foregoing, Consolidated EBITDA (a) for the fiscal quarter ended December 31, 2019,shall be deemed to be $22,148,139, (b) for the fiscal quarter ended March 31, 2020, shall be deemed to be$20,007,806, (c) for the fiscal quarter ended June 30, 2020, shall be deemed to be $58,026,826 and (d) for the fiscalquarter ended September 30, 2020, shall be deemed to be $49,800,500, in each case, subject to adjustment pursuantto clause (a)(i) of this definition and pursuant to the immediately preceding paragraph.“Consolidated Interest Expense” shall mean the sum of (1) cash interest expense (including thatattributable to Capitalized Lease Obligations), net of cash interest income of such Person and its RestrictedSubsidiaries with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, includingall commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptancefinancing and net costs under hedging agreements, plus (2) non-cash interest expense resulting solely from the netamortization of original issue discount and original issuance premium from the issuance or incurrence ofIndebtedness of such Person and its Restricted Subsidiaries (excluding any Indebtedness borrowed under theOriginal Credit Agreement in connection with the Transactions, any Indebtedness borrowed under this Agreementin connection with the Restatement Date Transactions and, in each case, and any permitted refinancing thereof) butexcluding, for the avoidance of doubt, (a) amortization of deferred financing costs, debt issuance costs,commissions, fees and expenses and any other amounts of non-cash interest other than referred to in clause (2)above (including as a result of the effects of acquisition method accounting or pushdown accounting), (b) non-cashinterest expense attributable to the movement of the mark-to-market valuation of Indebtedness or obligations underHedging Obligations or other derivative instruments pursuant to FASB Accounting Standards Codification Topic815—Derivatives and Hedging, (c) any one-time cash costs associated with breakage in respect of hedgingagreements for interest rates, (d) commissions, discounts, yield, make-whole premium and other fees and charges(including any interest expense) incurred in connection with any Receivables Facility, (e) any “additional interest”owing pursuant to a registration rights agreement with respect to any securities, (f) any payments with respect tomake-whole premiums or other breakage costs of any Indebtedness, including, without limitation, any Indebtednessissued in connection with the Transactions and the Restatement Date Transactions, (g) penalties and interest relatingto Taxes, (h) accretion or accrual of discounted liabilities not constituting Indebtedness, (i) interest expense19 attributable to a direct or indirect parent entity resulting from push-down accounting, (j) any expense resulting fromthe discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, and(k) any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions(whether actual, contingent or potential), with respect thereto and with respect to the Transactions and theRestatement Date Transactions, any acquisition or Investment permitted hereunder, all as calculated on aconsolidated basis.For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at aninterest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized LeaseObligation in accordance with GAAP.“Consolidated Net Income” shall mean, with respect to any Person and its Restricted Subsidiaries on aconsolidated basis for any period, Net Income of such Person and its Restricted Subsidiaries for such perioddetermined in accordance with GAAP; provided that, without duplication,(i) extraordinary, non-recurring or unusual gains or losses (less all fees and expensesrelating thereto) or expenses (including any unusual or non-recurring operating expenses directlyattributable to the implementation of cost savings initiatives and any accruals or reserves in respect of anyextraordinary, non-recurring or unusual items), severance, relocation costs, integration and facilities’ orbases’ opening costs and other business optimization expenses (including related to new productintroductions and other strategic or cost savings initiatives), restructuring charges, accruals or reserves(including restructuring and integration costs related to acquisitions and adjustments to existing reserves),signing costs, retention or completion bonuses, other executive recruiting and retention costs, transitioncosts, costs related to closure/consolidation of facilities or bases and curtailments or modifications topension and post retirement employee benefit plans (including any settlement of pension liabilities andcharges resulting from changes in estimates, valuations and judgments), shall be excluded,(ii) the Net Income for such period shall not include the cumulative effect of a change inaccounting principles and changes as a result of the adoption or modification of accounting policies duringsuch period,(iii) any gain (loss) (less all fees and expenses relating thereto) on asset sales, disposals orabandonments (other than asset sales, disposals or abandonments in the ordinary course of business) ordiscontinued operations (but if such operations are classified as discontinued due to the fact that they aresubject to an agreement to dispose of such operations, only when and to the extent such operations areactually disposed of), shall be excluded,(iv) any after-Tax effect of gains or losses (less all fees and expenses relating thereto)attributable to asset dispositions or abandonments other than in the ordinary course of business, asdetermined in good faith by the board of directors of the Borrower, shall be excluded,(v) the Net Income for such period of any Person that is not a Subsidiary, or is anUnrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded;provided that Consolidated Net Income of the Borrower shall be increased by the amount of dividends ordistributions or other payments that are actually paid in cash (or to the extent converted into cash or CashEquivalents) to the referent Person or a Restricted Subsidiary thereof in respect of such period,(vi) [reserved],(vii) effects of adjustments (including the effects of such adjustments pushed down to theBorrower and its Restricted Subsidiaries) in any line item in such Person’s consolidated financialstatements required or permitted by Financial Accounting Standards Codification Topic 805 – BusinessCombinations and Topic 350 – Intangibles-Goodwill and Other (ASC 805 and ASC 350) (formerlyFinancial Accounting Standards Board Statement Nos. 141 and 142, respectively) resulting from theapplication of purchase accounting, including in relation to the Transactions, the Restatement Date20

Transactions and any acquisition that is consummated after the Closing Date or the amortization or write-off of any amounts thereof, net of Taxes, shall be excluded,(viii) (a) any after-Tax effect of income (loss) from the early extinguishment of Indebtednessor Hedging Obligations or other derivative instruments (including deferred financing costs written off andpremiums paid), (b) any non-cash income (or loss) related to currency gains or losses related toIndebtedness, intercompany balances, and other balance sheet items and to Hedging Obligations pursuantto ASC 815 (or such successor provision), and (c) any non-cash expense, income, or loss attributable to themovement in mark to market valuation of foreign currencies, Indebtedness, or derivative instrumentspursuant to GAAP, shall be excluded,(ix) any impairment charge, asset write-off, or write-down pursuant to ASC 350 andFinancial Accounting Standards Codification Topic 360 – Impairment and Disposal of Long-Lived Assets(ASC 360) (formerly Financial Accounting Standards Board Statement Nos. 142 and 144, respectively)and the amortization of intangibles arising pursuant to ASC 805 shall be excluded,(x) (a) any non-cash compensation expense recorded from or in connection with any share-based compensation arrangements, including grants of stock appreciation or similar rights, incentiveequity, phantom equity, stock options units, restricted stock, capital or profits interests or other rights toemployees, directors, officers, managers, consultants or independent contractors and (b) non-cash income(loss) attributable to deferred compensation plans or trusts, shall be excluded,(xi) any fees and expenses incurred during such period, or any amortization thereof for suchperiod, in connection with any acquisition, Investment, recapitalization, Asset Sale, issuance, or repaymentof Indebtedness, issuance of Equity Interests (including any IPO of the Borrower, an IPO Entity or anyParent Entity), refinancing transaction or amendment or modification of any debt instrument (in each case,including any such transaction consummated prior to the Closing Date and any such transactionundertaken but not completed) and any charges or non-recurring merger costs incurred during such periodas a result of any such transaction shall be excluded,(xii) accruals and reserves (including contingent liabilities) that are established or adjustedwithin twelve months after the Closing Date that are so required to be established as a result of theTransactions or the Restatement Date Transactions, in each case, in accordance with GAAP, or changes asa result of adoption or modification of accounting policies, shall be excluded, and(xiii) any deferred Tax expense associated with Tax deductions or net operating losses arisingas a result of the Transactions or the Restatement Date Transactions, or the release of any valuationallowance related to such items, shall be excluded.“Consolidated Total Assets” shall mean, as of any date of determination, the amount that would, inconformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on the most recentconsolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date.“Consolidated Total Debt” shall mean, as at any date of determination, an amount equal to the sum of theaggregate amount of all outstanding Indebtedness of the Borrower and its Restricted Subsidiaries on a consolidatedbasis consisting of Indebtedness for borrowed money, Capitalized Lease Obligations and debt obligations evidencedby promissory notes and similar instruments (and excluding, for the avoidance of doubt, Hedging Obligations);provided that Consolidated Total Debt shall not include Letters of Credit, except to the extent of Unpaid Drawingsthereunder; provided, further, that the effects of pushdown accounting shall be excluded.“Consolidated Total Debt to Consolidated EBITDA Ratio” shall mean, as of any date of determination,the ratio of (i) Consolidated Total Debt as of such date of determination, minus unrestricted cash and CashEquivalents of the Borrower and its Restricted Subsidiaries on a consolidated basis in an amount not to exceed$200,000,000 to (ii) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries on a consolidated basis21 for the Test Period then last ended, in each case with such pro forma adjustments to Consolidated Total Debt andConsolidated EBITDA as are appropriate.“Contingent Obligations” shall mean, with respect to any Person, any obligation of such Personguaranteeing any leases, dividends, or other payment obligations that do not constitute Indebtedness (“primaryobligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including,without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primaryobligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (a) for thepurchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of theprimary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (iii) to purchaseproperty, securities, or services primarily for the purpose of assuring the owner of any such primary obligation ofthe ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.“Contractual Requirement” shall have the meaning provided in Section 8.3.“Converted Restricted Subsidiary” shall have the meaning provided in the definition of “ConsolidatedEBITDA.”“Converted Unrestricted Subsidiary” shall have the meaning provided in the definition of “ConsolidatedEBITDA.”“Corresponding Tenor” with respect to any Available Tenor shall mean, as applicable, either a tenor(including overnight) or an interest payment period having approximately the same length (disregarding businessday adjustment) as such Available Tenor.“Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, andinterpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, andinterpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, andinterpreted in accordance with, 12 C.F.R.§ 382.2(b).“Covered Party” shall have the meaning provided in Section 13.23.“Credit Documents” shall mean this Agreement, the Restatement Agreement, Amendment No. 1, eachJoinder Agreement, the Guarantees, the Security Documents, and any promissory notes issued by the Borrowerpursuant hereto.“Credit Event” shall mean and include the making (but not the conversion or continuation) of a Loan andthe issuance of a Letter of Credit.“Credit Facilities” shall mean, collectively, each category of Commitments and each extension of credithereunder.“Credit Facility” shall mean a category of Commitments and extensions of credit thereunder.“Credit Party” shall mean the Borrower and the other Guarantors.“Cure Amount” shall have the meaning provided in Section 11.14.“Cure Right” shall have the meaning provided in Section 11.14.“Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which willinclude a lookback) being established by the Administrative Agent in accordance with the conventions for this rateselected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for businessloans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible22 for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonablediscretion.“Debt Incurrence Prepayment Event” shall mean any issuance or incurrence by the Borrower or any ofthe Restricted Subsidiaries of any Indebtedness (excluding any Indebtedness permitted to be issued or incurredunder Section 10.1).“Declined Proceeds” shall have the meaning provided in Section 5.2(f).“Default” shall mean any event, act, or condition that with notice or lapse of time, or both, wouldconstitute an Event of Default.“Default Rate” shall have the meaning provided in Section 2.8(c).“Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordancewith, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.“Defaulting Lender” shall mean any Lender whose acts or failure to act, whether directly or indirectly,cause it to meet any part of the definition of “Lender Default.”“Deferred Net Cash Proceeds” shall have the meaning provided such term in clause (d) of the definitionof “Net Cash Proceeds.”“Deferred Net Cash Proceeds Payment Date” shall have the meaning provided such term in clause (d) ofthe definition of “Net Cash Proceeds.”“Deferred Revenue” shall mean, at any date, the amount of cash and Cash Equivalents received inadvance of revenue recognition that would, in conformity with GAAP, be set forth opposite the caption “deferredrevenue” (or any like caption, including current and non-current designations) on a consolidated balance sheet atsuch date; provided that such balance should be determined excluding the effects of acquisition method accounting.“Designated Non-Cash Consideration” shall mean the Fair Market Value of non-cash considerationreceived by the Borrower or a Restricted Subsidiary in connection with an Asset Sale that is so designated asDesignated Non-Cash Consideration pursuant to a certificate of an Authorized Officer of the Borrower, setting forththe basis of such valuation, executed by either a senior vice president or the principal financial officer of theBorrower, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of orcollection on or other disposition of such Designated Non-Cash Consideration. A particular item of DesignatedNon-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid,redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 10.4.“Designated Preferred Stock” shall mean preferred stock of the Borrower or any direct or indirect parentcompany of the Borrower (in each case other than Disqualified Stock) that is issued for cash (other than to aRestricted Subsidiary or an employee stock ownership plan or trust established by the Borrower or any of itsSubsidiaries) and is so designated as Designated Preferred Stock, pursuant to an officer’s certificate executed by theprincipal financial officer of the Borrower or the parent company thereof, as the case may be, on the issuance datethereof, the cash proceeds of which are excluded from the calculation set forth in clause (ii) of Section 10.5(a).“Disposed EBITDA” shall mean, with respect to any Sold Entity or Business or any ConvertedUnrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity orBusiness or Converted Unrestricted Subsidiary, all as determined on a consolidated basis for such Sold Entity orBusiness or Converted Unrestricted Subsidiary, as the case may be.“disposition” shall have the meaning assigned such term in clause (i) of the definition of “Asset Sale.”23 “Disqualified Lenders” shall mean such Persons (i) that have been specified in writing to theAdministrative Agent and the Joint Lead Arrangers and Bookrunners prior to the Closing Date as beingDisqualified Lenders, (ii) who are competitors of the Borrower and its Subsidiaries that are separately identified inwriting by the Borrower to the Administrative Agent from time to time, and (iii) in the case of each of clauses (i)and (ii), any of their Affiliates (other than any such Affiliate that is affiliated with a financial investor in suchPerson and that is not itself an operating company or otherwise an Affiliate of an operating company so long assuch Affiliate is a bona fide Fund) that are either (a) identified in writing by the Borrower to the AdministrativeAgent by email to JPMDQ_contact@jpmorgan.com from time to time or (b) clearly identifiable solely on the basisof similarity of such Affiliate’s name; provided that any additional designation permitted by the foregoing shall notbecome effective until three (3) Business Days following delivery to the Administrative Agent by email and shallnot apply retroactively to any prior assignment or participation interest or to any trade to acquire such participationinterest. “Disqualified Stock” shall mean, with respect to any Person, any Capital Stock of such Person which, byits terms, or by the terms of any security into which it is convertible or for which it is puttable or exchangeable, orupon the happening of any event, matures or is mandatorily redeemable (other than solely for Qualified Stock),other than as a result of a change of control, asset sale, condemnation event or similar event, pursuant to a sinkingfund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely for QualifiedStock), other than as a result of a change of control, asset sale, condemnation event or similar event, in whole or inpart, in each case, prior to the date that is 91 days after the Latest Term Loan Maturity Date hereunder; providedthat if such Capital Stock is issued to any plan for the benefit of employees of the Borrower or its Subsidiaries or byany such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it maybe required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory orregulatory obligations or as a result of such employee’s termination, death, or disability.“Distressed Person” shall have the meaning provided in the definition of “Lender-Related DistressEvent.” “Dollars” and “$” shall mean dollars in lawful currency of the United States.“Domestic Subsidiary” shall mean each Subsidiary of the Borrower that is organized under the laws ofthe United States, any state thereof, or the District of Columbia.“Early Opt-in Election” shall mean, if the then-current Benchmark is LIBOR Rate, the occurrence of:(1) a notification by the Administrative Agent to (or the request by the Borrower to theAdministrative Agent to notify) each of the other parties hereto that at least five currently outstandingdollar-denominated syndicated credit facilities at such time contain (as a result of amendment or asoriginally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based uponSOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and arepublicly available for review), and(2) the joint election by the Administrative Agent and the Borrower to trigger a fallbackfrom LIBOR Rate and the provision by the Administrative Agent of written notice of such election to theLenders.“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in anyEEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entityestablished in an EEA Member Country which is a parent of an institution described in clause (a) of this definition,or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institutiondescribed in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.“EEA Member Country” shall mean any of the member states of the European Union, Iceland,Liechtenstein, Norway and the United Kingdom. 24

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted withpublic administrative authority of any EEA Member Country (including any delegee) having responsibility for theresolution of any EEA Financial Institution.“Effective Yield” shall mean, as to any Indebtedness, the effective yield on such Indebtedness in thereasonable determination of the Administrative Agent in consultation with the Borrower and consistent withgenerally accepted financial practices, taking into account the applicable interest rate margins, any interest ratefloors (the effect of which floors shall be determined in a manner set forth in the proviso below), or similar devicesand all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (i) theremaining weighted average life to maturity of such Indebtedness and (ii) the four years following the date ofincurrence thereof) payable generally to Lenders or other institutions providing such Indebtedness, but excludingany arrangement, structuring, ticking, or other similar fees payable in connection therewith that are not generallyshared with the relevant Lenders and, if applicable, consent fees for an amendment paid generally to consentingLenders; provided that with respect to any Indebtedness that includes a “LIBORSOFR floor” or “ABRAlternateBase Rate floor,” (a) to the extent that the LIBORAdjusted Term SOFR Rate (with an Interest Period of threemonths) or ABRthe Alternate Base Rate (without giving effect to any floors in such definitions), as applicable, onthe date that the Effective Yield is being calculated is less than such floor, the amount of such difference shall bedeemed added to the interest rate margin for such Indebtedness for the purpose of calculating the Effective Yieldand (b) to the extent that the LIBORAdjusted Term SOFR Rate (with an Interest Period of three months) or ABRtheAlternate Base Rate (without giving effect to any floors in such definitions), as applicable, on the date that theEffective Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating theEffective Yield.“Electronic Signature” shall mean an electronic sound, symbol, or process attached to, or associated with,a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract orrecord. “Environment” shall mean ambient air, indoor air, surface water, groundwater, soil, land surface andsubsurface strata and natural resources such as flora, fauna, or wetlands.“Environmental Claims” shall mean any and all actions, suits, orders, decrees, demand letters, claims,notices of noncompliance or potential responsibility or violation, or proceedings pursuant to any EnvironmentalLaw or any permit issued, or any approval given, under any such Environmental Law (hereinafter, “Claims”),including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement,cleanup, removal, response, remedial, or other actions or damages pursuant to any Environmental Law and (ii) anyand all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation, orinjunctive relief relating to the presence Release or threatened Release of Hazardous Materials or arising fromalleged injury or threat of injury to health or safety (to the extent relating to human exposure to HazardousMaterials), or the Environment.“Environmental Law” shall mean any applicable federal, state, foreign, or local statute, law, rule,regulation, ordinance, code, and rule of common law now or hereafter in effect and in each case as amended, andany binding judicial or administrative interpretation thereof, including any binding judicial or administrative order,consent decree, or judgment, relating to pollution or protection of the Environment, or protection of human healthor safety (to the extent relating to human exposure to Hazardous Materials) and including those relating to thegeneration, storage, treatment, transport, Release, or threat of Release of Hazardous Materials.“Equity Interest” shall mean Capital Stock and all warrants, options, or other rights to acquire CapitalStock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.“Equity Offering” shall mean any public or private sale of common stock or preferred stock of theBorrower or any direct or indirect parent company of the Borrower (excluding Disqualified Stock), other than: (i)public offerings with respect to the Borrower or any of their direct or indirect parent company’s common stock25 registered on Form S-8, (ii) issuances to any Subsidiary of the Borrower, (iii) any such public or private sale thatconstitutes an Excluded Contribution and (iv) any Cure Amount.“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time totime, and the rules and regulations promulgated thereunder.“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with anyCredit Party, is treated as a single employer under Section 414 (b) or (c) of the Code (and Sections 414(m) and (o)of the Code for purposes of provisions relating to Section 412 of the Code).“ERISA Event” shall mean (i) the failure of any Plan to comply with any provisions of ERISA and/or theCode (and applicable regulations under either) or with the terms of such Plan; (ii) the existence with respect to anyPlan of a non-exempt Prohibited Transaction; (iii) any Reportable Event; (iv) the failure of any Credit Party orERISA Affiliate to make by its due date a required installment under Section 430(j) of the Code with respect to anyPension Plan or any failure by any Pension Plan to satisfy the minimum funding standards (within the meaning ofSection 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan, whether or not waived; (v) adetermination that any Pension Plan is in “at risk” status (within the meaning of Section 430 of the Code or Section303 of ERISA); (vi) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an applicationfor a waiver of the minimum funding standard with respect to any Pension Plan; (vii) the termination of, or theappointment of a trustee to administer, any Pension Plan or the incurrence by any Credit Party or any of its ERISAAffiliates of any liability under Title IV of ERISA with respect to the termination of any Pension Plan, includingbut not limited to the imposition of any Lien in favor of the PBGC or any Pension Plan; (viii) the receipt by anyCredit Party or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice to terminate anyPension Plan or to appoint a trustee to administer any Pension Plan under Section 4042 of ERISA; (ix) the failureby any Credit Party or any of its ERISA Affiliates to make any required contribution to a Multiemployer Plan; (x)the incurrence by any Credit Party or any of its ERISA Affiliates of any liability with respect to the withdrawal orpartial withdrawal from any Pension Plan (or a cessation of operations that is treated as such a withdrawal underSection 4062(e) of ERISA) or Multiemployer Plan; (xi) the receipt by any Credit Party or any of its ERISAAffiliates of any notice concerning the imposition of Withdrawal Liability or a determination that a MultiemployerPlan is, or is expected to be, Insolvent or in Reorganization, in “endangered” or “critical” status (within the meaningof Section 432 of the Code or Section 305 of ERISA), or terminated (within the meaning of Section 4041A ofERISA); or (xii) the failure by any Credit Party or any of its ERISA Affiliates to pay when due (after expiration ofany applicable grace period) any installment payment with respect to Withdrawal Liability under Section 4201 ofERISA. “EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by theLoan Market Association (or any successor person), as in effect from time to time.“Event of Default” shall have the meaning provided in Section 11.“Excluded Contribution” shall mean net cash proceeds, the Fair Market Value of marketable securities,or the Fair Market Value of Qualified Proceeds received by the Borrower from (i) contributions to its commonequity capital, and (ii) the sale (other than to a Subsidiary of the Borrower or to any management equity plan orstock option plan or any other management or employee benefit plan or agreement of the Borrower) of CapitalStock (other than Disqualified Stock and Designated Preferred Stock) of the Borrower, in each case designated asExcluded Contributions pursuant to an officer’s certificate executed by either a senior vice president or therespective principal financial officer of the Borrower on the date such capital contributions are made or the datesuch Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (ii) ofSection 10.5(a); provided that (i) any non-cash assets shall qualify only if acquired by a parent of the Borrower inan arm’s-length transaction within the six months prior to such contribution and (ii) no Cure Amount shallconstitute an Excluded Contribution.“Excluded Property” shall have the meaning set forth in the Security Agreement.26 “Excluded Stock and Stock Equivalents” shall mean (i) any Capital Stock or Stock Equivalents withrespect to which, in the reasonable judgment of the Administrative Agent and the Borrower (as agreed to inwriting), the cost or other consequences of pledging such Capital Stock or Stock Equivalents in favor of the SecuredParties under the Security Documents shall be excessive in view of the benefits to be obtained by the Lenderstherefrom, (ii) solely in the case of any pledge of Capital Stock and Stock Equivalents of any Foreign Subsidiary orany CFC Holding Company, any Voting Stock or Stock Equivalents of any class of such Foreign Subsidiary or suchCFC Holding Company in excess of 65% of the outstanding Voting Stock of such class, (iii) any Capital Stock orStock Equivalents of any direct or indirect Subsidiary of a Foreign Subsidiary that is a CFC or a CFC HoldingCompany, (iv) any Capital Stock or Stock Equivalents to the extent the pledge thereof would violate any applicablelaw (including any legally effective requirement to obtain the consent of any Governmental Authority unless suchconsent has been obtained), (v) in the case of (A) any Capital Stock or Stock Equivalents of any Subsidiaryacquired after the Closing Date to the extent such Capital Stock or Stock Equivalents are subject to a Lien permittedby clause (ix) of the definition of “Permitted Liens” or (B) any Capital Stock or Stock Equivalents of anySubsidiary that is not a Wholly-Owned Subsidiary of the Borrower and its Subsidiaries at the time such Subsidiarybecomes a Subsidiary, any Capital Stock or Stock Equivalents of each such Subsidiary described in clause (A) or(B) to the extent (I) that a pledge thereof to secure the Obligations is prohibited by any applicable ContractualRequirement (other than customary non-assignment provisions which are ineffective under the UniformCommercial Code or other applicable law and other than proceeds thereof the assignment of which is expresslydeemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition orrestriction), (II) any Contractual Requirement prohibits such a pledge without the consent of any other party;provided that this clause (II) shall not apply if (x) such other party is a Credit Party or Wholly-Owned Subsidiary or(y) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not bedeemed to obligate the Borrower or any Subsidiary to obtain any such consent) and for so long as such ContractualRequirement or replacement or renewal thereof is in effect, or (III) a pledge thereof to secure the Obligations wouldgive any other party (other than a Credit Party or Wholly-Owned Subsidiary) to any contract, agreement,instrument, or indenture governing such Capital Stock or Stock Equivalents the right to terminate its obligationsthereunder (other than customary non-assignment provisions which are ineffective under the Uniform CommercialCode or other applicable law and other than proceeds thereof the assignment of which is expressly deemed effectiveunder the Uniform Commercial Code or other applicable law notwithstanding such prohibition or restriction),(vi) any Capital Stock or Stock Equivalents of any Subsidiary of the Borrower to the extent that the pledge of suchCapital Stock or Stock Equivalents would result in materially adverse Tax consequences to the Borrower or anySubsidiary as reasonably determined by the Borrower in consultation with the Administrative Agent, (vii) anyCapital Stock or Stock Equivalents that are margin stock, and (viii) any Capital Stock and Stock Equivalents of anySubsidiary that is not a Material Subsidiary (except to the extent a security interest therein can be perfected by filingof a UCC-1 financing statement) or is an Unrestricted Subsidiary, a captive insurance Subsidiary, an SPV or anyspecial purpose entity.“Excluded Subsidiary” shall mean (i) each Subsidiary, in each case, for so long as any such Subsidiarydoes not (on a consolidated basis with its Restricted Subsidiaries) constitute a Material Subsidiary, (ii) eachSubsidiary that is not a Wholly-Owned Subsidiary on any date such Subsidiary becomes a Subsidiary (for so longas such Subsidiary remains a non-Wholly-Owned Restricted Subsidiary), (iii) any CFC Holding Company, (iv) anyDomestic Subsidiary that is a Subsidiary of a Foreign Subsidiary that is a CFC, (v) any Foreign Subsidiary, (vi)each Subsidiary that is prohibited by any applicable Contractual Requirement not entered into to circumvent theguarantee requirements thereunder or any applicable law from guaranteeing or granting Liens to secure theObligations at the time such Subsidiary becomes a Restricted Subsidiary and for so long as such restriction or anyreplacement or renewal thereof is in effect or would require governmental (including regulatory) consent, approval,license or authorization to guarantee or grant such Liens to secure the Obligations (unless such consent, approval,license or authorization has been received), (vii) each Subsidiary with respect to which, as reasonably determinedby the Borrower in consultation with the Administrative Agent, the consequence of providing a Guarantee of theObligations would adversely affect the ability of the Borrower and its Subsidiaries to satisfy applicable law, (viii)any other Subsidiary with respect to which, (a) in the reasonable judgment of the Administrative Agent and theBorrower, as agreed in writing, the cost or other consequences of providing a Guarantee of the Obligations shall beexcessive in view of the benefits to be obtained by the Lenders therefrom or (b) providing such a Guarantee wouldresult in material adverse Tax consequences as reasonably determined by the Borrower in consultation with theAdministrative Agent, (ix) each Unrestricted Subsidiary, (x) any Receivables Subsidiary, (xi) each other Subsidiaryacquired pursuant to a Permitted Acquisition or other Investment permitted hereunder and financed with assumed27 secured Indebtedness permitted hereunder, and each Restricted Subsidiary acquired in such Permitted Acquisitionor other Investment permitted hereunder that guarantees such Indebtedness, in each case to the extent that, and forso long as, the documentation relating to such Indebtedness to which such Subsidiary is a party prohibits suchSubsidiary from guaranteeing the Obligations and such prohibition was not created in contemplation of suchPermitted Acquisition or other Investment permitted hereunder and (xii) each SPV or not-for-profit Subsidiary andcaptive insurance company.“Excluded Swap Obligation” shall mean, with respect to any Credit Party, (a) any Swap Obligation if,and to the extent that, all or a portion of the Obligations of such Credit Party of, or the grant by such Credit Party ofa security interest to secure, such Swap Obligation (or any Obligations thereof) is or becomes illegal or unlawfulunder the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures TradingCommission (or the application or official interpretation of any thereof) or (b) any other Swap Obligationdesignated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevantCredit Parties and Hedge Bank applicable to such Swap Obligation. If a Swap Obligation arises under a MasterAgreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligationthat is attributable to swaps for which such Obligation or security interest is or becomes illegal or unlawful.“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, or any otherrecipient of any payment to be made by or on account of any obligation of any Credit Party hereunder or under anyother Credit Document, (i) Taxes imposed on or measured by its net income, net profits, or branch profits (howeverdenominated, and including (for the avoidance of doubt) any backup withholding in respect thereof under Section3406 of the Code or any similar provision of state, local, or foreign law), and franchise (and similar) Taxes imposedon it (in lieu of net income Taxes), in each case by a jurisdiction (including any political subdivision thereof) as aresult of such recipient being organized in, having its principal office in, or in the case of any Lender, having itsapplicable lending office in, such jurisdiction, or as a result of any other present or former connection with suchjurisdiction (other than any such connection arising solely from this Agreement or any other Credit Documents orany transactions contemplated thereunder), (ii) in the case of a Lender, any United States federal withholding Taximposed on any payment by or on account of any obligation of any Credit Party hereunder or under any other CreditDocument pursuant to laws in force at the time such Lender acquires an interest in any Credit Document (ordesignates a new lending office), other than in the case of a Lender that is an assignee pursuant to a request by theBorrower under Section 13.7 (or that designates a new lending office pursuant to a request by the Borrower), exceptto the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a newlending office (or assignment), to receive additional amounts from the Credit Parties with respect to suchwithholding Tax pursuant to Section 5.4, (iii) any Taxes attributable to a recipient’s failure to comply with Section5.4(e), or (iv) any withholding Tax imposed under FATCA.“Existing Class” shall mean any Existing Term Loan Class and any Existing Revolving Credit Class.“Existing Credit Facilities” shall mean the credit facilities under that certain Loan and SecurityAgreement dated as of August 31, 2015 (as amended, restated, amended and restated, supplemented or otherwisemodified prior to the Closing Date) between Silicon Valley Bank and the Borrower.“Existing Letter of Credit” shall mean each Letter of Credit set forth on Schedule 1.1(c).“Existing Revolving Credit Class” shall have the meaning provided in Section 2.14(g)(ii).“Existing Revolving Credit Commitment” shall have the meaning provided in Section 2.14(g)(ii).“Existing Revolving Credit Loans” shall have the meaning provided in Section 2.14(g)(ii).“Existing Term Loan Class” shall have the meaning provided in Section 2.14(g)(i).“Extended Repayment Date” shall have the meaning provided in Section 2.5(c).28

“Extended Revolving Credit Commitments” shall have the meaning provided in Section 2.14(g)(ii).“Extended Revolving Credit Loans” shall have the meaning provided in Section 2.14(g)(ii).“Extended Revolving Loan Maturity Date” shall mean the date on which any tranche of ExtendedRevolving Credit Loans matures.“Extended Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(c).“Extended Term Loans” shall have the meaning provided in Section 2.14(g)(i).“Extending Lender” shall have the meaning provided in Section 2.14(g)(iii).“Extension Amendment” shall have the meaning provided in Section 2.14(g)(iv).“Extension Date” shall have the meaning provided in Section 2.14(g)(v).“Extension Election” shall have the meaning provided in Section 2.14(g)(iii).“Extension Request” shall mean a Term Loan Extension Request.“Extension Series” shall mean all Extended Term Loans and Extended Revolving Credit Commitmentsthat are established pursuant to the same Extension Amendment (or any subsequent Extension Amendment to theextent such Extension Amendment expressly provides that the Extended Term Loans or Extended Revolving CreditCommitments, as applicable, provided for therein are intended to be a part of any previously established ExtensionSeries) and that provide for the same interest margins, extension fees, and amortization schedule.“Fair Market Value” shall mean with respect to any asset or group of assets on any date of determination,the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by awilling seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonableperiod of time having regard to the nature and characteristics of such asset, as determined in good faith by theBorrower.“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or anyamended or successor version that is substantively comparable and not materially more onerous to comply with),any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section1471(b)(1) of the Code as of the date of this Agreement (or any amended or successor version described above),and any intergovernmental agreements (or related legislation or official administrative rules or practices)implementing the foregoing.“FCPA” shall have the meaning provided in Section 8.19(b).“Federal Funds Effective Rate” shall mean, for any day, the rate calculated by the NYFRB based on suchday’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on theFederal Reserve Bank of New York’sNYFRB’s Website from time to time, and published on the next succeedingBusiness Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate asso determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.“Federal Reserve Bank of New York’s Website” shall mean the website of the NYFRB athttp://www.newyorkfed.org, or any successor source.Board” means the Board of Governors of the Federal ReserveSystem of the United States of America.“Fees” shall mean all amounts payable pursuant to, or referred to in, Section 4.1.29 “First-Citizens Bank” shall mean First-Citizens Bank & Trust Company (successor by purchase to theFederal Deposit Insurance Corporation as receiver for Silicon Valley Bridge Bank, N.A. (as successor to SiliconValley Bank)).“Fixed Charge Coverage Ratio” shall mean, as of any date of determination, the ratio of (i) ConsolidatedEBITDA of the Borrower and its Restricted Subsidiaries on a consolidated basis for the Test Period then last endedto (ii) the Fixed Charges of the Borrower and its Restricted Subsidiaries on a consolidated basis for such TestPeriod. In the event that Borrower or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires, orextinguishes any Indebtedness or issues or redeems Disqualified Stock, preferred stock (including any DesignatedPreferred Stock) or any Refunding Capital Stock subsequent to the commencement of the Test Period but prior to orsimultaneously with the date of determination, then the Fixed Charge Coverage Ratio shall be calculated giving ProForma Effect to such incurrence, assumption, guarantee, redemption, retirement, or extinguishment of Indebtedness,or such issuance or redemption of Disqualified Stock, preferred stock (including any Designated Preferred Stock) orany Refunding Capital Stock (in each case, including a pro forma application of the net proceeds therefrom), as ifthe same had occurred at the beginning of the Test Period.“Fixed Charges” shall mean, with respect to any Person and its Restricted Subsidiaries for any period, thesum of: (i) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for suchperiod, (ii) all cash dividend payments (excluding items eliminated in consolidation) on any series ofpreferred stock (including any Designated Preferred Stock) or any Refunding Capital Stock of such Personmade during such period, and(iii) all cash dividend payments (excluding items eliminated in consolidation) on any series ofDisqualified Stock made during such period.“Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance Act of 1968 as now orhereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafterin effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafterin effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effector any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafterin effect or any successor statute thereto.“Floor” shall mean the benchmark rate floor, if any, provided in this Agreement initially (as of theexecution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respectto LIBOR Rate.the Adjusted Term SOFR Rate. For the avoidance of doubt the initial Floor for each of AdjustedTerm SOFR Rate shall be 0.0%.“Foreign Benefit Arrangement” shall mean any employee benefit arrangement mandated by non-U.S.law that is maintained or contributed to by any Credit Party or any of its Subsidiaries.“Foreign Plan” shall mean each employee benefit plan (within the meaning of Section 3(3) of ERISA,whether or not subject to ERISA) that is not subject to U.S. law and is maintained or contributed to by any CreditParty or any of its Subsidiaries.“Foreign Plan Event” shall mean, with respect to any Foreign Plan or Foreign Benefit Arrangement, (i)the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer oremployee contributions required by applicable law or by the terms of such Foreign Plan or Foreign BenefitArrangement; (ii) the failure to register or loss of good standing (if applicable) with applicable regulatoryauthorities of any such Foreign Plan or Foreign Benefit Arrangement required to be registered; or (iii) the failure of30 any Foreign Plan or Foreign Benefit Arrangement to comply with any provisions of applicable law or regulations orwith the terms of such Foreign Plan or Foreign Benefit Arrangement.“Foreign Subsidiary” shall mean each Subsidiary of the Borrower that is not a Domestic Subsidiary.“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, with respect to the Letter ofCredit Issuer, such Defaulting Lender’s Revolving Credit Commitment Percentage of the outstanding L/CObligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has beenreallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.“Fronting Fee” shall have the meaning provided in Section 4.1(d).“Fund” shall mean any Person (other than a natural Person) that is engaged or advises funds or otherinvestment vehicles that are engaged in making, purchasing, holding, or investing in commercial loans and similarextensions of credit in the ordinary course.“GAAP” shall mean generally accepted accounting principles in the United States, as in effect from timeto time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests anamendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAPor in the application thereof on the operation of such provision, regardless of whether any such notice is givenbefore or after such change in GAAP or in the application thereof, then such provision shall be interpreted on thebasis of GAAP as in effect and applied immediately before such change shall have become effective until suchnotice shall have been withdrawn or such provision amended in accordance herewith. Furthermore, at any timeafter the Closing Date, the Borrower may elect to apply International Financial Reporting Standards (“IFRS”)accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP and GAAPconcepts shall thereafter be construed to refer to IFRS and corresponding IFRS concepts (except as otherwiseprovided in this Agreement); provided any such election, once made, shall be irrevocable; provided, further, thatany calculation or determination in this Agreement that requires the application of GAAP for periods that includefiscal quarters ended prior to the Borrower’s election to apply IFRS shall remain as previously calculated ordetermined in accordance with GAAP. The Borrower shall give written notice of any such election made inaccordance with this definition to the Administrative Agent. Notwithstanding any other provision contained herein,the amount of any Indebtedness under GAAP with respect to Capitalized Lease Obligations shall be determined inaccordance with the definition of “Capitalized Lease Obligations.”“Governmental Authority” shall mean any nation, sovereign, or government, any state, province,territory, or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial,taxing, regulatory, or administrative functions of or pertaining to government, including a central bank or stockexchange (including any supranational bodies such as the European Union or the European Central Bank).“Granting Lender” shall have the meaning provided in Section 13.6(g).“Guarantee” shall mean (i) the Guarantee made by the Borrower and each other Guarantor in favor of theCollateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit (B) hereto and dated asof the Closing Date and (ii) any other guarantee of the Obligations made by a Restricted Subsidiary in form andsubstance reasonably acceptable to the Administrative Agent, in each case as the same may be amended,supplemented or otherwise modified from time to time.“guarantee obligations” shall mean, as to any Person, any obligation of such Person guaranteeing orintended to guarantee any Indebtedness of any primary obligor in any manner, whether directly or indirectly,including any obligation of such Person, whether or not contingent, (i) to purchase any such Indebtedness or anyproperty constituting direct or indirect security therefor, (ii) to advance or supply funds (a) for the purchase orpayment of any such Indebtedness or (b) to maintain working capital or equity capital of the primary obligor orotherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities, orservices primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primaryobligor to make payment of such Indebtedness, or (iv) otherwise to assure or hold harmless the owner of such31 Indebtedness against loss in respect thereof; provided, however, that the term guarantee obligations shall notinclude endorsements of instruments for deposit or collection in the ordinary course of business or customary andreasonable indemnity obligations or product warranties in effect on the Closing Date or entered into in connectionwith any acquisition or disposition of assets permitted under this Agreement (other than such obligations withrespect to Indebtedness). The amount of any guarantee obligation shall be deemed to be an amount equal to thestated or determinable amount of the Indebtedness in respect of which such guarantee obligation is made or, if notstated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person isrequired to perform thereunder) as determined by such Person in good faith.“Guarantors” shall mean (i) each Subsidiary of the Borrower that is party to the Guarantee on the ClosingDate and (ii) each Subsidiary of the Borrower that becomes a party to the Guarantee after the Closing Date pursuantto Section 9.11 or otherwise; provided that in no event shall any Excluded Subsidiary be required to become aGuarantor (unless such Subsidiary is no longer an Excluded Subsidiary).“Hazardous Materials” shall mean (i) any petroleum or petroleum products, radioactive materials, friableasbestos, polychlorinated biphenyls, and radon gas; (ii) any chemicals, materials, or substances defined as orincluded in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremelyhazardous waste,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or“pollutants,” or words of similar import, under any Environmental Law; and (iii) any other chemical, material, orsubstance, which is prohibited, limited, or regulated due to its dangerous or deleterious properties or characteristicsby, any Environmental Law.“Hedge Agreements” shall mean (i) any and all rate swap transactions, basis swaps, credit derivativetransactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equityor equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forwardbond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, captransactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swaptransactions, currency options, spot contracts, or any other similar transactions or any combination of any of theforegoing (including any options to enter into any of the foregoing), whether or not any such transaction isgoverned by or subject to any master agreement, and (ii) any and all transactions of any kind, and the relatedconfirmations, which are subject to the terms and conditions of, or governed by, any form of master agreementpublished by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange MasterAgreement, or any other master agreement (any such master agreement, together with any related schedules, a“Master Agreement”), including any such obligations or liabilities under any Master Agreement.“Hedge Bank” shall mean (i) any Person that, at the time it enters into a Hedge Agreement, is a Lender, anAgent or an Affiliate of a Lender or an Agent and (ii) with respect to any Hedge Agreement with the Borrower orany Restricted Subsidiary entered into prior to the Closing Date, any Person that is a Lender or an Agent or anAffiliate of a Lender or an Agent on the Closing Date.“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under anyHedge Agreements.“Historical Financial Statements” shall mean (i) the audited consolidated balance sheets of the Borrowerand its Subsidiaries as at December 31, 2017, December 31, 2018 and December 31, 2019, and the related auditedconsolidated statements of income and cash flow of the Borrower and its Subsidiaries for the years ended December31, 2017, December 31, 2018 and December 31, 2019 and (ii) the unaudited interim consolidated balance sheets ofthe Borrower and its Subsidiaries for the fiscal quarters ending March 31, 2020, June 30, 2020 and September 30,2020 and the related unaudited consolidated statements of income and cash flow of the Borrower and itsSubsidiaries for fiscal quarters ending March 31, 2020, June 30, 2020 and September 30, 2020.“IBA” shall have the meaning assigned to such term in Section 1.7.“ICC” shall have the meaning provided in the definition of “UCP.”32

“IFRS” shall have the meaning given such term in the definition of “GAAP.”“Impacted Interest Period” shall have the meaning assigned to it in the definition of “LIBOR Rate.”“Increase Period” shall have the meaning provided in Section 10.7.“Increased Amount Date” shall mean, with respect to any Incremental Loan Commitments, the date onwhich such Incremental Loan Commitments shall be effective.“Incremental Loan Commitments” shall have the meaning provided in Section 2.14(a).“Incremental Loans” shall have the meaning provided in Section 2.14(c).“Incremental Revolving Credit Commitments” shall have the meaning provided in Section 2.14(a).“Incremental Revolving Credit Loan” shall have the meaning provided in Section 2.14(b).“Incremental Revolving Loan Lender” shall have the meaning provided in Section 2.14(b).“Incremental Term Loan” shall have the meaning provided in Section 2.14(c).“Incremental Term Loan Commitments” shall have the meaning provided in Section 2.14(a).“Incremental Term Loan Lender” shall have the meaning provided in Section 2.14(c).“incur” shall have the meaning provided in Section 10.1.“incurrence” shall have the meaning provided in Section 10.1.“Indebtedness” shall mean, with respect to any Person, (i) any indebtedness (including principal andpremium) of such Person, whether or not contingent (a) in respect of borrowed money, (b) evidenced by bonds,notes, debentures, or similar instruments or letters of credit or bankers’ acceptances (or, without double counting,reimbursement agreements in respect thereof), (c) representing the balance deferred and unpaid of the purchaseprice of any property (including Capitalized Lease Obligations), or (d) representing any Hedging Obligations, if andto the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) wouldappear as a net liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared inaccordance with GAAP; provided that Indebtedness of any direct or indirect parent company appearing upon thebalance sheet of the Borrower solely by reason of push down accounting under GAAP shall be excluded, (ii) to theextent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor orotherwise, on the obligations of the type referred to in clause (i) of another Person (whether or not such items wouldappear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instrumentsfor collection in the ordinary course of business, and (iii) to the extent not otherwise included, the obligations of thetype referred to in clause (i) of another Person secured by a Lien on any asset owned by such Person, whether or notsuch Indebtedness is assumed by such Person; provided that notwithstanding the foregoing, Indebtedness shall bedeemed not to include (1) Contingent Obligations incurred in the ordinary course of business, (2) obligations underor in respect of Receivables Facilities, (3) prepaid or deferred revenue arising in the ordinary course of business, (4)purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price ofan asset to satisfy warrants or other unperformed obligations of the seller of such asset, (5) any balance thatconstitutes a trade payable or similar obligation to a trade creditor, accrued in the ordinary course of business,(6) any earn-out obligation until such obligation, within 60 days of becoming due and payable, has not been paidand such obligation is reflected as a liability on the balance sheet of such Person in accordance with GAAP, (7) anyobligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whetheractual, contingent or potential) with respect thereto, (8) accrued expenses and royalties or (9) asset retirementobligations and obligations in respect of workers’ compensation (including pensions and retiree medical care) thatare not overdue by more than 60 days. The amount of Indebtedness of any Person for purposes of clause (iii) above33 shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (x) theaggregate unpaid amount of such Indebtedness and (y) the Fair Market Value of the property encumbered therebyas determined by such Person in good faith.For all purposes hereof, the Indebtedness of the Borrower and its Restricted Subsidiaries, shall exclude allintercompany Indebtedness having a term not exceeding 365 days (inclusive of any roll-over or extensions of terms)and made in the ordinary course of business consistent with past practice.“Indemnified Liabilities” shall have the meaning provided in Section 13.5(a).“Indemnified Person” shall have the meaning provided in Section 13.5(a).“Indemnified Taxes” shall mean all Taxes imposed on or with respect to any payment by or on account ofany obligation of any Credit Party hereunder or under any other Credit Document, other than Excluded Taxes orOther Taxes.“Initial Revolving Credit Commitments” shall mean the Revolving Credit Commitments in effect on theClosing Date.“Initial Term A Loan” shall mean, collectively, Closing Date Initial Term A Loans and, Additional TermA Loans and 2023 Additional Term A Loans. The aggregate principal amount of the Initial Term A Loansoutstanding on the RestatementAmendment No. 1 Effective Date, afterwithout giving effect to theany funding ofthe 2023 Additional Term A Loans, is $543,437,500 to be made on the Amendment No. 1 Funding Date, is$506,076,171.83.“Initial Term A Loan Lender” shall mean a Lender with ana 2023 Additional Term A Loan Commitmentor an outstanding Initial Term A Loan.“Initial Term A Loan Maturity Date” shall mean December 11, 2025 or, if such date is not a BusinessDay, the immediately following Business Day.“Insolvent” shall mean, with respect to any Multiemployer Plan, the condition that such MultiemployerPlan is insolvent within the meaning of Section 4245 of ERISA.“Intellectual Property” shall mean U.S. and foreign intellectual property, including all (i) (a) patents,inventions, processes, developments, technology, and know-how; (b) copyrights and works of authorship in anymedia, including graphics, advertising materials, labels, package designs, and photographs; (c) trademarks, servicemarks, trade names, brand names, corporate names, domain names, logos, trade dress, and other source indicators,and the goodwill of any business symbolized thereby; and (d) trade secrets, confidential, proprietary, or non-publicinformation and (ii) all registrations, issuances, applications, renewals, extensions, substitutions, continuations,continuations-in-part, divisions, re-issues, re-examinations, foreign counterparts, or similar legal protections relatedto the foregoing.“Interest Period” shall mean, with respect to any Borrowing of Term Benchmark Loans, the periodcommencing on the date of such Borrowing and ending on the numerically corresponding day in the calendarmonth that is one, three or six months thereafter (in each case, subject to the availability for the Benchmarkapplicable to the relevant Loan or Commitment), as the Borrower may elect; provided, that no tenor that has beenremoved from this definition pursuant to Section 2.10(e) shall be available for specification in such Notice ofBorrowing or Notice of Conversion or Continuation unless such tenor has been added back to this definitionpursuant to Section 2.10(e). For purposes hereof, the date of a Borrowing initially shall be the date on which suchBorrowing is made and, in the case of a Borrowing of Revolving Loans, thereafter shall be the effective date of themost recent conversion or continuation of such Borrowing.34 “Interest Period” shall mean, with respect to any Loan, the interest period applicable thereto, asdetermined pursuant to Section 2.9.“Interpolated Rate” shall mean, at any time, for any Interest Period, the rate per annum (rounded to thesame number of decimal places as the LIBOR Screen Rate) determined by the Administrative Agent (whichdetermination shall be conclusive and binding absent manifest error) to be equal to the rate that results frominterpolating on a linear basis between: (a) the LIBOR Screen Rate for the longest period for (which the LIBORScreen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBOR Screen Rate for theshortest period (for which that LIBOR Screen Rate is available) that exceeds the Impacted Interest Period, in eachcase, at such time.“Investment” shall mean, with respect to any Person, all investments by such Person in other Persons(including Affiliates) in the form of loans (including guarantees), advances, or capital contributions (excludingaccounts receivable, trade credit, advances to customers, commission, travel, and similar advances to officers andemployees, in each case made in the ordinary course of business), purchases or other acquisitions for considerationof Indebtedness, Equity Interests, or other securities issued by any other Person and investments that are required byGAAP to be classified on the balance sheet (excluding the footnotes) of the Borrower in the same manner as theother investments included in this definition to the extent such transactions involve the transfer of cash or otherproperty; provided that Investments shall not include, in the case of the Borrower and its Restricted Subsidiaries,intercompany loans (including guarantees), advances, or Indebtedness either (i) having a term not exceeding 364days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business or (ii) arisingfrom cash management, Tax and/or accounting operations and made in the ordinary course of business or consistentwith past practice.For purposes of the definition of “Unrestricted Subsidiary” and Section 10.5,(i) Investments shall include the portion (proportionate to the Borrower’s equity interest insuch Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Borrower at the time thatsuch Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of suchSubsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have a permanentInvestment in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Borrower’s Investmentin such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Borrower’sequity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the timeof such redesignation; and(ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its FairMarket Value at the time of such transfer.The amount of any Investment outstanding at any time shall be the original cost of such Investment,reduced by any dividend, distribution, interest payment, return of capital, repayment, or other amount received bythe Borrower or a Restricted Subsidiary in respect of such Investment (provided that, with respect to amountsreceived other than in the form of Cash Equivalents, such amount shall be equal to the Fair Market Value of suchconsideration).“Investment Grade Rating” shall mean a rating equal to or higher than Baa3 (or the equivalent) byMoody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other nationally recognizedstatistical rating organization.“Investment Grade Securities” shall mean:(i) securities issued or directly and fully guaranteed or insured by the United Statesgovernment or any agency or instrumentality thereof (other than Cash Equivalents),35 (ii) debt securities or debt instruments with an Investment Grade Rating, but excluding anydebt securities or instruments constituting loans or advances among the Borrower and its Subsidiaries,(iii) investments in any fund that invest at least 90% in investments of the type described inclauses (i) and (ii) which fund may also hold immaterial amounts of cash pending investment ordistribution, and(iv) corresponding instruments in countries other than the United States customarily utilizedfor high-quality investments.“ISDA Definitions” shall mean the 2006 ISDA Definitions published by the International Swaps andDerivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or anysuccessor definitional booklet for interest rate derivatives published from time to time by the International Swapsand Derivatives Association, Inc. or such successor thereto.“IPO” shall mean (a) the initial underwritten public offering (other than a public offering pursuant to aregistration statement on Form S-8) of common Equity Interests in an IPO Entity, (b) any transaction or series oftransactions that results in any common equity interests of the IPO Entity being publicly traded on any United Statesnational securities exchange or over the counter market, or any analogous exchange or market in Canada, Ireland,the United Kingdom or any country of the European Union or (c) the acquisition, purchase, merger or combinationof an IPO Entity, by, or with, a publicly traded special acquisition company that (i) is an entity organized or existingunder the laws of the United States, any State thereof or the District of Columbia, (ii) prior to the IPO, shall haveengaged in no business or activities in any material respect other than activities related to becoming and acting as apublicly traded special acquisition company and entry into the IPO and (iii) immediately prior to the IPO, shall haveno material assets other than cash and Cash Equivalents.“IPO Entity” shall mean, at any time at and after an IPO, the Borrower or a Parent Entity of the Borrower,as the case may be, the Capital Stock in which were issued or otherwise sold pursuant to the IPO or, in the case ofan IPO described in clause (b) of the definition thereof, the publicly traded entity immediately following such IPO,so long as such entity is the Borrower or a Parent Entity of the Borrower.“IPO Listco” shall mean a wholly owned subsidiary of the Borrower formed in contemplation of an IPOto become the IPO Entity. The Borrower shall, promptly following its formation, notify the Administrative Agentof the formation of any IPO Listco.“IPO Reorganization Transactions” shall mean, collectively, the transactions taken in connection withand reasonably related to consummating an IPO, including (a) formation and ownership of IPO Shell Companies,(b) entry into, and performance of, (i) a reorganization agreement among any of the Borrower, its Subsidiaries,Parent Entities and/or IPO Shell Companies implementing IPO Reorganization Transactions and otherreorganization transactions in connection with an IPO so long as after giving effect to such agreement and thetransactions contemplated thereby, the security interests of the Secured Parties in the Collateral and the Guaranteesof the Obligations, taken as a whole, would not be materially impaired and (ii) customary underwriting agreementsin connection with an IPO and any future follow-on underwritten public offerings of common Equity Interests inthe IPO Entity, including the provision by IPO Entity and the Borrower of customary representations, warranties,covenants and indemnification to the underwriters thereunder, (c) the merger of an IPO Subsidiary with one or moredirect or indirect holders of Equity Interests in the Borrower with such IPO Subsidiary surviving and holding EquityInterests in the Borrower and no other material assets or the dividend or other distribution by the Borrower ofEquity Interests of IPO Shell Companies or other transfer of ownership to the holder of Equity Interests of theBorrower, (d) the amendment and/or restatement of organization documents of the Borrower and any IPOSubsidiaries, (e) the issuance of Equity Interests of IPO Shell Companies to holders of Equity Interests of theBorrower in connection with any IPO Reorganization Transactions, (f) the making of Restricted Payments to (orInvestments in) an IPO Shell Company or the Borrower or any Subsidiaries to permit the Borrower to makedistributions or other transfers, directly or indirectly, to IPO Listco, in each case solely for the purpose of paying,and solely in the amounts necessary for IPO Listco to pay, IPO-related expenses and the making of suchdistributions by the Borrower, (g) the repurchase by IPO Listco of its Equity Interests from the Borrower or anySubsidiary, (h) the entry into an exchange agreement, pursuant to which holders of Equity Interests in the Borrower36 and certain non-economic/voting Equity Interests in IPO Listco will be permitted to exchange such interests forcertain economic/voting Equity Interests in IPO Listco, (i) any issuance, dividend or distribution of the EquityInterests of the IPO Shell Companies or other disposition of ownership thereof to the IPO Shell Companies and/orthe direct or indirect holders of Equity Interests of the Borrower and (j) all other transactions reasonably incidentalto, or necessary for the consummation of, the foregoing so long as after giving effect to such agreement and thetransactions contemplated thereby, the security interests of the Lenders in the Collateral and the Guarantees of theObligations, taken as a whole, would not be materially impaired.“IPO Shell Company” shall mean each of IPO Listco and IPO Subsidiary.“IPO Subsidiary” shall mean a wholly owned subsidiary of IPO Listco formed in contemplation of, and tofacilitate, IPO Reorganization Transactions and an IPO. The Borrower shall, promptly following its formation,notify the Administrative Agent of the formation of an IPO Subsidiary.“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998”published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effectat the time of issuance).“Issuer Documents” shall mean with respect to any Letter of Credit, the Letter of Credit Request, and anyother document, agreement, and instrument entered into by the Letter of Credit Issuer and the Borrower (or anyRestricted Subsidiary) or in favor of the Letter of Credit Issuer and relating to such Letter of Credit.“Joinder Agreement” shall mean an agreement substantially in the form of Exhibit A or, to the extentrequested by the Borrower, another form reasonably satisfactory to the Administrative Agent, which may includeadditional provisions to ensure fungibility of the Loans and to provide for mechanics for borrowings in currenciesother than Dollars.“Joint Lead Arrangers and Bookrunners” shall mean JPMorgan Chase Bank, N.A., Silicon ValleyBank, Citizens Bank, N.A. and Fifth Third Bank, National Association.“Latest Term Loan Maturity Date” shall mean, at any date of determination, the latest maturity orexpiration date applicable to any Term Loan hereunder at such time, including the latest maturity or expiration dateof any Incremental Term Loan or any Extended Term Loan, in each case as extended in accordance with thisAgreement from time to time.“L/C Borrowing” shall mean an extension of credit resulting from a drawing under any Letter of Creditwhich has not been reimbursed on the date when made or refinanced as a Borrowing. All L/C Borrowings shall bedenominated in Dollars.“L/C Facility Maturity Date” shall mean the date that is three Business Days prior to the RevolvingCredit Maturity Date; provided that the L/C Facility Maturity Date may be extended beyond such date with theconsent of the Letter of Credit Issuer.“L/C Obligations” shall mean, as at any date of determination, the aggregate amount available to bedrawn under all outstanding Letters of Credit plus the aggregate of all Unpaid Drawings, including all L/CBorrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired byits terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the InternationalStandby Practices (ISP98), such Letter of Credit shall be deemed to be “outstanding” in the amount so remainingavailable to be drawn. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall bedeemed to be the stated amount of such Letter of Credit in effect at such time.“L/C Participant” shall have the meaning provided in Section 3.3(a).“L/C Participation” shall have the meaning provided in Section 3.3(a).37 “LCT Election” shall have the meaning provided in Section 1.12(b).“LCT Test Date” shall have the meaning provided in Section 1.12(b).“Lender” shall have the meaning provided in the preamble to this Agreement.“Lender Default” shall mean (i) the refusal or failure of any Lender to make available its portion of anyincurrence of Loans or Reimbursement Obligations, which refusal or failure is not cured within two Business Daysafter the date of such refusal or failure, unless such Lender notifies the Administrative Agent and the Borrower inwriting that such refusal or failure is the result of such Lender’s good faith determination that one or moreconditions precedent to funding (each of which conditions precedent, together with any applicable default, shall bespecifically identified in writing) has not been satisfied, (ii) the failure of any Lender to pay over to theAdministrative Agent, any Letter of Credit Issuer or any other Lender any other amount required to be paid by ithereunder within two Business Days of the date when due, unless the subject of a good faith dispute, (iii) a Lenderhas notified, in writing, the Borrower or the Administrative Agent in writing that it does not intend to comply withits funding obligations under this Agreement or has made a public statement to that effect with respect to its fundingobligations under this Agreement or a Lender has publicly announced that it does not intend to comply with itsfunding obligations under other loan agreements, credit agreements or similar facilities generally, (iv) a Lender hasfailed to confirm in a manner reasonably satisfactory to the Administrative Agent and the Borrower that it willcomply with its funding obligations under this Agreement (provided that such Lender shall cease to be a DefaultingLender pursuant to this clause (iv) upon the Administrative Agent’s receipt of such written confirmation in formand substance reasonably satisfactory to the Administrative Agent) or (v) a Distressed Person has admitted inwriting that it is insolvent or such Distressed Person becomes subject to a Lender-Related Distress Event or (vi) aLender has become the subject of a Bail-In Action.“Lender-Related Distress Event” shall mean, with respect to any Lender or any other Person that directlyor indirectly controls such Lender (each, a “Distressed Person”), a voluntary or involuntary case with respect tosuch Distressed Person under any debt relief law, or a custodian, conservator, receiver, or similar official isappointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such DistressedPerson, or any Person that directly or indirectly controls such Distressed Person or is subject to a forced liquidationor such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, ordetermined by any Governmental Authority having regulatory authority over such Distressed Person to be,insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solelyby virtue of the ownership or acquisition of any equity interests in any Lender or any Person that directly orindirectly controls such Lender by a Governmental Authority or an instrumentality thereof so long as suchownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts withinthe United States or from the enforcement of judgments or writs of attachments on its assets or permit such Lender(or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made withsuch Lender.“Lender-Related Person” shall have the meaning assigned to it in Section 13.5.“Letter of Credit” shall mean each letter of credit issued pursuant to Section 3.1(a).“Letter of Credit Commitment” shall mean, initially (a)(a) as of the Amendment No. 1 Effective Date,with respect to each Letter of Credit Issuer, the commitment of such Letter of Credit Issuer to issue Letters of Creditup to the amount set forth opposite the name of such Letter of Credit Issuer on Schedule 1.1(b) heretoII toAmendment No. 1, with such commitments totaling $15,000,000 in the aggregate, as the same may be reduced fromtime to time pursuant to Section 3.1 and (b) after the addition of any other Letter of Credit Issuer as referenced inthe definition of “Letter of Credit Issuers,” the percentage agreed to between such additional Letter of Credit Issuerand the Borrower (with the Letter of Credit Issuer Commitments of each pre-existing Letter of Credit Issuer aselected by the Borrower in consultation with each such pre-existing Letter of Credit Issuer).38 “Letter of Credit Expiration Date” shall mean the day that is three Business Days prior to the scheduledMaturity Date then in effect for the Revolving Credit Facility.“Letter of Credit Exposure” shall mean, with respect to any Lender, at any time, the sum of (i) theamount of the principal amount of any Unpaid Drawings in respect of which such Lender has made (or is requiredto have made) payments to the Letter of Credit Issuer pursuant to Section 3.4(a) at such time and (ii) such Lender’sRevolving Credit Commitment Percentage of the Letters of Credit Outstanding at such time (excluding the portionthereof consisting of Unpaid Drawings in respect of which the Lenders have made (or are required to have made)payments to the Letter of Credit Issuer pursuant to Section 3.4(a)).“Letter of Credit Fee” shall have the meaning provided in Section 4.1(b).“Letter of Credit Issuer” shall mean (i) JPMorgan Chase Bank, N.A., (ii) Silicon Valleyfor so long as theSVB Letter of Credit is outstanding, First-Citizens Bank, (iii) any of their respective Affiliates or branches and (iv)any other Revolving Credit Lender that becomes an Letter of Credit Issuer in accordance with Section 3.6, in eachcase, in its capacity as an issuer of Letters of Credit hereunder, or any replacement or successor issuer of Letters ofCredit hereunder. In the event that there is more than one Letter of Credit Issuer at any time, references herein andin the other Credit Documents to the Letter of Credit Issuer shall be deemed to refer to the Letter of Credit Issuer inrespect of the applicable Letter of Credit or to all Letter of Credit Issuers, as the context requires.“Letter of Credit Request” shall mean a notice executed and delivered by the Borrower pursuant toSection 3.2, and substantially in the form of Exhibit F or another form which is acceptable to the relevant Letter ofCredit Issuer in its reasonable discretion.“Letters of Credit Outstanding” shall mean, at any time the sum of, without duplication, (i) the aggregateStated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of the principal amount of allUnpaid Drawings.“Level I Status” shall mean, on any date, the Consolidated Total Debt to Consolidated EBITDA Ratio isgreater than or equal to 3.50 to 1.00 as of such date.“Level II Status” shall mean, on any date, the Consolidated Total Debt to Consolidated EBITDA Ratio isless than 3.50 to 1.00 but greater than or equal to 3.00 to 1.00 as of such date.“Level III Status” shall mean, on any date, the Consolidated Total Debt to Consolidated EBITDA Ratio isless than 3.00 to 1.00 but greater than or equal to 2.50 to 1.00 as of such date.“Level IV Status” shall mean, on any date, the Consolidated Total Debt to Consolidated EBITDA Ratio isless than 2.50 to 1.00 but greater than or equal to 1.00 to 1.00 as of such date.“Level V Status” shall mean, on any date, the Consolidated Total Debt to Consolidated EBITDA Ratio isless than 1.00 to 1.00 as of such date.“Liabilities” shall mean any losses, claims (including intraparty claims), demands, damages or liabilities ofany kind.“LIBOR Loan” shall mean any Loan bearing interest at a rate determined by reference to the AdjustedLIBOR Rate.“LIBOR Rate” shall mean, with respect to any Borrowing of LIBOR Loans for any Interest Period, theLIBOR Screen Rate at the Reference Time; provided that if the LIBOR Screen Rate shall not be available at suchtime for such Interest Period (an “Impacted Interest Period”) then the LIBOR Rate shall be the Interpolated Rate.“LIBOR Screen Rate” shall mean, for any day and time, with respect to any Borrowing of LIBOR Loansfor any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or39 any other Person that takes over the administration of such rate for Dollars for a period equal in length to suchInterest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen thatdisplays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor orsubstitute page on such screen that displays such rate, or on the appropriate page of such other information servicethat publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion));provided that if the LIBOR Screen Rate as so determined would be less than zero, such rate shall be deemed to zerofor the purposes of this Agreement.“Lien” shall mean with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, securityinterest, preference, priority, or encumbrance of any kind in respect of such asset, whether or not filed, recorded orotherwise perfected under applicable law, including any conditional sale or other title retention agreement, any leasein the nature thereof, any option or other agreement to sell or give a security interest in and any filing of oragreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of anyjurisdiction; provided that in no event shall an operating lease or a license, sub-license or cross-license ofIntellectual Property constitute or be deemed to constitute a Lien.“Limited Condition Transaction” shall mean any transaction by one or more of the Borrower and itsRestricted Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third partyfinancing.“Loan” shall mean any Revolving Loan, Term Loan, Extended Term Loan, Incremental Term Loan, orany other loan made by any Lender pursuant to this Agreement.“Master Agreement” shall have the meaning provided in the definition of “Hedge Agreement.”“Material Adverse Effect” shall mean a material adverse effect on (i) the business, assets, operations,properties, or financial condition of the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of theBorrower and the other Credit Parties, taken as a whole, to perform their payment obligations under this Agreementor any of the other Credit Documents or (iii) the rights and remedies of the Administrative Agent and the Lendersunder the Credit Documents.“Material Intellectual Property” shall mean Intellectual Property that is material to the business of theBorrower and its Subsidiaries (taken as a whole).“Material Permitted Acquisition” shall mean any Permitted Acquisition in excess of $25,000,000.“Material Subsidiary” shall mean, at any date of determination, each Restricted Subsidiary (i) whose totalassets at the last day of the Test Period ending on the last day of the most recent fiscal period for which Section 9.1Financials have been delivered were equal to or greater than 5.0% of the Consolidated Total Assets of the Borrowerand its Restricted Subsidiaries at such date or (ii) whose revenues during such Test Period were equal to or greaterthan 5.0% of the consolidated revenues of the Borrower and its Restricted Subsidiaries for such period, in each casedetermined in accordance with GAAP; provided that if, at any time and from time to time after the Closing Date,Restricted Subsidiaries that are not Material Subsidiaries (other than Subsidiaries that are Excluded Subsidiaries byvirtue of any of clauses (ii) through (xii) of the definition of “Excluded Subsidiary”) have, in the aggregate, (a) totalassets at the last day of such Test Period equal to or greater than 10% of the Consolidated Total Assets of theBorrower and its Restricted Subsidiaries at such date or (b) revenues during such Test Period equal to or greaterthan 10% of the consolidated revenues of the Borrower and its Restricted Subsidiaries for such period, in each casedetermined in accordance with GAAP, then the Borrower shall, on the date on which financial statements for suchquarter are delivered pursuant to this Agreement, designate in writing to the Administrative Agent one or more ofsuch Restricted Subsidiaries as Material Subsidiaries for each fiscal period until this proviso is no longer applicable.“Maturity Date” shall mean the Initial Term A Loan Maturity Date, the Revolving Credit Maturity Date,the maturity date of an Extended Term Loan or the maturity date of an Extended Revolving Credit Loan, asapplicable. 40

“Maximum Incremental Facilities Amount” shall mean, at any date of determination, an aggregateprincipal amount equal to (x) prior to the Amendment No. 1 Funding Date, $0 and (y) after the Amendment No. 1Funding Date, $200,000,000.“Minimum Borrowing Amount” shall mean (i) with respect to a Borrowing of LIBORTerm BenchmarkLoans, $500,000 (or, if less, the entire remaining applicable Commitments at the time of such Borrowing), and (ii)with respect to a Borrowing of ABR Loans, $100,000 (or, if less, the entire remaining applicable Commitments atthe time of such Borrowing).“Minimum Collateral Amount” shall mean, at any time, (i) with respect to Cash Collateral consisting ofcash or Cash Equivalents or deposit account balances provided to reduce or eliminate Fronting Exposure during theexistence of a Defaulting Lender, an amount equal to 101% of the Fronting Exposure of the Letter of Credit Issuerwith respect to Letters of Credit issued and outstanding at such time and (ii) with respect to Cash Collateralconsisting of cash or Cash Equivalents or deposit account balances provided in accordance with the provisions ofSection 3.8(a)(i), (a)(ii), or (a)(iii), an amount equal to 101% of the outstanding amount of all L/C Obligations.“Minimum Tender Condition” shall have the meaning provided in Section 2.15(b).“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor by merger or consolidation to itsbusiness.“Mortgage” shall mean a mortgage, deed of trust, deed to secure debt, trust deed, or other securitydocument entered into by the owner of a Mortgaged Property and the Collateral Agent for the benefit of the SecuredParties in respect of that Mortgaged Property to secure the Obligations, in form and substance reasonably acceptableto the Collateral Agent, together with such terms and provisions as may be required by local laws.“Mortgaged Property” shall mean, initially, each parcel of real property (including fixtures) and theimprovements thereto owned in fee by a Credit Party and identified on Schedule 1.1(a), and each other ownedparcel of real property (including fixtures) and improvements thereto with respect to which a Mortgage is grantedpursuant to Section 9.14.“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA towhich any Credit Party or ERISA Affiliate makes or is obligated to make contributions, or during the five precedingcalendar years, has made or been obligated to make contributions.“Net Cash Proceeds” shall mean, with respect to any Prepayment Event, (i) the gross cash proceeds(including payments from time to time in respect of installment obligations, if applicable, but only as and whenreceived and excluding any interest payments) received by or on behalf of the Borrower or any of the RestrictedSubsidiaries in respect of such Prepayment Event, as the case may be, less (ii) the sum of:(a) the amount, if any, of all Taxes (including in connection with any repatriation of funds)paid or estimated to be payable by the Borrower or any of the Restricted Subsidiaries in connection withsuch Prepayment Event,(b) the amount of any reasonable reserve established in accordance with GAAP against anyliabilities (other than any Taxes deducted pursuant to clause (a) above) (1) associated with the assets thatare the subject of such Prepayment Event and (2) retained by the Borrower or any of the RestrictedSubsidiaries; provided that the amount of any subsequent reduction of such reserve (other than inconnection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds ofsuch a Prepayment Event occurring on the date of such reduction,(c) the amount of any Indebtedness (other than the Loans) secured by a Lien on the assetsthat are the subject of such Prepayment Event to the extent that the instrument creating or evidencing suchIndebtedness requires that such Indebtedness be repaid upon consummation of such Prepayment Event,41 (d) in the case of any Asset Sale Prepayment Event or Casualty Event or Permitted SaleLeaseback, the amount of any proceeds of such Prepayment Event that the Borrower or any RestrictedSubsidiary has reinvested (or intends to reinvest within the Reinvestment Period or has entered into abinding commitment prior to the last day of the Reinvestment Period to reinvest) in the business of theBorrower or any of the Restricted Subsidiaries; provided that any portion of such proceeds that has notbeen so reinvested within such Reinvestment Period (with respect to such Prepayment Event, the“Deferred Net Cash Proceeds”) shall, unless the Borrower or a Restricted Subsidiary has entered into abinding commitment prior to the last day of such Reinvestment Period to reinvest such proceeds no laterthan 180 days following the last day of such Reinvestment Period, (1) be deemed to be Net Cash Proceedsof an Asset Sale Prepayment Event, Casualty Event, or Permitted Sale Leaseback occurring on the last dayof such Reinvestment Period or, if later, 180 days after the date the Borrower or such Restricted Subsidiaryhas entered into such binding commitment, as applicable (such last day or 180th day, as applicable, the“Deferred Net Cash Proceeds Payment Date”), and (2) be applied to the repayment of Term Loans inaccordance with Section 5.2(a)(i),(e) in the case of any Asset Sale Prepayment Event, Casualty Event, or Permitted SaleLeaseback by a non-Wholly-Owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceedsthereof (calculated without regard to this clause (e)) attributable to minority interests and not available fordistribution to or for the account of the Borrower or a Wholly-Owned Restricted Subsidiary as a resultthereof, (f) in the case of any Asset Sale Prepayment Event or Permitted Sale Leaseback, any fundedescrow established pursuant to the documents evidencing any such sale or disposition to secure anyindemnification obligations or adjustments to the purchase price associated with any such sale ordisposition; provided that the amount of any subsequent reduction of such escrow (other than inconnection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds ofsuch a Prepayment Event occurring on the date of such reduction solely to the extent that the Borrowerand/or any Restricted Subsidiaries receives cash in an amount equal to the amount of such reduction, and(g) all fees and out-of-pocket expenses paid by the Borrower or a Restricted Subsidiary inconnection with any of the foregoing (for the avoidance of doubt, including, attorney’s fees, investmentbanking fees, survey costs, title insurance premiums, and related search and recording charges, transferTaxes, deed or mortgage recording Taxes, underwriting discounts and commissions, other customaryexpenses, and brokerage, consultant, accountant, and other customary fees),in each case only to the extent not already deducted in arriving at the amount referred to in clause (i) above.“Net Income” shall mean, with respect to any Person and its Restricted Subsidiaries on a consolidatedbasis for any period, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordancewith GAAP and before any reduction in respect of preferred stock dividends.“Non-Bank Tax Certificate” shall have the meaning provided in Section 5.4(e)(ii)(B)(3).“Non-Consenting Lender” shall have the meaning provided in Section 13.7(b).“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.“Non-Extension Notice Date” shall have the meaning provided in Section 3.2(d).“Non-U.S. Lender” shall mean any Lender that is not a “United States person” as defined by Section7701(a)(30) of the Code.“Notice of Borrowing” shall have the meaning provided in Section 2.3(a).42 “Notice of Conversion or Continuation” shall have the meaning provided in Section 2.6(a).“NYFRB” shall mean the Federal Reserve Bank of New York.“NYFRB Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate in effect onsuch day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day,for the immediately following Business Day); provided that if none of such rates are published for any day that is aBusiness Day, the term “NYFRB Rate” shall mean the rate for a federal funds transaction quoted at 11:00 a.m. onsuch day received by the Administrative Agent from a federal funds broker of recognized standing selected by it;provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed tobe zero for purposes of this Agreement.“NYFRB’s Website” shall mean the website of the NYFRB at http://www.newyorkfed.org, or anysuccessor source.“Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants, and duties of, anyCredit Party (and in the case of a Secured Cash Management Agreement or Secured Hedge Agreement, anyRestricted Subsidiary) arising under any Credit Document or otherwise with respect to any Revolving CreditCommitment, Loan, or Letter of Credit or under any Secured Cash Management Agreement, Secured HedgeAgreement (other than with respect to any Credit Party’s obligations that constitute Excluded Swap Obligationssolely with respect to such Credit Party), in each case, entered into with the Borrower or any of the RestrictedSubsidiaries, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or tobecome due, now existing or hereafter arising and including interest and fees that accrue after the commencementby or against any Credit Party or any Affiliate thereof of any proceeding under any bankruptcy or insolvency lawnaming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowedclaims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Credit Partiesunder the Credit Documents (and any of their Subsidiaries to the extent they have obligations under the CreditDocuments) include the obligation (including guarantee obligations) to pay principal, interest, charges, expenses,fees, attorney costs, indemnities, and other amounts payable by any Credit Party under any Credit Document.“OFAC” shall have the meaning provided in Section 8.19(c).“Original Credit Agreement” shall have the meaning provided in the preamble to this Agreement.“Original Revolving Credit Commitments” shall mean all Revolving Credit Commitments, ExistingRevolving Credit Commitments, and Extended Revolving Credit Commitments, other than any IncrementalRevolving Credit Commitments (and any Extended Revolving Credit Commitments related thereto).“Other Taxes” shall mean all present or future stamp, registration, court or documentary Taxes or anyother excise, property, intangible, mortgage recording, filing or similar Taxes arising from any payment madehereunder or under any other Credit Document or from the execution, delivery, performance, enforcement orregistration of, or otherwise with respect to, this Agreement or any other Credit Document; provided that such termshall not include (i) any Taxes that result from an assignment, grant of a participation pursuant to Section 13.6(c) ortransfer or assignment to or designation of a new lending office or other office for receiving payments under anyCredit Document (“Assignment Taxes”) to the extent such Assignment Taxes are imposed as a result of aconnection between the assignor/participating Lender and/or the assignee/Participant and the taxing jurisdiction(other than a connection arising solely from any Credit Documents or any transactions contemplated thereunder),except to the extent that any such action described in this proviso is requested or required by the Borrower or (ii)Excluded Taxes.“Overnight Bank Funding Rate” shall mean, for any day, the rate comprised of both overnight federalfunds and overnight borrowings of LIBOR Loanseurodollar transactions denominated in Dollars by U.S.-managedbanking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on43 the Federal Reserve Bank of New York’sNYFRB’s Website from time to time, and published on the nextsucceeding Business Day by the NYFRB as an overnight bank funding rate.“Parent Entity” shall mean any Person that is a direct or indirect parent company (which may beorganized as, among other things, a partnership), including any managing member, of the Borrower, as applicable.“Participant” shall have the meaning provided in Section 13.6(c)(i).“Participant Register” shall have the meaning provided in Section 13.6(c)(ii).“Participating Member State” shall mean any member state of the European Union that adopts or hasadopted the Euro as its lawful currency in accordance with legislation of the European Union relating to economicand monetary union.“Patriot Act” shall have the meaning provided in Section 13.18.“Payment” has the meaning assigned to it in Section 12.16.“Payment Notice” has the meaning assigned to it in Section 12.16.“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and anysuccessor entity performing similar functions.“Pension Plan” shall mean any employee pension benefit plan (as defined in Section 3(2) of ERISA, butexcluding any Multiemployer Plan) in respect of which any Credit Party or any ERISA Affiliate is (or, if such planwere terminated, would under Section 4062 or Section 4069 of ERISA be deemed to be) an “employer” as definedin Section 3(5) of ERISA.“Perfection Exceptions” shall mean that, except as otherwise elected by the Borrower in its solediscretion, no Credit Party shall be required, nor shall any Agent be authorized, to (i) enter into control agreementswith respect to, or otherwise perfect any security interest granted under the Security Documents by “control” (orsimilar arrangements) over, commodities accounts, securities accounts, deposit accounts, futures accounts, otherbank accounts, cash and cash equivalents and accounts related to the clearing, payment processing and similaroperations of the Borrower and its Subsidiaries, (ii) perfect the security interest granted under the SecurityDocuments in the following other than by the filing of a UCC financing statement: (1) letter-of-credit rights (asdefined in the UCC), (2) commercial tort claims (as defined in the UCC), (3) Fixtures (as defined in the UCC),except to the extent that the same are Equipment (as defined in the UCC) or are related to real property covered orintended by the Credit Documents to be covered by a Mortgage and (4) assigned agreements, (iii) send notices toaccount debtors or other contractual third-parties unless an Event of Default has occurred and is continuing, (iv)enter into any security documents to be governed by the law of any jurisdiction in which assets are located otherthan the laws of the United States, any state thereof, or the District of Columbia, (v) deliver or provide (or take anyactions with respect to obtaining) any leasehold mortgages, mortgages (with respect to any real property other thanMortgaged Property), landlord waivers, estoppels or collateral access letters or (vi) except as required by theSecurity Documents, enter into any source code escrow agreement or register any Intellectual Property.“Permitted Acquisition” shall have the meaning provided in clause (iii) of the definition of “PermittedInvestments.”“Permitted Asset Swap” shall mean the concurrent purchase and sale or exchange of Related BusinessAssets or a combination of Related Business Assets and cash or Cash Equivalents between the Borrower or aRestricted Subsidiary and another Person; provided that any cash or Cash Equivalents received must be applied inaccordance with Section 10.4.“Permitted Debt Exchange” shall have the meaning provided in Section 2.15(a).44

“Permitted Debt Exchange Notes” shall have the meaning provided in Section 2.15(a).“Permitted Debt Exchange Offer” shall have the meaning provided in Section 2.15(a).“Permitted Holders” shall mean each of Accel Growth Fund Associates L.L.C., Accel Growth FundInvestors 2010 L.L.C., General Atlantic LLC, Index Venture Growth Associates I Limited, Yucca (Jersey) SLP,Anthony Casalena and, in each case, their respective Affiliates (other than any portfolio company of any of theforegoing), management investment vehicles, and, with respect to any natural person that is a Permitted Holder,estates, descendants, family members, spouses and former spouses and any trusts, limited liability companies,corporations, partnerships or other entities for the benefit of, or controlled by, any such natural person that is aPermitted Holder.“Permitted Investments” shall mean:(i) any Investment in the Borrower or any Restricted Subsidiary;(ii) any Investment in cash, Cash Equivalents, or Investment Grade Securities at the timesuch Investment is made;(iii) any Investment by the Borrower or any Restricted Subsidiary in a Person that is engagedin a Similar Business if as a result of such Investment (a “Permitted Acquisition”), (1) such Personbecomes a Restricted Subsidiary or (2) such Person, in one transaction or a series of related transactions, ismerged, consolidated, or amalgamated with or into, or transfers or conveys substantially all of its assets to,or is liquidated into, the Borrower or a Restricted Subsidiary, and, in each case, any Investment held bysuch Person so long as, in the case of any Investment held by such Person as of the date of suchacquisition, merger, consolidation or transfer, such Investment was not made by such Person incontemplation of such acquisition, merger, consolidation or transfer;(iv) any Investment in securities or other assets not constituting cash, Cash Equivalents, orInvestment Grade Securities and received in connection with an Asset Sale made pursuant to Section 10.4or any other disposition of assets not constituting an Asset Sale;(v) (a) any Investment existing or contemplated on the Restatement Effective Date and, ineach case, listed on Schedule 10.5 and (b) Investments consisting of any modification, replacement,renewal, reinvestment, or extension of any such Investment; provided that the amount of any suchInvestment is not increased from the amount of such Investment on the Closing Date except pursuant to theterms of such Investment (including in respect of any unused commitment), plus any accrued but unpaidinterest (including any portion thereof which is payable in kind in accordance with the terms of suchmodified, extended, renewed, or replaced Investment) and premium payable by the terms of suchIndebtedness thereon and fees and expenses associated therewith as of the Closing Date;(vi) any Investment acquired by the Borrower or any Restricted Subsidiary (a) in exchangefor any other Investment or accounts receivable held by the Borrower or any such Restricted Subsidiary inconnection with or as a result of a bankruptcy, workout, reorganization, or recapitalization of the Borrowerof such other Investment or accounts receivable or (b) as a result of a foreclosure by the Borrower or anyRestricted Subsidiary with respect to any secured Investment or other transfer of title with respect to anysecured Investment in default;(vii) Hedging Obligations permitted under clause (j) of Section 10.1 and Cash ManagementServices;(viii) [reserved];(ix) Investments the payment for which consists of Equity Interests of the Borrower or anydirect or indirect parent company of the Borrower (exclusive of Disqualified Stock); provided that such45 Equity Interests will not increase the amount available for Restricted Payments under clause (ii) of Section10.5(a); (x) guarantees of Indebtedness permitted under Section 10.1;(xi) any transaction to the extent it constitutes an Investment that is permitted and made inaccordance with the provisions of Section 9.9 (except transactions described in clauses (b) of suchparagraph);(xii) Investments consisting of purchases and acquisitions of inventory, supplies, material,equipment, or other similar assets in the ordinary course of business;(xiii) additional Investments having an aggregate Fair Market Value, taken together with allother Investments made pursuant to this clause (xiii) that are at that time outstanding (without giving effectto the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash ormarketable securities), not to exceed the greater of (a) $22,500,000 and (b) 15.0% of TTM ConsolidatedEBITDA at the time of such Investment (with the Fair Market Value of each Investment being measured atthe time made and without giving effect to subsequent changes in value); provided, however, that if anyInvestment pursuant to this clause (xiii) is made in any Person that is not a Restricted Subsidiary at the dateof the making of such Investment and such Person becomes a Restricted Subsidiary after such date, suchInvestment shall thereafter be deemed to have been made pursuant to clause (i) above and shall cease tohave been made pursuant to this clause (xiii) for so long as such Person continues to be a RestrictedSubsidiary;(xiv) Investments relating to any Receivables Subsidiary that, in the good faith determinationof the board of directors of the Borrower, are necessary or advisable to effect a Receivables Facility or anyrepurchases in connection therewith;(xv) advances to, or guarantees of Indebtedness of, employees not in excess of the greater of(a) $9,750,000 and (b) 6.50% of TTM Consolidated EBITDA at the time of such Investment;(xvi) (a) loans and advances to officers, directors, managers, and employees for business-related travel expenses, moving expenses, and other similar expenses, in each case incurred in the ordinarycourse of business or consistent with past practices or to fund such Person’s purchase of Equity Interests ofthe Borrower or any direct or indirect parent company thereof and (b) promissory notes received fromstockholders of the Borrower, any direct or indirect parent company of the Borrower or any Subsidiary inconnection with the exercise of stock options in respect of the Equity Interests of the Borrower, any director indirect parent company of the Borrower and the Subsidiaries and (c) advances of payroll payments toemployees in the ordinary course of business;(xvii) Investments consisting of extensions of trade credit in the ordinary course of business;(xviii) Investments in the ordinary course of business consisting of Uniform Commercial CodeArticle 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary tradearrangements with customers consistent with past practices;(xix) non-cash Investments in connection with Tax planning and reorganization activities;provided that after giving effect to any such activities, the security interests of the Lenders in theCollateral, taken as a whole, would not be materially impaired;(xx) Investments made in the ordinary course of business in connection with obtaining,maintaining or renewing client, franchisee and customer contracts and loans or advances made to, andguarantees with respect to obligations of, franchisees, distributors, suppliers, licensors and licensees in theordinary course of business; 46 (xxi) the licensing and contribution of Intellectual Property pursuant to joint development,joint venture or joint marketing arrangements with other Persons, in the ordinary course of business;(xxii) contributions to a “rabbi” trust for the benefit of employees, directors, officers,managers, consultants, independent contractors or other service providers or other grantor trust subject toclaims of creditors in the case of a bankruptcy of the Borrower;(xxiii) Investments by an Unrestricted Subsidiary entered into prior to the day such UnrestrictedSubsidiary is redesignated as a Restricted Subsidiary pursuant to the definition of “UnrestrictedSubsidiary;”(xxiii) Borrower and its Subsidiaries may undertake or consummate any IPO ReorganizationTransaction and transactions relating thereto or contemplated thereby;(xxv) Investments and other acquisitions to the extent that payment for such Investments ismade with Capital Stock of the Borrower (or any Parent Entity thereof or the IPO Entity); and(xxvi) loans and advances to any Parent Entity in lieu of, and not in excess of the amount of(after giving effect to any other loans, advances or Restricted Payments in respect thereof), RestrictedPayments to the extent permitted to be made to such Parent Entity; provided that any such loan or advanceshall reduce the amount of such applicable Restricted Payments thereafter permitted by a correspondingamount; provided further that any conditions, if any, to the making of such Restricted Payment shall besatisfied.“Permitted Liens” shall mean, with respect to any Person:(i) pledges or deposits by such Person under workmen’s compensation laws, unemploymentinsurance laws, or similar legislation, or good faith deposits in connection with bids, tenders, contracts(other than for the payment of Indebtedness), or leases to which such Person is a party, or deposits tosecure public or statutory obligations of such Person or deposits of cash or U.S. government bonds tosecure surety or appeal bonds to which such Person is a party, or deposits as security for the payment ofrent or deposits made to secure obligations arising from contractual or warranty refunds, in each caseincurred in the ordinary course of business;(ii) Liens imposed by law, such as carriers’, warehousemen’s, landlords’, materialmen’s,repairmen’s, and mechanics’ or other like Liens, in each case for sums not yet overdue for a period of morethan 60 days or being contested in good faith by appropriate proceedings or other Liens arising out ofjudgments or awards against such Person with respect to which such Person shall then be proceeding withan appeal or other proceedings for review if adequate reserves with respect thereto are maintained on thebooks of such Person in accordance with GAAP;(iii) Liens for Taxes, assessments, or other governmental charges not yet overdue for a periodof more than 60 days or which are being contested in good faith by appropriate proceedings diligentlyconducted, if adequate reserves with respect thereto are maintained on the books of such Person inaccordance with GAAP, or for property Taxes on property the Borrower or one of its Subsidiaries hasdetermined to abandon if the sole recourse for such Tax, assessment, charge, levy, or claim is to suchproperty;(iv) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release,appeal, or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and forthe account of such Person in the ordinary course of its business;(v) minor survey exceptions, minor encumbrances, ground leases, easements, or reservationsof, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and47 telephone and cable television lines, gas and oil pipelines, and other similar purposes, or zoning, buildingcodes, or other restrictions (including, without limitation, minor defects or irregularities in title and similarencumbrances) as to the use of real properties or Liens incidental, to the conduct of the business of suchPerson or to the ownership of its properties which were not incurred in connection with Indebtedness andwhich do not in the aggregate materially adversely affect the value of said properties or materially impairtheir use in the operation of the business of such Person;(vi) Liens securing Indebtedness permitted to be outstanding pursuant to clause (a), (d) or (y)of Section 10.1; provided that, (a) in the case of clause (d) of Section 10.1, such Lien may not extend toany property or equipment (or assets affixed or appurtenant thereto) other than the property or equipmentbeing financed or refinanced under such clause (d) of Section 10.1, replacements of such property,equipment or assets, and additions and accessions and in the case of multiple financings of equipmentprovided by any lender, other equipment financed by such lender and (b) in the case of clause (y) ofSection 10.1, such Lien may not extend to any assets other than the assets owned by non-Credit Parties thatare joint ventures;(vii) subject to Section 9.14, other than with respect to Mortgaged Property, Liens existing onthe Restatement Effective Date; provided that any Lien securing Indebtedness or other obligations inexcess of $1,000,000 shall be listed on Schedule 10.2 and, in each case, any modifications, replacements,renewals, or extensions thereof;(viii) Liens on property or shares of stock of a Person at the time such Person becomes aSubsidiary; provided such Liens are not created or incurred in connection with, or in contemplation of,such other Person becoming a Subsidiary; provided, further, however, that such Liens may not extend toany other property owned by the Borrower or any Restricted Subsidiary (other than, with respect to suchPerson, any replacements of such property or assets and additions and accessions thereto, after-acquiredproperty subject to a Lien securing Indebtedness and other obligations incurred prior to such time andwhich Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms atsuch time, a pledge of after-acquired property of such Person, and the proceeds and the products thereofand customary security deposits in respect thereof and in the case of multiple financings of equipmentprovided by any lender, other equipment financed by such lender, it being understood that suchrequirement shall not be permitted to apply to any property to which such requirement would not haveapplied but for such acquisition);(ix) Liens on property at the time the Borrower or a Restricted Subsidiary acquired theproperty, including any acquisition by means of a merger or consolidation with or into the Borrower or anyRestricted Subsidiary or the designation of an Unrestricted Subsidiary as a Restricted Subsidiary; providedthat such Liens are not created or incurred in connection with, or in contemplation of, such acquisition,merger, consolidation, or designation; provided, further, however, that such Liens may not extend to anyother property owned by the Borrower or any Restricted Subsidiary (other than, with respect to suchproperty, any replacements of such property or assets and additions and accessions thereto, after-acquiredproperty subject to a Lien securing Indebtedness and other obligations incurred prior to such time andwhich Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms atsuch time, a pledge of after-acquired property, and the proceeds and the products thereof and customarysecurity deposits in respect thereof and in the case of multiple financings of equipment provided by anylender, other equipment financed by such lender, it being understood that such requirement shall not bepermitted to apply to any property to which such requirement would not have applied but for suchacquisition);(x) Liens on property of any Restricted Subsidiary that is not a Credit Party, which Lienssecure Indebtedness of such Restricted Subsidiary or another Restricted Subsidiary that is not a CreditParty, in each case, to the extent permitted under Section 10.1;48

(xi) Liens securing Hedging Obligations and Cash Management Services so long as therelated Indebtedness is, and is permitted hereunder to be, secured by a Lien on the same property securingsuch Hedging Obligations and Cash Management Services;(xii) Liens on specific items of inventory or other goods and proceeds of any Person securingsuch Person’s obligations in respect of bankers’ acceptances issued or created for the account of suchPerson to facilitate the purchase, shipment, or storage of such inventory or other goods;(xiii) leases, subleases, licenses, or sublicenses (including of Intellectual Property) granted toothers in the ordinary course of business which do not materially interfere with the ordinary conduct of thebusiness of the Borrower or any Restricted Subsidiary and do not secure any Indebtedness;(xiv) Liens arising from Uniform Commercial Code financing statement filings regardingoperating leases or consignments entered into by the Borrower or any Restricted Subsidiary in the ordinarycourse of business;(xv) Liens in favor of the Borrower or any other Guarantor;(xvi) Liens on equipment of the Borrower or any Restricted Subsidiary granted in the ordinarycourse of business to the Borrower’s or such Restricted Subsidiary’s client at which such equipment islocated;(xvii) Liens on accounts receivable and related assets incurred in connection with aReceivables Facility;(xviii) Liens to secure any refinancing, refunding, extension, renewal, or replacement (orsuccessive refinancing, refunding, extensions, renewals, or replacements) as a whole, or in part, of anyIndebtedness secured by any Lien referred to in clauses (vi), (vii), (viii), (ix), (x), and (xv) of thisdefinition of Permitted Liens; provided that (a) such new Lien shall be limited to all or part of the sameproperty that secured the original Lien (plus improvements on such property), and (b) the Indebtednesssecured by such Lien at such time is not increased to any amount greater than the sum of (1) theoutstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses(vi), (vii), (viii), (ix), (x), and (xv) at the time the original Lien became a Permitted Lien under thisAgreement, and (2) an amount necessary to pay any fees and expenses, including premiums and accruedand unpaid interest, related to such refinancing, refunding, extension, renewal, or replacement;(xix) deposits made or other security provided to secure liabilities to insurance carriers underinsurance or self-insurance arrangements in the ordinary course of business;(xx) other Liens securing obligations (including Capitalized Lease Obligations) which do notexceed the greater of (a) $52,500,000 and (b) 35.0% of TTM Consolidated EBITDA at the time of theincurrence of such Lien;(xxi) Liens securing judgments for the payment of money not constituting an Event of Defaultunder Section 11.5 or Section 11.10;(xxii) Liens in favor of customs and revenue authorities arising as a matter of law to securepayment of customs duties in connection with the importation of goods in the ordinary course of business;(xxiii) Liens (a) of a collection bank arising under Section 4-210 of the Uniform CommercialCode or any comparable or successor provision on items in the course of collection, (b) attaching tocommodity trading accounts or other commodity brokerage accounts incurred in the ordinary course ofbusiness, and (c) in favor of banking or other financial institutions or other electronic payment service49 providers arising as a matter of law encumbering deposits (including the right of set-off) and which arewithin the general parameters customary in the banking or finance industry;(xxiv) Liens deemed to exist in connection with Investments in repurchase agreementspermitted under Section 10.1; provided that such Liens do not extend to any assets other than those that arethe subject of such repurchase agreement;(xxv) Liens encumbering reasonable customary initial deposits and margin deposits and similarLiens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary courseof business and not for speculative purposes;(xxvi) Liens that are contractual rights of set-off (a) relating to the establishment of depositoryrelations with banks not given in connection with the issuance or incurrence of Indebtedness, (b) relatingto pooled deposit or sweep accounts of the Borrower or any of the Restricted Subsidiaries to permitsatisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrowerand its Restricted Subsidiaries, or (c) relating to purchase orders and other agreements entered into by theBorrower or any of the Restricted Subsidiaries in the ordinary course of business;(xxvii) Liens (a) solely on any cash earnest money deposits made by the Borrower or any of theRestricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under thisAgreement or (b) consisting of an agreement to dispose of any property pursuant to a disposition permittedhereunder;(xxviii) rights reserved or vested in any Person by the terms of any lease, license, franchise,grant, or permit held by the Borrower or any of the Restricted Subsidiaries or by a statutory provision, toterminate any such lease, license, franchise, grant, or permit, or to require annual or periodic payments as acondition to the continuance thereof;(xxix) restrictive covenants affecting the use to which real property may be put; provided thatthe covenants are complied with;(xxx) security given to a public utility or any municipality or Governmental Authority whenrequired by such utility or authority in connection with the operations of that Person in the ordinary courseof business;(xxxi) zoning by-laws and other land use restrictions, including, without limitation, site planagreements, development agreements, and contract zoning agreements;(xxxii) Liens arising out of conditional sale, title retention, consignment, or similar arrangementsfor sale of goods entered into by the Borrower or any Restricted Subsidiary in the ordinary course ofbusiness;(xxxiii) Liens arising under the Security Documents;(xxxiv) Liens on goods purchased in the ordinary course of business the purchase price of whichis financed by a documentary letter of credit issued for the account of the Borrower or any of itsSubsidiaries;(xxxv) (a) Liens on Equity Interests in joint ventures; provided that any such Lien is in favor ofa creditor of such joint venture and such creditor is not an Affiliate of any partner to such joint venture and(b) purchase options, call, and similar rights of, and restrictions for the benefit of, a third party with respectto Equity Interests held by the Borrower or any Restricted Subsidiary in joint ventures;(xxxvi) Liens on cash and Cash Equivalents that are earmarked to be used to satisfy or dischargeIndebtedness; provided (a) such cash and/or Cash Equivalents are deposited into an account from which50 payment is to be made, directly or indirectly, to the Person or Persons holding the Indebtedness that is tobe satisfied or discharged, (b) such Liens extend solely to the account in which such cash and/or CashEquivalents are deposited and are solely in favor of the Person or Persons holding the Indebtedness (or anyagent or trustee for such Person or Persons) that is to be satisfied or discharged, and (c) the satisfaction ordischarge of such Indebtedness is expressly permitted hereunder;(xxxvii) with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorilyby any Requirements of Law; and(xxxviii) to the extent pursuant to a Requirements of Law, Liens on cash or Permitted Investmentssecuring Swap Obligations in the ordinary course of business.For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on, and fees,expenses and other obligations payable with respect to, such Indebtedness.“Permitted Other Indebtedness” shall mean unsecured subordinated or senior Indebtedness, in each caseissued or incurred by the Borrower (a) the terms of which do not provide for any scheduled repayment, mandatoryrepayment, or redemption or sinking fund obligations prior to, at the time of incurrence, the Latest Term LoanMaturity Date (other than, in each case, customary offers or obligations to repurchase or repay upon a change ofcontrol, excess cash flow sweep, asset sale, or casualty or condemnation event, and customary acceleration rightsafter an event of default), (b) the covenants, events of default, guarantees and other terms of which (excludingpricing, interest rate margins, rate floors, discounts, fees, premiums and prepayment or redemption provisions(which shall not permit more than pro rata payment with the Term Loans)) taken as a whole, are not materially morerestrictive to the Borrower and its Restricted Subsidiaries than those herein (taken as a whole) (except for covenantsor other provisions applicable only to periods after the Latest Term Loan Maturity Date at the time of suchrefinancing) (it being understood that, (1) to the extent that any financial maintenance covenant is added for thebenefit of any such Indebtedness, no consent shall be required by the Administrative Agent or any of the Lenders ifsuch financial maintenance covenant is also added for the benefit of any corresponding Loans remainingoutstanding after the issuance or incurrence of such Indebtedness or (2) no consent shall be required by theAdministrative Agent or any of the Lenders if any covenants or other provisions are only applicable after the LatestTerm Loan Maturity Date at the time of such refinancing); provided that a certificate of an Authorized Officer ofthe Borrower delivered to the Administrative Agent at least five Business Days (or such shorter period as theAdministrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with areasonably detailed description of the material terms and conditions of such Indebtedness or drafts of thedocumentation relating thereto, stating that the Borrower has determined in good faith that such terms andconditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy theforegoing requirement unless the Administrative Agent notifies the Borrower within two Business Days afterreceipt of such certificate that it disagrees with such determination (including a reasonable description of the basisupon which it disagrees), and (c) of which no Subsidiary of the Borrower (other than a Guarantor) is an obligor.“Permitted Other Provision” shall have the meaning provided in Section 2.14(g)(i).“Permitted Sale Leaseback” shall mean any Sale Leaseback consummated by the Borrower or any of theRestricted Subsidiaries after the Closing Date; provided that any such Sale Leaseback not between the Borrowerand a Restricted Subsidiary is consummated for fair value as determined at the time of consummation in good faithby (i) the Borrower or such Restricted Subsidiary or (ii) in the case of any Sale Leaseback (or series of related SalesLeasebacks) the aggregate proceeds of which exceed the greater of (x) $26,250,000 and (y) 17.5% of TTMConsolidated EBITDA, the board of directors (or analogous governing body) of the Borrower or such RestrictedSubsidiary (which such determination may take into account any retained interest or other Investment of theBorrower or such Restricted Subsidiary in connection with, and any other material economic terms of, such SaleLeaseback).“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liabilitycompany, association, trust, or other enterprise or any Governmental Authority.51 “Plan” shall mean, other than any Multiemployer Plan, any employee benefit plan (as defined in Section3(3) of ERISA), including any employee welfare benefit plan (as defined in Section 3(1) of ERISA), any employeepension benefit plan (as defined in Section 3(2) of ERISA), and any plan which is both an employee welfare benefitplan and an employee pension benefit plan, and in respect of which any Credit Party or any ERISA Affiliate is (or,if such plan were terminated, would under Section 4062 or Section 4069 of ERISA be reasonably likely to bedeemed to be) an “employer” as defined in Section 3(5) of ERISA.“Platform” shall have the meaning provided in Section 13.17(a).“Pledge Agreement” shall mean the Pledge Agreement, entered into by the Credit Parties party theretoand the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit D and dated as ofthe Closing Date, as the same may be amended, supplemented or otherwise modified from time to time.“Post-Acquisition Period” shall mean, with respect to any Permitted Acquisition, the period beginning onthe date such Permitted Acquisition is consummated and ending on the last day of the eighth full consecutive fiscalquarter immediately following the date on which such Permitted Acquisition is consummated.“Prepayment Event” shall mean any Asset Sale Prepayment Event, Debt Incurrence Prepayment Event,Casualty Event, or any Permitted Sale Leaseback.“Prepayment Trigger” shall have the meaning provided in the definition of “Asset Sale PrepaymentEvent.” “primary obligations” shall have the meaning provided in the definition of “Contingent Obligations.”“primary obligor” shall have the meaning provided in the definition of “Contingent Obligations.”“Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” inthe U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by theFederal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bankprime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by theAdministrative Agent) or any similar release by the Board (as determined by the Administrative Agent). Eachchange in the Prime Rate shall be effective from and including the date such change is publicly announced orquoted as being effective.“Pro Forma Adjustment” shall mean, for any Test Period that includes all or any part of a fiscal quarterincluded in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity orBusiness or Converted Restricted Subsidiary or the Consolidated EBITDA of the Borrower and its RestrictedSubsidiaries on a consolidated basis, the pro forma increase or decrease in such Acquired EBITDA or suchConsolidated EBITDA, as the case may be, projected by the Borrower in good faith as a result of (i) actions takenduring such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportablecost savings or (ii) any additional costs incurred during such Post-Acquisition Period, in each case in connectionwith the combination of the operations of such Acquired Entity or Business or Converted Restricted Subsidiary withthe operations of the Borrower and its Restricted Subsidiaries; provided that (a) at the election of the Borrower,such Pro Forma Adjustment shall not be required to be determined for any Acquired Entity or Business orConverted Restricted Subsidiary to the extent the aggregate consideration paid in connection with such acquisitionwas less than $13,000,000 and (b) so long as such actions are taken during such Post-Acquisition Period or suchcosts are incurred during such Post-Acquisition Period, as applicable, it may be assumed, for purposes of projectingsuch pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be,that the applicable amount of such cost savings will be realizable during the entirety of such Test Period, or theapplicable amount of such additional costs, as applicable, will be incurred during the entirety of such Test Period;provided, further, that any such pro forma increase or decrease to such Acquired EBITDA or such ConsolidatedEBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included insuch Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period and, in the case ofcost savings, shall be subject to the 30% cap set forth in clause (i) of the definition of “Consolidated EBITDA”;52 provided that such cap shall not apply to (A) any amounts evidenced in a quality of earnings report obtained for anytransaction prepared by a nationally recognized accounting firm reasonably acceptable to the Administrative Agent(it being agreed that any of the “Big Four” accounting firms is acceptable to the Administrative Agent) or (B) anypro forma adjustments determined on a basis consistent with Article 11 of Regulation S-X promulgated under theExchange Act and as interpreted by the staff of the Securities and Exchange Commission (or any successor agency).“Pro Forma Basis,” “Pro Forma Compliance,” and “Pro Forma Effect” shall mean, with respect tocompliance with any test, financial ratio, or covenant hereunder, that (i) to the extent applicable, the Pro FormaAdjustment shall have been made and (ii) all Specified Transactions and the following transactions in connectiontherewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such testor covenant: (a) income statement items (whether positive or negative) attributable to the property or Personsubject to such Specified Transaction, (1) in the case of a sale, transfer, or other disposition of all or substantially allCapital Stock in any Subsidiary of the Borrower or any division, product line, or facility used for operations of theBorrower or any of its Subsidiaries, shall be excluded, and (2) in the case of a Permitted Acquisition or Investmentdescribed in the definition of “Specified Transaction,” shall be included, (b) any retirement of Indebtedness, and (c)other than as set forth in the definition of “Maximum Incremental Facilities Amount,” any incurrence or assumptionof Indebtedness by the Borrower or any of the Restricted Subsidiaries in connection therewith (it being agreed thatif such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for theapplicable period for purposes of this definition determined by utilizing the rate that is or would be in effect withrespect to such Indebtedness as at the relevant date of determination); provided that, without limiting the applicationof the Pro Forma Adjustment pursuant to clause (a) above, the foregoing Pro Forma Adjustments may be applied toany such test or covenant solely to the extent that such adjustments are consistent with the definition of“Consolidated EBITDA” and give effect to operating expense reductions and synergies that are (x)(1) directlyattributable to such transaction, (2) expected to have a continuing impact on the Borrower or any of its RestrictedSubsidiaries, and (3) factually supportable or (y) otherwise consistent with the definition of “Pro FormaAdjustment.”“Pro Forma Entity” shall have the meaning provided in the definition of “Acquired EBITDA.”“Proceeding” shall mean any claim, litigation, investigation, action, suit, arbitration or administrative,judicial or regulatory action or proceeding in any jurisdiction.“Prohibited Transaction” shall have the meaning assigned to such term in Section 406 of ERISA andSection 4975(c) of the Code.“Projections” shall have the meaning assigned to such term in Section 9.1(g).“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as anysuch exemption may be amended from time to time.“Public Company Costs” shall mean costs relating to compliance with the provisions of the Securities Actof 1933, as amended, and the Securities Exchange Act of 1934, as amended, as applicable to companies with equityor debt securities held by the public, the rules of national securities exchange companies with listed equity or debtsecurities, directors’ or managers’ compensation, fees and expense reimbursement, costs relating to investorrelations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance andother executive costs, legal and other professional fees, and listing fees.“QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall beinterpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).“QFC Credit Support” shall have the meaning provided in Section 13.23.“Qualified Proceeds” shall mean assets that are used or useful in, or Capital Stock of any Person engagedin, a Similar Business. 53 “Qualified Stock” of any Person shall mean Capital Stock of such Person other than Disqualified Stock ofsuch Person.“Real Estate” shall have the meaning provided in Section 9.1(f).“Receivables Facility” shall mean any of one or more receivables financing facilities (and any guaranteeof such financing facility), as amended, supplemented, modified, extended, renewed, restated, or refunded fromtime to time, the obligations of which are non-recourse (except for customary representations, warranties,covenants, and indemnities made in connection with such facilities) to the Borrower and its Restricted Subsidiaries(other than a Receivables Subsidiary) pursuant to which the Borrower or any Restricted Subsidiary sells, directly orindirectly, grants a security interest in or otherwise transfers its accounts receivable to either (i) a Person that is nota Restricted Subsidiary or (ii) a Receivables Subsidiary that in turn funds such purchase by purporting to sell itsaccounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or fromanother Receivables Subsidiary that in turn funds itself by borrowing from such a Person.“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Letter of Credit Issuer, asapplicable.“Receivables Fee” shall mean distributions or payments made directly or by means of discounts withrespect to any accounts receivable or participation interest issued or sold in connection with, and other fees paid to aPerson that is not a Restricted Subsidiary in connection with, any Receivables Facility.“Receivables Subsidiary” shall mean any Subsidiary formed for the purpose of facilitating or enteringinto one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidentalthereto or another Person formed for the purposes of engaging in a Receivables Facility in which the Borrower orany Subsidiary makes an Investment and to which the Borrower or any Subsidiary transfers accounts receivablesand related assets.“Reference Time” with respect to any setting of the then-current Benchmark shall mean (1) if suchBenchmark is LIBOR Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding thedate of such setting, and (2) if such Benchmark is not LIBOR Rate, the time determined by the AdministrativeAgent in its reasonable discretion.“refinance” shall have the meaning provided in Section 10.1(m).“Refinanced Term Loans” shall have the meaning provided in Section 13.1.“Refinancing Indebtedness” shall have the meaning provided in Section 10.1(m).“Refunding Capital Stock” shall have the meaning provided in Section 10.5(b)(2).“Register” shall have the meaning provided in Section 13.6(b)(iv).“Regulation D” shall mean Regulation D of the Federal Reserve Board as from time to time in effect andany successor to all or a portion thereof establishing margin requirements.“Regulation T” shall mean Regulation T of the Federal Reserve Board as from time to time in effect andany successor to all or a portion thereof establishing margin requirements.“Regulation U” shall mean Regulation U of the Federal Reserve Board as from time to time in effect andany successor to all or a portion thereof establishing margin requirements.“Regulation X” shall mean Regulation X of the Federal Reserve Board as from time to time in effect andany successor to all or a portion thereof establishing margin requirements.54 “Reimbursement Date” shall have the meaning provided in Section 3.4(a).“Reimbursement Obligations” shall mean the Borrower’s obligations to reimburse Unpaid Drawingspursuant to Section 3.4(a).“Reinvestment Period” shall mean 365 days following the date of receipt of Net Cash Proceeds of anAsset Sale Prepayment Event, Casualty Event, or Permitted Sale Leaseback.“Rejection Notice” shall have the meaning provided in Section 5.2(f).“Related Business Assets” shall mean assets (other than cash or Cash Equivalents) used or useful in aSimilar Business; provided that any assets received by the Borrower or the Restricted Subsidiaries in exchange forassets transferred by the Borrower or a Restricted Subsidiary shall not be deemed to be Related Business Assets ifthey consist of securities of a Person, unless upon receipt of the securities of such Person, such Person wouldbecome a Restricted Subsidiary.“Related Fund” shall mean, with respect to any Lender that is a Fund, any other Fund that is advised ormanaged by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of such entity thatadministers, advises or manages such Lender.“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and thedirectors, officers, employees, agents, trustees, and advisors of such Person and any Person that possesses, directlyor indirectly, the power to direct or cause the direction of the management or policies of such Person, whetherthrough the ability to exercise voting power, by contract or otherwise.“Release” shall mean any release, spill, emission, discharge, disposal, escaping, leaking, pumping,pouring, dumping, emptying, injection, or leaching into the Environment.“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the NYFRB, or acommittee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, anysuccessor thereto.“Removal Effective Date” shall have the meaning provided in Section 12.9(b).“Reorganization” shall mean, with respect to any Multiemployer Plan, the condition that such plan is inreorganization within the meaning of Section 4241 of ERISA.“Repayment Amount” shall mean the Term Loan Repayment Amount or an Extended Term LoanRepayment Amount with respect to any Extension Series, as applicable.“Replacement Term Loan Commitment” shall mean the commitments of the Lenders to makeReplacement Term Loans.“Replacement Term Loans” shall have the meaning provided in Section 13.1.“Reportable Event” shall mean any “reportable event,” as defined in Section 4043(c) of ERISA or theregulations issued thereunder, with respect to a Pension Plan (other than a Pension Plan maintained by an ERISAAffiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code),other than those events as to which notice is waived pursuant to PBGC Reg. § 4043.“Required Initial Term A Loan Lenders” shall mean, at any date, and on a Pro Forma Basis, Non-Defaulting Lenders having or holding a majority of the aggregate outstanding principal amount of the Initial TermA Loans (excluding Initial Term A Loans held by Defaulting Lenders) at such date.55 “Required Lenders” shall mean, at any date (i) Non-Defaulting Lenders having or holding a majority ofthe sum of (a) the Adjusted Total Revolving Credit Commitment at such date, (b) the Adjusted Total Term LoanCommitment at such date, and (c) the outstanding principal amount of the Term Loans (excluding Term Loans heldby Defaulting Lenders) at such date or (ii) if the Total Revolving Credit Commitment and the Total Term LoanCommitment have been terminated or for the purposes of acceleration pursuant to Section 11, Non-DefaultingLenders having or holding a majority of the outstanding principal amount of the Loans and Letter of CreditExposure (excluding the Loans and Letter of Credit Exposure of Defaulting Lenders) in the aggregate at such date.“Required Revolving Credit Lenders” shall mean, at any date Non-Defaulting Lenders holding amajority of the Adjusted Total Revolving Credit Commitment at such date (or, if the Total Revolving CreditCommitment has been terminated at such time, a majority of the Revolving Credit Exposure (excluding RevolvingCredit Exposure of Defaulting Lenders) at such time).“Requirements of Law” shall mean, as to any Person, the certificate of incorporation and by-laws or otherorganizational or governing documents of such Person, and any law, treaty, rule, or regulation or determination ofan arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person orany of its property or assets or to which such Person or any of its property or assets is subject.“Resignation Effective Date” shall have the meaning provided in Section 12.9(a).“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK FinancialInstitution, a UK Resolution Authority.“Restatement Agreement” shall mean the Restatement Agreement, dated as of December 11, 2020, byand among the Borrower, the Lenders party thereto and the Administrative Agent.“Restatement Date Distribution” shall mean the one-time dividend or other distribution by the Borrowerof up to $340,000,000 on account of Equity Interests of the Borrower with a substantial portion of such dividend ordistribution paid within thirty (30) days after the Restatement Effective Date.“Restatement Date Term A Loans” shall mean all “Initial Term A Loans” outstanding under thisAgreement immediately prior to the Amendment No. 1 Funding Date.“Restatement Date Transaction Expenses” shall mean any fees, costs, or expenses incurred or paid bythe Borrower or any of its respective Affiliates in connection with the Restatement Date Transactions, thisAgreement, and the Restatement Agreement, and the transactions contemplated hereby and thereby.“Restatement Date Transactions” shall mean, collectively, the transactions contemplated by thisAgreement and the Restatement Agreement (including the Borrowing of Additional Term A Loans), theRestatement Date Distribution and the consummation of any other transactions in connection with the foregoing(including the payment of the fees and expenses incurred in connection with any of the foregoing (including theRestatement Date Transaction Expenses)).“Restatement Effective Date” shall mean the date on which the conditions specified in Article III of theRestatement Agreement were satisfied (or waived in accordance with Section 13.1 of this Agreement), which datewas December 11, 2020.“Restricted Investment” shall mean an Investment other than a Permitted Investment.“Restricted Payment” shall have the meaning provided in Section 10.5(a).“Restricted Person” shall have the meaning provided in Section 13.16.“Restricted Subsidiary” shall mean any Subsidiary of the Borrower other than an Unrestricted Subsidiary.56

“Retained Declined Proceeds” shall have the meaning provided in Section 5.2(f).“Retired Capital Stock” shall have the meaning provided in Section 10.5(b)(2).“Reuters” shall mean, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto.“Revolving Credit Commitment” shall mean, as to each Revolving Credit Lender, its obligation to makeRevolving Credit Loans to the Borrower pursuant to Section 2.1(b), in an aggregate principal amount at any onetime outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1(b) under theheading “Revolving Credit Commitment” or in the Assignment and Acceptance pursuant to which such Lenderbecomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with thisAgreement (including Section 2.14). The aggregate Revolving Credit Commitments of all Revolving CreditLenders on the Restatement Effective Date is $25,000,000.“Revolving Credit Commitment Fee” shall have the meaning provided in Section 4.1(a).“Revolving Credit Commitment Fee Rate” shall mean a rate per annum set forth below opposite theStatus in effect on such day: Status Revolving CreditCommitment Fee RateLevel I Status 0.25%Level II Status 0.25%Level III Status 0.25%Level IV Status 0.20%Level V Status 0.20%Notwithstanding the foregoing, the term Revolving Credit Commitment Fee Rate shall mean 0.20% duringthe period from and including the Closing Date up to, but excluding the Trigger Date.“Revolving Credit Commitment Percentage” shall mean at any time, for each Lender, the percentageobtained by dividing (i) such Lender’s Revolving Credit Commitment at such time by (ii) the amount of the TotalRevolving Credit Commitment at such time; provided that at any time when the Total Revolving CreditCommitment shall have been terminated, each Lender’s Revolving Credit Commitment Percentage shall be thepercentage obtained by dividing (a) such Lender’s Revolving Credit Exposure at such time by (b) the RevolvingCredit Exposure of all Lenders at such time.“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of (i) theaggregate principal amount of Revolving Credit Loans of such Lender then outstanding and (ii) such Lender’sLetter of Credit Exposure at such time.“Revolving Credit Facility” shall mean, at any time, the aggregate amount of the Revolving CreditLenders’ Revolving Credit Commitments at such time.“Revolving Credit Lender” shall mean, at any time, any Lender that has a Revolving Credit Commitment,Incremental Revolving Credit Commitment or Extended Revolving Credit Commitment at such time.“Revolving Credit Loan” shall have the meaning provided in Section 2.1(b).“Revolving Credit Maturity Date” shall mean December 11, 2025, or, if such date is not a Business Day,the immediately following Business Day. 57 “Revolving Credit Termination Date” shall mean the date on which the Revolving Credit Commitmentsshall have terminated, no Revolving Credit Loans shall be outstanding and the Letters of Credit Outstanding shallhave been reduced to zero or Cash Collateralized.“Revolving Loan” shall mean, collectively or individually as the context may require, any (i) RevolvingCredit Loan, (ii) Extended Revolving Credit Loan and (iii) Incremental Revolving Credit Loan, in each case madepursuant to and in accordance with the terms and conditions of this Agreement.“S&P” shall mean Standard & Poor’s Ratings Services or any successor by merger or consolidation to itsbusiness.“Sale Leaseback” shall mean any arrangement with any Person providing for the leasing by the Borroweror any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold ortransferred by the Borrower or such Restricted Subsidiary to such Person in contemplation of such leasing.“Sanctions” shall mean economic sanctions administered or enforced by the United States Government(including without limitation, sanctions enforced by OFAC) the United Nations Security Council, the EuropeanUnion or HerHis Majesty’s Treasury.“SEC” shall mean the Securities and Exchange Commission or any successor thereto.“Section 2.14 Additional Amendment” shall have the meaning provided in Section 2.14(g)(iv).“Section 9.1 Financials” shall mean the financial statements delivered, or required to be delivered,pursuant to Section 9.1(a) or (b) together with the accompanying officer’s certificate delivered, or required to bedelivered, pursuant to Section 9.1(d).“Secured Cash Management Agreement” shall mean any Cash Management Agreement that is enteredinto by and between the Borrower or any of the Restricted Subsidiaries and any Cash Management Bank, which isspecified in writing by the Borrower to the Administrative Agent as constituting a Secured Cash ManagementAgreement hereunder.“Secured Cash Management Obligations” shall mean Obligations under Secured Cash ManagementAgreements.“Secured Hedge Agreement” shall mean any Hedge Agreement that is entered into by and between theBorrower or any Restricted Subsidiary and any Hedge Bank, which is specified in writing by the Borrower to theAdministrative Agent as constituting a “Secured Hedge Agreement” hereunder. For purposes of the precedingsentence, a Borrower may deliver one notice designating all Hedge Agreements entered into pursuant to a specifiedMaster Agreement as “Secured Hedge Agreements.” Notwithstanding anything to the contrary, a HedgeAgreement entered into by a Restricted Subsidiary shall remain a Secured Hedge Agreement notwithstanding thatsuch Restricted Subsidiary is subsequently designated an Unrestricted Subsidiary (but not any Hedge Agreemententered into after the date of such designation), unless otherwise agreed between such Restricted Subsidiary andHedge Bank.“Secured Hedge Obligations” shall mean Obligations under Secured Hedge Agreements.“Secured Parties” shall mean the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer,each Lender, each Hedge Bank that is party to any Secured Hedge Agreement with the Borrower or any RestrictedSubsidiary, each Cash Management Bank that is party to a Secured Cash Management Agreement with theBorrower or any Restricted Subsidiary and each sub-agent pursuant to Section 12 appointed by the AdministrativeAgent with respect to matters relating to the Credit Facilities or the Collateral Agent with respect to matters relatingto any Security Document. 58 “Security Agreement” shall mean the Security Agreement entered into by the Borrower, the othergrantors party thereto, and the Collateral Agent for the benefit of the Secured Parties, substantially in the form ofExhibit E and dated as of the Closing Date, as the same may be amended, supplemented or otherwise modified fromtime to time.“Security Documents” shall mean, collectively, the Pledge Agreement, the Security Agreement, theMortgages, if executed, and each other security agreement or other instrument or document executed and deliveredpursuant to Sections 9.11, 9.12, or 9.14 or pursuant to any other such Security Documents to secure the Obligationsor to govern the lien priorities of the holders of Liens on the Collateral.“Similar Business” shall mean any business conducted or proposed to be conducted by the Borrower andits Restricted Subsidiaries on the Restatement Effective Date or any business that is similar, reasonably related,synergistic, incidental, or ancillary thereto.“SOFR” shall mean, with respect to any Business Day, a rate per annum equal to the secured overnightfinancing rate for such Business Day publishedas administered by the SOFR Administrator and set forth on theSOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeedingBusiness Day..“SOFR Administrator” shall mean the NYFRB (or a successor administrator of the secured overnightfinancing rate).“SOFR Administrator’s Website” shall mean the NYFRB’s website, currently athttp://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such bythe SOFR Administrator from time to time.“Sold Entity or Business” shall have the meaning provided in the definition of “Consolidated EBITDA.”“Solvent” shall mean, after giving effect to the consummation of the Restatement Date Transactions, (i)the sum of the liabilities (including contingent liabilities) of the Borrower and its Restricted Subsidiaries, on aconsolidated basis, does not exceed the present fair saleable value of the present assets of the Borrower and itsRestricted Subsidiaries, on a consolidated basis; (ii) the fair value of the property of the Borrower and its RestrictedSubsidiaries, on a consolidated basis, is greater than the total amount of liabilities (including contingent liabilities)of the Borrower and its Restricted Subsidiaries, on a consolidated basis; (iii) the capital of the Borrower and itsRestricted Subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business ascontemplated on the Closing Date; and (iv) the Borrower and its Restricted Subsidiaries, on a consolidated basis,have not incurred and do not intend to incur, or believe that they will incur, debts including current obligationsbeyond their ability to pay such debts as they become due (whether at maturity or otherwise).“Specified Equity Repurchase” shall mean the repurchase by the Borrower of up to $360,000,000 ofEquity Interests of the Borrower within thirty (30) days following the Closing Date.“Specified Existing Revolving Credit Commitment” shall have the meaning provided in Section2.14(g)(ii).“Specified Representations” shall mean the representations and warranties of the Credit Parties set forthin Sections 8.1(a), 8.2, 8.3(c), 8.5, 8.7, 8.18 (solely that the use of proceeds of the Loans on the applicable fundingdate will not violate the Patriot Act) and 8.19(b), (c), and (d) (solely that the use of proceeds of the Loans on theapplicable funding date will not violate the FCPA and OFAC).“Specified Transaction” shall mean, with respect to any period, any Investment (including a PermittedAcquisition), any asset sale, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation,Incremental Term Loan, Incremental Revolving Credit Commitment, or other event or action that in each case by59 the terms of this Agreement requires Pro Forma Compliance with a test or covenant hereunder or requires such testor covenant to be calculated on a Pro Forma Basis.“Spot Rate” for any currency shall mean the rate determined by the Administrative Agent to be the ratequoted by the Administrative Agent as the spot rate for the purchase by the Administrative Agent of such currencywith another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the datetwo Business Days prior to the date as of which the foreign exchange computation is made; provided that theAdministrative Agent may obtain such spot rate from another financial institution designated by the AdministrativeAgent if it does not have as of the date of determination a spot buying rate for any such currency.“SPV” shall have the meaning provided in Section 13.6(g).“Stated Amount” of any Letter of Credit shall mean the maximum amount from time to time available tobe drawn thereunder, determined without regard to whether any conditions to drawing could then be met; provided,however, that with respect to any Letter of Credit that by its terms or the terms of any Issuer Document provides forone or more automatic increases in the stated amount thereof, the Stated Amount shall be deemed to be themaximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not suchmaximum stated amount is in effect at such time.“Status” shall mean the existence of Level I Status, Level II Status, Level III Status, Level IV Status orLevel V Status, as the case may be, on such date. Changes in Status resulting from changes in the ConsolidatedTotal Debt to Consolidated EBITDA Ratio shall become effective as of the first day following each date that (i)Section 9.1 Financials for the fiscal quarter ending December 31, 2020 are delivered to the Administrative Agentunder Section 9.1 and (ii) an officer’s certificate is delivered by the Borrower to the Administrative Agent settingforth, with respect to such Section 9.1 Financials, the then-applicable Status, and shall remain in effect until the nextchange to be effected pursuant to this definition; provided that each determination of the Consolidated Total Debt toConsolidated EBITDA Ratio pursuant to this definition shall be made as of the end of the Test Period ending at theend of the fiscal period covered by the relevant Section 9.1 Financials.“Statutory Reserve Rate” shall mean a fraction (expressed as a decimal), the numerator of which is thenumber one and the denominator of which is the number one minus the aggregate of the maximum reservepercentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimalestablished by the Federal Reserve Board to which the Administrative Agent is subject with respect to the AdjustedLIBOR Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Suchreserve percentage shall include those imposed pursuant to Regulation D. LIBOR Loans shall be deemed toconstitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit forproration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or anycomparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective dateof any change in any reserve percentage.“Step-Up” shall have the meaning provided in Section 10.7.“Stock Equivalents” shall mean all securities convertible into or exchangeable for Capital Stock and allwarrants, options, or other rights to purchase or subscribe for any Capital Stock, whether or not presentlyconvertible, exchangeable, or exercisable.“Subject Lien” shall have the meaning provided in Section 10.2.“Subordinated Indebtedness” shall mean Indebtedness of the Borrower or any other Guarantor that is byits terms subordinated in right of payment to the obligations of the Borrower or such Guarantor, as applicable, underthis Agreement or the Guarantee, as applicable.“Subsidiary” of any Person shall mean and include (i) any corporation more than 50% of whose CapitalStock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directorsof such corporation (irrespective of whether or not at the time Capital Stock of any class or classes of such60 corporation shall have or might have voting power by reason of the happening of any contingency) is at the timeowned by such Person directly or indirectly through Subsidiaries, or (ii) any limited liability company, partnership,association, joint venture, or other entity of which such Person directly or indirectly through Subsidiaries has morethan a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to a Subsidiaryshall mean a Subsidiary of the Borrower.“Successor Borrower” shall have the meaning provided in Section 10.3(a).“Supported QFC” shall have the meaning provided in Section 13.23.“SVB Letter of Credit” shall mean the Letter of Credit dated October 17, 2014 issued by Silicon ValleyBank, as amended by Amendment No. 1 dated April 27, 2015, as further amended by Amendment No. 2 datedFebruary 28, 2020 and as further amended by Amendment No. 3 dated September 7, 2022, Reference numberSVBSF009417, in the amount of $4,755,220.00.“Swap Obligation” shall mean, with respect to any Credit Party, any obligation to pay or perform underany agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1(a)(47) of theCommodity Exchange Act.“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions,withholdings (including backup withholding), fees, or other similar charges imposed by any GovernmentalAuthority and any interest, fines, penalties, or additions to tax with respect to the foregoing.“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, orthe Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted TermSOFR Rate, other than pursuant to clause (c) of the definition of “Alternate Base Rate.”“Term Loan Commitment” shall mean, with respect to each Lender, such Lender’s 2023 AdditionalTerm A Loan Commitment and, if applicable, Incremental Term Loan Commitment and Replacement Term LoanCommitment.“Term Loan Extension Request” shall have the meaning provided in Section 2.14 (g)(i).“Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(b).“Term Loan Repayment Date” shall have the meaning provided in Section 2.5(b).“Term Loans” shall mean the Initial Term A Loans, any Incremental Term Loans, any Replacement TermLoans, and any Extended Term Loans, collectively.“Term SOFR” shall mean, for the applicable Corresponding Tenor as of the applicable Reference Time,the forward-looking term rate based on SOFR that has been selected or recommended by the RelevantGovernmental Body.“Term SOFR Notice” shall mean a notification by the Administrative Agent to the Lenders and theBorrower of the occurrence of a Term SOFR Transition Event.Determination Day” shall have the meaningprovided in the definition of Term SOFR Reference Rate.“Term SOFR Transition EventRate” shall mean the determination by the Administrative Agent that (a)Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of TermSOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an EarlyOpt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance withSection 2.10 that is not Term SOFR., with respect to any Borrowing of Term Benchmark Loans and for any tenorcomparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago61 time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to theapplicable Interest Period, as such rate is published by the CME Term SOFR Administrator.“Term SOFR Reference Rate” shall mean, for any day and time (such day, the “Term SOFRDetermination Day”), with respect to any Borrowing of Term Benchmark Loans denominated in Dollars and forany tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFRAdministrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by5:00 p.m. (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” forthe applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark ReplacementDate with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S.Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day willbe the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government SecuritiesBusiness Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator,so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. GovernmentSecurities Business Days prior to such Term SOFR Determination Day.“Test Period” shall mean, for any determination under this Agreement, the four consecutive fiscal quartersof the Borrower then last ended and for which Section 9.1 Financials shall have been delivered (or were required tobe delivered) to the Administrative Agent (or, before the first delivery of Section 9.1 Financials, the most recentperiod of four consecutive fiscal quarters for which financial statements are available).“Title Policy” shall have the meaning provided in Section 9.14(c).“Total Credit Exposure” shall mean, at any date, the sum, without duplication, of (i) the Total RevolvingCredit Commitment at such date (or, if the Total Revolving Credit Commitment shall have terminated on such date,the aggregate Revolving Credit Exposure of all Lenders at such date), (ii) the Total Term Loan Commitment at suchdate, and (iii) without duplication of clause (ii), the aggregate outstanding principal amount of all Term Loans atsuch date. “Total Revolving Credit Commitment” shall mean the sum of the Revolving Credit Commitments of allthe Lenders.“Total Term Loan Commitment” shall mean the sum of the 2023 Additional Term A LoanCommitments and the Incremental Term Loan Commitments, if applicable, of all the Lenders.“Transaction Expenses” shall mean any fees, costs, or expenses incurred or paid by the Borrower or anyof its respective Affiliates in connection with the Transactions, the Original Credit Agreement, and the other CreditDocuments, and the transactions contemplated hereby and thereby.“Transactions” shall mean, collectively, the transactions contemplated by the Original Credit Agreement,the Specified Equity Repurchase, the repayment by the Borrower of all outstanding amounts under the ExistingCredit Facilities and the release of all guarantees, Liens and security interests related thereto and the consummationof any other transactions in connection with the foregoing (including the payment of the fees and expenses incurredin connection with any of the foregoing (including the Transaction Expenses)).“Transferee” shall have the meaning provided in Section 13.6(e).“TTM Consolidated EBITDA” shall mean, as of any date of determination with respect to any TestPeriod, Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such Test Period on a Pro FormaBasis. “Trigger Date” shall mean the day following the date on which Section 9.1 Financials are delivered to theAdministrative Agent for the fiscal quarter ending on December 31, 2019.62 “Type” shall mean (i) as to any Term Loan, its nature as an ABR Loan or a LIBORTerm Benchmark Loanand (ii) as to any Revolving Loan, its nature as an ABR Loan or a LIBORTerm Benchmark Revolving Credit Loan.“UCP” shall mean, with respect to any Letter of Credit, the Uniform Customs and Practice forDocumentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later versionthereof as may be in effect at the time of issuance).“UK Financial Institutions” shall mean any BRRD Undertaking (as such term is defined under the PRARulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) orany person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by theUnited Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, andcertain affiliates of such credit institutions or investment firms.“UK Resolution Authority” shall mean the Bank of England or any other public administrative authorityhaving responsibility for the resolution of any UK Financial Institution.“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excludingthe related Benchmark Replacement Adjustment.“Uniform Commercial Code” shall mean the Uniform Commercial Code as from time to time in effect inthe State of New York; provided, however, that, in the event that, by reason of any provisions of law, any of theattachment, perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in anyCollateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of NewYork, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes“Unpaid Drawing” shall have the meaning provided in Section 3.4(a).“Unrestricted Subsidiary” shall mean (i) any Subsidiary of the Borrower which at the time ofdetermination is an Unrestricted Subsidiary (as designated by the board of directors of the Borrower, as providedbelow) and (ii) any Subsidiary of an Unrestricted Subsidiary.The board of directors of the Borrower may designate any Subsidiary of the Borrower (including anyexisting Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unlesssuch Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lienon, any property of, the Borrower or any Subsidiary of the Borrower (other than any Subsidiary of the Subsidiary tobe so designated or an Unrestricted Subsidiary); provided that:(a) such designation complies with Section 10.5;(b) each of (1) the Subsidiary to be so designated and (2) its Subsidiaries has not at the timeof designation, and does not thereafter, create, incur, issue, assume, guarantee, or otherwise becomedirectly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse toany of the assets of the Borrower or any Restricted Subsidiary except for Indebtedness that could otherwisebe incurred by the Borrower or such Restricted Subsidiary hereunder and, if such Indebtedness is secured,the Liens securing such Indebtedness are permitted to be incurred by the Borrower or such RestrictedSubsidiary hereunder (provided that any such Indebtedness shall be deemed incurred hereunder by theBorrower or such Restricted Subsidiary, as the case may be);(c) each of (1) the Subsidiary to be so designated and (2) its Subsidiaries does not at the timeof designation own any Material Intellectual Property; and(d) immediately after giving effect to such designation, no Event of Default shall haveoccurred and be continuing. 63 The board of directors of the Borrower may designate any Unrestricted Subsidiary to be a RestrictedSubsidiary; provided that, immediately after giving effect to such designation, no Event of Default shall haveoccurred and be continuing.Any such designation by the board of directors of the Borrower shall be notified by the Borrower to theAdministrative Agent by promptly delivering to the Administrative Agent a copy of the Boardboard resolutiongiving effect to such designation and a certificate of an Authorized Officer of the Borrower certifying that suchdesignation complied with the foregoing provisions.“U.S.” and “United States” shall mean the United States of America.“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or(iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed incomedepartments of its members be closed for the entire day for purposes of trading in United States governmentsecurities.“U.S. Lender” shall have the meaning provided in Section 5.4(e)(ii)(A).“U.S. Special Resolution Regimes” shall have the meaning provided in Section 13.23.“Voting Stock” shall mean, with respect to any Person as of any date, the Capital Stock of such Personthat is at the time entitled to vote in the election of the board of directors of such Person.“Wholly-Owned Restricted Subsidiary” of any Person shall mean a Restricted Subsidiary of suchPerson, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of suchPerson. “Wholly-Owned Subsidiary” of any Person shall mean a Subsidiary of such Person, 100% of theoutstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at thetime be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partialwithdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.“Withholding Agent” shall mean any Credit Party, the Administrative Agent and, in the case of any U.S.federal withholding Tax, any other applicable withholding agent.“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority,the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-InLegislation for the applicable EEA Member Country, which write-down and conversion powers are described in theEU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicableResolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability ofany UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part ofthat liability into shares, securities or obligations of that person or any other person, to provide that any suchcontract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation inrespect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any ofthose powers.1.2 Other Interpretive Provisions. With reference to this Agreement and each other Credit Document,unless otherwise specified herein or in such other Credit Document:(a) The meanings of defined terms are equally applicable to the singular and plural forms ofthe defined terms. 64

(b) The words “herein,” “hereto,” “hereof,” and “hereunder” and words of similar importwhen used in any Credit Document shall refer to such Credit Document as a whole and not to anyparticular provision thereof.(c) Section, Exhibit, and Schedule references are to the Credit Document in which suchreference appears.(d) The term “including” is by way of example and not limitation.(e) The term “documents” includes any and all instruments, documents, agreements,certificates, notices, reports, financial statements and other writings, however evidenced, whether inphysical or electronic form.(f) In the computation of periods of time from a specified date to a later specified date, theword “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; andthe word “through” means “to and including.”(g) Section headings herein and in the other Credit Documents are included for convenienceof reference only and shall not affect the interpretation of this Agreement or any other Credit Document.(h) The words “asset” and “property” shall be construed to have the same meaning andeffect and to refer to any and all tangible and intangible assets and properties, including cash, securities,accounts and contract rights.(i) All references to “knowledge” or “awareness” of any Credit Party or any RestrictedSubsidiary thereof means the actual knowledge of an Authorized Officer of such Credit Party or suchRestricted Subsidiary.1.3 Accounting Terms.(a) Except as expressly provided herein, all accounting terms not specifically or completely definedherein shall be construed in conformity with, and all financial data (including financial ratios and other financialcalculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP,applied in a consistent manner.(b) Notwithstanding anything to the contrary herein, for purposes of determining compliance withany test or covenant contained in this Agreement with respect to any period during which any Specified Transactionoccurs, the Consolidated Total Debt to Consolidated EBITDA Ratio shall be calculated with respect to such periodand such Specified Transaction on a Pro Forma Basis.(c) Where reference is made to “the Borrower and its Restricted Subsidiaries on a consolidated basis”or similar language, such consolidation shall not include any Subsidiaries of the Borrower other than RestrictedSubsidiaries.1.4 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to thisAgreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall becalculated by dividing the appropriate component by the other component, carrying the result to one place morethan the number of places by which such ratio is expressed herein and rounding the result up or down to the nearestnumber. 1.5 References to Agreements Laws, Etc. Unless otherwise expressly provided herein, (a) referencesto organizational documents, agreements (including the Credit Documents), and other Contractual Requirementsshall be deemed to include all subsequent amendments, restatements, amendment, and restatements, extensions,supplements, modifications, replacements, refinancings, renewals, or increases, but only to the extent that suchamendments, restatements, amendment, and restatements, extensions, supplements, modifications, replacements,65 refinancings, renewals, or increases are permitted by any Credit Document; and (b) references to any Requirementof Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing, orinterpreting such Requirement of Law.1.6 Exchange Rates. Notwithstanding the foregoing, for purposes of any determination under Section9, Section 10 or Section 11 or any determination under any other provision of this Agreement expressly requiringthe use of a current exchange rate, all amounts incurred, outstanding, or proposed to be incurred or outstanding incurrencies other than Dollars shall be translated into Dollars at the Spot Rate; provided, however, that for purposesof determining compliance with Section 10 with respect to the amount of any Indebtedness, Restricted Investment,Lien, Asset Sale, or Restricted Payment in a currency other than Dollars, no Default or Event of Default shall bedeemed to have occurred solely as a result of changes in rates of exchange occurring after the time suchIndebtedness, Lien or Restricted Investment is incurred or Asset Sale or Restricted Payment made; provided that,for the avoidance of doubt, the foregoing provisions of this Section 1.6 shall otherwise apply to such Sections,including with respect to determining whether any Indebtedness, Lien, or Investment may be incurred or Asset Saleor Restricted Payment made at any time under such Sections. For purposes of any determination of ConsolidatedTotal Debt, amounts in currencies other than Dollars shall be translated into Dollars at the currency exchange ratesused in preparing the most recently delivered Section 9.1 Financials.1.7 Interest Rates; LIBORBenchmark Notification. The interest rate on LIBOR Loans is determinedby reference to the LIBOR Rate, which is derived from the London interbank offered rate. The London interbankoffered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings fromeach other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that,after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to theICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) forpurposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022,the London interbank offered rate may no longer be available or may no longer be deemed an appropriate referencerate upon which to determine the interest rate on LIBOR Loans. In light of this eventuality, public and privatesector industry initiatives are currently underway to identify new or alternative reference rates to be used in place ofthe London interbank offered ratea Loan denominated in dollars may be derived from an interest rate benchmarkthat may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrenceof a Benchmark Transition Event or an Early Opt-in Election, Section 2.10(b) provides a mechanism fordetermining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuantto Section 2.10(d), of any change to the reference rate upon which the interest rate on LIBOR Loans is based.However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have anyliability with respect to, the administration, submission, performance or any other matter related to the Londoninterbank offered rate or other rates in the definition of “Adjusted LIBOR Rate”any interest rate used in thisAgreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof (including,without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.10(b),whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) theimplementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.10(c)),, includingwithout limitation, whether the composition or characteristics of any such alternative, successor or replacementreference rate will be similar to, or produce the same value or economic equivalence of, the LIBOR Rateexistinginterest rate being replaced or have the same volume or liquidity as did the London interbank offeredany existinginterest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or otherrelated entities may engage in transactions that affect the calculation of any interest rate used in this Agreement orany alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevantadjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may selectinformation sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, anycomponent thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of thisAgreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of anykind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses(whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate(or component thereof) provided by any such information source or service.66 1.8 Times of Day. Unless otherwise specified, all references herein to times of day shall bereferences to Eastern time (daylight or standard, as applicable).1.9 Timing of Payment or Performance. Except as otherwise provided herein, when the payment ofany obligation or the performance of any covenant, duty, or obligation is stated to be due or performance requiredon (or before) a day which is not a Business Day, the date of such payment (other than as described in the definitionof “Interest Period”) or performance shall extend to the immediately succeeding Business Day, and such extensionof time shall be reflected in computing interest or fees, as the case may be.1.10 Certifications. All certifications to be made hereunder by an officer or representative of a CreditParty shall be made by such a Person in his or her capacity solely as an officer or a representative of such CreditParty, on such Credit Party’s behalf and not in such Person’s individual capacity.1.11 Compliance with Certain Sections. In the event that any Lien, Investment, Indebtedness (whetherat the time of incurrence or upon application of all or a portion of the proceeds thereof), disposition, RestrictedPayment, Affiliate transaction, Contractual Requirement, or prepayment of Indebtedness meets the criteria of one ormore than one of the categories of transactions then permitted pursuant to any clause or subsection of Section 9.9 orany clause or subsection of Sections 10.1, 10.2, 10.3, 10.4, 10.5 or 10.6 then, such transaction (or portion thereof) atany time shall be allocated to one or more of such clauses or subsections within the relevant sections as determinedby the Borrower in its sole discretion at such time.1.12 Pro Forma and Other Calculations.(a) For purposes of calculating the Fixed Charge Coverage Ratio, Consolidated Total Debt toConsolidated EBITDA Ratio, Investments, acquisitions, dispositions, mergers, consolidations, and disposedoperations (as determined in accordance with GAAP) that have been made by the Borrower or any RestrictedSubsidiary during the Test Period or, except in connection with determining actual compliance (as opposed tocompliance on a Pro Forma Basis) with the Consolidated Total Debt to Consolidated EBITDA Ratio set forth inSection 10.7, subsequent to such Test Period and on or prior to or simultaneously with the date of determinationshall be calculated on a Pro Forma Basis assuming that all such Investments, acquisitions, dispositions, mergers,consolidations, and disposed operations (and the change in any associated fixed charge obligations and the changein Consolidated EBITDA resulting therefrom) had occurred on the first day of the Test Period. If since thebeginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or intothe Borrower or any Restricted Subsidiary since the beginning of such period) shall have made any Investment,acquisition, disposition, merger, consolidation, or disposed operation that would have required adjustment pursuantto this definition, then the Fixed Charge Coverage Ratio, Consolidated Total Debt to Consolidated EBITDA Ratioshall be calculated giving Pro Forma Effect thereto for such Test Period as if such Investment, acquisition,disposition, merger, consolidation, or disposed operation had occurred at the beginning of the Test Period.Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into(or consummated) in reliance on a provision of any covenant in this Agreement that does not require compliancewith a financial ratio or test (including, without limitation, the Consolidated Total Debt to Consolidated EBITDARatio) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred ortransactions entered into (or consummated) in reliance on a provision of the same covenant in this Agreement thatrequires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), itis understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in thecalculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with suchsubstantially concurrent Incurrence.(b) Whenever Pro Forma Effect is to be given to a transaction, the pro forma calculations shall bemade in good faith by a responsible financial or accounting officer of a Borrower (and may include, for theavoidance of doubt and without duplication, cost savings, operating expense reductions and synergies resultingfrom such Investment, acquisition, merger, or consolidation which is being given Pro Forma Effect that have beenor are expected to be realized; provided that such costs savings, operating expense reductions and synergies aremade in compliance with the definition of “Pro Forma Adjustment”). If any Indebtedness bears a floating rate ofinterest and is being given Pro Forma Effect, the interest on such Indebtedness shall be calculated as if the rate ineffect on the date of determination had been the applicable rate for the entire period (taking into account for such67 entire period, any Hedging Obligation applicable to such Indebtedness with a remaining term of 12 months orlonger, and in the case of any Hedging Obligation applicable to such Indebtedness with a remaining term of lessthan 12 months, taking into account such Hedging Obligation to the extent of its remaining term). Interest on aCapitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsiblefinancial or accounting officer of the Borrower to be the rate of interest implicit in such Capitalized LeaseObligation in accordance with GAAP. For purposes of making the computation referred to above, interest on anyIndebtedness under a revolving credit facility computed on a Pro Forma Basis shall be computed based upon theaverage daily balance of such Indebtedness during the applicable period (or, if lower, the greater of (i) maximumcommitments under such revolving credit facilities as of the date of determination and (ii) the aggregate principalamount of loans outstanding under such a revolving credit facilities on such date). Interest on Indebtedness thatmay optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrencyinterbank offeredsecured overnight financing rate, or other rate, shall be deemed to have been based upon the rateactually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate.In connection with any action (other than with respect any Credit Event subject to the conditions set forthin Section 7.1) being taken solely in connection with a Limited Condition Transaction, for purposes of:(i) determining compliance with any provision of this Agreement which requires thecalculation of the Consolidated Total Debt to Consolidated EBITDA Ratio or the Fixed Charge CoverageRatio; (ii) determining the accuracy of representations and warranties in Section 8 and/or whether aDefault or Event of Default shall have occurred and be continuing under Section 11; or(iii) testing availability under baskets set forth in this agreement (including baskets measuredas a percentage of Consolidated EBITDA or Consolidated Total Assets);in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with anyLimited Condition Transaction, an “LCT Election”), the date of determination of whether any such action (otherthan with respect any Credit Event subject to the conditions set forth in Section 7.1) is permitted hereunder, shall bedeemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCTTest Date”), and if, after giving Pro Forma Effect to the Limited Condition Transaction and the other transactionsto be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceedsthereof) as if they had occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date,the Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratio or basket,such ratio or basket shall be deemed to have been complied with; provided that, for the purpose of determiningwhether a Default or Event of Default shall have occurred and be continuing under Section 11, such condition shallbe deemed to be satisfied to the extent that on the date of consummation of the relevant Limited ConditionTransaction, no Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing. For theavoidance of doubt, if the Borrower has made an LCT Election and any of the ratios or baskets for whichcompliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any suchratio or basket, including due to fluctuations in Consolidated EBITDA of the Borrower and its RestrictedSubsidiaries or the Person subject to such Limited Condition Transaction, at or prior to the consummation of therelevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of suchfluctuations. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connectionwith any subsequent calculation of any ratio (other than the Consolidated Total Debt to Consolidated EBITDARatio set forth in Section 10.7) or basket availability with respect to the incurrence of Indebtedness or Liens, or themaking of Restricted Payments, mergers, the conveyance, lease or other transfer of all or substantially all of theassets of the Borrower, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, orthe designation of an Unrestricted Subsidiary on or following the relevant LCT Test Date and prior to the earlier of(i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitiveagreement for such Limited Condition Transaction is terminated or expires without consummation of such LimitedCondition Transaction, any such ratio (other than the Consolidated Total Debt to Consolidated EBITDA Ratio setforth in Section 10.7) or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition68

Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use ofproceeds thereof) have been consummated.(c) Notwithstanding anything to the contrary in this Section 1.12 or in any classification under GAAPof any Person, business, assets or operations in respect of which a definitive agreement for the disposition thereofhas been entered into as discontinued operations, no Pro Forma Effect shall be given to any discontinued operations(and the EBITDA attributable to any such Person, business, assets or operations shall not be excluded for anypurposes hereunder) until such disposition shall have been consummated.(d) Any determination of Consolidated Total Assets shall be made by reference to the last day of theTest Period most recently ended on or prior to the relevant date of determination for which Section 9.1 Financialshave been or were required to be delivered. Notwithstanding anything to the contrary herein, to the extentcompliance with a financial ratio or test is calculated prior to the date financial statements are first delivered underSection 9.1, such calculation shall use the latest financial statements delivered pursuant to Section 6.11.(e) Except as otherwise specifically provided herein, all computations of Consolidated Total Assets,Available Amount, Consolidated Total Debt to Consolidated EBITDA Ratio and other financial ratios and financialcalculations (and all definitions (including accounting terms) used in determining any of the foregoing) and allcomputations and all definitions (including accounting terms) used in determining compliance with Section 10.7shall be calculated, in each case, with respect to the Borrower and its Restricted Subsidiaries on a consolidatedbasis. 1.13 Divisions. For all purposes under the Credit Documents, in connection with any division or planof division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset,right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, thenit shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any newPerson comes into existence, such new Person shall be deemed to have been organized and acquired on the firstdate of its existence by the holders of its Equity Interests at such time.1.14 Effect of Restatement.(a) This Agreement shall amend and restate the Original Credit Agreement in its entirety, with theparties hereby agreeing that there is no novation of the Original Credit Agreement and from and after theRestatement Effective Date, the rights and obligations of the parties under the Original Credit Agreement shall besubsumed and governed by this Agreement. From and after the Restatement Effective Date, the Obligations andCommitments under the Original Credit Agreement shall continue as Obligations and Commitments under thisAgreement until otherwise paid or terminated in accordance with the terms hereof. Without limiting the generalityof the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to securethe payment of all Obligations of the Credit Parties under the Credit Documents, in each case, as amended by thisAgreement.(b) On and after the Restatement Effective Date, each reference to the “Credit Agreement” in anyother Credit Document shall mean and be a reference to this Agreement.Section 2. Amount and Terms of Credit.2.1 Commitments.(a) Subject to and upon the terms and conditions herein set forth, (i) each ClosingRestatement DateTerm A Loan outstanding under the Original Creditthis Agreement on the RestatementAmendment No. 1 EffectiveDate shall remain outstanding under this Agreement as an Initial Term A Loan of the same Type, and with an initialInterest Period equal to the then remaining Interest Period, as the Initial Term A Loans outstanding immediatelyprior to the Restatement Effective Date and (ii) each 2023 Additional Term A Lender severally agrees to make 2023Additional Term A Loans to the Borrower on the Restatement EffectiveAmendment No. 1 Funding Date, which2023 Additional Term A Loans shall not exceed for any such 2023 Additional Term A Lender the 2023 AdditionalTerm A Term A Loan Commitment of such 2023 Additional Term A Lender and in the aggregate shall not exceed$200,000,000100,000,000. Upon funding, the 2023 Additional Term A Loans made on the Restatement69 EffectiveAmendment No. 1 Funding Date will constitute “Initial Term A Loans” for all purposes hereunder andwill, together with the ClosingRestatement Date Term A Loans, be treated as one Class of Term Loans, with aninitial Interest Period (with the same Adjusted LIBORTerm SOFR Rate) ending on same day as the current InterestPeriod for the ClosingRestatement Date Term A Loans. Such Initial Term A Loans (i) may at the option of theBorrower be incurred and maintained as, and/or converted into, ABR Loans or LIBORTerm Benchmark Loans;provided that all Initial Term A Loans made by each of the Lenders pursuant to the same Borrowing shall, unlessotherwise specifically provided herein, consist entirely of Initial Term A Loans of the same Type, (ii) may be repaidor prepaid (without premium or penalty) in accordance with the provisions hereof, but once repaid or prepaid, maynot be reborrowed, and (iii) shall not exceed in the aggregate the Total Initial Term A Loan Commitments. On theInitial Term A Loan Maturity Date, all then unpaid Initial Term A Loans shall be repaid in full in Dollars.(b) Subject to and upon the terms and conditions herein set forth each Revolving Credit Lenderseverally agrees to make Revolving Credit Loans denominated in any Dollars to the Borrower from its applicablelending office (each, a “Revolving Credit Loan”) in an aggregate principal amount not to exceed at any timeoutstanding the amount of such Revolving Credit Lender’s Revolving Credit Commitment, provided that any suchRevolving Credit Loans (A) shall be made available at any time and from time to time on and after the Closing Dateand prior to the Revolving Credit Maturity Date, (B) may, at the option of the Borrower and subject to Section2.8(e), be incurred and maintained as, and/or converted into ABR Loans or LIBORTerm Benchmark Loans that areRevolving Credit Loans; provided that all Revolving Credit Loans made by each of the Lenders pursuant to thesame Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Credit Loans ofthe same Type, (C) may be repaid (without premium or penalty) and reborrowed in accordance with the provisionshereof, (D) shall not, for any Lender at any time, after giving effect thereto and to the application of the proceedsthereof, result in such Revolving Credit Lender’s Revolving Credit Exposure in respect of any Class of RevolvingLoans at such time exceeding such Revolving Credit Lender’s Revolving Credit Commitment in respect of suchClass of Revolving Loan at such time and (E) shall not, after giving effect thereto and to the application of theproceeds thereof, result at any time in the aggregate amount of the Revolving Credit Lenders’ Revolving CreditExposures at such time exceeding the Total Revolving Credit Commitment then in effect or the aggregate amountof the Revolving Credit Lenders’ Revolving Credit Exposures of any Class of Revolving Loans at such timeexceeding the aggregate Revolving Credit Commitment with respect to such Class.2.2 Minimum Amount of Each Borrowing; Maximum Number of Borrowings. The aggregateprincipal amount of each Borrowing of Term Loans or Revolving Credit Loans shall be in a minimum amount of atleast the Minimum Borrowing Amount for such Type of Loans and in a multiple of $100,000 in excess thereof.More than one Borrowing may be incurred on any date; provided that at no time shall there be outstanding morethan five Borrowings of LIBORTerm Benchmark Loans that are Term Loans and fifteen Borrowings ofLIBORTerm Benchmark Loans that are Revolving Credit Loans under this Agreement.2.3 Notice of Borrowing.(a) The Borrower shall give the Administrative Agent at the Administrative Agent’s Office (i) priorto 11:00 a.m. (New York City time) at least threeone Business Days’Day’s prior written notice in the case of aBorrowing of 2023 Additional Term A Loans to be made on the Restatement EffectiveAmendment No. 1 FundingDate if such 2023 Additional Term A Loans are to be LIBORTerm Benchmark Loans and (ii) prior to 11:00 a.m.(New York City time) at least one Business Day’s prior written notice in the case of a Borrowing of 2023Additional Term A Loans to be made on the Restatement EffectiveAmendment No. 1 Funding Date if such 2023Additional Term A Loans are to be ABR Loans or, in each case, such later date and time as agreed by theAdministrative Agent. Such notice (a “Notice of Borrowing”) shall specify (A) the aggregate principal amount ofthe Term Loans to be made, (B) the date of the Borrowing and (C) whether the Term Loans shall consist of ABRLoans and/or LIBORTerm Benchmark Loans and, if the Term Loans are to include LIBORTerm Benchmark Loans,the Interest Period to be initially applicable thereto. If no election as to the Type of Borrowing is specified in anysuch notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to anyBorrowing of LIBORTerm Benchmark Loans is specified in any such notice, then the Borrower shall be deemed tohave selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise theapplicable Lenders of any notice given pursuant to this Section 2.3(a) (and the contents thereof), and of eachLender’s pro rata share of the requested Borrowing. 70 (b) Whenever the Borrower desires to incur Revolving Credit Loans (other than to repay UnpaidDrawings), the Borrower shall give the Administrative Agent at the Administrative Agent’s Office a Notice ofBorrowing (i) prior to 12:00 noon (New York City Time) at least three Business Days’ prior to each Borrowing ofLIBORTerm Benchmark Loans that are Revolving Credit Loans; and (ii) prior to 10:00 a.m. (New York City time)on the Business Day of each Borrowing of Revolving Credit Loans that are ABR Loans. Each such Notice ofBorrowing, except as otherwise expressly provided in Section 2.10, shall specify (x) the aggregate principal amountof the Revolving Credit Loans to be made pursuant to such Borrowing, (y) the date of Borrowing (which shall be aBusiness Day) and (z) whether the respective Borrowing shall consist of ABR Loans or LIBORTerm BenchmarkLoans that are Revolving Credit Loans and, if LIBORTerm Benchmark Loans that are Revolving Credit Loans, theInterest Period to be initially applicable thereto. The Administrative Agent shall promptly give each RevolvingCredit Lender written notice of each proposed Borrowing of Revolving Credit Loans, of such Lender’s RevolvingCredit Commitment Percentage thereof, of the identity of the Borrower, and of the other matters covered by therelated Notice of Borrowing.(c) Borrowings to reimburse Unpaid Drawings shall be made upon the notice specified in Section3.4(a). (d) Without in any way limiting the obligation of the Borrower to confirm in writing any notice theyshall give hereunder by telephone (which obligation is absolute), the Administrative Agent may act prior to receiptof written confirmation without liability upon the basis of such telephonic notice believed by the AdministrativeAgent in good faith to be from an Authorized Officer of the Borrower.2.4 Disbursement of Funds.(a) No later than 2:00 p.m. (New York City time) on the date specified in each Notice of Borrowing,each Lender shall make available its pro rata portion, if any, of each Borrowing requested to be made on such datein the manner provided below; provided that on the Restatement Effective Date, such funds may be made availableat such earlier time as may be agreed among the Lenders, the Borrower, and the Administrative Agent for thepurpose of consummating the Restatement Date Transactions.(b) Each Lender shall make available all amounts it is to fund to the Borrower under any Borrowingfor its applicable Commitments, and in immediately available funds, to the Administrative Agent at theAdministrative Agent’s Office and the Administrative Agent will (except in the case of Borrowings to repay UnpaidDrawings) make available to the Borrower, by depositing to an account designated by the Borrower to theAdministrative Agent the aggregate of the amounts so made available in Dollars. Unless the Administrative Agentshall have been notified by any Lender prior to the date of any such Borrowing that such Lender does not intend tomake available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date,the Administrative Agent may assume that such Lender has made such amount available to the AdministrativeAgent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its solediscretion and without any obligation to do so) make available to the Borrower a corresponding amount. If suchcorresponding amount is not in fact made available to the Administrative Agent by such Lender and theAdministrative Agent has made available such amount to the Borrower, the Administrative Agent shall be entitledto recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amountforthwith upon the Administrative Agent’s demand therefor the Administrative Agent shall promptly notify theBorrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent inDollars. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower interest onsuch corresponding amount in respect of each day from the date such corresponding amount was made available bythe Administrative Agent to the Borrower to the date such corresponding amount is recovered by the AdministrativeAgent, at a rate per annum equal to (i) if paid by such Lender, the Overnight Bank Funding Rate or (ii) if paid bythe Borrower, the then-applicable rate of interest or fees, calculated in accordance with Section 2.8, for therespective Loans.(c) Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to, fulfill itscommitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any71 default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failureof any other Lender to fulfill its commitments hereunder).2.5 Repayment of Loans; Evidence of Debt.(a) The Borrower shall repay to the Administrative Agent, for the benefit of the applicable Lenders,on the Initial Term A Loan Maturity Date, the then outstanding Initial Term A Loans. The Borrower shall repay tothe Administrative Agent for the benefit of the Revolving Credit Lenders, on the Revolving Credit Maturity Date,the then outstanding Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the benefitof the Revolving Credit Lenders, on each Extended Revolving Loan Maturity Date, the then outstanding amount ofExtended Revolving Credit Loans.(b) The Borrower shall repay to the Administrative Agent, in Dollars, for the benefit of the InitialTerm A Loan Lenders, on each date set forth below (or, if not a Business Day, the immediately following BusinessDay) (each, a “Term Loan Repayment Date”), a principal amount in respect of each of the Initial Term A Loansmade to the Borrower equal to (x) the outstanding principal amount of Initial Term A Loans (including, for theavoidance of doubt, the Additional Term A Loans) on the Restatement Effective Date multiplied by (y) thepercentage set forth below opposite such Term Loan Repayment Date (each, a “Term Loan Repayment Amount”)(provided that, from and after the Amendment No. 1 Funding Date, the Term Loan Repayment Amount shall becalculated in accordance with the last sentence of Section 3 of Article I of Amendment No. 1.):Date Initial Term A LoanMarch 31, 2021 0.625%June 30, 2021 0.625%September 30, 2021 0.625%December 31, 2021 0.625%March 31, 2022 0.625%June 30, 2022 0.625%September 30, 2022 0.625%December 31, 2022 0.625%March 31, 2023 1.875%June 30, 2023 1.875%September 30, 2023 1.875%December 31, 2023 1.875%March 31, 2024 1.875%June 30, 2024 1.875%September 30, 2024 1.875%December 31, 2024 1.875%March 31, 2025 2.50%June 30, 2025 2.50%September 30, 2025 2.50%Initial Term A Loan Maturity Date Remaining outstanding amounts(c) In the event that any Incremental Term Loans are made, such Incremental Term Loans shall berepaid by the Borrower on each Term Loan Repayment Date in an amount equal to the Term Loan RepaymentAmount and subject to any adjustment to ensure fungibility with the Initial Term A Loans. In the event that anyExtended Term Loans are established, such Extended Term Loans shall, subject to Section 2.14(g), be repaid by theBorrower in the amounts (each such amount with respect to any Extended Repayment Date, an “Extended TermLoan Repayment Amount”) and on the dates (each, an “Extended Repayment Date”) set forth in the applicableExtension Amendment.(d) Each Lender shall maintain in accordance with its usual practice an account or accountsevidencing the Indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each72

Loan made by such lending office of such Lender from time to time, including the amounts of principal and interestpayable and paid to such lending office of such Lender from time to time under this Agreement.(e) The Administrative Agent shall maintain the Register pursuant to Section 13.6(b), and asubaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount ofeach Loan made hereunder, whether such Loan is an Initial Term A Loan, Incremental Term Loan or RevolvingCredit Loan, as applicable, the Type of each Loan made, the name of the Borrower and the Interest Period, if any,applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable fromthe Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agenthereunder from the Borrower and each Lender’s share thereof.(f) The entries made in the Register and accounts and subaccounts maintained pursuant to clauses (d)and (e) of this Section 2.5 shall, to the extent permitted by applicable law, be prima facie evidence of the existenceand amounts of the obligations of the Borrower therein recorded; provided, however, that in the event of anyinconsistency between the Registrar and any such account or subaccount, the Registrar shall govern, provided,further, that the failure of any Lender or the Administrative Agent to maintain such account, such Register orsubaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower torepay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of thisAgreement.(g) The Borrower hereby agrees that, upon request of any Lender at any time and from time to timeafter the Borrower have made an initial borrowing hereunder, the Borrower shall provide to such Lender, at theBorrower’s own expense, a promissory note, substantially in the form of Exhibit I-1 or Exhibit I-2, as applicable,evidencing the Initial Term A Loans, Incremental Term Loans and Revolving Loans, respectively, owing to suchLender. Thereafter, unless otherwise agreed to by the applicable Lender, the Loans evidenced by such promissorynote and interest thereon shall at all times (including after assignment pursuant to Section 13.6) be represented byone or more promissory notes in such form payable to the payee named therein (or, if requested by such payee, tosuch payee and its registered assigns).2.6 Conversions and Continuations.(a) Subject to the penultimate sentence of this clause (a), (x) the Borrower shall have the option onany Business Day to convert all or a portion equal to the Minimum Borrowing Amount for Term Loans of one Typeor the Minimum Borrowing Amount for Revolving Credit Loans of one Type into a Borrowing or Borrowings ofanother Type and (y) the Borrower shall have the option on any Business Day to continue the outstanding principalamount of any LIBORTerm Benchmark Loans as LIBORTerm Benchmark Loans for an additional Interest Period;provided that (i) no partial conversion of LIBORTerm Benchmark Loans shall reduce the outstanding principalamount of LIBORTerm Benchmark Loans made pursuant to a single Borrowing to less than the MinimumBorrowing Amount, (ii) ABR Loans may not be converted into LIBORTerm Benchmark Loans if an Event ofDefault is in existence on the date of the conversion and the Administrative Agent has or the Required Lenders havedetermined in its or their sole discretion not to permit such conversion, (iii) LIBORTerm Benchmark Loans may notbe continued as LIBORTerm Benchmark Loans for an additional Interest Period if an Event of Default is inexistence on the date of the proposed continuation and the Administrative Agent has or the Required Lenders havedetermined in its or their sole discretion not to permit such continuation, and (iv) Borrowings resulting fromconversions pursuant to this Section 2.6 shall be limited in number as provided in Section 2.2. Each suchconversion or continuation shall be effected by the Borrower by giving the Administrative Agent at theAdministrative Agent’s Office prior to 12:00 p.m. (New York City time) at least (i) three Business Days prior, inthe case of a continuation of or conversion to LIBORTerm Benchmark Loans (other than in the case of a noticedelivered on the Closing Date, which shall be deemed to be effective on the Closing Date), or (ii) one Business Dayprior in the case of a conversion into ABR Loans (each, a “Notice of Conversion or Continuation” substantially inthe form of Exhibit K) specifying the Loans to be so converted or continued, the Type of Loans to be converted orcontinued into and, if such Loans are to be converted into or continued as LIBORTerm Benchmark Loans, theInterest Period to be initially applicable thereto. If no Interest Period is specified in any such notice with respect toany conversion to or continuation as a LIBORTerm Benchmark Loan, the Borrower shall be deemed to have73 selected an Interest Period of one month’s duration. The Administrative Agent shall give each applicable Lendernotice as promptly as practicable of any such proposed conversion or continuation affecting any of its Loans.(b) If any Event of Default is in existence at the time of any proposed continuation of anyLIBORTerm Benchmark Loans denominated in Dollars and the Administrative Agent has or the Required Lendershave determined in its or their sole discretion not to permit such continuation, such LIBORTerm Benchmark Loansshall be automatically converted on the last day of the current Interest Period into ABR Loans. If upon theexpiration of any Interest Period in respect of LIBORTerm Benchmark Loans, the Borrower has failed to elect anew Interest Period to be applicable thereto as provided in clause (a) above, the Borrower shall be deemed to haveelected to convert such Borrowing of LIBORTerm Benchmark Loans into a Borrowing of ABR Loans, effective asof the expiration date of such current Interest Period.2.7 Pro Rata Borrowings. Each Borrowing of Additional Term A Loans under this Agreement shallbe made by the Lenders pro rata on the basis of their then-applicable Additional Term A Loan Commitments. EachBorrowing of Revolving Credit Loans under this Agreement shall be made by the Revolving Credit Lenders prorata on the basis of their then-applicable Revolving Credit Commitment Percentages. Each Borrowing ofIncremental Term Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then-applicable Incremental Term Loan Commitments. Each Borrowing of Incremental Revolving Credit Loans underthis Agreement shall be made by the Revolving Credit Lenders pro rata on the basis of their then-applicableIncremental Revolving Credit Commitments. It is understood that (a) no Lender shall be responsible for any defaultby any other Lender in its obligation to make Loans hereunder and that each Lender severally but not jointly shallbe obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender tofulfill its commitments hereunder and (b) other than as expressly provided herein with respect to a DefaultingLender, failure by a Lender to perform any of its obligations under any of the Credit Documents shall not releaseany Person from performance of its obligation, under any Credit Document.2.8 Interest.(a) The unpaid principal amount of each ABR Loan shall bear interest from the date of the Borrowingthereof until maturity (whether by acceleration or otherwise) at a rate per annum that shall at all times be theApplicable Margin for ABR Loans plus the ABRAlternate Base Rate, in each case, in effect from time to time.(b) The unpaid principal amount of each LIBORTerm Benchmark Loan shall bear interest from thedate of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum thatshall at all times be the Applicable Margin for LIBORTerm Benchmark Loans plus the relevant AdjustedLIBORTerm SOFR Rate.(c) If an Event of Default has occurred and is continuing under Section 11.1 or Section 11.5 hereto, ifall or a portion of (i) the principal amount of any Loan or (ii) any interest payable thereon or any other amountpayable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), suchoverdue amount shall bear interest at a rate per annum (the “Default Rate”) that is (x) in the case of overdueprincipal, the rate that would otherwise be applicable thereto plus 2.00% per annum or (y) in the case of any otheroverdue amount, including overdue interest, to the extent permitted by applicable law, the rate described in Section2.8(a) for the applicable Class plus 2.00% per annum from the date of such non-payment to the date on which suchamount is paid in full (after as well as before judgment).(d) Interest on each Loan shall accrue from and including the date of any Borrowing to but excludingthe date of any repayment thereof and shall be payable in the same currency in which the Loan is denominated;provided that any Loan that is repaid on the same date on which it is made shall bear interest for one day. Except asprovided below, interest shall be payable (i) in respect of each ABR Loan, quarterly in arrears on the last BusinessDay of each fiscal quarter of the Borrower, (ii) in respect of each LIBORTerm Benchmark Loan, on the last day ofeach Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each dateoccurring at three-month intervals after the first day of such Interest Period, and (iii) in respect of each Loan, (A) on74 any prepayment in respect thereof, (B) at maturity (whether by acceleration or otherwise), and (C) after suchmaturity, on demand.(e) To the extent any Loan bearing interest at the Adjusted LIBOR Rate (as defined in the ExistingCredit Agreement (as defined in Amendment No. 1)) is outstanding on the Amendment No. 1 Effective Date, suchLoan shall continue to bear interest at the Adjusted LIBOR Rate applicable to such Loan, and the provisions of theExisting Credit Agreement governing LIBOR Loans (as defined in the Existing Credit Agreement (as defined inAmendment No. 1)) shall continue to apply to any such Loans until the end of the earlier of (x) the Interest Periodor payment period applicable to such Loans and (y) solely in the case of the Restatement Date Term A Loans, theAmendment No. 1 Funding Date.(ef) All computations of interest hereunder shall be made in accordance with Section 5.5.(fg) The Administrative Agent, upon determining the interest rate for any Borrowing of LIBORTermBenchmark Loans, shall promptly notify the Borrower and the relevant Lenders thereof. Each such determinationshall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.2.9 Interest Periods. At the time the Borrower gives a Notice of Borrowing or Notice of Conversionor Continuation in respect of the making of, or conversion into or continuation as, a Borrowing of LIBORTermBenchmark Loans in accordance with Section 2.6(a), the Borrower shall give the Administrative Agent writtennotice of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrowerbe a one, two, three or six month period (or if available to all the Lenders making such LIBOR Loans as determinedby such Lenders in good faith based on prevailing market conditions, a twelve month or shorter period)..Notwithstanding anything to the contrary contained above:(a) the initial Interest Period for any Borrowing of LIBORTerm Benchmark Loans shallcommence on the date of such Borrowing (including the date of any conversion from a Borrowing of ABRLoans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on theday on which the next preceding Interest Period expires; to the extent available to each applicable Lenderof such LIBOR Loan, twelve months or a period shorter than one month, thereafter as selected by theBorrower in its Notice of Borrowing;(b) if any Interest Period relating to a Borrowing of LIBORTerm Benchmark Loans beginson the last Business Day of a calendar month or begins on a day for which there is no numericallycorresponding day in the calendar month at the end of such Interest Period, such Interest Period shall endon the last Business Day of the calendar month at the end of such Interest Period;(c) if any Interest Period would otherwise expire on a day that is not a Business Day, suchInterest Period shall expire on the next succeeding Business Day; provided that if any Interest Period inrespect of a LIBORTerm Benchmark Loan would otherwise expire on a day that is not a Business Day butis a day of the month after which no further Business Day occurs in such month, such Interest Period shallexpire on the immediately followingnext preceding Business Day; and(d) the Borrower shall not be entitled to elect any Interest Period in respect of anyLIBORTerm Benchmark Loan if such Interest Period would extend beyond the Maturity Date of suchLoan.2.10 Increased Costs, Illegality, Alternate Rate of Interest, Etc; Increased Costs.(a) Subject to clauses (b), (c), (d) and, (e) and (f) of this Section 2.10, if prior to the commencementof any Interest Period for a Borrowing of LIBOR Loans:(i) the Administrative Agent determines (which determination shall be conclusive absentmanifest error) prior to the commencement of any Interest Period for a Borrowing of Term Benchmark75 Loans, that adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Rate or theLIBOR Rate, as applicable (including because the LIBOR Screen Rate is not available or published on acurrent basis)Term SOFR Rate in accordance with the definition thereof, for such Interest Period; providedthat no Benchmark Transition Event shall have occurred at such time; or(ii) the Administrative Agent is advised by the Required Lenders that prior to thecommencement of any Interest Period for a Borrowing of Term Benchmark Loans, the AdjustedLIBORTerm SOFR Rate or the LIBOR Rate, as applicable, for such Interest Period will not adequatelyand fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan)included in such Borrowing for such Interest Period;then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy orelectronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrowerand the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevantBenchmark and (y) the Borrower delivers a new Notice of Conversion or Continuation in accordance with the termsof Section 2.6 or a new Borrowing Request in accordance with the terms of Section 2.3, (A1) any Notice ofConversion or Continuation that requests the conversion of any Borrowing of Revolving Credit Loans to, orcontinuation of any Borrowing of Revolving Credit Loans as, a Borrowing of LIBORTerm Benchmark Loans shallbe ineffective and (B) if any Notice of Borrowing that requests a Borrowing of Revolving Credit Loans which shallbe LIBOR Loans, such Borrowing shall be made asTerm Benchmark Loans shall instead be deemed to be a Noticeof Conversion or Continuation or a Notice of Borrowing, as applicable, for a Borrowing of ABR Loans; providedthat if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types ofBorrowings shall be permitted. Furthermore, if any Term Benchmark Loan is outstanding on the date of theBorrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.10(a) with respect to therate applicable to such Term Benchmark Loan, then until (x) the Administrative Agent notifies the Borrower andthe Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmarkand (y) the Borrower delivers a new Notice of Conversion or Continuation in accordance with the terms of Section2.6 or a new Borrowing Request in accordance with the terms of Section 2.3, (1) any Term Benchmark Loan shallon the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, andshall constitute, an ABR BorrowingLoan.(b) Notwithstanding anything to the contrary herein or in any other Credit Document, ifupon theoccurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related BenchmarkReplacement Date have occurred prior to the Reference Time in respect of any setting of the then-currentBenchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of thedefinition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement willreplace such Benchmark for all purposes hereunder and under any Credit Document in respect of such Benchmarksetting and subsequent Benchmark settings without any amendment to, or, the Administrative Agent and theBorrower may, without further action or consent of any other party to, this Agreement or any other CreditDocument and (y) if, amend this Agreement to replace the then-current Benchmark with a Benchmark Replacementis determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such BenchmarkReplacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder andunder any Credit Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time). Anysuch amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th)Business Day after the dateAdministrative Agent has posted notice of such Benchmark Replacement is provided tothe Lenders without anyproposed amendment to, or further action or consent of any other party to, this Agreementor any other Credit Document all affected Lenders and the Borrower so long as the Administrative Agent has notreceived, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising theRequired Lenders of each Class.stating that such Benchmark Replacement does not constitute a replacement indexrate that is widely adopted in the leveraged syndicated loan market. No replacement of a Benchmark with aBenchmark Replacement pursuant to this Section 2.10(b) will occur prior to the applicable Benchmark TransitionStart Date.(c) Notwithstanding anything to the contrary herein or in any other Credit Document and subject to theproviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Datehave occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the76 applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or underany Credit Document in respect of such Benchmark setting and subsequent Benchmark settings, without anyamendment to, or further action or consent of any other party to, this Agreement or any other Credit Document;provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders andthe Borrower a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required todeliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.(c) (d) InNotwithstanding anything to the contrary herein or in any other Credit Document, inconnection with the use, administration, adoption or implementation of a Benchmark Replacement and/or any TermBenchmark Loan, the Administrative Agent will have the right to make Benchmark Replacement ConformingChanges, in consultation with the Borrower, from time to time and, notwithstanding anything to the contrary hereinor in any other Credit Document, any amendments implementing such Benchmark Replacement ConformingChanges will become effective without any further action or consent of any other party to this Agreement or anyother Credit Document.(d) (e) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) anyoccurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, asapplicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement,(iiiii) the effectiveness of any Benchmark Replacement Conforming Changes, (iviii) the removal or reinstatement ofany tenor of a Benchmark pursuant to clauseSection 2.10(fe) below and (viv) the commencement or conclusion ofany Benchmark Unavailability Period. Any determination, decision or election that may be made by theAdministrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this the Borrower as expresslyset forth in Section 2.10(b) through (f) and the defined terms used therein, including any determination with respectto a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and anydecision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifesterror and may be made in its or their sole discretion and without consent from any other party to this Agreement orany other Credit Document, except, in each case, as expressly required pursuant to this Section 2.10(b) through (f)or any defined terms used therein.(e) (f) Notwithstanding anything to the contrary herein or in any other Credit Document, at any time(including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmarkis a term rate (including the Term SOFR or LIBORReference Rate) and either (A) any tenor for such Benchmark isnot displayed on a screen or other information service that publishes such rate from time to time as selected by theAdministrative Agent in its reasonable discretion and in consultation with the Borrower or (B) the regulatorysupervisor for the administrator of such Benchmark has provided a public statement or publication of informationannouncing that any tenor for such Benchmark is not or will be no longernot be representative, then theAdministrative Agent may, in consultation with the Borrower, modify the definition of “Interest Period” (or anysimilar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and, (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequentlydisplayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not,or is no longer, subject to an announcement that it is not or will no longernot be representative for a Benchmark(including a Benchmark Replacement), then the Administrative Agent may, in consultation with the Borrower,modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at orafter such time to reinstate such previously removed tenor. and (iii) if a new tenor for such Benchmark is displayedon a screen or other information service selected by the Administrative Agent in its reasonable discretion and inconsultation with the Borrower, then the Administrative Agent may, in consultation with the Borrower, modify thedefinition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after suchtime to add such new tenor.(f) (g) Upon the Borrower’s receipt of notice of the commencement of a Benchmark UnavailabilityPeriod, (i) the Borrower may revoke any request for a Eurodollar Borrowing of, conversion to or continuation ofEurodollarTerm Benchmark Loans to be made, converted or continued during any Benchmark UnavailabilityPeriod and, failing that, the Borrower will be deemed to have converted any such request into a request for aBorrowing of or conversion to ABR Loans and (ii) during the continuance of any Benchmark Unavailability Period,any outstanding affected Term Benchmark Loans will be deemed to have been converted to ABR Loans at the endof the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the77 then-current Benchmark is not an Available Tenor, the component of ABRthe Alternate Base Rate based upon thethen-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination ofABRthe Alternate Base Rate.(g) (h) If, after the Closing Date, any Change in Law relating to capital adequacy or liquidity of anyLender or compliance by any Lender or its parent with any Change in Law relating to capital adequacy or liquidityoccurring after the Closing Date, has or would have the effect of reducing the actual rate of return on such Lender’sor its parent’s or its Affiliate’s capital or assets as a consequence of such Lender’s commitments or obligationshereunder to a level below that which such Lender or its parent or its Affiliate could have achieved but for suchChange in Law (taking into consideration such Lender’s or its parent’s policies with respect to capital adequacy orliquidity), then from time to time, promptly after demand by such Lender (with a copy to the Administrative Agent),the Borrower shall pay to such Lender such actual additional amount or amounts as will compensate such Lender orits parent for such actual reduction, it being understood and agreed, however, that a Lender shall not be entitled tosuch compensation as a result of such Lender’s compliance with, or pursuant to any request or directive to complywith, any law, rule or regulation as in effect on the Closing Date or to the extent such Lender is not imposing suchcharges on, or requesting such compensation from, borrowers (similarly situated to the Borrower hereunder) undercomparable syndicated credit facilities similar to the Credit Facilities. Each Lender, upon determining in good faiththat any additional amounts will be payable pursuant to this Section 2.10(fg), will give prompt written noticethereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of suchadditional amounts, although the failure to give any such notice shall not, subject to Section 2.13, release ordiminish the Borrower’s obligations to pay additional amounts pursuant to this Section 2.10(fg) promptly followingreceipt of such notice.2.11 Compensation. If (a) any payment of principal of any LIBORTerm Benchmark Loan is made bythe Borrower to or for the account of a Lender other than on the last day of the Interest Period for such LIBORTermBenchmark Loan as a result of a payment or conversion pursuant to Sections 2.5, 2.6, 2.10, 5.1, 5.2 or 13.7, as aresult of acceleration of the maturity of the Loans pursuant to Section 11 or for any other reason, (b) any Borrowingof LIBORTerm Benchmark Loans is not made as a result of a withdrawn Notice of Borrowing or a failure to satisfyborrowing conditions, (c) any ABR Loan is not converted into a LIBORTerm Benchmark Loan as a result of awithdrawn Notice of Conversion or Continuation, (d) any LIBORTerm Benchmark Loan is not continued as aLIBORTerm Benchmark Loan, as the case may be, as a result of a withdrawn Notice of Conversion or Continuationor (e) any prepayment of principal of any LIBORTerm Benchmark Loan is not made as a result of a withdrawnnotice of prepayment pursuant to Sections 5.1 or 5.2, the Borrower shall, after receipt of a written request by suchLender (which request shall set forth in reasonable detail the basis for requesting such amount), promptly pay to theAdministrative Agent for the account of such Lender any amounts required to compensate such Lender for anyadditional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure toconvert, failure to continue or failure to prepay, including any loss, cost or expense (excluding loss of anticipatedprofits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by anyLender to fund or maintain such LIBORTerm Benchmark Loan. For purposes of calculating amounts payable bythe Borrower to the Lenders under this Section, each Lender shall be deemed to have funded each LIBORTermBenchmark Loan made by it at the Adjusted LIBORTerm SOFR Rate for such Loan by a matching deposit or otherborrowing in the London interbanksecured overnight financing market for a comparable amount and for acomparable period, whether or not such LIBORTerm Benchmark Loan was in fact so funded. A certificate of aLender setting forth the amount or amounts necessary to compensate such Lender as specified in this Section 2.11and setting forth in reasonable detail the manner in which such amount or amounts were determined shall bedelivered to the Borrower and shall be conclusive, absent manifest error. Without limiting the foregoing, inconnection with each request for compensation by any Lender the Borrower shall also pay such Lender with respectto each affected LIBORTerm Benchmark Loan customary administrative fees requested by such Lender in anamount not to exceed $250 per such LIBORTerm Benchmark Loan.2.12 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving riseto the operation of Sections 2.10(a)(ii), 2.10(a)(iii), 2.10(b), 3.5 or 5.4 with respect to such Lender, it will, ifrequested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) todesignate another lending office for any Loans affected by such event; provided that such designation is made onsuch terms that such Lender and its lending office suffer no unreimbursed cost or other material economic, legal orregulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any78 such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or theright of any Lender provided in Sections 2.10, 3.5 or 5.4.2.13 Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to theextent any notice required by Sections 2.10, 2.11, 3.5 or 5.4 is given by any Lender more than 120 days after suchLender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additionalcost, reduction in amounts, loss, or other additional amounts described in such Sections, such Lender shall not beentitled to compensation under Sections 2.10, 2.11, 3.5 or 5.4, as the case may be, for any such amounts incurred oraccruing prior to the 121st day prior to the giving of such notice to the Borrower.2.14 Incremental Facilities.(a) The Borrower may by written notice to Administrative Agent elect to request the establishment ofone or more (x) increases in Term Loans of any Class (the commitments thereto, the “Incremental Term LoanCommitments”) and/or (y) increases in Revolving Credit Commitments of any Class (the “Incremental RevolvingCredit Commitments” and, together with the Incremental Term Loan Commitments, the “Incremental LoanCommitments”), by an aggregate amount not in excess of the Maximum Incremental Facilities Amount in theaggregate and not less than $10,000,000 individually (or such lesser amount as (x) may be approved by theAdministrative Agent or (y) shall constitute the difference between the Maximum Incremental Facilities Amountand all such Incremental Loan Commitments obtained on or prior to such date). In connection with the incurrenceof any Indebtedness under this Section 2.14, at the request of the Administrative Agent, the Borrower shall provideto the Administrative Agent a certificate certifying that the Incremental Loan Commitments do not exceed theMaximum Incremental Facilities Amount. The Borrower may approach any Lender or any Person (other than anatural Person) to provide all or a portion of the Incremental Loan Commitments; provided that any Lender offeredor approached to provide all or a portion of the Incremental Loan Commitments may elect or decline, in its solediscretion, to provide an Incremental Loan Commitment. In each case, such Incremental Loan Commitments shallbecome effective as of the applicable Increased Amount Date; provided that (i) no Event of Default (or, if incurredin connection with a Limited Condition Transaction, no Event of Default under Section 11.1 or Section 11.5) shallexist on such Increased Amount Date before or after giving effect to such Incremental Loan Commitments, asapplicable, (ii) the representations and warranties of the Borrower and each other Credit Party contained in Section8 or any other Credit Document shall be true and correct in all material respects (or, with respect to representationsand warranties modified by a materiality or Material Adverse Effect standard, in all respects) on and as of theIncreased Amount Date, except to the extent that such representations and warranties specifically refer to an earlierdate, in which case they are true and correct in all material respects (or, with respect to representations andwarranties modified by a materiality or Material Adverse Effect standard, in all respects) as of such earlier date, (iii)the Incremental Loan Commitments shall be effected pursuant to one or more Joinder Agreements executed anddelivered by the Borrower and Administrative Agent, and each of which shall be recorded in the Register and shallbe subject to the requirements set forth in Section 5.4(e), and (iv) the Borrower shall make any payments requiredpursuant to Section 2.11 in connection with the Incremental Loan Commitments, as applicable. No Lender shallhave any obligation to provide any Commitments pursuant to this Section 2.14(a). Any Incremental Term Loansshall be designated as part of a series of existing Term Loans for all purposes of this Agreement.(b) Incremental Revolving Credit Commitments shall be subject to the satisfaction of the followingterms and conditions, (a) with respect to Incremental Revolving Credit Commitments, each of the Lenders withRevolving Credit Commitments of such Class shall assign to each Lender with an Incremental Revolving CreditCommitment (each, an “Incremental Revolving Loan Lender”) and each of the Incremental Revolving LoanLenders shall purchase from each of the Lenders with Revolving Credit Commitments of such Class, at theprincipal amount thereof, such interests in the Revolving Credit Loans outstanding on such Increased Amount Dateas shall be necessary in order that, after giving effect to all such assignments and purchases, the Revolving CreditLoans of such Class will be held by existing Revolving Credit Lenders and Incremental Revolving Loan Lendersratably in accordance with their Revolving Credit Commitments of such Class after giving effect to the addition ofsuch Incremental Revolving Credit Commitments to the Revolving Credit Commitments, and (b) with respect toIncremental Revolving Credit Commitments, (i) each Incremental Revolving Credit Commitment shall be deemedfor all purposes a Revolving Credit Commitment and, each Loan made under an Incremental Revolving CreditCommitment (an “Incremental Revolving Credit Loan”) shall be deemed, for all purposes, Revolving CreditLoans and (ii) each Incremental Revolving Loan Lender shall become a Lender with respect to the Incremental79 Revolving Credit Commitment and all matters relating thereto; provided that the Administrative Agent and theLetter of Credit Issuer shall have consented (not to be unreasonably withheld or delayed) to such Lender’s orIncremental Revolving Loan Lender’s providing such Incremental Revolving Credit Commitment to the extent suchconsent, if any, would be required under Section 13.6(b) for an assignment of Revolving Loans or Revolving CreditCommitments, as applicable, to such Lender or Incremental Revolving Loan Lender.(c) Incremental Term Loan Commitments shall be subject to the satisfaction of the following termsand conditions, (i) each Lender with an Incremental Term Loan Commitment (each, a “Incremental Term LoanLender”) shall make a Loan to the Borrower (a “Incremental Term Loan” and, together with the IncrementalRevolving Credit Loans, the “Incremental Loans”) in an amount equal to its Incremental Term Loan Commitment,and each Incremental Term Loan shall be deemed, for all purposes, an Initial Term A Loan, and (ii) eachIncremental Term Loan Lender shall become a Lender hereunder with respect to the Incremental Term LoanCommitment and the Incremental Term Loans made pursuant thereto.(d) The terms and provisions of the Incremental Term Loans shall be identical to the terms andprovisions of the Initial Term A Loans.(e) Incremental Revolving Credit Commitments and Incremental Revolving Credit Loans shall beidentical to the Initial Revolving Credit Commitments and the related Revolving Credit Loans.(f) Each Joinder Agreement may, without the consent of any other Lenders, effect technical andcorresponding amendments to this Agreement and the other Credit Documents as may be necessary or appropriate,in the opinion of the Administrative Agent, to effect the provision of this Section 2.14.(g) (i) The Borrower may at any time and from time to time request that all or a portion of the TermLoans of any Class (an “Existing Term Loan Class”) be converted to extend the scheduled maturity date(s) of anypayment of principal with respect to all or a portion of any principal amount of such Term Loans (any such TermLoans which have been so converted, “Extended Term Loans”) and to provide for other terms consistent with thisSection 2.14(g). In order to establish any Extended Term Loans, the Borrower shall provide a notice to theAdministrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable ExistingTerm Loan Class which such request shall be offered equally to all such Lenders) (a “Term Loan ExtensionRequest”) setting forth the proposed terms of the Extended Term Loans to be established, which shall not bematerially more restrictive to the Credit Parties (as determined in good faith by the Borrower), when taken as awhole, than the terms of the Term Loans of the Existing Term Loan Class unless (x) the Lenders of the Term Loansof such applicable Existing Term Loan Class receive the benefit of such more restrictive terms or (y) any suchprovisions apply after the Initial Term A Loan Maturity Date (a “Permitted Other Provision”); provided, however,that (x) the scheduled final maturity date shall be extended and all or any of the scheduled amortization payments ofprincipal of the Extended Term Loans may be delayed to later dates than the scheduled amortization of principal ofthe Term Loans of such Existing Term Loan Class (with any such delay resulting in a corresponding adjustment tothe scheduled amortization payments reflected in Section 2.5 or in the Joinder Agreement, as the case may be, withrespect to the Existing Term Loan Class from which such Extended Term Loans were converted, in each case asmore particularly set forth in paragraph (iv) of this Section 2.14(g) below), (y) (A) the interest margins with respectto the Extended Term Loans may be higher or lower than the interest margins for the Term Loans of such ExistingTerm Loan Class and/or (B) additional fees, premiums or applicable high-yield discount obligation payments maybe payable to the Lenders providing such Extended Term Loans in addition to or in lieu of any increased marginscontemplated by the preceding clause (A), in each case, to the extent provided in the applicable ExtensionAmendment and to the extent that any Permitted Other Provision (including a financial maintenance covenant) isadded for the benefit of any such Indebtedness, no consent shall be required by the Administrative Agent or any ofthe Lenders if such Permitted Other Provision is also added for the benefit of any corresponding Loans remainingoutstanding after the issuance or incurrence of such Indebtedness or if such Permitted Other Provision applies onlyafter the Initial Term A Loan Maturity Date. Notwithstanding anything to the contrary in this Section 2.14 orotherwise, no Extended Term Loans may be optionally prepaid prior to the date on which the Existing Term LoanClass from which they were converted is repaid in full, except in accordance with the last sentence of Section5.1(a). No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term LoanClass converted into Extended Term Loans pursuant to any Extension Request. Any Extended Term Loans of any80

Extension Series shall constitute a separate Class of Term Loans from the Existing Term Loan Class from whichthey were converted.(ii) The Borrower may at any time and from time to time request that all or a portion of the RevolvingCredit Commitments of any Class, any Extended Revolving Credit Commitments and/or any Incremental RevolvingCredit Commitments, each existing at the time of such request (each, an “Existing Revolving CreditCommitment” and any related Revolving Credit Loans thereunder, “Existing Revolving Credit Loans”; eachExisting Revolving Credit Commitment and related Existing Revolving Credit Loans together being referred to asan “Existing Revolving Credit Class”) be converted to extend the termination date thereof and the scheduledmaturity date(s) of any payment of principal with respect to all or a portion of any principal amount of Loansrelated to such Existing Revolving Credit Commitments (any such Existing Revolving Credit Commitments whichhave been so extended, “Extended Revolving Credit Commitments” and any related Loans, “ExtendedRevolving Credit Loans”) and to provide for other terms consistent with this Section 2.14(g). In order to establishany Extended Revolving Credit Commitments, the Borrower shall provide a notice to the Administrative Agent(who shall provide a copy of such notice to each of the Lenders of the applicable Class of Existing Revolving CreditCommitments which such request shall be offered equally to all such Lenders) setting forth the proposed terms ofthe Extended Revolving Credit Commitments to be established, which shall not be materially more restrictive to theCredit Parties (as determined in good faith by the Borrower), when taken as a whole, than the terms of theapplicable Existing Revolving Credit Commitments (the “Specified Existing Revolving Credit Commitment”)unless (x) the Lenders providing existing Revolving Credit Loans receive the benefit of such more restrictive termsor (y) any such provisions apply after the Revolving Credit Termination Date, in each case, to the extent providedin the applicable Extension Amendment; provided, however, that (w) all or any of the final maturity dates of suchExtended Revolving Credit Commitments may be delayed to later dates than the final maturity dates of theSpecified Existing Revolving Credit Commitments, (x) (A) the interest margins with respect to the ExtendedRevolving Credit Commitments may be higher or lower than the interest margins for the Specified ExistingRevolving Credit Commitments and/or (B) additional fees and premiums may be payable to the Lenders providingsuch Extended Revolving Credit Commitments in addition to or in lieu of any increased margins contemplated bythe preceding clause (A) and (y) the revolving credit commitment fee rate with respect to the Extended RevolvingCredit Commitments may be higher or lower than the Revolving Credit Commitment Fee Rate for the SpecifiedExisting Revolving Credit Commitment; provided that, notwithstanding anything to the contrary in this Section2.14(g) or otherwise, (1) the borrowing and repayment (other than in connection with a permanent repayment andtermination of commitments) of Loans with respect to any Original Revolving Credit Commitments shall be madeon a pro rata basis with all other Original Revolving Credit Commitments and (2) assignments and participations ofExtended Revolving Credit Commitments and Extended Revolving Credit Loans shall be governed by the sameassignment and participation provisions applicable to Revolving Credit Commitments and the Revolving CreditLoans related to such Commitments set forth in Section 13.6. No Lender shall have any obligation to agree to haveany of its Revolving Credit Loans or Revolving Credit Commitments of any Existing Revolving Credit Classconverted into Extended Revolving Credit Loans or Extended Revolving Credit Commitments pursuant to anyExtension Request. Any Extended Revolving Credit Commitments of any Extension Series shall constitute aseparate Class of revolving credit commitments from the Specified Existing Revolving Credit Commitments andfrom any other Existing Revolving Credit Commitments (together with any other Extended Revolving CreditCommitments so established on such date).(iii) Any Lender (an “Extending Lender”) wishing to have all or a portion of its Term Loans,Revolving Credit Commitments, Incremental Revolving Credit Commitment or Extended Revolving CreditCommitment of the Existing Class or Existing Classes subject to such Extension Request converted into ExtendedTerm Loans or Extended Revolving Credit Commitments, as applicable, shall notify the Administrative Agent (an“Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans,Revolving Credit Commitments, Incremental Revolving Credit Commitment or Extended Revolving CreditCommitment of the Existing Class or Existing Classes subject to such Extension Request that it has elected toconvert into Extended Term Loans or Extended Revolving Credit Commitments, as applicable. In the event that theaggregate amount of Term Loans, Revolving Credit Commitments, Incremental Revolving Credit Commitment orExtended Revolving Credit Commitment of the Existing Class or Existing Classes subject to Extension Electionsexceeds the amount of Extended Term Loans or Extended Revolving Credit Commitments, as applicable, requestedpursuant to the Extension Request, Term Loans or Revolving Credit Commitments, Incremental Revolving CreditCommitments or Extended Revolving Credit Commitments of the Existing Class or Existing Classes subject to81 Extension Elections shall be converted to Extended Term Loans or Extended Revolving Credit Commitments, asapplicable, on a pro rata basis based on the amount of Term Loans, Revolving Credit Commitments, IncrementalRevolving Credit Commitment or Extended Revolving Credit Commitment included in each such ExtensionElection. Notwithstanding the conversion of any Existing Revolving Credit Commitment into an ExtendedRevolving Credit Commitment, such Extended Revolving Credit Commitment shall be treated identically to allother Original Revolving Credit Commitments for purposes of the obligations of a Revolving Credit Lender inrespect of Letters of Credit under Section 3, except that the applicable Extension Amendment may provide that theL/C Facility Maturity Date may be extended and the related obligations to issue Letters of Credit may be continuedso long as the Letter of Credit Issuer has consented to such extensions in their sole discretion (it being understoodthat no consent of any other Lender shall be required in connection with any such extension).(iv) Extended Term Loans or Extended Revolving Credit Commitments, as applicable, shall beestablished pursuant to an amendment (an “Extension Amendment”) to this Agreement (which, except to theextent expressly contemplated by the penultimate sentence of this Section 2.14(g)(iv) and notwithstanding anythingto the contrary set forth in Section 13.1, shall not require the consent of any Lender other than the ExtendingLenders with respect to the Extended Term Loans or Extended Revolving Credit Commitments, as applicable,established thereby) executed by the Credit Parties, the Administrative Agent and the Extending Lenders. NoExtension Amendment shall provide for any tranche of Extended Term Loans or Extended Revolving CreditCommitments in an aggregate principal amount that is less than $10,000,000. In addition to any terms and changesrequired or permitted by Section 2.14(g)(i), each Extension Amendment (x) shall amend the scheduled amortizationpayments pursuant to Section 2.5 or the applicable Joinder Agreement with respect to the Existing Term Loan Classfrom which the Extended Term Loans were converted to reduce each scheduled Repayment Amount for theExisting Term Loan Class in the same proportion as the amount of Term Loans of the Existing Term Loan Class isto be converted pursuant to such Extension Amendment (it being understood that the amount of any RepaymentAmount payable with respect to any individual Term Loan of such Existing Term Loan Class that is not anExtended Term Loan shall not be reduced as a result thereof) and (y) may, but shall not be required to, imposeadditional requirements (not inconsistent with the provisions of this Agreement in effect at such time) with respectto the final maturity and weighted average life to maturity of Incremental Term Loans incurred following the date ofsuch Extension Amendment. Notwithstanding anything to the contrary in this Section 2.14(g) and without limitingthe generality or applicability of Section 13.1 to any Section 2.14 Additional Amendments, any ExtensionAmendment may provide for additional terms and/or additional amendments other than those referred to orcontemplated above (any such additional amendment, a “Section 2.14 Additional Amendment”) to this Agreementand the other Credit Documents; provided that such Section 2.14 Additional Amendments are within therequirements of Section 2.14(g)(i) and do not become effective prior to the time that such Section 2.14 AdditionalAmendments have been consented to (including, without limitation, pursuant to (1) consents applicable to holdersof Incremental Term Loans and Incremental Revolving Credit Commitments provided for in any Joinder Agreementand (2) consents applicable to holders of any Extended Term Loans or Extended Revolving Credit Commitmentsprovided for in any Extension Amendment) by such of the Lenders, Credit Parties and other parties (if any) as maybe required in order for such Section 2.14 Additional Amendments to become effective in accordance with Section13.1. (v) Notwithstanding anything to the contrary contained in this Agreement, (A) on any date on whichany Existing Class is converted to extend the related scheduled maturity date(s) in accordance with clauses (i)and/or (ii) above (an “Extension Date”), (I) in the case of the existing Term Loans of each Extending Lender, theaggregate principal amount of such existing Term Loans shall be deemed reduced by an amount equal to theaggregate principal amount of Extended Term Loans so converted by such Lender on such date, and the ExtendedTerm Loans shall be established as a separate Class of Term Loans (together with any other Extended Term Loansso established on such date), and (II) in the case of the Specified Existing Revolving Credit Commitments of eachExtending Lender, the aggregate principal amount of such Specified Existing Revolving Credit Commitments shallbe deemed reduced by an amount equal to the aggregate principal amount of Extended Revolving CreditCommitments so converted by such Lender on such date, and such Extended Revolving Credit Commitments shallbe established as a separate Class of revolving credit commitments from the Specified Existing Revolving CreditCommitments and from any other Existing Revolving Credit Commitments (together with any other ExtendedRevolving Credit Commitments so established on such date) and (B) if, on any Extension Date, any Loans of anyExtending Lender are outstanding under the applicable Specified Existing Revolving Credit Commitments, suchLoans (and any related participations) shall be deemed to be allocated as Extended Revolving Credit Loans (and82 related participations) and Existing Revolving Credit Loans (and related participations) in the same proportion assuch Extending Lender’s Specified Existing Revolving Credit Commitments to Extended Revolving CreditCommitments.(vi) The Administrative Agent and the Lenders hereby consent to the consummation of thetransactions contemplated by this Section 2.14 (including, for the avoidance of doubt, payment of any interest, fees,or premium in respect of any Extended Term Loans and/or Extended Revolving Credit Commitments on such termsas may be set forth in the relevant Extension Amendment) and hereby waive the requirements of any provision ofthis Agreement (including, without limitation, any pro rata payment or amendment section) or any other CreditDocument that may otherwise prohibit or restrict any such extension or any other transaction contemplated by thisSection 2.14.2.15 Permitted Debt Exchanges.(a) Notwithstanding anything to the contrary contained in this Agreement, pursuant to one or moreoffers (each, a “Permitted Debt Exchange Offer”) made from time to time by the Borrower, the Borrower mayfrom time to time following the Closing Date consummate one or more exchanges of Term Loans for PermittedOther Indebtedness in the form of notes (such notes, “Permitted Debt Exchange Notes,” and each such exchange a“Permitted Debt Exchange”), so long as the following conditions are satisfied: (i) no Event of Default shall haveoccurred and be continuing at the time the final offering document in respect of a Permitted Debt Exchange Offer isdelivered to the relevant Lenders, (ii) the aggregate principal amount (calculated on the face amount thereof) ofTerm Loans exchanged shall equal no more than the aggregate principal amount (calculated on the face amountthereof) of Permitted Debt Exchange Notes issued in exchange for such Term Loans; provided that the aggregateprincipal amount of the Permitted Debt Exchange Notes may include accrued interest and premium (if any) underthe Term Loans exchanged and underwriting discounts, fees, commissions and expenses in connection with theissuance of such Permitted Debt Exchange Notes, (iii) the aggregate principal amount (calculated on the faceamount thereof) of all Term Loans exchanged under each applicable Class by the Borrower pursuant to anyPermitted Debt Exchange shall automatically be cancelled and retired by the Borrower on the date of the settlementthereof (and, if requested by the Administrative Agent, any applicable exchanging Lender shall execute and deliverto the Administrative Agent an Assignment and Acceptance, or such other form as may be reasonably requested bythe Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in the TermLoans being exchanged pursuant to the Permitted Debt Exchange to the Borrower for immediate cancellation), (iv)if the aggregate principal amount of all Term Loans of a given Class (calculated on the face amount thereof)tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted totender a principal amount of Term Loans which exceeds the principal amount thereof of the applicable Classactually held by it) shall exceed the maximum aggregate principal amount of Term Loans of such Class offered tobe exchanged by the Borrower pursuant to such Permitted Debt Exchange Offer, then the Borrower shall exchangeTerm Loans subject to such Permitted Debt Exchange Offer tendered by such Lenders ratably up to such maximumamount based on the respective principal amounts so tendered, (v) all documentation in respect of such PermittedDebt Exchange shall be consistent with the foregoing, and all written communications generally directed to theLenders in connection therewith shall be in form and substance consistent with the foregoing and made inconsultation with the Borrower and the Auction Agent, and (vi) any applicable Minimum Tender Condition shall besatisfied.(b) With respect to all Permitted Debt Exchanges effected by any of the Borrower pursuant to thisSection 2.15, (i) such Permitted Debt Exchanges (and the cancellation of the exchanged Term Loans in connectiontherewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 5.1 or 5.2,and (ii) such Permitted Debt Exchange Offer shall be made for not less than $10,000,000 in an aggregate principalamount of Term Loans; provided that subject to the foregoing clause (ii) the Borrower may at its election specify asa condition (a “Minimum Tender Condition”) to consummating any such Permitted Debt Exchange that aminimum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrower’sdiscretion) of Term Loans of any or all applicable Classes be tendered.(c) In connection with each Permitted Debt Exchange, the Borrower and the Auction Agent shallmutually agree to such procedures as may be necessary or advisable to accomplish the purposes of this Section 2.15and without conflict with Section 2.15(d); provided that the terms of any Permitted Debt Exchange Offer shall83 provide that the date by which the relevant Lenders are required to indicate their election to participate in suchPermitted Debt Exchange shall be not less than a reasonable period (in the discretion of the Borrower and theAuction Agent) of time following the date on which the Permitted Debt Exchange Offer is made.(d) The Borrower shall be responsible for compliance with, and hereby agrees to comply with, allapplicable securities and other laws in connection with each Permitted Debt Exchange, it being understood andagreed that (x) none of the Auction Agent, the Administrative Agent nor any Lender assumes any responsibility inconnection with the Borrower’s compliance with such laws in connection with any Permitted Debt Exchange and(y) each Lender shall be solely responsible for its compliance with any applicable “insider trading” laws andregulations to which such Lender may be subject under the Securities Exchange Act of 1934, as amended.2.16 Defaulting Lenders.(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if anyLender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to theextent permitted by applicable law:(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove anyamendment, waiver or consent with respect to this Agreement shall be restricted as set forth in thedefinition of “Required Lenders” and Section 13.1.(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amountsreceived by the Administrative Agent for the account of such Defaulting Lender (whether voluntary ormandatory, at maturity, pursuant to Section 11 or otherwise) or received by the Administrative Agent froma Defaulting Lender pursuant to Section 13.8 shall be applied at such time or times as may be determinedby the Administrative Agent as follows: first, to the payment of any amounts owing by such DefaultingLender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amountsowing by such Defaulting Lender to the Letter of Credit Issuer hereunder; third, to Cash Collateralize theLetter of Credit Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance withSection 3.8; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loanin respect of which such Defaulting Lender has failed to fund its portion thereof as required by thisAgreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agentand the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy suchDefaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and(y) Cash Collateralize the Letter of Credit Issuer’s future Fronting Exposure with respect to suchDefaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance withSection 3.8; sixth, to the payment of any amounts owing to the Borrower, the Lenders, the Letter of CreditIssuer as a result of any judgment of a court of competent jurisdiction obtained by the Borrower, anyLender, the Letter of Credit Issuer against such Defaulting Lender as a result of such Defaulting Lender’sbreach of its obligations under this Agreement; and seventh, to such Defaulting Lender or as otherwisedirected by a court of competent jurisdiction; provided that if (x) such payment is a payment of theprincipal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fullyfunded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at atime when the conditions set forth in Section 7 were satisfied or waived, such payment shall be appliedsolely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basisprior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lenderuntil such time as all Loans and funded and unfunded participations in L/C Obligations are held by theLenders pro rata in accordance with the Commitments hereunder without giving effect toSection 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lenderthat are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuantto this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and eachLender irrevocably consents hereto. 84

(iii) Certain Fees.(A) No Defaulting Lender shall be entitled to receive any fee payable under Section 4 for anyperiod during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay anysuch fee that otherwise would have been required to have been paid to that Defaulting Lender).(B) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any periodduring which that Lender is a Defaulting Lender only to the extent allocable to its applicable percentage ofthe stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 3.8.(C) With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lenderpursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portionof any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’sparticipation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant toclause (iv) below, (y) pay to the Letter of Credit Issuer the amount of any such fee otherwise payable tosuch Defaulting Lender to the extent allocable to such Letter of Credit’s Fronting Exposure to suchDefaulting Lender, and (z) not be required to pay the remaining amount of any such fee.(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part ofsuch Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-DefaultingLenders in accordance with their respective Revolving Credit Commitment Percentages (calculatedwithout regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation doesnot cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 14, no reallocation hereunder shall constitute awaiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lenderhaving become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of suchNon-Defaulting Lender’s increased exposure following such reallocation.(v) Cash Collateral. If the reallocation described in clause (a)(iv) above cannot, or can onlypartially, be effected, the Borrower shall, without prejudice to any right or remedy available to themhereunder or under applicable law, Cash Collateralize the Letter of Credit Issuers’ Fronting Exposure inaccordance with the procedures set forth in Section 3.8.(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent and the Letter of CreditIssuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify theparties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forththerein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extentapplicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as theAdministrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfundedparticipations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their RevolvingCredit Commitment Percentages (without giving effect to Section 2.16(a)(iv)), whereupon such Lender will cease tobe a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued orpayments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further,that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from DefaultingLender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’shaving been a Defaulting Lender.Section 3. Letters of Credit3.1 Letters of Credit.(a) Each Letter of Credit existing under the Original Credit Agreement immediately prior to theRestatement Effective Date shall be deemed issued under this Agreement as of the Restatement Effective Date.Subject to and upon the terms and conditions herein set forth, at any time and from time to time after theRestatement Effective Date and prior to the L/C Facility Maturity Date, the Letter of Credit Issuer agrees, in85 reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 3, to issue from time to timefrom the Closing Date through the L/C Facility Maturity Date for the account of the Borrower (or, so long as theBorrower is the primary obligor, for the account of the Borrower or any Restricted Subsidiary (other than theBorrower)) letters of credit (the “Letters of Credit” and each, a “Letter of Credit”) in such form as may beapproved by the Letter of Credit Issuer in its reasonable discretion; provided that there shall not at any time beoutstanding more than a total of thirty (30) Letters of Credit. On the Closing Date, (i) each Existing Letter of Creditshall be automatically and without further action by the parties thereto converted to Letters of Credit issuedpursuant to this Section 3 for the account of the Borrower and subject to the provisions hereof, and for this purposethe fees specified in Section 4.1(b) shall be payable (in substitution for any fees set forth in the applicable letter ofcredit reimbursement agreements or applications relating to such Existing Letters of Credit) as if such ExistingLetters of Credit had been issued on the Closing Date, (ii) the Letter of Credit Issuers of such Existing Letters ofCredit shall be “Letter of Credit Issuers” hereunder for the purpose of maintaining such Existing Letters of Credit,for purposes of Section 5.4 relating to the obligation to provide the appropriate forms, certificates and statements tothe Borrower and the Administrative Agent and any updates required by Section 5.4 and for purposes of Section13.6(b)(iv) relating to the entries to be made in the Register and (iii) all liabilities of a Borrower or any of itsRestricted Subsidiaries with respect to such Existing Letters of Credit shall constitute Obligations.(b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which,when added to the Letters of Credit Outstanding at such time, would exceed the Letter of Credit Commitment thenin effect (or with respect to any Letter of Credit Issuer, exceed such Letter of Credit Issuer’s Letter of CreditCommitment); (ii) no Letter of Credit shall be issued the Stated Amount of which would cause the aggregateamount of the Lenders’ Revolving Credit Exposures at the time of the issuance thereof to exceed the TotalRevolving Credit Commitment then in effect; (iii) each Letter of Credit shall have an expiration date occurring nolater than one year after the date of issuance thereof (except as set forth in Section 3.2(d)), provided that in no eventshall such expiration date occur later than the L/C Facility Maturity Date, in each case, unless otherwise agreedupon by the Administrative Agent, the Letter of Credit Issuer and, unless such Letter of Credit has been CashCollateralized or backstopped (in the case of a backstop only, on terms reasonably satisfactory to such Letter ofCredit Issuer), the Revolving Credit Lenders; (iv) the Letter of Credit shall be denominated in Dollars; (v) no Letterof Credit shall be issued if it would be illegal under any applicable law for the beneficiary of the Letter of Credit tohave a Letter of Credit issued in its favor; and (vi) no Letter of Credit shall be issued by the Letter of Credit Issuerafter it has received a written notice from any Credit Party or the Administrative Agent or the Required RevolvingCredit Lenders stating that a Default or Event of Default has occurred and is continuing until such time as the Letterof Credit Issuer shall have received a written notice of (x) rescission of such notice from the party or partiesoriginally delivering such notice or (y) the waiver of such Default or Event of Default in accordance with theprovisions of Section 13.1.(c) Upon at least two Business Days’ prior written notice to the Administrative Agent and the Letterof Credit Issuer (which notice the Administrative Agent shall promptly transmit to each of the Lenders), theBorrower shall have the right, on any day, permanently to terminate or reduce the Letter of Credit Commitment inwhole or in part; provided that, after giving effect to such termination or reduction, the Letters of CreditOutstanding shall not exceed the Letter of Credit Commitment (or with respect to a Letter of Credit Issuer, theLetters of Credit outstanding with respect to Letters of Credit issued by such Letter of Credit Issuer shall not exceedsuch Letter of Credit Issuer’s Letter of Credit Commitment).(d) The Letter of Credit Issuer shall not be under any obligation to issue any Letter of Credit if:(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by itsterms enjoin or restrain the Letter of Credit Issuer from issuing such Letter of Credit, or any law applicableto the Letter of Credit Issuer or any request or directive (whether or not having the force of law) from anyGovernmental Authority with jurisdiction over the Letter of Credit Issuer shall prohibit, or request that theLetter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit inparticular or shall impose upon the Letter of Credit Issuer with respect to such Letter of Credit anyrestriction, reserve or capital requirement (in each case, for which the Letter of Credit Issuer is nototherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Letter of86 Credit Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date andwhich the Letter of Credit Issuer in good faith deems material to it;(ii) the issuance of such Letter of Credit would violate one or more policies of the Letter ofCredit Issuer applicable to letters of credit generally;(iii) except as otherwise agreed by the Letter of Credit Issuer, such Letter of Credit is in aninitial Stated Amount less than $50,000, in the case of a commercial Letter of Credit, or $10,000, in thecase of a standby Letter of Credit;(iv) such Letter of Credit is denominated in a currency other than Dollars;(v) such Letter of Credit contains any provisions for automatic reinstatement of the StatedAmount after any drawing thereunder; or(vi) a default of any Revolving Credit Lender’s obligations to fund under Section 3.3 existsor any Revolving Credit Lender is at such time a Defaulting Lender hereunder, unless, in each case, theBorrower has entered into arrangements reasonably satisfactory to the Letter of Credit Issuer to eliminatethe Letter of Credit Issuer’s risk with respect to such Revolving Credit Lender or such risk has beenreallocated in accordance with Section 2.16.(e) The Letter of Credit Issuer shall not increase the Stated Amount of any Letter of Credit if theLetter of Credit Issuer would not be permitted at such time to issue such Letter of Credit in its amended form underthe terms hereof.(f) The Letter of Credit Issuer shall be under no obligation to amend any Letter of Credit if (A) theLetter of Credit Issuer would have no obligation at such time to issue such Letter of Credit in its amended formunder the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment tosuch Letter of Credit.(g) The Letter of Credit Issuer shall act on behalf of the Revolving Credit Lenders with respect to anyLetters of Credit issued by it and the documents associated therewith and the Letter of Credit Issuer shall have all ofthe benefits and immunities (A) provided to the Administrative Agent in Section 13 with respect to any acts takenor omissions suffered by the Letter of Credit Issuer in connection with Letters of Credit issued by it or proposed tobe issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “AdministrativeAgent” as used in Section 13 included the Letter of Credit Issuer with respect to such acts or omissions, and (B) asadditionally provided herein with respect to the Letter of Credit Issuer.3.2 Letter of Credit Requests.(a) Whenever the Borrower desires that a Letter of Credit be issued for its account or amended, theBorrower shall give the Administrative Agent and the Letter of Credit Issuer a Letter of Credit Request by no laterthan 1:00 p.m. (New York City time) at least four Business Days (or such other period as may be agreed upon bythe Borrower, the Administrative Agent and the Letter of Credit Issuer) prior to the proposed date of issuance oramendment. Each Letter of Credit Request shall be executed by the Borrower. Such Letter of Credit Request maybe sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the systemprovided by the Letter of Credit Issuer, by personal delivery or by any other means acceptable to the Letter ofCredit Issuer.(b) In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Requestshall specify in form and detail reasonably satisfactory to the Letter of Credit Issuer: (A) the proposed issuance dateof the requested Letter of Credit (which shall be a Business Day); (B) the Stated Amount thereof; (C) the expirydate thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by suchbeneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiaryin case of any drawing thereunder; (G) the identity of the applicant; and (H) such other matters as the Letter of87 Credit Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter ofCredit, such Letter of Credit Request shall specify in form and detail reasonably satisfactory to the Letter of CreditIssuer (I) the Letter of Credit to be amended; (II) the proposed date of amendment thereof (which shall be aBusiness Day); (III) the nature of the proposed amendment; and (IV) such other matters as the Letter of CreditIssuer may reasonably require. Additionally, the Borrower shall furnish to the Letter of Credit Issuer and theAdministrative Agent such other documents and information pertaining to such requested Letter of Credit issuanceor amendment, including any Issuer Documents, as the Letter of Credit Issuer or the Administrative Agent mayreasonably require.(c) Unless the Letter of Credit Issuer has received written notice from any Revolving Credit Lender,the Administrative Agent or any Credit Party, at least one Business Day prior to the requested date of issuance oramendment of the Letter of Credit, that one or more applicable conditions contained in Sections 6 (solely withrespect to any Letter of Credit issued on the Closing Date) and 7 shall not then be satisfied to the extent requiredthereby, then, subject to the terms and conditions hereof, the Letter of Credit Issuer shall, on the requested date,issue a Letter of Credit for the account of the Borrower (or, so long as the Borrower is the primary obligor, for theaccount of the Borrower or any Restricted Subsidiary) or enter into the applicable amendment, as the case may be,in each case in accordance with the Letter of Credit Issuer’s usual and customary business practices.(d) If the Borrower so requests in any Letter of Credit Request, the Letter of Credit Issuer shall agreeto issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”);provided that any such Auto-Extension Letter of Credit must permit the Letter of Credit Issuer to prevent any suchextension at least once in each twelve-month period (commencing with the date of issuance of such Letter ofCredit) by giving prior notice to the beneficiary thereof and the Borrower not later than a day (the “Non-ExtensionNotice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.Unless otherwise directed by the Letter of Credit Issuer, the Borrower shall not be required to make a specificrequest to the Letter of Credit Issuer for any such extension. Once an Auto-Extension Letter of Credit has beenissued, the Lenders shall be deemed to have authorized (but may not require) the Letter of Credit Issuer to permitthe extension of such Letter of Credit at any time to an expiry date not later than the L/C Facility Maturity Date,unless otherwise agreed upon by the Administrative Agent and the Letter of Credit Issuer; provided, however, thatthe Letter of Credit Issuer shall not permit any such extension if (A) the Letter of Credit Issuer has reasonablydetermined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit inits revised form (as extended) under the terms hereof (by reason of the provisions of clause (b) of Section 3.1 orotherwise), or (B) it has received written notice on or before the day that is seven Business Days before the Non-Extension Notice Date from the Administrative Agent, any Lender or the Borrower that one or more of theapplicable conditions specified in Sections 6 and 7 are not then satisfied, and in each such case directing the Letterof Credit Issuer not to permit such extension.(e) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to anadvising bank with respect thereto or to the beneficiary thereof, the Letter of Credit Issuer will also deliver to theBorrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment. On thefirst Business Day of each month, the Letter of Credit Issuer shall provide the Administrative Agent a list of allLetters of Credit issued by it that are outstanding at such time.(f) The making of each Letter of Credit Request shall be deemed to be a representation and warrantyby the Borrower that the Letter of Credit may be issued in accordance with, and will not violate the requirements of,Section 3.1(b).3.3 Letter of Credit Participations.(a) Immediately upon the issuance by the Letter of Credit Issuer of any Letter of Credit, the Letter ofCredit Issuer shall be deemed to have sold and transferred to each Revolving Credit Lender (each such RevolvingCredit Lender, in its capacity under this Section 3.3, an “L/C Participant”), and each such L/C Participant shall bedeemed irrevocably and unconditionally to have purchased and received from the Letter of Credit Issuer, withoutrecourse or warranty, an undivided interest and participation (each an “L/C Participation”), to the extent of suchL/C Participant’s Revolving Credit Commitment Percentage in each Letter of Credit, each substitute therefor, eachdrawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any88 security therefor or guaranty pertaining thereto; provided that the Letter of Credit Fees will be paid directly to theAdministrative Agent for the ratable account of the L/C Participants as provided in Section 4.1(b) and the L/CParticipants shall have no right to receive any portion of any Fronting Fees.(b) In determining whether to pay under any Letter of Credit, the relevant Letter of Credit Issuer shallhave no obligation relative to the L/C Participants other than to confirm that any documents required to be deliveredunder such Letter of Credit have been delivered and that they appear to comply on their face with the requirementsof such Letter of Credit. Any action taken or omitted to be taken by the relevant Letter of Credit Issuer under or inconnection with any Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willfulmisconduct as determined in the final non-appealable judgment of a court of competent jurisdiction, shall not createfor the Letter of Credit Issuer any resulting liability.(c) In the event that the Letter of Credit Issuer makes any payment under any Letter of Credit issuedby it and the Borrower shall not have repaid such amount in full to the respective Letter of Credit Issuer through theAdministrative Agent pursuant to Section 3.4(a), the Administrative Agent shall promptly notify each L/CParticipant of such failure, and each L/C Participant shall promptly and unconditionally pay to the AdministrativeAgent for the account of the Letter of Credit Issuer, the amount of such L/C Participant’s Revolving CreditCommitment Percentage of such unreimbursed payment in Dollars and in immediately available funds. If and tothe extent such L/C Participant shall not have so made its Revolving Credit Commitment Percentage of the amountof such payment available to the Administrative Agent for the account of the Letter of Credit Issuer, such L/CParticipant agrees to pay to the Administrative Agent for the account of the Letter of Credit Issuer, forthwith ondemand, such amount, together with interest thereon for each day from such date until the date such amount is paidto the Administrative Agent for the account of the Letter of Credit Issuer at a rate per annum equal to the OvernightBank Funding Rate from time to time then in effect, plus any administrative, processing or similar fees that arereasonably and customarily charged by the Letter of Credit Issuer in connection with the foregoing. The failure ofany L/C Participant to make available to the Administrative Agent for the account of the Letter of Credit Issuer itsRevolving Credit Commitment Percentage of any payment under any Letter of Credit shall not relieve any otherL/C Participant of its obligation hereunder to make available to the Administrative Agent for the account of theLetter of Credit Issuer its Revolving Credit Commitment Percentage of any payment under such Letter of Credit onthe date required, as specified above, but no L/C Participant shall be responsible for the failure of any other L/CParticipant to make available to the Administrative Agent such other L/C Participant’s Revolving CreditCommitment Percentage of any such payment.(d) Whenever the Administrative Agent receives a payment in respect of an unpaid ReimbursementObligation as to which the Administrative Agent has received for the account of the Letter of Credit Issuer anypayments from the L/C Participants pursuant to clause (c) above, the Administrative Agent shall promptly pay toeach L/C Participant that has paid its Revolving Credit Commitment Percentage of such Reimbursement Obligation,in Dollars and in immediately available funds, an amount equal to such L/C Participant’s share (based upon theproportionate aggregate amount originally funded by such L/C Participant to the aggregate amount funded by allL/C Participants) of the amount so paid in respect of such Reimbursement Obligation and interest thereon accruingafter the purchase of the respective L/C Participations at the Overnight Bank Funding Rate.(e) The obligations of the L/C Participants to make payments to the Administrative Agent for theaccount of the Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject tocounterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made inaccordance with the terms and conditions of this Agreement under all circumstances.(f) If any payment received by the Administrative Agent for the account of the Letter of Credit Issuerpursuant to Section 3.3(c) is required to be returned under any of the circumstances described in Section 13.20(including pursuant to any settlement entered into by the Letter of Credit Issuer in its discretion), each Lender shallpay to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit CommitmentPercentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand tothe date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight BankFunding Rate from time to time in effect. The obligations of the Lenders under this clause shall survive thepayment in full of the Obligations and the termination of this Agreement.89 3.4 Agreement to Repay Letter of Credit Drawings.(a) The Borrower hereby agrees to reimburse the Letter of Credit Issuer, by making payment withrespect to any drawing under any Letter of Credit in Dollars. Any such reimbursement shall be made by theBorrower to the Administrative Agent in immediately available funds for any payment or disbursement made by theLetter of Credit Issuer under any Letter of Credit (each such amount so paid until reimbursed, an “UnpaidDrawing”) no later than the date that is one Business Day after the date on which the Borrower receives writtennotice of such payment or disbursement (the “Reimbursement Date”), with interest on the amount so paid ordisbursed by the Letter of Credit Issuer, to the extent not reimbursed prior to 5:00 p.m. (New York City time) on theReimbursement Date, from the Reimbursement Date to the date the Letter of Credit Issuer is reimbursed therefor ata rate per annum that shall at all times be the Applicable Margin for ABR Loans that are Revolving Credit Loansplus the ABRAlternate Base Rate as in effect from time to time, provided that, notwithstanding anything containedin this Agreement to the contrary, (i) unless the Borrower shall have notified the Administrative Agent and therelevant Letter of Credit Issuer prior to 1:00 p.m. (New York City time) on the Reimbursement Date that theBorrower intends to reimburse the relevant Letter of Credit Issuer for the amount of such drawing with funds otherthan the proceeds of Loans, the Borrower shall be deemed to have given a Notice of Borrowing requesting that,with respect to Letters of Credit, the Revolving Credit Lenders make Revolving Credit Loans (which shall bedenominated in Dollars and which shall be ABR Loans) on the Reimbursement Date in the amount of such drawingand (ii) the Administrative Agent shall promptly notify each L/C Participant of such drawing and the amount of itsRevolving Credit Loan to be made in respect thereof, and each L/C Participant shall be irrevocably obligated tomake a Revolving Credit Loan to the Borrower in Dollars in the manner deemed to have been requested in theamount of its Revolving Credit Commitment Percentage of the applicable Unpaid Drawing by 2:00 p.m. (New YorkCity time) on such Reimbursement Date by making the amount of such Revolving Credit Loan available to theAdministrative Agent. Such Revolving Credit Loans shall be made without regard to the Minimum BorrowingAmount. The Administrative Agent shall use the proceeds of such Revolving Credit Loans solely for purpose ofreimbursing the Letter of Credit Issuer for the related Unpaid Drawing. In the event that the Borrower fails to CashCollateralize any Letter of Credit that is outstanding on the L/C Facility Maturity Date, the full amount of theLetters of Credit Outstanding in respect of such Letter of Credit shall be deemed to be an Unpaid Drawing subjectto the provisions of this Section 3.4 except that the Letter of Credit Issuer shall hold the proceeds received from theL/C Participants as contemplated above as Cash Collateral for such Letter of Credit to reimburse any UnpaidDrawing under such Letter of Credit and shall use such proceeds first, to reimburse itself for any Unpaid Drawingsmade in respect of such Letter of Credit following the L/C Facility Maturity Date, second, to the extent such Letterof Credit expires or is returned undrawn while any such cash collateral remains, to the repayment of obligations inrespect of any Revolving Credit Loans that have not been paid at such time and third, to the Borrower or asotherwise directed by a court of competent jurisdiction. Nothing in this Section 3.4(a) shall affect the Borrower’sobligation to repay all outstanding Revolving Credit Loans when due in accordance with the terms of thisAgreement.(b) The obligation of the Borrower to reimburse the Letter of Credit Issuer for each drawing undereach Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shallbe paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:(i) any lack of validity or enforceability of this Agreement or any of the other CreditDocuments;(ii) the existence of any claim, set-off, defense or other right that the Borrower may have atany time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or anyPerson for whom any such transferee may be acting), the Administrative Agent, the Letter of Credit Issuer,any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, thetransactions contemplated herein or any unrelated transactions (including any underlying transactionbetween the Borrower and the beneficiary named in any such Letter of Credit);(iii) any draft, demand, certificate or other document presented under such Letter of Creditproving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue90 or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document requiredin order to make a drawing under such Letter of Credit;(iv) waiver by the Letter of Credit Issuer of any requirement that exists for the Letter ofCredit Issuer’s protection and not the protection of the Borrower (or any Restricted Subsidiary) or anywaiver by the Letter of Credit Issuer which does not in fact materially prejudice the Borrower (or anyRestricted Subsidiary);(v) any payment made by the Letter of Credit Issuer in respect of an otherwise complyingitem presented after the date specified as the expiration date of, or the date by which documents must bereceived under, such Letter of Credit if presentation after such date is authorized by the UCC, the ISP orthe UCP, as applicable;(vi) any payment by the Letter of Credit Issuer under such Letter of Credit againstpresentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; orany payment made by the Letter of Credit Issuer under such Letter of Credit to any Person purporting to bea trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver orother representative of or successor to any beneficiary or any transferee of such Letter of Credit, includingany arising in connection with any proceeding under the Bankruptcy Code;(vii) honor of a demand for payment presented electronically even if such Letter of Creditrequires that demand be in the form of a draft;(viii) any adverse change in any relevant exchange rates or in the relevant currency marketsgenerally; or(ix) any other circumstance or happening whatsoever, whether or not similar to any of theforegoing, including any other circumstance that might otherwise constitute a defense available to, or adischarge of, the Borrower (or any Restricted Subsidiary) (other than the defense of payment orperformance).(c) The Borrower shall not be obligated to reimburse the Letter of Credit Issuer for any wrongfulpayment made by the Letter of Credit Issuer under the Letter of Credit issued by it as a result of acts or omissionsconstituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer as determined in thefinal non-appealable judgment of a court of competent jurisdiction.3.5 Increased Costs. If after the Closing Date, the adoption of any applicable law, treaty, rule, orregulation, or any change therein, or any change in the interpretation or administration thereof by any GovernmentalAuthority, central bank or comparable agency charged with the interpretation or administration thereof, or actualcompliance by the Letter of Credit Issuer or any L/C Participant with any request or directive made or adopted afterthe Closing Date (whether or not having the force of law), by any such authority, central bank or comparableagency shall either (x) impose, modify or make applicable any reserve, deposit, capital adequacy or similarrequirement against letters of credit issued by the Letter of Credit Issuer, or any L/C Participant’s L/C Participationtherein, or (y) impose on the Letter of Credit Issuer or any L/C Participant any other conditions or costs affecting itsobligations under this Agreement in respect of Letters of Credit or L/C Participations therein or any Letter of Creditor such L/C Participant’s L/C Participation therein, and the result of any of the foregoing is to increase the actualcost to the Letter of Credit Issuer or such L/C Participant of issuing, maintaining or participating in any Letter ofCredit, or to reduce the actual amount of any sum received or receivable by the Letter of Credit Issuer or such L/CParticipant hereunder (including any increased costs or reductions attributable to Taxes, other than any increase orreduction attributable to Indemnified Taxes, Excluded Taxes or Other Taxes) in respect of Letters of Credit or L/CParticipations therein, then, promptly after receipt of written demand to the Borrower by the Letter of Credit Issueror such L/C Participant, as the case may be (a copy of which notice shall be sent by the Letter of Credit Issuer orsuch L/C Participant to the Administrative Agent (with respect to a Letter of Credit issued on account of theBorrower (or any Restricted Subsidiary))), the Borrower shall pay to the Letter of Credit Issuer or such L/CParticipant such actual additional amount or amounts as will compensate the Letter of Credit Issuer or such L/C91 Participant for such increased cost or reduction, it being understood and agreed, however, that the Letter of CreditIssuer or an L/C Participant shall not be entitled to such compensation as a result of such Person’s compliance with,or pursuant to any request or directive to comply with, any such law, rule or regulation as in effect on the ClosingDate. A certificate submitted to the Borrower by the relevant Letter of Credit Issuer or an L/C Participant, as thecase may be (a copy of which certificate shall be sent by the Letter of Credit Issuer or such L/C Participant to theAdministrative Agent), setting forth in reasonable detail the basis for the determination of such actual additionalamount or amounts necessary to compensate the Letter of Credit Issuer or such L/C Participant as aforesaid shall beconclusive and binding on the Borrower absent clearly demonstrable error.3.6 New or Successor Letter of Credit Issuer.(a) The Letter of Credit Issuer may resign as the Letter of Credit Issuer upon 60 days’ prior writtennotice to the Administrative Agent, the Lenders, and the Borrower. The Borrower may replace the Letter of CreditIssuer for any reason upon written notice to the Administrative Agent and the Letter of Credit Issuer. The Borrowermay add Letter of Credit Issuers at any time upon notice to the Administrative Agent. If the Letter of Credit Issuershall resign or be replaced, or if the Borrower shall decide to add a new Letter of Credit Issuer under thisAgreement, then the Borrower may appoint from among the Lenders a successor issuer of Letters of Credit or a newLetter of Credit Issuer, as the case may be, or, with the consent of the Administrative Agent (such consent not to beunreasonably withheld or delayed), another successor or new issuer of Letters of Credit, whereupon such successorissuer accepting such appointment shall succeed to the rights, powers and duties of the replaced or resigning Letterof Credit Issuer under this Agreement and the other Credit Documents, or such new issuer of Letters of Creditaccepting such appointment shall be granted the rights, powers and duties of the Letter of Credit Issuer hereunder,and the term Letter of Credit Issuer shall mean such successor or such new issuer of Letters of Credit effective uponsuch appointment. At the time such resignation or replacement shall become effective, the Borrower shall pay tothe resigning or replaced Letter of Credit Issuer all accrued and unpaid fees applicable to the Letters of Creditpursuant to Sections 4.1(b) and 4.1(d). The acceptance of any appointment as the Letter of Credit Issuer hereunderwhether as a successor issuer or new issuer of Letters of Credit in accordance with this Agreement, shall beevidenced by an agreement entered into by such new or successor issuer of Letters of Credit, in a form reasonablysatisfactory to the Borrower and the Administrative Agent and, from and after the effective date of such agreement,such new or successor issuer of Letters of Credit shall become the Letter of Credit Issuer hereunder. After theresignation or replacement of the Letter of Credit Issuer hereunder, the resigning or replaced Letter of Credit Issuershall remain a party hereto and shall continue to have all the rights and obligations of the Letter of Credit Issuerunder this Agreement and the other Credit Documents with respect to Letters of Credit issued by it prior to suchresignation or replacement, but shall not be required to issue additional Letters of Credit. In connection with anyresignation or replacement pursuant to this clause (a) (but, in case of any such resignation, only to the extent that asuccessor issuer of Letters of Credit shall have been appointed), either (i) the Borrower, the resigning or replacedLetter of Credit Issuer and the successor issuer of Letters of Credit shall arrange to have any outstanding Letters ofCredit issued by the resigning or replaced Letter of Credit Issuer replaced with Letters of Credit issued by thesuccessor issuer of Letters of Credit or (ii) the Borrower shall cause the successor issuer of Letters of Credit, if suchsuccessor issuer is reasonably satisfactory to the replaced or resigning Letter of Credit Issuer, to issue “back-stop”Letters of Credit naming the resigning or replaced Letter of Credit Issuer as beneficiary for each outstanding Letterof Credit issued by the resigning or replaced Letter of Credit Issuer, which new Letters of Credit shall bedenominated in the same currency as, and shall have a face amount equal to, the Letters of Credit being back-stopped and the sole requirement for drawing on such new Letters of Credit shall be a drawing on the correspondingback-stopped Letters of Credit. After any resigning or replaced Letter of Credit Issuer’s resignation or replacementas Letter of Credit Issuer, the provisions of this Agreement relating to the Letter of Credit Issuer shall inure to itsbenefit as to any actions taken or omitted to be taken by it (A) while it was the Letter of Credit Issuer under thisAgreement or (B) at any time with respect to Letters of Credit issued by such Letter of Credit Issuer.(b) To the extent there are, at the time of any resignation or replacement as set forth in clause (a)above, any outstanding Letters of Credit, nothing herein shall be deemed to impact or impair any rights andobligations of any of the parties hereto with respect to such outstanding Letters of Credit (including, withoutlimitation, any obligations related to the payment of Fees or the reimbursement or funding of amounts drawn),except that the Borrower, the resigning or replaced Letter of Credit Issuer and the successor issuer of Letters ofCredit shall have the obligations regarding outstanding Letters of Credit described in clause (a) above.92

3.7 Role of Letter of Credit Issuer. Each Lender and the Borrower agrees that, in paying any drawingunder a Letter of Credit, the Letter of Credit Issuer shall not have any responsibility to obtain any document (otherthan any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquireas to the validity or accuracy of any such document or the authority of the Person executing or delivering any suchdocument. None of the Letter of Credit Issuer, the Administrative Agent, any of their respective Affiliates nor anycorrespondent, participant or assignee of the Letter of Credit Issuer shall be liable to any Lender for (i) any actiontaken or omitted in connection herewith at the request or with the approval of the Required Revolving CreditLenders; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct as determined inthe final non-appealable judgment of a court of competent jurisdiction; or (iii) the due execution, effectiveness,validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. TheBorrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use ofany Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuitof such rights and remedies as they may have against the beneficiary or transferee at law or under any otheragreement. None of the Letter of Credit Issuer, the Administrative Agent, any of their respective Affiliates nor anycorrespondent, participant or assignee of the Letter of Credit Issuer shall be liable or responsible for any of thematters described in Section 3.3(b); provided that anything in such Section to the contrary notwithstanding, theBorrower may have a claim against the Letter of Credit Issuer, and the Letter of Credit Issuer may be liable to theBorrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damagessuffered by the Borrower which the Borrower proves were caused by the Letter of Credit Issuer’s willfulmisconduct or gross negligence or the Letter of Credit Issuer’s willful failure to pay under any Letter of Credit afterthe presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms andconditions of a Letter of Credit in each case as determined in the final non-appealable judgment of a court ofcompetent jurisdiction. In furtherance and not in limitation of the foregoing, the Letter of Credit Issuer may acceptdocuments that appear on their face to be in order, without responsibility for further investigation, regardless of anynotice or information to the contrary, and the Letter of Credit Issuer shall not be responsible for the validity orsufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or therights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffectivefor any reason.The Letter of Credit Issuer may send a Letter of Credit or conduct any communication to or from thebeneficiary via the Society for Worldwide Interbank Financial Telecommunication message or overnight courier, orany other commercially reasonable means of communicating with a beneficiary.3.8 Cash Collateral.(a) Certain Credit Support Events. Upon the written request of the Administrative Agent or theLetter of Credit Issuer, if (i) as of the L/C Facility Maturity Date, any L/C Obligation for any reason remainsoutstanding, (ii) the Borrower shall be required to provide Cash Collateral pursuant to Section 11.13, or (iii) theprovisions of Section 2.16(a)(v) are in effect, the Borrower shall immediately (in the case of clause (ii) above) orwithin one Business Day (in all other cases) following any written request by the Administrative Agent or the Letterof Credit Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount(determined in the case of Cash Collateral provided pursuant to clause (iii) above, after giving effect toSection 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender).(b) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender,such Defaulting Lender, hereby grants to (and subject to the control of) the Administrative Agent, for the benefit ofthe Administrative Agent, the Letter of Credit Issuer and the Lenders, and agree to maintain, a first priority securityinterest in all such cash, deposit accounts and all balances therein as described in Section 3.8(a), and all otherproperty so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for theobligations to which such Cash Collateral may be applied pursuant to Section 3.8(c). If at any time theAdministrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than theAdministrative Agent or the Letter of Credit Issuer as herein provided, other than Permitted Liens, or that the totalamount of such Cash Collateral is less than the Minimum Collateral Amount (including, without limitation, as aresult of exchange rate fluctuations), the Borrower will, promptly upon written demand by the AdministrativeAgent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminatesuch deficiency. Cash Collateral shall be maintained in blocked, interest bearing deposit accounts with the93 Administrative Agent. The Borrower shall pay on demand therefor from time to time all customary accountopening, activity and other administrative fees and charges in connection with the maintenance and disbursement ofCash Collateral.(c) Application. Notwithstanding anything to the contrary contained in this Agreement, CashCollateral provided under any of this Section 3.8 or Sections 2.16, 5.2, or 11.13 in respect of Letters of Credit shallbe held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein(including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) andother obligations for which the Cash Collateral was so provided, prior to any other application of such property asmay otherwise be provided for herein.(d) Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or tosecure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposureor other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicableLender (or, as appropriate, its assignee following compliance with Section 13.6(b)(ii)) or there is no longer existingan Event of Default) or (ii) the determination by the Administrative Agent and the Letter of Credit Issuer that thereexists excess Cash Collateral.3.9 Applicability of ISP and UCP. Unless otherwise expressly agreed by the Letter of Credit Issuerand the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter ofCredit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently publishedby the International Chamber of Commerce at the time of issuance, shall apply to each commercial Letter of Credit.Notwithstanding the foregoing, the Letter of Credit Issuer shall not be responsible to the Borrower for, and theLetter of Credit Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction ofthe Letter of Credit Issuer required or permitted under any law, order, or practice that is required or permitted to beapplied to any Letter of Credit or this Agreement, including the applicable law or any order of a jurisdiction wherethe Letter of Credit Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in thedecisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the BankersAssociation for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute ofInternational Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.3.10 Conflict with Issuer Documents. In the event of any conflict between the terms hereof and theterms of any Issuer Document, the terms hereof shall control and any grant of security interest in any IssuerDocuments shall be void.3.11 Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issuedor outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, theBorrower shall be obligated to reimburse the Letter of Credit Issuer hereunder for any and all drawings under suchLetter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of anyRestricted Subsidiary inures to the benefit of the Borrower and that the Borrower’s business derives substantialbenefits from the businesses of the Restricted Subsidiaries.3.12 Provisions Related to Extended Revolving Credit Commitments. If the Letter of CreditExpiration Date in respect of any tranche of Revolving Credit Commitments occurs prior to the expiry date of anyLetter of Credit, then (i) if consented to by the Letter of Credit Issuer which issued such Letter of Credit, if one ormore other tranches of Revolving Credit Commitments in respect of which the Letter of Credit Expiration Dateshall not have so occurred are then in effect, such Letters of Credit for which consent has been obtained shallautomatically be deemed to have been issued (including for purposes of the obligations of the Revolving CreditLenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereofpursuant to Sections 3.3 and 3.4) under (and ratably participated in by Lenders pursuant to) the Revolving CreditCommitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregateamount of the unutilized Revolving Credit Commitments thereunder at such time (it being understood that no partialface amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant toimmediately preceding clause (i), the Borrower shall Cash Collateralize any such Letter of Credit in accordancewith Section 3.8. Upon the maturity date of any tranche of Revolving Credit Commitments, the sublimit for Letters94 of Credit may be reduced as agreed between the Letter of Credit Issuer and the Borrower, without the consent ofany other Person.Section 4. Fees4.1 Fees.(a) Without duplication, the Borrower agrees to pay to the Administrative Agent in Dollars, for theaccount of each Revolving Credit Lender (in each case pro rata according to the respective Revolving CreditCommitments of all such Lenders), a commitment fee (the “Revolving Credit Commitment Fee”) for each dayfrom the Closing Date to the Revolving Credit Termination Date. Each Revolving Credit Commitment Fee shall bepayable (x) quarterly in arrears on the last Business Dayfifteenth calendar day following the end of each fiscalquarter of the Borrower (for the quarterly period (or portion thereof) ended onprior to such day for which nopayment has been received) and (y) on the Revolving Credit Termination Date (for the period ended on such datefor which no payment has been received pursuant to clause (x) above), and shall be computed for each day duringsuch period at a rate per annum equal to the Revolving Credit Commitment Fee Rate in effect on such day on theAvailable Commitment in effect on such day.(b) Without duplication, the Borrower agrees to pay to the Administrative Agent in Dollars for theaccount of the Revolving Credit Lenders pro rata on the basis of their respective Letter of Credit Exposure, a fee inrespect of each Letter of Credit issued on the Borrower’s or any of the Restricted Subsidiaries’ behalf (the “Letterof Credit Fee”), for the period from the date of issuance of such Letter of Credit to the termination date of suchLetter of Credit computed at the per annum rate for each day equal to the Applicable Margin for Revolving CreditLoans that are LIBORTerm Benchmark Loans less the Fronting Fee set forth in clause (d) below. Except asprovided below, such Letter of Credit Fees shall be due and payable (x) quarterly in arrears on the last BusinessDayfifteenth calendar day following the end of each fiscal quarter of the Borrower (for the quarterly period (orportion thereof) ended prior to such day for which no payment has been received) and (y) on the date upon whichthe Total Revolving Credit Commitment terminates and the Letters of Credit Outstanding shall have been reducedto zero. (c) Without duplication, the Borrower agrees to pay to the Administrative Agent in Dollars, for itsown account, administrative agent fees as have been previously agreed in writing or as may be agreed in writingfrom time to time.(d) Without duplication, the Borrower agrees to pay to each Letter of Credit Issuer a fee in Dollars inrespect of each Letter of Credit issued by it on the Borrower’s behalf (the “Fronting Fee”), for the period from thedate of issuance of such Letter of Credit to the termination date of such Letter of Credit, computed at the rate foreach day equal to 0.125% per annum on the average daily Stated Amount of such Letter of Credit (or at such otherrate per annum as agreed in writing between the Borrower and the Letter of Credit Issuer). Such Fronting Feesshall be due and payable (x) quarterly in arrears on the last Business Day of each March, June, September andDecember and (y) on the date upon which the Total Revolving Credit Commitment terminates and the Letters ofCredit Outstanding shall have been reduced to zero.(e) Without duplication, the Borrower agrees to pay directly to the Letter of Credit Issuer in Dollarsupon each issuance or renewal of, drawing under, and/or amendment of, a Letter of Credit issued by it such amountas shall at the time of such issuance or renewal of, drawing under, and/or amendment be the processing charge thatthe Letter of Credit Issuer is customarily charging for issuances or renewals of, drawings under or amendments of,letters of credit issued by it.(f) Notwithstanding the foregoing, the Borrower shall not be obligated to pay any amounts to anyDefaulting Lender pursuant to this Section 4.1.4.2 Voluntary Reduction of Revolving Credit Commitments. Upon at least two Business Days’ priorwritten notice to the Administrative Agent at the Administrative Agent’s Office (which notice the AdministrativeAgent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or95 penalty, on any day, permanently to terminate or reduce the Revolving Credit Commitments in whole or in part;provided that (a) any such reduction shall apply proportionately and permanently to reduce the Revolving CreditCommitment of each of the Lenders of any applicable Class, except that (i) notwithstanding the foregoing, inconnection with the establishment on any date of any Extended Revolving Credit Commitments pursuant to Section2.14(g), the Revolving Credit Commitments of any one or more Lenders providing any such Extended RevolvingCredit Commitments on such date shall be reduced in an amount equal to the amount of Revolving CreditCommitments so extended on such date (provided that (x) after giving effect to any such reduction and to therepayment of any Revolving Credit Loans made on such date, the Revolving Credit Exposure of any such Lenderdoes not exceed the Revolving Credit Commitment thereof and (y) for the avoidance of doubt, any such repaymentof Revolving Credit Loans contemplated by the preceding clause shall be made in compliance with the requirementsof Section 5.3(a) with respect to the ratable allocation of payments hereunder, with such allocation beingdetermined after giving effect to any conversion pursuant to Section 2.14(g) of Revolving Credit Commitments andRevolving Credit Loans into Extended Revolving Credit Commitments and Extended Revolving Credit Loanspursuant to Section 2.14(g) prior to any reduction being made to the Revolving Credit Commitment of any otherLender) and (ii) the Borrower may at its election permanently reduce the Revolving Credit Commitment of aDefaulting Lender to $0 without affecting the Revolving Credit Commitments of any other Lender, (b) any partialreduction pursuant to this Section 4.2 shall be in the amount of at least $5,000,000, and (c) after giving effect tosuch termination or reduction and to any prepayments of the Loans made on the date thereof in accordance with thisAgreement, the aggregate amount of the Lenders’ Revolving Credit Exposures shall not exceed the Total RevolvingCredit Commitment and the aggregate amount of the Lenders’ Revolving Credit Exposures in respect of any Classshall not exceed the aggregate Revolving Credit Commitment of such Class.4.3 Mandatory Termination of Commitments.(a) The Additional Term A Loan Commitments shall terminate at 5:00 p.m. (New York City time) onthe Closing Date.(b) The Revolving Credit Commitment shall terminate at 5:00 p.m. (New York City time) on theRevolving Credit Maturity Date.(c) The Incremental Term Loan Commitment shall, unless otherwise provided in the applicableJoinder Agreement, terminate at 5:00 p.m. (New York City time) on the Increased Amount Date.Section 5. Payments5.1 Voluntary Prepayments. The Borrower shall have the right to prepay Loans, including TermLoans and Revolving Credit Loans, as applicable, in each case, without premium or penalty, in whole or in partfrom time to time on the following terms and conditions: (1) the Borrower shall give the Administrative Agent atthe Administrative Agent’s Office written notice of its intent to make such prepayment, the amount of suchprepayment and (in the case of LIBORTerm Benchmark Loans) the specific Borrowing(s) pursuant to which made,which notice shall be given by the Borrower no later than 12:00 Noon (New York City time) (i) in the case ofLIBORTerm Benchmark Loans, three Business Days prior to and (ii) in the case of ABR Loans on the date of suchprepayment and shall promptly be transmitted by the Administrative Agent to each of the Lenders; (2) each partialprepayment of (i) any Borrowing of LIBORTerm Benchmark Loans shall be in a minimum amount of $500,000 andin multiples of $100,000 in excess thereof and (ii) any ABR Loans shall be in a minimum amount of $500,000 andin multiples of $100,000 in excess thereof, provided that no partial prepayment of LIBORTerm Benchmark Loansmade pursuant to a single Borrowing shall reduce the outstanding LIBORTerm Benchmark Loans made pursuant tosuch Borrowing to an amount less than the applicable Minimum Borrowing Amount for such LIBORTermBenchmark Loans, and (3) in the case of any prepayment of LIBORTerm Benchmark Loans pursuant to thisSection 5.1 on any day other than the last day of an Interest Period applicable thereto, the Borrower shall, promptlyafter receipt of a written request by any applicable Lender (which request shall set forth in reasonable detail thebasis for requesting such amount), pay to the Administrative Agent for the account of such Lender any amountsrequired pursuant to Section 2.11. Each prepayment in respect of any Term Loans pursuant to this Section 5.1 shallbe applied to the Class or Classes of Term Loans as the Borrower shall specify. Each prepayment in respect of anyTerm Loans pursuant to this Section 5.1 shall be (a) applied to the Class or Classes of Term Loans as the Borrowershall specify and (b) applied to reduce Initial Term A Loan Repayment Amounts, any Incremental Term Loan96

Repayment Amounts, and, subject to Section 2.14(g), Extended Term Loan Repayment Amounts, as the case maybe, in each case, in such order and to such Classes as the Borrower may specify. At the Borrower’s election inconnection with any prepayment pursuant to this Section 5.1, such prepayment shall not be applied to any TermLoan or Revolving Credit Loan of a Defaulting Lender.5.2 Mandatory Prepayments.(a) Term Loan Prepayments.(i) On each occasion that a Prepayment Event occurs, the Borrower shall, within three Business Daysafter receipt of the Net Cash Proceeds of a Debt Incurrence Prepayment Event and within ten Business Days afterthe occurrence of any other Prepayment Event (or, in the case of Deferred Net Cash Proceeds, within ten BusinessDays after the Deferred Net Cash Proceeds Payment Date), prepay, in accordance with clause (c) below, TermLoans with an equivalent principal amount equal to 100% of the Net Cash Proceeds from such Prepayment Event.(ii) [Reserved].(iii) [Reserved].(iv) Notwithstanding any other provisions of this Section 5.2, (A) to the extent that any or all of theNet Cash Proceeds of any Prepayment Event by a Foreign Subsidiary that is not a Credit Party giving rise to aprepayment pursuant to clause (i) above (a “Non-Credit Party Prepayment Event”) are prohibited or delayed byany applicable law from being repatriated to the Credit Parties, an amount equal to the portion of such Net CashProceeds so affected will not be required to be applied to repay Loans at the times provided in clause (i) above, butonly so long, as the applicable law will not permit repatriation to the Credit Parties (the Credit Parties herebyagreeing to cause the applicable Subsidiary to promptly take all actions reasonably required by the applicable law topermit repatriation), and once a repatriation of any of such affected Net Cash Proceeds is permitted under theapplicable law, an amount equal to such Net Cash Proceeds will be promptly (and in any event not later than tenBusiness Days after such repatriation is permitted) applied (net of any taxes that would be payable or reservedagainst if such amounts were actually repatriated whether or not they are repatriated) to the repayment of the Loanspursuant to clause (i) above and (B) to the extent that the Borrower has determined in good faith that repatriation ofany of or all the Net Cash Proceeds of a Foreign Subsidiary of any Non-Credit Party Prepayment Event would havea material adverse tax consequence with respect to such Net Cash Proceeds, an amount equal to the Net CashProceeds so affected may be retained by the applicable Foreign Subsidiary; provided that in the case of thisclause (B), on or before the date on which any Net Cash Proceeds from any Non-Credit Party Prepayment Event soretained would otherwise have been required to be applied to reinvestments or prepayments pursuant to clause (i)above, (x) the Borrower shall apply an amount equal to such Net Cash Proceeds to such reinvestments orprepayments as if such Net Cash Proceeds had been received by the Credit Parties rather than such ForeignSubsidiary, less the amount of any taxes that would have been payable or reserved against if such Net CashProceeds had been repatriated (or, if less, the Net Cash Proceeds that would be calculated if received by suchForeign Subsidiary) or (y) such Net Cash Proceeds shall be applied to the repayment of Indebtedness of aSubsidiary that is not a Credit Party. For the avoidance of doubt, nothing in this Agreement, including Section 5shall be construed to require any Subsidiary to repatriate cash.(b) Repayment of Revolving Credit Loans. If on any date the aggregate amount of the Lenders’Revolving Credit Exposures in respect of any Class of Revolving Loans for any reason exceeds 100% of theRevolving Credit Commitment of such Class then in effect, the Borrower shall forthwith repay on such dateRevolving Loans of such Class in an amount equal to such excess. If after giving effect to the prepayment of alloutstanding Revolving Loans of such Class, the Revolving Credit Exposures of such Class exceed the RevolvingCredit Commitment of such Class then in effect, the Borrower shall Cash Collateralize the Letters of CreditOutstanding in relation to such Class to the extent of such excess.(c) Application to Repayment Amounts. Subject to Section 5.2(f), each prepayment of Term Loansrequired by Section 5.2(a)(i) shall be allocated pro rata among the Initial Term A Loans, the Incremental TermLoans and the Extended Term Loans based on the applicable remaining Repayment Amounts due thereunder and97 shall be applied within each Class of Term Loans in respect of such Term Loans in direct order of maturity thereofor as otherwise directed by the Borrower; provided that the Borrower may allocate a greater proportion of suchprepayment in its sole discretion to the Initial Term A Loans to the extent agreed to by the Lenders providing anyapplicable Incremental Term Loans and/or Extended Term Loans outstanding at such time. Subject toSection 5.2(f), with respect to each such prepayment, the Borrower will, not later than the date specified inSection 5.2(a) for making such prepayment, give the Administrative Agent written notice which shall include acalculation of the amount of such prepayment to be applied to each Class of Term Loans requesting that theAdministrative Agent provide notice of such prepayment to each Initial Term A Loan Lender, Incremental TermLoan Lender or Lender of Extended Term Loans, as applicable.(d) Application to Term Loans. With respect to each prepayment of Term Loans required by Section5.2(a), the Borrower may, if applicable, designate the Types of Loans that are to be prepaid and the specificBorrowing(s) pursuant to which made; provided, that if any Lender has provided a Rejection Notice in compliancewith Section 5.2(f), such prepayment shall be applied with respect to the Term Loans to be prepaid on a pro ratabasis across all outstanding Types of such Term Loans in proportion to the percentage of such outstanding TermLoans to be prepaid represented by each such Class. In the absence of a Rejection Notice or a designation by theBorrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make suchdesignation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing underSection 2.11.(e) Application to Revolving Credit Loans. With respect to each prepayment of Revolving CreditLoans, the Borrower may designate (i) the Types of Loans that are to be prepaid and the specific Borrowing(s)pursuant to which made and (ii) the Revolving Loans to be prepaid, provided that (y) each prepayment of any Loansmade pursuant to a Borrowing shall be applied pro rata among such Loans; and (z) notwithstanding the provisionsof the preceding clause (y), no prepayment of Revolving Loans shall be applied to the Revolving Credit Loans ofany Defaulting Lender unless otherwise agreed in writing by the Borrower. In the absence of a designation by theBorrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make suchdesignation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing underSection 2.11.(f) Rejection Right. The Borrower shall notify the Administrative Agent in writing of any mandatoryprepayment of Term Loans required to be made pursuant to Section 5.2(a) at least three Business Days prior to thedate of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonablydetailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Lenderholding Term Loans of the contents of such prepayment notice and of such Lender’s pro rata share of theprepayment. Each Term Loan Lender may reject all (but not less than all) of its pro rata share of any mandatoryprepayment other than any such mandatory prepayment with respect to a Debt Incurrence Prepayment Event underSection 5.2(a)(i) (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant toSection 5.2(a) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent no later than5:00 p.m. (New York City time) one Business Day after the date of such Lender’s receipt of notice from theAdministrative Agent regarding such prepayment. If a Lender fails to deliver a Rejection Notice to theAdministrative Agent within the time frame specified above, any such failure will be deemed an acceptance of thetotal amount of such mandatory prepayment of Term Loans. Any Declined Proceeds shall be retained by theBorrower (“Retained Declined Proceeds”).5.3 Method and Place of Payment.(a) Except as otherwise specifically provided herein, all payments under this Agreement shall bemade by the Borrower, without set-off, counterclaim or deduction of any kind, to the Administrative Agent for theratable account of the Lenders entitled thereto or the Letter of Credit Issuer entitled thereto, as the case may be, notlater than 2:00 p.m. (New York City time), in each case, on the date when due and shall be made in immediatelyavailable funds at the Administrative Agent’s Office or at such other office as the Administrative Agent shallspecify for such purpose by notice to the Borrower, it being understood that written or facsimile notice by theBorrower to the Administrative Agent to make a payment from the funds in the Borrower’s account at theAdministrative Agent’s Office shall constitute the making of such payment to the extent of such funds held in suchaccount. All repayments or prepayments of any Loans (whether of principal, interest or otherwise) hereunder shall98 be made in the currency in which such Loans are denominated and all other payments under each Credit Documentshall, unless otherwise specified in such Credit Document, be made in Dollars. The Administrative Agent willthereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agentprior to 2:00 p.m. (New York City time) or, otherwise, on the next Business Day in the Administrative Agent’s solediscretion) like funds relating to the payment of principal or interest or Fees ratably to the Lenders entitled thereto.(b) Any payments under this Agreement that are made later than 2:00 p.m. (New York City time)may be deemed to have been made on the next succeeding Business Day in the Administrative Agent’s solediscretion for purposes of calculating interest thereon. Except as otherwise provided herein, whenever any paymentto be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall beextended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payableduring such extension at the applicable rate in effect immediately prior to such extension.5.4 Net Payments.(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.(i) Any and all payments by or on account of any obligation of any Credit Party hereunder or underany other Credit Document shall to the extent permitted by applicable laws be made free and clear of and withoutreduction or withholding for any Taxes.(ii) If any Credit Party, the Administrative Agent or any other applicable Withholding Agent shall berequired by applicable law to withhold or deduct any Taxes from any payment, then (A) such Withholding Agentshall withhold or make such deductions as are reasonably determined by such Withholding Agent to be required byapplicable law, (B) such Withholding Agent shall timely pay the full amount withheld or deducted to the relevantGovernmental Authority, and (C) to the extent that the withholding or deduction is made on account of IndemnifiedTaxes or Other Taxes, the sum payable by the applicable Credit Party shall be increased as necessary so that afterany required withholding or deductions have been made (including withholding or deductions applicable toadditional sums payable under this Section 5.4) each Lender (or, in the case of a payment to the AdministrativeAgent for its own account, the Administrative Agent) receives an amount equal to the sum it would have receivedhad no such withholding or deductions been made.(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a)above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance withapplicable law or timely reimburse the Administrative Agent or any Lender for the payment of any Other Taxes.(c) Tax Indemnifications. Without limiting the provisions of subsection (a) or (b) above, theBorrower shall jointly and severally indemnify the Administrative Agent and each Lender, and shall make paymentin respect thereof within 15 days after demand therefor, for the full amount of Indemnified Taxes or Other Taxes(including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under thisSection 5.4) payable by the Administrative Agent or such Lender, as the case may be, and any reasonable expensesarising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly orlegally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any suchpayment or liability (along with a written statement setting forth in reasonable detail the basis and calculation ofsuch amounts) delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or onbehalf of a Lender, shall be conclusive absent manifest error. If the Borrower reasonably believes that any suchIndemnified Taxes or Other Taxes were not correctly or legally asserted, the Administrative Agent and/or eachaffected Lender will use reasonable efforts to cooperate with the Borrower in pursuing a refund of such IndemnifiedTaxes or Other Taxes so long as such efforts would not, in the sole determination of the Administrative Agent oraffected Lender, result in any additional costs, expenses or risks or be otherwise disadvantageous to it.(d) Evidence of Payments. After any payment of Taxes by any Credit Party or the AdministrativeAgent to a Governmental Authority as provided in this Section 5.4, the Borrower shall deliver to the AdministrativeAgent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copyof a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by99 laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or theAdministrative Agent, as the case may be.(e) Status of Lenders and Tax Documentation.(i) Each Lender shall deliver to the Borrower and the Administrative Agent, at such time or timesreasonably requested by the Borrower or the Administrative Agent, such properly completed and executeddocumentation prescribed by applicable laws or by the taxing authorities of any jurisdiction and such otherreasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, todetermine (A) whether or not any payments made hereunder or under any other Credit Document are subject toTaxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to anyavailable exemption from, or reduction of, applicable Taxes in respect of any payments to be made to such Lenderby any Credit Party pursuant to any Credit Document or otherwise to establish such Lender’s status for withholdingTax purposes in the applicable jurisdiction. Any documentation and information required to be delivered by aLender pursuant to this Section 5.4(e) (including any specific documentation set forth in subsection (ii) below) shallbe delivered by such Lender (i) on or prior to the Closing Date (or on or prior to the date it becomes a party to thisAgreement), (ii) on or before any date on which such documentation expires or becomes obsolete or invalid, (iii)after the occurrence of any change in the Lender’s circumstances requiring a change in the most recentdocumentation previously delivered by it to the Borrower and the Administrative Agent, and (iv) from time to timethereafter if reasonably requested by the Borrower or the Administrative Agent, and each such Lender shallpromptly notify in writing the Borrower and the Administrative Agent if such Lender is no longer legally eligible toprovide any documentation previously provided.(ii) Without limiting the generality of the foregoing:(A) any Lender that is a “United States person” within the meaning of Section 7701(a)(30) ofthe Code (a “U.S. Lender”) shall deliver to the Borrower and the Administrative Agent executed originalsof Internal Revenue Service Form W-9 or such other documentation or information prescribed byapplicable laws or reasonably requested by the Borrower or the Administrative Agent as will enable theBorrower or the Administrative Agent, as the case may be, to determine whether or not such Lender issubject to backup withholding or information reporting requirements;(B) each Non-U.S. Lender that is entitled under the Code or any applicable treaty to anexemption from or reduction of U.S. federal withholding Tax with respect to any payments hereunder orunder any other Credit Document shall deliver to the Borrower and the Administrative Agent (in suchnumber of copies as shall be requested by the recipient) whichever of the following is applicable:(1) executed originals of the applicable Internal Revenue Service Form W-8 (or anysuccessor form thereto) claiming eligibility for benefits pursuant the applicable article of anincome tax treaty to which the United States is a party;(2) executed originals of Internal Revenue Service Form W-8ECI (or any successorform thereto);(3) in the case of a Non-U.S. Lender claiming the benefits of the exemption forportfolio interest under Section 881(c) of the Code, (x) a certificate, substantially in the form ofExhibit J-1 to the effect that such Non-U.S. Lender is not (A) a “bank” within the meaning ofSection 881(c)(3)(A) of the Code, (B) a “10-percent shareholder” of the Borrower within themeaning of Section 871(h)(3)(B) of the Code, or (C) a “controlled foreign corporation” related tothe Borrower, as described in Section 881(c)(3)(C) of the Code and that no payments under anyCredit Document are effectively connected with such Non-U.S. Lender’s conduct of a UnitedStates trade or business (a “Non-Bank Tax Certificate”), and (y) executed originals of theapplicable Internal Revenue Service Form W-8 (or any successor thereto);100

(4) where such Lender is a partnership (for U.S. federal income tax purposes) orotherwise not a beneficial owner (e.g., where such Lender has sold a participation), InternalRevenue Service Form W-8IMY (or any successor thereto) accompanied by Internal RevenueService Form W-8ECI, W-8BEN, W-8BEN-E or W-9, as applicable, and/or other supportingdocumentation (including, where one or more of the underlying beneficial owner(s) is claimingthe benefits of the portfolio interest exemption, a Non-Bank Tax Certificate of such beneficialowner(s) substantially in the form of Exhibit J-3 or J-4) (provided that if the Non-U.S. Lender is apartnership and not a participating Lender, the Non-Bank Tax Certificate(s), substantially in theform of Exhibit J-2, may be provided by the Non-U.S. Lender on behalf of the direct or indirectpartner(s)); or(5) executed originals of any other form prescribed by applicable laws as a basis forclaiming exemption from or a reduction in United States federal withholding Tax together withsuch supplementary documentation as may be prescribed by applicable laws to permit theBorrower or the Administrative Agent to determine the withholding or deduction required to bemade;(C) if a payment made to a Lender under any Credit Document would be subject to U.S.federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicablereporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code,as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or timesprescribed by law and at such time or times reasonably requested by the Borrower or the AdministrativeAgent such documentation prescribed by applicable law (including as prescribed by Section1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower orthe Administrative Agent as may be necessary for the Borrower and the Administrative Agent to complywith their obligations under FATCA, to determine whether such Lender has complied with such Lender’sobligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment.Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after thedate of this Agreement; and(D) if the Administrative Agent is a “United States person” (as defined in Section7701(a)(30) of the Code), it shall provide the Borrower with two duly completed original copies of InternalRevenue Service Form W-9. If the Administrative Agent is not a “United States person” (as defined inSection 7701(a)(30) of the Code), it shall provide the applicable Form W-8 (together with requiredaccompanying documentation) and certify that it is a U.S. branch that has agreed to be treated as a U.S.person for United States federal withholding Tax purposes with respect to payments to be received by it onbehalf of the Lenders. Notwithstanding anything to the contrary in this Section 5.4, no Lender or theAdministrative Agent shall be required to deliver any documentation that it is not legally eligible todeliver.(f) Treatment of Certain Refunds. If the Administrative Agent or any Lender determines, in its solediscretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to whichit has been indemnified by any Credit Party or with respect to which any Credit Party has paid additional amountspursuant to this Section 5.4, the Administrative Agent or such Lender (as applicable) shall promptly pay to theBorrower an amount equal to such refund (but only to the extent of indemnity payments made, or additionalamounts paid, by the Credit Parties under this Section 5.4 with respect to the Indemnified Taxes or Other Taxesgiving rise to such refund), net of all out-of-pocket expenses (including any Taxes) incurred by the AdministrativeAgent or such Lender, as the case may be, and without interest (other than any interest paid by the relevantGovernmental Authority with respect to such refund); provided that the Borrower, upon the request of theAdministrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties,interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or suchLender in the event the Administrative Agent or such Lender is required to repay such refund to such GovernmentalAuthority. In such event, the Administrative Agent or such Lender, as the case may be, shall, at the Borrower’srequest, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repaysuch refund received from the relevant taxing authority (provided that the Administrative Agent or such Lendermay delete any information therein that it deems confidential). Notwithstanding anything to the contrary in this101 paragraph (f), in no event will the Administrative Agent or any Lender be required to pay any amount to anindemnifying party pursuant to this paragraph (f) the payment of which would place the Administrative Agent orany Lender in a less favorable net after-Tax position than the Administrative Agent or any Lender would have beenin if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwiseimposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.This subsection shall not be construed to require the Administrative Agent or any Lender to make available its Taxreturns (or any other information relating to its Taxes that it deems confidential) to any Credit Party or any otherPerson. (g) For the avoidance of doubt, for purposes of this Section 5.4, the term “Lender” includes anyLetter of Credit Issuer and the term “applicable law” includes FATCA.(h) Each party’s obligations under this Section 5.4 shall survive the resignation or replacement of theAdministrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of theCommitments and the repayment, satisfaction or discharge of all obligations under the Credit Documents.5.5 Computations of Interest and Fees.(a) Except as provided in the next succeeding sentence, interest on LIBORTerm Benchmark Loansshall be calculated on the basis of a 360-day year for the actual days elapsed. Interest on ABR Loans shall becalculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.(b) Fees and the average daily Stated Amount of Letters of Credit shall be calculated on the basis of a360-day year for the actual days elapsed.5.6 Limit on Rate of Interest.(a) No Payment Shall Exceed Lawful Rate. Notwithstanding any other term of this Agreement, theBorrower shall not be obliged to pay any interest or other amounts under or in connection with this Agreement orotherwise in respect of the Obligations in excess of the amount or rate permitted under or consistent with anyapplicable law, rule or regulation.(b) Payment at Highest Lawful Rate. If the Borrower is not obliged to make a payment that it wouldotherwise be required to make, as a result of Section 5.6(a), the Borrower shall make such payment to the maximumextent permitted by or consistent with applicable laws, rules, and regulations.(c) Adjustment if Any Payment Exceeds Lawful Rate. If any provision of this Agreement or any ofthe other Credit Documents would obligate the Borrower to make any payment of interest or other amount payableto any Lender in an amount or calculated at a rate that would be prohibited by any applicable law, rule orregulation, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted withretroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited bylaw, such adjustment to be effected, to the extent necessary, by reducing the amount or rate of interest required to bepaid by the Borrower to the affected Lender under Section 2.8; provided that to the extent lawful, the interest orother amounts that would have been payable but were not payable as a result of the operation of this Section shallbe cumulated and the interest payable to such Lender in respect of other Loans or periods shall be increased (but notabove the maximum rate therefor) until such cumulated amount, together with interest thereon at the Federal FundsEffective Rate to the date of repayment, shall have been received by such Lender.Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if anyLender shall have received from the Borrower an amount in excess of the maximum permitted by any applicablelaw, rule or regulation, then the Borrower shall be entitled, by notice in writing to the Administrative Agent toobtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, suchamount shall be deemed to be an amount payable by that Lender to the Borrower.102 Section 6. Conditions Precedent to Initial BorrowingThe obligation of the Lenders to make Additional Term A Loans on the Restatement Effective Date issubject to the satisfaction of the following conditions precedent.6.1 Restatement Agreement. The Administrative Agent shall have received the RestatementAgreement, executed and delivered by a duly Authorized Officer of the Borrower and each other Credit Party.6.2 Reserved.6.3 Legal Opinions. The Administrative Agent shall have received the executed legal opinion ofGoodwin Procter LLP, special counsel to the Borrower. The Borrower, the other Credit Parties and theAdministrative Agent hereby instruct such counsel to deliver such legal opinions.6.4 Closing Certificates. The Administrative Agent (or its counsel) shall have received a certificate ofeach of the Borrower and each Guarantor, dated the Restatement Effective Date, substantially in the form of ExhibitG, with appropriate insertions, executed by any Authorized Officer (or in the case of the Borrower, any Director orauthorized agent of the Borrower (which, subject to Section 13.9, may include any Electronic Signaturestransmitted by telecopy, emailed pdf. Or any other electronic means that reproduces an image of an actual executedsignature page)) and the Secretary or any Assistant Secretary of the Borrower and each Guarantor, as applicable,and attaching the documents referred to in Section 6.5.6.5 Authorization of Proceedings of the Borrower and the other Credit Parties; Corporate Documents.The Administrative Agent shall have received (i) a copy of the resolutions of the board of directors or othermanagers of the Borrower and the other Credit Parties (or a duly authorized committee thereof) authorizing (a) theexecution, delivery, and performance of the Credit Documents (and any agreements relating thereto) to which it is aparty and (b) in the case of the Borrower, the extensions of credit contemplated hereunder, (ii) the Certificate ofIncorporation and By-Laws, Certificate of Formation and Operating Agreement or other comparable organizationaldocuments, as applicable, of the Borrower and the other Credit Parties, and (iii) signature and incumbencycertificates (or other comparable documents evidencing the same) of the Authorized Officers of the Borrower andthe other Credit Parties executing the Credit Documents to which it is a party.6.6 Fees. The Agents and Lenders shall have received, substantially simultaneously with the fundingof the Additional Term A Loans, fees in the amounts previously agreed in writing to be received on the RestatementEffective Date and, to the extent invoiced at least three Business Days prior to the Restatement Effective Date(except as otherwise reasonably agreed by the Borrower), reasonable out-of-pocket expenses in the amountspreviously agreed in writing to be paid on the Restatement Effective Date (which amounts may, at the Borrower’soption, be offset against the proceeds of the Additional Term A Loans).6.7 Solvency Certificate. On the Restatement Effective Date, the Administrative Agent shall havereceived a certificate from the Chief Executive Officer, President, the Chief Financial Officer, the Treasurer, theVice President-Finance, or any other senior financial officer of the Borrower to the effect that immediatelyfollowing the making of the Additional Term A Loans on the Restatement Effective Date and after giving effect tothe application of the proceeds of such Additional Term A Loans (and after giving effect to the Restatement DateTransactions, including the Restatement Date Distribution), the Borrower and its Subsidiaries on a consolidatedbasis are Solvent; provided that, notwithstanding anything to the contrary set forth herein (including the definitionof “Solvent”), the certifications set forth in the certificate delivered pursuant to this Section 6.7 shall be deemed tobe true and correct in all respects to the extent the Borrower has obtained a solvency opinion from Bay ValuationAdvisors, LLC or another third party financial advisory or accounting firm that is reasonably acceptable to theAdministrative Agent and experienced in such matters confirming the solvency of the Borrower and its Subsidiarieson a consolidated basis on the Restatement Effective Date immediately following the making of the AdditionalTerm A Loans on the Restatement Effective Date and after giving effect to the application of the proceeds of suchAdditional Term A Loans (and after giving effect to the Restatement Date Transactions, including the RestatementDate Distribution). 103 6.8 Patriot Act. The Administrative Agent shall have received at least three days prior to theRestatement Effective Date, (i) a Beneficial Ownership Certification for the Borrower and (ii) such otherdocumentation and information as is reasonably requested in writing at least seven Business Days prior to theRestatement Effective Date by the Administrative Agent about the Credit Parties to the extent the AdministrativeAgent and the Borrower in good faith mutually agree is required by regulatory authorities under applicable “knowyour customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act.6.9 Financial Statements. The Joint Lead Arrangers and Bookrunners shall have received theHistorical Financial Statements.6.10 No Default; Representations and Warranties. On the Restatement Effective Date, (a) no Defaultor Event of Default shall have occurred and be continuing and (b) all representations and warranties made by anyCredit Party contained herein or in the other Credit Documents shall be true and correct in all material respects;provided that any such representations and warranties which are qualified by materiality, Material Adverse Effect orsimilar language shall be true and correct in all respects.6.11 Notice of Term Loan Borrowing. The Administrative Agent shall have received a Notice ofBorrowing with respect to the Additional Term A Loans meeting the requirements of Section 2.3.6.12 Officer’s Certificate. The Administrative Agent shall have received from an Authorized Officerof the Borrower an officer’s certificate certifying that the conditions set forth in Section 6.10 are satisfied as of theRestatement Effective Date.6.13 Promissory Notes. The Borrower shall have delivered to any Lender requesting a promissory noteevidencing its Initial Term A Loans and/or Revolving Credit Commitments signed by an Authorized Officer of theBorrower.For purposes of determining compliance with the conditions specified in Section 6 on the RestatementEffective Date, each Lender that has signed the Restatement Agreement shall be deemed to have consented to,approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented toor approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received noticefrom such Lender prior to the proposed Restatement Effective Date specifying its objection thereto.Section 7. Conditions Precedent to All Credit EventsThe agreement of each Lender to make any Loan requested to be made by it on any date (excludingRevolving Credit Loans required to be made by the Revolving Credit Lenders in respect of Unpaid Drawingspursuant to Sections 3.3 and 3.4) and the obligation of the Letter of Credit Issuer to issue Letters of Credit on anydate is subject to the satisfaction (or waiver) of the following conditions precedent:7.1 No Default; Representations and Warranties. At the time of each Credit Event and also aftergiving effect thereto (other than any Loan made pursuant to Section 2.14 or 2.15) (a) no Default or Event of Defaultshall have occurred and be continuing and (b) all representations and warranties made by any Credit Partycontained herein or in the other Credit Documents shall be true and correct in all material respects (provided thatany such representations and warranties which are qualified by materiality, Material Adverse Effect or similarlanguage shall be true and correct in all respects) with the same effect as though such representations and warrantieshad been made on and as of the date of such Credit Event (except where such representations and warrantiesexpressly relate to an earlier date, in which case such representations and warranties shall have been true and correctin all material respects (provided that any such representations and warranties which are qualified by materiality,Material Adverse Effect or similar language shall be true and correct in all respects) as of such earlier date).104

7.2 Notice of Borrowing; Letter of Credit Request.(a) The Administrative Agent shall have received a Notice of Borrowing meeting the requirements ofSection 2.3.(b) Prior to the making of each Revolving Credit Loan (other than any Revolving Credit Loan madepursuant to Section 3.4(a)), the Administrative Agent shall have received a Notice of Borrowing meeting therequirements of Section 2.3.(c) Prior to the issuance of each Letter of Credit, the Administrative Agent and the Letter of CreditIssuer shall have received a Letter of Credit Request meeting the requirements of Section 3.2(a).The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each CreditParty to each of the Lenders that all the applicable conditions specified in Section 7 above have been satisfied as ofthat time.Section 8. Representations and WarrantiesIn order to induce the Lenders to enter into this Agreement, to make the Loans and issue or participate inLetters of Credit as provided for herein, the Borrower makes the following representations and warranties to theLenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans andthe issuance of the Letters of Credit (it being understood that the following representations and warranties shall bedeemed made with respect to any Foreign Subsidiary only to the extent relevant under applicable law):8.1 Corporate Status. Each Credit Party (a) is a duly organized and validly existing corporation,limited liability company or other entity in good standing (if applicable) under the laws of the jurisdiction of itsorganization and has the corporate, limited liability company or other organizational power and authority to own itsproperty and assets and to transact the business in which it is engaged and (b) has duly qualified and is authorized todo business and is in good standing (if applicable) in all jurisdictions where it is required to be so qualified, exceptwhere the failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect.8.2 Corporate Power and Authority. Each Credit Party has the corporate or other organizationalpower and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which itis a party and has taken all necessary corporate or other organizational action to authorize the execution, deliveryand performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and deliveredeach Credit Document to which it is a party and each such Credit Document constitutes the legal, valid, and bindingobligation of such Credit Party enforceable in accordance with its terms (provided that, with respect to the creationand perfection of security interests with respect to Indebtedness, Capital Stock and Stock Equivalents of ForeignSubsidiaries, only to the extent enforceability of such obligation with respect to which Capital Stock and StockEquivalents of Foreign Subsidiaries is governed by the Uniform Commercial Code), except as the enforceabilitythereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject togeneral principles of equity.8.3 No Violation. Neither the execution, delivery or performance by any Credit Party of the CreditDocuments to which it is a party nor compliance with the terms and provisions thereof nor the other transactionscontemplated hereby or thereby will (a) contravene any applicable provision of any material law, statute, rule,regulation, order, writ, injunction or decree of any court or governmental instrumentality, (b) result in any breach ofany of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation orimposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such CreditParty or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents or PermittedLiens) pursuant to, the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust,agreement or other material instrument to which such Credit Party or any of the Restricted Subsidiaries is a party orby which it or any of its property or assets is bound (any such term, covenant, condition or provision, a“Contractual Requirement”) other than any such breach, default or Lien that would not reasonably be expected to105 result in a Material Adverse Effect or (c) violate any provision of the certificate of incorporation, by-laws, articlesor other organizational documents of such Credit Party or any of the Restricted Subsidiaries.8.4 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of theBorrower, threatened in writing against the Borrower or any of the Restricted Subsidiaries that would reasonably beexpected to result in a Material Adverse Effect.8.5 Margin Regulations. Neither the Borrower nor any of its Subsidiaries is engaged principally, oras one of its important activities, in the business of extending credit for the purpose of buying or carrying marginstock, and no portion of the proceeds of any credit extension hereunder shall be used in any manner, whetherdirectly or indirectly, that causes or could reasonably be expected to cause, such credit extension or the applicationof such proceeds to violate Regulation T, Regulation U or Regulation X of the Federal Reserve Board of Governorsor any other regulation thereof or to violate the Securities Exchange Act of 1934, as amended.8.6 Governmental Approvals. The execution, delivery and performance of each Credit Documentdoes not require any consent or approval of, registration or filing with, or other action by, any GovernmentalAuthority, except for (i) such as have been obtained or made and are in full force and effect, (ii) filings, consents,approvals, registrations and recordings in respect of the Liens created pursuant to the Security Documents (and torelease existing Liens), and (iii) such licenses, approvals, authorizations, registrations, filings or consents the failureof which to obtain or make would not reasonably be expected to result in a Material Adverse Effect.8.7 Investment Company Act. Neither the Borrower nor any Restricted Subsidiary is an “investmentcompany” within the meaning of the Investment Company Act of 1940, as amended.8.8 True and Complete Disclosure.(a) None of the written factual information and written data (taken as a whole) heretofore orcontemporaneously furnished by or on behalf of the Borrower, any of the Restricted Subsidiaries or any of theirrespective authorized representatives to the Administrative Agent, any Joint Lead Arranger and Bookrunner, and/orany Lender on or before the Restatement Effective Date for purposes of or in connection with this Agreement orany transaction contemplated herein contained any untrue statement of any material fact or omitted to state anymaterial fact necessary to make such information and data (taken as a whole) not materially misleading at such timein light of the circumstances under which such information or data was furnished (after giving effect to allsupplements and updates), it being understood and agreed that for purposes of this Section 8.8(a), such factualinformation and data shall not include pro forma financial information, projections, estimates (including financialestimates, forecasts, and other forward-looking information) or other forward looking information and informationof a general economic or general industry nature.(b) The projections (including financial estimates, budgets, forecasts, and other forward-lookinginformation) contained in the information and data referred to in paragraph (a) above were based on good faithestimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by theLenders that such projections as to future events are not to be viewed as facts and are subject to significantuncertainties and contingencies, many of which are beyond the Borrower’s control, that no assurance can be giventhat any particular projections will be realized and that actual results during the period or periods covered by anysuch projections may differ from the projected results and such differences may be material.8.9 Financial Condition; Financial Statements.(a) The Historical Financial Statements, in each case present fairly in all material respects thecombined financial position of the Borrower at the respective dates of said information, statements and results ofoperations for the respective periods covered thereby. The financial statements referred to in clause (a)(ii) of thisSection 8.9 have been prepared in accordance with GAAP consistently applied except to the extent provided in thenotes to said financial statements. As of the Restatement Effective Date, neither the Borrower nor any RestrictedSubsidiary has any material guarantee obligations or contingent liabilities or unusual forward or long-term106 commitments, in each case, that are not reflected in the most recent financial statements referred to in thisparagraph, except as would not reasonably be expected to result in a Material Adverse Effect.(b) There has been no Material Adverse Effect since December 31, 2018.Each Lender and the Administrative Agent hereby acknowledges and agrees that the Borrower and its Subsidiariesmay be required to restate Historical Financial Statements as the result of the implementation of changes in GAAPor IFRS, or the respective interpretation thereof, and that such restatements will not result in a Default or an Eventof Default under the Credit Documents.8.10 Compliance with Laws; No Default. Each Credit Party is in compliance with all Requirements ofLaw applicable to it or its property, except where the failure to be so in compliance would not reasonably beexpected to result in a Material Adverse Effect. No Default has occurred and is continuing.8.11 Tax Matters. Except as would not reasonably be expected to have a Material Adverse Effect, (a)the Borrower and each of the Restricted Subsidiaries has filed all Tax returns required to be filed by it and hastimely paid all Taxes payable by it (whether or not shown on a Tax return and including in its capacity as awithholding agent) that have become due, other than those being contested in good faith and by proper proceedingsif it has maintained adequate reserves (in the good faith judgment of management of the Borrower or suchRestricted Subsidiary, as applicable) with respect thereto in accordance with GAAP and (b) the Borrower and eachof the Restricted Subsidiaries has paid, or has provided adequate reserves (in the good faith judgment ofmanagement of the Borrower or such Restricted Subsidiary, as applicable) in accordance with GAAP for thepayment of all Taxes not yet due and payable. There is no current or proposed Tax assessment, deficiency or otherclaim against the Borrower or any Restricted Subsidiary that would reasonably be expected to result in a MaterialAdverse Effect.8.12 Compliance with ERISA.(a) Except as would not reasonably be expected to have a Material Adverse Effect: (i) each CreditParty and each of their respective ERISA Affiliates is in compliance with the applicable provisions of ERISA andthe provisions of the Code relating to Pension Plans and the regulations and the published interpretation thereunderand (ii) no ERISA Event has occurred or is reasonably expected to occur.(b) Except as would not reasonably be expected to have a Material Adverse Effect, no Foreign PlanEvent has occurred or is reasonably expected to occur.8.13 Subsidiaries. Schedule 8.13 lists each Subsidiary of the Borrower (and the direct and indirectownership interest of the Borrower therein), in each case existing on the Restatement Effective Date after givingeffect to the Restatement Date Transactions.8.14 Intellectual Property. Each of the Borrower and its Restricted Subsidiaries owns or has the rightto use all Intellectual Property that is used in or otherwise necessary for the operation of their respective businessesas currently conducted, except where the failure of the foregoing would not reasonably be expected to have aMaterial Adverse Effect. The operation of their respective businesses by each of the Borrower and its RestrictedSubsidiaries does not infringe upon, misappropriate, violate or otherwise conflict with the Intellectual Property ofany third party, except as would not reasonably be expected to have a Material Adverse Effect.8.15 Environmental Laws.(a) Except as would not reasonably be expected to have a Material Adverse Effect: (i) each of theBorrower and its Restricted Subsidiaries and their respective operations and properties are in compliance with allEnvironmental Laws; (ii) none of the Borrower, nor any Restricted Subsidiary has received written notice of anyEnvironmental Claim; (iii) none of the Borrower nor any Restricted Subsidiary is conducting any investigation,removal, remedial or other corrective action pursuant to any Environmental Law at any location; and (iv) to theknowledge of the Borrower, no underground or above ground storage tank or related piping, or any impoundment107 or other disposal area containing Hazardous Materials is located at, on or under any Real Estate currently owned orleased by the Borrower or any of the Restricted Subsidiaries.(b) None of the Borrower or any of the Restricted Subsidiaries has treated, stored, transported,Released or arranged for disposal or transport for disposal or treatment of Hazardous Materials at, on, under or fromany currently or, formerly owned or operated property nor, to the knowledge of the Borrower, has there been anyother Release of Hazardous Materials at, on, under or from any such properties, in each case, in a manner thatwould reasonably be expected to have a Material Adverse Effect.8.16 Properties.(a) Each of the Borrower and its Restricted Subsidiaries has good and valid record title to, validleasehold interests in, or rights to use, all properties that are necessary for the operation of their respectivebusinesses as currently conducted and as proposed to be conducted, free and clear of all Liens (other than any Lienspermitted by this Agreement) and except where the failure to have such good title or interest would not reasonablybe expected, individually or in the aggregate, to have a Material Adverse Effect.(b) Set forth on Schedule 1.1(a) is a list of each real property owned by any Credit Party as of theRestatement Effective Date having a Fair Market Value in excess of $5,000,000.8.17 Solvency. On the Restatement Effective Date (after giving effect to the Restatement DateTransactions, including the Restatement Date Distribution) immediately following the making of the AdditionalTerm A Loans and after giving effect to the application of the proceeds of such Additional Term A Loans, theBorrower and its Restricted Subsidiaries on a consolidated basis will be Solvent; provided that, notwithstandinganything to the contrary set forth herein (including the definition of “Solvent”), the representation and warranty setforth in this Section 8.17 shall be deemed to be true and correct in all respects to the extent the Borrower hasobtained a solvency opinion from Bay Valuation Advisors, LLC or another third party financial advisory oraccounting firm that is reasonably acceptable to the Administrative Agent and experienced in such mattersconfirming the solvency of the Borrower and its Restricted Subsidiaries on a consolidated basis on the RestatementEffective Date immediately following the making of the Additional Term A Loans and after giving effect to theapplication of the proceeds of such Additional Term A Loans (after giving effect to the Restatement DateTransactions, including the Restatement Date Distribution).8.18 Patriot Act. On the Restatement Effective Date, the Borrower has provided to the AdministrativeAgent all information related to the Borrower and its Restricted Subsidiaries (including but not limited to names,addresses and tax identification numbers (if applicable)) reasonably requested in writing by the AdministrativeAgent and mutually agreed to be required by the Patriot Act to be obtained by the Administrative Agent or anyLender and the use of proceeds of the Loans will not violate the Patriot Act in any material respect.8.19 OFAC and FCPA.(a) The Borrower and its Restricted Subsidiaries will not, directly or indirectly, use the proceeds ofthe Loans, to lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner orother Person, for the purpose of unlawfully funding (i) any activities of or business with any Person, or in anycountry or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) any other transaction thatwill result in a violation by any Person (including any Person participating in the transactions, whether as aunderwriter, advisor, investor, lender or otherwise) of Sanctions.(b) The Borrower and its Restricted Subsidiaries will not use the proceeds of the Loans directly, or, tothe knowledge of the Borrower, indirectly, for any payments to any governmental official or employee, politicalparty, official of a political party, candidate for political office, or anyone else acting in an official capacity, in orderto obtain, retain or direct business or obtain any improper advantage, in violation of the United States ForeignCorrupt Practices Act of 1977, as amended (the “FCPA”).108

(c) Except as could not, individually or in the aggregate, reasonably be expected to result in aMaterial Adverse Effect, to the knowledge of the Borrower, neither the Borrower nor the Restricted Subsidiarieshas, in the past three years, committed a violation of applicable regulations of the United States Department of theTreasury’s Office of Foreign Assets Control (“OFAC”), Title III of the Patriot Act or the FCPA.(d) None of the Borrower, the Restricted Subsidiaries or, to the knowledge of the Borrower, anydirector, officer, employee or agent of any Credit Party or other Restricted Subsidiary, in each case, is an individualor entity currently on OFAC’s list of Specially Designated Nationals and Blocked Persons or is the subject ofSanctions administered by OFAC or the U.S. Department of State, nor is the Borrower or any Restricted Subsidiarylocated, organized or resident in a country or territory that is the subject of Sanctions.Section 9. Affirmative Covenants.The Borrower hereby covenants and agrees that on the Closing Date and thereafter, until the Commitmentsand each Letter of Credit have terminated or been collateralized in accordance with the terms of this Agreement andthe Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder (otherthan contingent indemnity obligations, Secured Hedge Obligations and Secured Cash Management Obligations andLetters of Credit collateralized in accordance with the terms of this Agreement), are paid in full:9.1 Information Covenants. The Borrower will furnish to the Administrative Agent (which shallpromptly make such information available to the Lenders in accordance with its customary practice):(a) Annual Financial Statements. As soon as available and in any event within five daysafter the date on which such financial statements are required to be filed with the SEC (after giving effectto any permitted extensions) (or, if such financial statements are not required to be filed with the SEC, onor before the date that is 120 days after the end of each such fiscal year), the consolidated balance sheet ofthe Borrower and its Restricted Subsidiaries as at the end of each fiscal year, and the related consolidatedstatements of operations and cash flows for such fiscal year, setting forth comparative consolidated and/orcombined figures for the preceding fiscal year, all in reasonable detail and prepared in accordance withGAAP, and, in each case, certified by independent certified public accountants of recognized nationalstanding whose opinion shall not be qualified as to the scope of audit or as to the status of the Borrower orany of the Material Subsidiaries (or group of Subsidiaries that together would constitute a MaterialSubsidiary) as a going concern (other than any exception, explanatory paragraph or qualification, that isexpressly solely with respect to, or expressly resulting solely from, (i) an upcoming maturity date under theIndebtedness, (ii) any potential inability to satisfy a financial maintenance covenant on a future date or in afuture period or (iii) the activities, operations, financial results, assets or liabilities of any UnrestrictedSubsidiary).(b) Quarterly Financial Statements. As soon as available and in any event within five daysafter the date on which such financial statements are required to be filed with the SEC (after giving effectto any permitted extensions) with respect to each of the first three quarterly accounting periods in eachfiscal year of the Borrower (or, if such financial statements are not required to be filed with the SEC, on orbefore the date that is 60 days after the end of each such quarterly accounting period), the consolidatedbalance sheet of the Borrower and its Restricted Subsidiaries as at the end of such quarterly period and therelated consolidated statements of operations for such quarterly accounting period and for the elapsedportion of the fiscal year ended with the last day of such quarterly period, and the related consolidatedstatement of cash flows for the elapsed portion of the fiscal year ended with the last day of the applicablequarterly period, and setting forth comparative consolidated and/or combined figures for the relatedperiods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of therelated period in the prior fiscal year, all of which shall be certified by an Authorized Officer of theBorrower as fairly presenting in all material respects the financial condition, results of operations and cashflows of the Borrower and its Restricted Subsidiaries as at such date and for such periods in accordancewith GAAP (except as noted therein), subject to changes resulting from normal year-end adjustments andthe absence of footnotes. 109 (c) Beneficial Ownership Certification. Promptly following any request therefor,information and documentation reasonably requested by the Administrative Agent or any Lender forpurposes of compliance with the Beneficial Ownership Regulation.(d) Officer’s Certificates. Not later than five days after the delivery of the financialstatements provided for in Sections 9.1(a) and (b), a certificate of an Authorized Officer of the Borrower tothe effect that no Default or Event of Default exists or, if any Default or Event of Default does exist,specifying the nature and extent thereof, as the case may be, which certificate shall set forth (i) aspecification of any change in the identity of the Restricted Subsidiaries and the Unrestricted Subsidiariesas at the end of the fiscal year or the fiscal quarter, as the case may be, from the Restricted Subsidiaries andthe Unrestricted Subsidiaries, respectively, identified to the Lenders on the Closing Date or in the mostrecent certificate delivered pursuant to this clause (d) in which any such changes were disclosed, as thecase may be, and (ii) the Consolidated Total Debt to Consolidated EBITDA Ratio for such Test Period andthe then applicable Status and, in each case, the underlying calculations in connection therewith. At thetime of the delivery of the financial statements provided for in Section 9.1(a), a certificate of an AuthorizedOfficer of the Borrower setting forth changes to the legal name, jurisdiction of formation and type of entityand, solely with respect to any Credit Party organized in a jurisdiction where an organizationalidentification number is required to be included in a Uniform Commercial Code financing statement,organizational number (or equivalent) of any Credit Party or confirming that there has been no change insuch information since the Closing Date or the date of the most recent certificate delivered pursuant to thisclause (d) in which any such changes were disclosed, as the case may be.(e) Notice of Default or Litigation. Promptly after an Authorized Officer of the Borrower orany of the Restricted Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event thatconstitutes a Default or Event of Default, which notice shall specify the nature thereof, the period ofexistence thereof and what action the Borrower proposes to take with respect thereto and (ii) any litigationor governmental proceeding pending against the Borrower or any of the Subsidiaries that would reasonablybe expected to be determined adversely and, if so determined, to result in a Material Adverse Effect.(f) Environmental Matters. Promptly after an Authorized Officer of the Borrower or any ofthe Restricted Subsidiaries obtains knowledge of any one or more of the following environmental matters,unless such environmental matters would not reasonably be expected to result in a Material AdverseEffect, notice of: (i) any pending or threatened Environmental Claim against any Credit Party or anyReal Estate; and(ii) the conduct of any investigation, or any removal, remedial or other correctiveaction in response to the actual or alleged presence, Release or threatened Release of anyHazardous Material on, at, under or from any Real Estate.All such notices shall describe in reasonable detail the nature of the claim, investigation or removal,remedial or other corrective action in response thereto. The term “Real Estate” shall mean land, buildings,facilities and improvements owned or leased by any Credit Party.(g) Budgets. Within 90 days after the commencement of each fiscal year of the Borrowerbut prior to an IPO, a budget of the Borrower in reasonable detail on a quarterly basis for such fiscal yearas customarily prepared by management of the Borrower and limited to a projected consolidated statementof operations and a bridge to projected Consolidated EBITDA (collectively, the “Projections”), whichProjections shall in each case be accompanied by a certificate of an Authorized Officer of the Borrowerstating that such Projections have been prepared in good faith based on assumptions that were believed tobe reasonable at the time of preparation of such Projections, it being understood that actual results mayvary from such Projections. 110 (h) Other Information. Promptly upon filing thereof, copies of any filings (including onForm 10-K, 10-Q or 8-K) or registration statements (other than drafts of pre-effective versions ofregistration statements) with, and reports to, the SEC or any analogous Governmental Authority in anyrelevant jurisdiction by the Borrower or any of the Restricted Subsidiaries (other than amendments to anyregistration statement (to the extent such registration statement, in the form it becomes effective, isdelivered to the Administrative Agent), exhibits to any registration statement and, if applicable, anyregistration statements on Form S-8) and copies of all financial statements, proxy statements, notices, andreports that the Borrower or any of the Restricted Subsidiaries shall send to the holders of any publiclyissued debt of the Borrower and/or any of the Restricted Subsidiaries, in their capacity as such holders,lenders or agents (in each case to the extent not theretofore delivered to the Administrative Agent pursuantto this Agreement) and, with reasonable promptness, such other information (financial or otherwise) as theAdministrative Agent on its own behalf or on behalf of any Lender (acting through the AdministrativeAgent) may reasonably request in writing from time to time; provided, that none of the Borrower nor anyRestricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document,information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietaryinformation, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or theirrespective contractors) is prohibited by law, or any binding agreement, (iii) that is subject to attorney clientor similar privilege or constitutes attorney work product or (iv) that is otherwise subject to Section 13.16.Notwithstanding the foregoing, the obligations in clauses (a) and (b) of this Section 9.1 may be satisfiedwith respect to financial information of the Borrower and its Restricted Subsidiaries by furnishing (A) theapplicable financial statements of the Borrower or any direct or indirect parent of the Borrower or (B) theBorrower’s (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with theSEC; provided that, with respect to each of subclauses (A) and (B) of this paragraph, to the extent such informationrelates to a parent of the Borrower, such information is accompanied by consolidating or other information thatexplains in reasonable detail the differences between the information relating to such parent, on the one hand, andthe information relating to the Borrower and its Restricted Subsidiaries on a standalone basis, on the other hand.Documents required to be delivered pursuant to clauses (a), (b), and (h) of this Section 9.1 (to the extentany such documents are included in materials otherwise filed with the SEC) may be delivered electronically and ifso delivered, shall be deemed to have been delivered on the earliest date on which (i) the Borrower posts suchdocuments, or provides a link thereto on the Borrower’s website on the Internet; (ii) such documents are posted onthe Borrower’s behalf on IntraLinks/IntraAgency or another website, if any, to which each Lender and theAdministrative Agent have access (whether a commercial, third-party website or whether sponsored by theAdministrative Agent), or (iii) such financial statements and/or other documents are posted on the SEC’s website onthe internet at www.sec.gov; provided, that, (A) the Borrower shall, at the request of the Administrative Agent,continue to deliver copies (which delivery may be by electronic transmission ) of such documents to theAdministrative Agent and (B) the Borrower shall notify (which notification may be by facsimile or electronictransmission) the Administrative Agent of the posting of any such documents on any website described in thisparagraph. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery ofpaper copies of such documents from the Administrative Agent and maintaining its copies of such documents.Each Credit Party hereby acknowledges and agrees that, unless the Borrower notifies the AdministrativeAgent in advance, all financial statements and certificates furnished pursuant to Sections 9.1(a), (b) and (d) aboveare hereby deemed to be suitable for distribution, and to be made available, to all Lenders and may be treated by theAdministrative Agent and the Lenders as not containing any material nonpublic information.9.2 Books, Records, and Inspections. The Borrower will, and will cause each Restricted Subsidiaryto, permit officers and designated representatives of the Administrative Agent or the Required Lenders to visit andinspect any of the properties or assets of the Borrower and any such Subsidiary in whomsoever’s possession to theextent that it is within such party’s control to permit such inspection (and shall use commercially reasonable effortsto cause such inspection to be permitted to the extent that it is not within such party’s control to permit suchinspection), and to examine the books and records of the Borrower and any such Subsidiary and discuss the affairs,finances and accounts of the Borrower and of any such Subsidiary with, and be advised as to the same by, its andtheir officers and independent accountants, all at such reasonable times and intervals and to such reasonable extentas the Administrative Agent or the Required Lenders may desire (and subject, in the case of any such meetings or111 advice from such independent accountants, to such accountants’ customary policies and procedures); provided that,excluding any such visits and inspections during the continuation of an Event of Default, (a) only theAdministrative Agent on behalf of the Required Lenders may exercise rights of the Administrative Agent and theLenders under this Section 9.2, (b) the Administrative Agent shall not exercise such rights more than one time inany calendar year, which such visit will be at the Borrower’s expense, and (c) notwithstanding anything to thecontrary in this Section 9.2, none of the Borrower or any of the Restricted Subsidiaries will be required to disclose,permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information orother matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect ofwhich disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) isprohibited by law or any agreement binding on a third-party or (iii) is subject to attorney-client or similar privilegeor constitutes attorney work product; provided, further, that when an Event of Default exists, the AdministrativeAgent (or any of its respective representatives or independent contractors) or any representative of the RequiredLenders may do any of the foregoing at the expense of the Borrower at any time during normal business hours andupon reasonable advance notice. The Administrative Agent and the Required Lenders shall give the Borrower theopportunity to participate in any discussions with the Borrower’s independent public accountants.9.3 Maintenance of Insurance. (a) The Borrower will, and will cause each Material Subsidiary to, atall times maintain in full force and effect, pursuant to self-insurance arrangements or with insurance companies thatthe Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound andresponsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after givingeffect to any self-insurance which the Borrower believes (in the good faith judgment of management of theBorrower) is reasonable and prudent in light of the size and nature of its business and the availability of insuranceon a cost-effective basis) and against at least such risks (and with such risk retentions) as the Borrower believes (inthe good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature ofits business and the availability of insurance on a cost-effective basis; and will furnish to the Administrative Agent,promptly following written request from the Administrative Agent, information presented in reasonable detail as tothe insurance so carried and (b) if at any time the area in which any improvements located on any MortgagedProperty is designated by the Federal Emergency Management Agency (or any successor agency) as a special floodhazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, thenthe Borrower shall, or shall cause each applicable Credit Party to (i) maintain, or cause to be maintained, with afinancially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with allapplicable rules and regulations promulgated pursuant to the Flood Insurance Laws, (ii) cooperate with theAdministrative Agent and provide information reasonably required by the Administrative Agent to comply with theFlood Insurance Laws and (iii) deliver to the Administrative Agent evidence of such compliance in form andsubstance reasonably acceptable to the Administrative Agent, including, without limitation, evidence of annualrenewals of such insurance. Each such policy of general liability (including excess and umbrella general liability),property or casualty insurance shall (i) in the case of each general liability (including excess and umbrella generalliability) insurance policy, name the Collateral Agent, on behalf of the Secured Parties as an additional insuredthereunder as its interests may appear and (ii) in the case of each property or casualty insurance policy, contain aloss payable clause or endorsement that names the Collateral Agent, on behalf of the Secured Parties as the losspayee thereunder; provided that, unless an Event of Default shall have occurred and be continuing subject toSection 5.2, (A) all proceeds from insurance policies shall be paid to the Borrower or applicable Guarantor, (B) tothe extent the Collateral Agent receives any proceeds, the Collateral Agent shall, promptly following receipt of anOfficer’s Certificate of the Borrower certifying that no Event of Default has occurred and is continuing, turn over tothe Borrower any amounts received by it as an additional insured or loss payee under any property insurancemaintained by the Borrower or any of its Subsidiaries, and (C) the Collateral Agent agrees that the Borrower and itsSubsidiaries shall have the sole right to adjust or settle any claims under such insurance.9.4 Payment of Taxes. Except as would not reasonably be expected to have a Material AdverseEffect, the Borrower will pay and discharge, and will cause each of the Restricted Subsidiaries to pay and discharge,all material Taxes imposed upon it (including in its capacity as a withholding agent) or upon its income or profits,or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawfulmaterial claims in respect of any Taxes imposed, assessed or levied that, if unpaid, would reasonably be expected tobecome a material Lien upon any properties of the Borrower or any of the Restricted Subsidiaries.112

9.5 Preservation of Existence; Consolidated Corporate Franchises. The Borrower will, and will causeeach Material Subsidiary to, take all actions necessary (a) to preserve and keep in full force and effect its existence,organizational rights and authority and (b) to maintain its rights, privileges (including its good standing (ifapplicable)), permits, licenses and franchises necessary in the normal conduct of its business, in each case, except tothe extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided,however, that the Borrower and its Subsidiaries may consummate any transaction permitted under PermittedInvestments and Sections 10.2, 10.3, 10.4, or 10.5.9.6 Compliance with Statutes, Regulations, Etc. The Borrower will, and will cause each RestrictedSubsidiary to, (a) comply with all applicable laws, rules, regulations, and orders applicable to it or its property,including, without limitation, applicable laws administered by OFAC, the FCPA and the Patriot Act the rules andregulations promulgated thereunder, and all governmental approvals or authorizations required to conduct itsbusiness, and to maintain all such governmental approvals or authorizations in full force and effect, (b) complywith, and use commercially reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, allEnvironmental Laws, and obtain and comply with and maintain, and use commercially reasonable efforts to ensurethat all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications,registrations or permits required by Environmental Laws, and (c) conduct and complete all investigations, studies,sampling and testing, and all remedial, removal, and other actions required under Environmental Laws andpromptly comply with all lawful orders and directives of all Governmental Authorities regarding EnvironmentalLaws, other than such orders and directives which are being timely contested in good faith by proper proceedings,except in each case of clauses (a), (b), and (c) of this Section 9.6, where the failure to do so would not reasonably beexpected to result in a Material Adverse Effect.9.7 ERISA. (a) The Borrower will furnish to the Administrative Agent promptly following receiptthereof, copies of any documents described in Sections 101(k) or 101(l) of ERISA that any Credit Party or any of itsSubsidiaries may request with respect to any Multiemployer Plan to which a Credit Party or any of its Subsidiariesis obligated to contribute; provided that if the Credit Parties or any of their Subsidiaries have not requested suchdocuments or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, uponreasonable request of the Administrative Agent, the Credit Parties shall promptly make a request for suchdocuments or notices from such administrator or sponsor and the Borrower shall provide copies of such documentsand notices to the Administrative Agent promptly after receipt thereof; provided, further, that the rights granted tothe Administrative Agent in this Section 9.7(a) shall be exercised not more than once with respect to the sameMultiemployer Plan during any applicable plan year, and (b) the Borrower will notify the Administrative Agentpromptly following the occurrence of any ERISA Event or Foreign Plan Event that, alone or together with any otherERISA Events or Foreign Plan Events that have occurred, would reasonably be expected to result in liability of anyCredit Party that would reasonably be expected to have a Material Adverse Effect.9.8 Maintenance of Properties. The Borrower will, and will cause each of the Restricted Subsidiariesto, keep and maintain all property material to the conduct of its business in good working order and condition,ordinary wear and tear, casualty, and condemnation excepted, except to the extent that the failure to do so would notreasonably be expected to have a Material Adverse Effect.9.9 Transactions with Affiliates. The Borrower will conduct, and cause each of the RestrictedSubsidiaries to conduct, all transactions with any of its Affiliates (other than the Borrower and its RestrictedSubsidiaries) involving aggregate payments or consideration in excess of the greater of (x) $8,250,000 and (y) 5.5%of TTM Consolidated for any individual transaction or series of related transactions on terms that are at leastsubstantially as favorable to the Borrower or such Restricted Subsidiary as it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate, as determined by the board of directors of the Borrower orsuch Restricted Subsidiary in good faith; provided that the foregoing restrictions shall not apply to (a) [reserved],(b) transactions permitted by Section 10.5, (c) consummation of the Transactions and the payment of theTransaction Expenses, (d) the issuance of Capital Stock or Stock Equivalents of the Borrower (or any direct orindirect parent thereof) or any of its Subsidiaries not otherwise prohibited by the Credit Documents, (e) loans,advances and other transactions between or among the Borrower, any Restricted Subsidiary or any joint venture(regardless of the form of legal entity) in which the Borrower or any Subsidiary has invested (and which Subsidiaryor joint venture would not be an Affiliate of the Borrower but for the Borrower’s or a Subsidiary’s ownership ofCapital Stock or Stock Equivalents in such joint venture or Subsidiary) to the extent permitted under Section 10, (f)113 employment and severance arrangements between the Borrower and its Restricted Subsidiaries and their respectiveemployees, directors, officers, managers, consultants or independent contractors (including management andemployee benefit plans or agreements, stock option plans and other compensatory arrangements) in the ordinarycourse of business (including loans and advances in connection therewith), (g) [reserved], (h) the payment ofcustomary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, employees, directors,officers, managers, consultants or independent contractors of the Borrower (or any direct or indirect parent thereof)and the Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of theBorrower and the Subsidiaries, (i) transactions undertaken pursuant to membership in a purchasing consortium, (j)transactions pursuant to any agreement or arrangement as in effect as of the Restatement Effective Date, or anyamendment, modification, supplement or replacement thereto (so long as any such amendment, modification,supplement or replacement is not disadvantageous in any material respect to the Lenders when taken as a whole ascompared to the applicable agreement as in effect on the Restatement Effective Date as determined by the Borrowerin good faith), (k) consummation of the Restatement Date Transactions and the payment of the Restatement DateTransaction Expenses, (l) transactions by Borrower and its Subsidiaries consummated or undertaken, or otherwisesubject to any IPO Reorganization Transactions, (m) the existence and performance of agreements and transactionswith any Unrestricted Subsidiary that were entered into prior to the designation of a Restricted Subsidiary as suchUnrestricted Subsidiary to the extent that the transaction was permitted at the time that it was entered into with suchRestricted Subsidiary and transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to theredesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary; provided that such transaction was notentered into in contemplation of such designation or redesignation, as applicable, (n) Affiliate repurchases of theLoans or Commitments to the extent permitted hereunder and the holding of such Loans or Commitments and thepayments and other transactions contemplated herein in respect thereof and (o) any customary transactions with aReceivables Subsidiary effected as part of a Receivables Facility.9.10 End of Fiscal Years. The Borrower will, for financial reporting purposes, cause each of its, andeach of the Restricted Subsidiaries’, fiscal years to end on dates consistent with past practice; provided, however,that the Borrower may, upon written notice to the Administrative Agent change the financial reporting conventionspecified above to (x) align the dates of such fiscal year and for any Restricted Subsidiary whose fiscal years end ondates different from those of the Borrower or (y) any other financial reporting convention (including a change offiscal year) reasonably acceptable (such consent not to be unreasonably withheld or delayed) to the AdministrativeAgent, in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to,make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.9.11 Additional Guarantors and Grantors. Subject to the Perfection Exceptions and any applicablelimitations set forth in the Security Documents, the Borrower will cause each direct or indirect Subsidiary (otherthan any Excluded Subsidiary) formed or otherwise purchased or acquired after the Closing Date (includingpursuant to a Permitted Acquisition), and each other Subsidiary that ceases to constitute an Excluded Subsidiary,within 60 days from the date of such formation, acquisition or cessation, as applicable (or such longer period as theAdministrative Agent may agree in its reasonable discretion), and the Borrower may at its option cause anyDomestic Subsidiary, to execute a supplement to each of the Guarantee, the Pledge Agreement and the SecurityAgreement in order to become a Guarantor under the Guarantee and a grantor under such Security Documents or, tothe extent reasonably requested by the Collateral Agent, enter into a new Security Document substantiallyconsistent with the analogous existing Security Documents and otherwise in form and substance reasonablysatisfactory to the Collateral Agent and take all other action reasonably requested by the Collateral Agent to grant aperfected security interest in its assets to substantially the same extent as created and perfected by the Credit Partieson the Closing Date and pursuant to Section 9.14(d) in the case of such Credit Parties. For the avoidance of doubt,no Credit Party or any Restricted Subsidiary that is a Domestic Subsidiary shall be required to take any actionoutside the United States to perfect any security interest in the Collateral (including the execution of any agreement,document or other instrument governed by the law of any jurisdiction other than the United States, any State thereofor the District of Columbia).9.12 Pledge of Additional Stock and Evidence of Indebtedness. Subject to the Perfection Exceptionsand any applicable limitations set forth in the Security Documents and other than (x) when in the reasonabledetermination of the Administrative Agent and the Borrower (as agreed to in writing), the cost or otherconsequences of doing so would be excessive in view of the benefits to be obtained by the Lenders therefrom or (y)to the extent doing so would reasonably be expected to result in material adverse Tax consequences as reasonably114 determined by the Borrower in consultation with the Administrative Agent, the Borrower will and will cause (i) allcertificates representing Capital Stock and Stock Equivalents of any Restricted Subsidiary (other than any ExcludedStock and Stock Equivalents) held directly by the Borrower or any other Credit Party, (ii) all evidences ofIndebtedness in excess of $10,000,000 received by the Borrower or any of the Guarantors in connection with anydisposition of assets pursuant to Section 10.4(b), and (iii) any promissory notes executed after the Closing Dateevidencing Indebtedness in excess of $10,000,000 that is owing to the Borrower or any other Credit Party, in eachcase, to be delivered to the Collateral Agent as security for the Obligations accompanied by undated instruments oftransfer executed in blank pursuant to the terms of the Security Documents. Notwithstanding the foregoing anypromissory note among the Borrower and/or its Subsidiaries need not be delivered to the Collateral Agent so longas (i) a global intercompany note superseding such promissory note has been delivered to the Collateral Agent, (ii)such promissory note is not delivered to any other party other than the Borrower or any other Credit Party, in eachcase, owed money thereunder, and (iii) such promissory note indicates on its face that it is subject to the securityinterest of the Collateral Agent.9.13 Use of Proceeds.(a) The Borrower will use the proceeds of the Additional Term A Loans, together with cash on handof the Borrower, to finance the Restatement Date Distribution and to pay Restatement Date Transaction Expenses.(b) The Borrower will use the proceeds of the 2023 Additional Term A Loans, together with cash onhand of the Borrower and its Subsidiaries, to finance the Acquisition (as defined in Amendment No. 1) and pay feesand expenses in connection therewith and with Amendment No. 1.(c) (b) The Borrower will use Letters of Credit and Revolving Loans for working capital and generalcorporate purposes (including any transaction not prohibited by the Credit Documents).9.14 Further Assurances.(a) Subject to the Perfection Exceptions and the terms of Sections 9.11 and 9.12, this Section 9.14and the Security Documents, the Borrower will, and will cause each other Credit Party to, execute any and allfurther documents, financing statements, agreements, and instruments, and take all such further actions (includingthe filing and recording of financing statements, fixture filings, mortgages, deeds of trust, and other documents) thatmay be required under any applicable law, or that the Collateral Agent or the Required Lenders may reasonablyrequest, in order to grant, preserve, protect, and perfect the validity and priority of the security interests created orintended to be created by the applicable Security Documents, all at the expense of the Borrower and its RestrictedSubsidiaries.(b) Subject to the Perfection Exceptions and any applicable limitations set forth in the SecurityDocuments and other than (x) when in the reasonable determination of the Administrative Agent and the Borrower(as agreed to in writing), the cost or other consequences of doing so would be excessive in view of the benefits to beobtained by the Lenders therefrom or (y) to the extent doing so would result in material adverse Tax consequencesas reasonably determined by the Borrower in consultation with the Administrative Agent, if any assets (other thanExcluded Property) (including any real estate or improvements thereto or any interest therein but excluding CapitalStock and Stock Equivalents of any Subsidiary and excluding any real estate which the Borrower or applicableCredit Party intends to dispose of pursuant to a Permitted Sale Leaseback so long as actually disposed of within 270days of acquisition (or such longer period as the Administrative Agent may reasonably agree)) with a book value inexcess of $5,000,000 (at the time of acquisition) are acquired by the Borrower or any other Credit Party after theClosing Date (other than assets constituting Collateral under a Security Document that become subject to the Lienof the applicable Security Document upon acquisition thereof) that are of a nature secured by a Security Documentor that constitute a fee interest in real property in the United States, the Borrower will notify the Collateral Agent,and, if requested by the Collateral Agent, the Borrower will cause such assets to be subjected to a Lien securing theObligations and will take, and cause the other applicable Credit Parties to take, such actions as shall be necessary orreasonably requested by the Collateral Agent, as soon as commercially reasonable but in no event later than 90days, unless extended by the Administrative Agent in its sole discretion, to grant and perfect such Liens consistent115 with the applicable requirements of the Security Documents, including actions described in clause (a) of thisSection 9.14.(c) Any Mortgage delivered to the Administrative Agent in accordance with the preceding clause (b)shall, if requested by the Collateral Agent, be received as soon as commercially reasonable but in no event later than90 days (except as set forth in the preceding clause (b)), unless extended by the Administrative Agent actingreasonably and accompanied by (x) a policy or policies (or an unconditional binding commitment therefor to bereplaced by a final title policy) of title insurance (each a “Title Policy”) issued by a nationally recognized titleinsurance company, in such amounts as reasonably acceptable to the Administrative Agent not to exceed the bookvalue of the applicable Mortgaged Property, insuring the Lien of each Mortgage as a valid first Lien on theMortgaged Property described therein, free of any other Liens except as expressly permitted by Section 10.2 or asotherwise permitted by the Administrative Agent and otherwise in form and substance reasonably acceptable to theAdministrative Agent and the Borrower, together with such endorsements, coinsurance and reinsurance as theAdministrative Agent may reasonably request but only to the extent such endorsements are (i) available in therelevant jurisdiction (provided in no event shall the Administrative Agent request a creditors’ rights endorsement)and (ii) available at commercially reasonable rates, (y) an opinion of local counsel to the applicable Credit Party inform and substance reasonably acceptable to the Administrative Agent (with respect to, among other things,enforceability and due authorization, execution and delivery of the applicable Mortgage), (z) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination, and if any improvementson such Mortgaged Property are located in a special flood hazard area, (i) a notice about special flood hazard areastatus and flood disaster assistance duly executed by the applicable Credit Parties and (ii) certificates of insuranceevidencing the insurance required by Section 9.3 in form and substance reasonably satisfactory to theAdministrative Agent, each of which shall (I) be endorsed or otherwise amended to include a “standard” or “NewYork” lender’s loss payable or mortgagee endorsement (as applicable), (II) name the Collateral Agent, on behalf ofthe Secured Parties, as additional insured or loss payee/mortgagee (as applicable), (III) identify the address of eachproperty located in a special flood hazard area, indicate the applicable flood zone designation, the flood insurancecoverage and the deductible relating thereto, (IV) provide that the insurer will give the Administrative Agent 45days’ written notice of cancellation or non-renewal and (V) shall be otherwise in form and substance reasonablysatisfactory to the Administrative Agent, and (aa) an ALTA survey in a form and substance reasonably acceptableto the Collateral Agent or such existing survey together with a no-change affidavit sufficient for the title companyto remove all standard survey exceptions from the Title Policy related to such Mortgaged Property and issue theendorsements required in (x) above.(d) Post-Closing Covenant. The Borrower agrees that it will, or will cause its relevant Subsidiariesto, complete each of the actions described on Schedule 9.14 as soon as commercially reasonable and by no laterthan the date set forth in Schedule 9.14 with respect to such action or such later date as the Administrative Agentmay reasonably agree.9.15 Lines of Business. The Borrower and its Restricted Subsidiaries, taken as a whole, will notfundamentally and substantively alter the character of their business, taken as a whole, from the business conductedby the Borrower and the Subsidiaries, taken as a whole, on the Closing Date and other business activities which areextensions thereof or otherwise incidental, synergistic, reasonably related, or ancillary to any of the foregoing (andnon-core incidental businesses acquired in connection with any Permitted Acquisition or Permitted Investment).Section 10. Negative CovenantsThe Borrower hereby covenants and agrees that on the Closing Date and thereafter, until the Commitmentsand each Letter of Credit have terminated or been collateralized in accordance with the terms of this Agreement andthe Loans and Unpaid Drawings, together with interest, Fees, and all other Obligations incurred hereunder (otherthan contingent indemnity obligations, Secured Hedge Obligations and Secured Cash Management Obligations andLetters of Credit, collateralized in accordance with the terms of this Agreement), are paid in full:10.1 Limitation on Indebtedness. The Borrower will not, and will not permit any Restricted Subsidiaryto create, incur, issue, assume, guarantee or otherwise become liable, contingently or otherwise (collectively,“incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) andthe Borrower will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue116 any shares of Disqualified Stock or, in the case of Restricted Subsidiaries that are not Guarantors, preferred stock;provided that the Borrower and its Restricted Subsidiaries may incur Indebtedness (including AcquiredIndebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Permitted OtherIndebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of preferredstock, if, after giving effect thereto on a Pro Forma Basis, the Borrower is in compliance with the ConsolidatedTotal Debt to Consolidated EBITDA Ratio set forth in Section 10.7; provided, further, that the amount ofIndebtedness (other than Acquired Indebtedness), Disqualified Stock and preferred stock that may be incurredpursuant to the foregoing, together with any amounts incurred under Section 10.1(n)(x) by Restricted Subsidiariesthat are not Guarantors and any amounts incurred pursuant to clause (r) below, shall not exceed the greater of (x)$52,500,000 and (y) 35.0% of TTM Consolidated EBITDA at any one time outstanding.The foregoing limitations will not apply to:(a) Indebtedness arising under the Credit Documents;(b) [Reserved];(c) (i) Indebtedness (including any unused commitment) outstanding on the Closing Datelisted on Schedule 10.1 and (ii) intercompany Indebtedness (including any unused commitment)outstanding on the Restatement Effective Date listed on Schedule 10.1 (other than intercompanyIndebtedness owed by a Credit Party to another Credit Party);(d) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and preferredstock incurred by the Borrower or any Restricted Subsidiary, to finance the purchase, lease, construction,installation, maintenance, replacement or improvement of property (real or personal) or equipment that isused or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock ofany Person owning such assets and Indebtedness arising from the conversion of the obligations of theBorrower or any Restricted Subsidiary under or pursuant to any “synthetic lease” transactions to on-balance sheet Indebtedness of the Borrower or such Restricted Subsidiary, in an aggregate principalamount which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stockand preferred stock then outstanding and incurred pursuant to this clause (d) and all RefinancingIndebtedness incurred to refinance any other Indebtedness, Disqualified Stock and preferred stock incurredpursuant to this clause (d), does not exceed the greater of (x) $37,500,000 and (y) 25.0% of TTMConsolidated EBITDA at the time of incurrence; provided that Capitalized Lease Obligations incurred bythe Borrower or any Restricted Subsidiary pursuant to this clause (d) in connection with a Permitted SaleLeaseback shall not be subject to the foregoing limitation so long as the proceeds of such Permitted SaleLeaseback are used by the Borrower or such Restricted Subsidiary in accordance with Section 5.2(a);(e) Indebtedness incurred by the Borrower or any Restricted Subsidiary (including letter ofcredit obligations consistent with past practice constituting reimbursement obligations with respect toletters of credit issued in the ordinary course of business), in respect of workers’ compensation claims,deferred compensation, performance or surety bonds, health, disability or other employee benefits orproperty, casualty or liability insurance or self-insurance or other Indebtedness with respect toreimbursement or indemnification type obligations regarding workers’ compensation claims, deferredcompensation, performance or surety bonds, health, disability or other employee benefits or property,casualty or liability insurance or self-insurance;(f) Indebtedness arising from agreements of the Borrower or a Restricted Subsidiaryproviding for indemnification, adjustment of purchase price, earnout or similar obligations, in each case,incurred or assumed in connection with the acquisition or disposition of any business, assets or aSubsidiary or other Person, other than guarantees of Indebtedness incurred by any Person acquiring all orany portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;(g) Indebtedness of the Borrower to a Restricted Subsidiary; provided that any suchIndebtedness owing to a Restricted Subsidiary that is not the Borrower or a Guarantor is subordinated in117 right of payment to the Borrower’s Guarantee; provided, further, that any subsequent issuance or transferof any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be aRestricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to anotherBorrower or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of suchIndebtedness not permitted by this clause;(h) Indebtedness of a Restricted Subsidiary owing to the Borrower or any RestrictedSubsidiary; provided that if the Borrower or a Guarantor incurs such Indebtedness owing to a RestrictedSubsidiary that is not the Borrower or a Guarantor, such Indebtedness is subordinated in right of paymentto the Obligations and to the Guarantee of such Guarantor as the case may be; provided, further, that anysubsequent transfer of any such Indebtedness (except to the Borrower or another Restricted Subsidiary)shall be deemed, in each case to be an incurrence of such Indebtedness not permitted by this clause;(i) shares of preferred stock of a Restricted Subsidiary issued to the Borrower or anotherRestricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any otherevent which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any othersubsequent transfer of any such shares of preferred stock (except to the Borrower or another RestrictedSubsidiary) shall be deemed in each case to be an issuance of such shares of preferred stock not permittedby this clause;(j) Hedging Obligations (excluding Hedging Obligations entered into for speculativepurposes);(k) obligations in respect of self-insurance, performance, bid, appeal, and surety bonds andcompletion guarantees and similar obligations provided by the Borrower or any Restricted Subsidiary orobligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in eachcase, in the ordinary course of business or consistent with past practice;(l) (i) Indebtedness, Disqualified Stock and preferred stock of the Borrower or anyRestricted Subsidiary in an aggregate principal amount or liquidation preference up to 100% of the netcash proceeds received by the Borrower since immediately after the Closing Date from the issue or sale ofEquity Interests of the Borrower or cash contributed to the capital of the Borrower (in each case, other thanExcluded Contributions, any Cure Amount or proceeds of Disqualified Stock or sales of Equity Interests tothe Borrower or any of its Subsidiaries) as determined in accordance with Sections 10.5(a)(iii)(B) and10.5(a)(iii)(C) to the extent such net cash proceeds or cash have not been applied pursuant to such clausesto make Restricted Payments or to make other Investments, payments or exchanges pursuant to Section10.5(b) or to make Permitted Investments (other than Permitted Investments specified in clauses (a) and (c)of the definition thereof) and (ii) Indebtedness, Disqualified Stock or preferred stock of the Borrower orany Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount orliquidation preference, which when aggregated with the principal amount and liquidation preference of allother Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to thisclause (l)(ii), does not at any one time outstanding exceed the greater of (x) $52,500,000 and (y) 35.0% ofTTM Consolidated EBITDA at the time of incurrence (it being understood that any Indebtedness,Disqualified Stock or preferred stock incurred pursuant to this clause (l)(ii) shall cease to be deemedincurred or outstanding for purposes of this clause (l)(ii) but shall be deemed incurred for the purposes ofthe first paragraph of this Section 10.1 from and after the first date on which the Borrower or suchRestricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or preferred stock underthe first paragraph of this Section 10.1 without reliance on this clause (l)(ii));(m) the incurrence or issuance by the Borrower or any Restricted Subsidiary of Indebtedness,Disqualified Stock or preferred stock which serves to refinance any Indebtedness, Disqualified Stock orpreferred stock incurred as permitted under the first paragraph of this Section 10.1 and clause (c) above,clause (l)(i), this clause (m) and clause (n) below or any Indebtedness, Disqualified Stock or preferredstock issued to so refinance, replace, refund, extend, renew, defease, restructure, amend, restate orotherwise modify (collectively, “refinance”) such Indebtedness, Disqualified Stock or preferred stock (the“Refinancing Indebtedness”) prior to its respective maturity; provided, that such Refinancing118 Indebtedness (1) has a weighted average life to maturity at the time such Refinancing Indebtedness isincurred which is not less than the remaining weighted average life to maturity of the Indebtedness,Disqualified Stock or preferred stock being refinanced, (2) to the extent such Refinancing Indebtednessrefinances (i) Indebtedness that is unsecured or secured by a Lien ranking junior to the Liens securing theObligations, such Refinancing Indebtedness is unsecured or secured by a Lien ranking junior to the Lienssecuring the Obligations, (ii) Disqualified Stock or preferred stock, such Refinancing Indebtedness must beDisqualified Stock or preferred stock, respectively, and (iii) Indebtedness subordinated to the Obligations,such Refinancing Indebtedness is subordinated to the Obligations at least to the same extent as theIndebtedness being refinanced and (3) shall not include Indebtedness, Disqualified Stock or preferred stockof a Subsidiary of the Borrower that is not a Guarantor that refinances Indebtedness, Disqualified Stock orpreferred stock of the Borrower or a Guarantor;(n) Indebtedness, Disqualified Stock or preferred stock of (x) the Borrower or a RestrictedSubsidiary incurred or issued to finance an acquisition, merger, or consolidation; provided that the amountof Indebtedness (other than Acquired Indebtedness), Disqualified Stock and preferred stock that may beincurred pursuant to the foregoing, together with any amounts incurred under the first paragraph of thisSection 10.1 by Restricted Subsidiaries that are not Guarantors and any amounts incurred pursuant toclause (r) below, shall not exceed the greater of (x) $52,500,000 and (y) 35.0% of TTM ConsolidatedEBITDA at any one time outstanding, or (y) Persons that are acquired by the Borrower or any RestrictedSubsidiary or merged into or consolidated with the Borrower or a Restricted Subsidiary in accordance withthe terms hereof (including designating an Unrestricted Subsidiary a Restricted Subsidiary); provided thatafter giving effect to any such acquisition, merger, consolidation or designation described in this clause(n), either: (1) the Consolidated Total Debt to Consolidated EBITDA Ratio (calculated on a Pro FormaBasis) shall be either (A) less than or equal to the Consolidated Total Debt to Consolidated EBITDA Ratioimmediately prior to such acquisition, merger, consolidation or designation or (2) less than or equal to theConsolidated Total Debt to Consolidated EBITDA Ratio set forth in Section 10.7;(o) Indebtedness arising from the honoring by a bank or other financial institution of acheck, draft or similar instrument drawn against insufficient funds in the ordinary course of business;(p) (i) Indebtedness of the Borrower or any Restricted Subsidiary supported by a letter ofcredit, in a principal amount not in excess of the stated amount of such letter of credit so long as such letterof credit is otherwise permitted to be incurred pursuant to this Section 10.1 or (ii) obligations in respect ofletters of support, guarantees or similar obligations issued, made or incurred for the benefit of anySubsidiary of the Borrower to the extent required by law or in connection with any statutory filing or thedelivery of audit opinions performed in jurisdictions other than within the United States;(q) (1) any guarantee by the Borrower or a Restricted Subsidiary of Indebtedness or otherobligations of any Restricted Subsidiary so long as in the case of a guarantee of Indebtedness by aRestricted Subsidiary that is not a Guarantor such Indebtedness could have been incurred directly by theRestricted Subsidiary providing such guarantee or (2) any guarantee by a Restricted Subsidiary ofIndebtedness of the Borrower;(r) Indebtedness of Restricted Subsidiaries that are not Guarantors in an amount, togetherwith any amounts incurred under the first paragraph of this Section 10.1 and clause (n) above, in each caseby Restricted Subsidiaries that are not Guarantors, not to exceed, in the aggregate at any one timeoutstanding, the greater of (x) $52,500,000 and (y) 35.0% of TTM Consolidated EBITDA;(s) Indebtedness of the Borrower or any of the Restricted Subsidiaries consisting of (i) thefinancing of insurance premiums or (ii) take or pay obligations contained in supply arrangements in eachcase, incurred in the ordinary course of business or consistent with past practice;(t) (i) Indebtedness of the Borrower or any of the Restricted Subsidiaries undertaken inconnection with cash management and related activities with respect to any Subsidiary or joint venture inthe ordinary course of business, including with respect to financial accommodations of the type described119 in the definition of “Cash Management Services” and (ii) Indebtedness owed on a short term basis of nolonger than 30 days to banks and other financial institutions incurred in the ordinary course of business ofthe Borrower and its Restricted Subsidiaries with such banks or financial institutions that arises inconnection with ordinary banking arrangements to manage cash balances of the Borrower and itsRestricted Subsidiaries;(u) Indebtedness consisting of Indebtedness issued by the Borrower or any of the RestrictedSubsidiaries to future, current or former officers, directors, managers and employees thereof and theirrespective estates, spouses and former spouses, in each case to finance the purchase or redemption ofEquity Interests of the Borrower or any direct or indirect parent company of the Borrower to the extentdescribed in clause (4) of Section 10.5(b);(v) Indebtedness of the Borrower or any Restricted Subsidiary of the Borrower that isincurred in connection with lease agreements where such entity is considered the owner for accountingpurposes only, or build-to-suit leases, to the extent such entity is involved in the construction of structuralimprovements or takes construction risk prior to commencement of a lease where such entity does not meetthe sale-leaseback criteria for derecognition of the building assets and liability, incurred in the ordinarycourse of business, and which in all cases is characterized on the Parent’s balance sheet as “LeaseFinancing Obligations” or any replacement term in accordance with GAAP;(w) [reserved];(x) [reserved];(y) Indebtedness, Disqualified Stock or preferred stock of a joint venture owed to theBorrower and to the other holders of Equity Interests or participants of such joint venture, so long as (i) thepercentage of the aggregate amount of such Indebtedness, Disqualified Stock or preferred stock of suchjoint venture owed to such holders of its Equity Interests or participants of such joint venture does notexceed the percentage of the aggregate outstanding amount of the Equity Interests of such joint ventureheld by such holders or such participant’s participation in such joint venture and (ii) the aggregate amountof Indebtedness, Disqualified Stock and preferred stock that may be incurred pursuant to the foregoingshall not exceed the greater of (x) $37,500,000 and (y) 25.0% of TTM Consolidated EBITDA at any onetime outstanding;(z) (i) guarantees incurred in the ordinary course of business in respect of obligations tosuppliers, customers, franchisees, lessors, licenses, sub-licenses and distribution partners and (ii)Indebtedness incurred by the Borrower or any Subsidiary as a result of operating leases entered into by theBorrower or any direct or indirect parent of the Borrower in the ordinary course of business; and(aa) (i) Indebtedness in respect of Permitted Debt Exchange Notes incurred pursuant to aPermitted Debt Exchange in accordance with Section 2.15 (and which does not generate any additionalproceeds) and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified insubclause (i) above; provided that (x) the principal amount of any such Indebtedness is not increased abovethe principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal orextension (except for any original issue discount thereon and the amount of fees, expenses, and premiumand accrued and unpaid interest in connection with such refinancing) and (y) such Indebtedness otherwisecomplies with the definition of “Permitted Other Indebtedness.”For purposes of determining compliance with this Section 10.1: (i) in the event that an item ofIndebtedness, Disqualified Stock or preferred stock (or any portion thereof) meets the criteria of more than one ofthe categories of permitted Indebtedness, Disqualified Stock or preferred stock described in clauses (a) through (y)above or is entitled to be incurred pursuant to the first paragraph of this Section 10.1, the Borrower, in its solediscretion, will classify and may reclassify (including within the definition of “Maximum Incremental FacilitiesAmount”) such item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) and will only berequired to include the amount and type of such Indebtedness, Disqualified Stock or preferred stock in one of the120 above clauses or paragraphs; and (ii) at the time of incurrence, the Borrower will be entitled to divide and classifyan item of Indebtedness in more than one of the types of Indebtedness described in this Section 10.1.Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of originalissue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock orpreferred stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or preferred stock forpurposes of this covenant. Any Refinancing Indebtedness and any Indebtedness incurred to refinance Indebtednessincurred pursuant to clauses (a) and (l)(i) above shall be deemed to include additional Indebtedness, DisqualifiedStock or preferred stock incurred to pay premiums (including reasonable tender premiums), defeasance costs, fees,and expenses in connection with such refinancing.For purposes of determining compliance with any Dollar-denominated restriction on the incurrence ofIndebtedness, the principal amount of Indebtedness denominated in another currency shall be calculated based onthe relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, orfirst committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance otherIndebtedness denominated in another currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date ofsuch refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as theprincipal amount of such Refinancing Indebtedness does not exceed (i) the principal amount of such Indebtednessbeing refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums, and other costs andexpenses and accrued and unpaid interest incurred in connection with such refinancing.The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in adifferent currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rateapplicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date ofsuch refinancing.This Agreement will not treat (1) unsecured Indebtedness as subordinated or junior to securedIndebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior to any other seniorIndebtedness merely because it has a junior priority with respect to the same collateral.10.2 Limitation on Liens. The Borrower will not, and will not permit any of the RestrictedSubsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real orpersonal, tangible or intangible) of the Borrower or any Restricted Subsidiary, whether now owned or hereafteracquired (each, a “Subject Lien”) that secures obligations under any Indebtedness on any asset or property of theBorrower or any Restricted Subsidiary, except if such Subject Lien is a Permitted Lien.10.3 Limitation on Fundamental Changes. The Borrower will not, and will not permit any of theRestricted Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolveitself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all orsubstantially all its business units, assets or other properties, except that:(a) so long as no Event of Default has occurred and is continuing or would result therefrom,any Subsidiary of the Borrower or any other Person may be merged, amalgamated or consolidated with orinto the Borrower; provided that (A) the Borrower shall be the continuing or surviving corporation or (B)if the Person formed by or surviving any such merger, amalgamation or consolidation is not the Borrower(such other Person, the “Successor Borrower”), (1) the Successor Borrower shall be an entity organizedor existing under the laws of the United States, any state thereof, the District of Columbia or any territorythereof, (2) the Successor Borrower shall expressly assume all the obligations of the Borrower under thisAgreement and the other Credit Documents pursuant to a supplement hereto or thereto or in a formotherwise reasonably satisfactory to the Administrative Agent, (3) each Guarantor, unless it is the otherparty to such merger, amalgamation or consolidation, shall have by a supplement to the Guaranteeconfirmed that its guarantee thereunder shall apply to any Successor Borrower’s obligations under thisAgreement, (4) each Subsidiary grantor and each Subsidiary pledgor, unless it is the other party to suchmerger, amalgamation or consolidation, shall have by a supplement to any applicable Security Document121 affirmed that its obligations thereunder shall apply to its Guarantee as reaffirmed pursuant to clause (3), (5)each mortgagor of a Mortgaged Property, unless it is the other party to such merger, amalgamation orconsolidation, shall have affirmed that its obligations under the applicable Mortgage shall apply to itsGuarantee as reaffirmed pursuant to clause (3), and (6) the Successor Borrower shall have delivered to theAdministrative Agent (x) an officer’s certificate stating that such merger, amalgamation, or consolidationand such supplements preserve the enforceability of the Guarantee and the perfection and priority of theLiens under the applicable Security Documents and (y) if requested by the Administrative Agent, anopinion of counsel to the effect that such merger, amalgamation, or consolidation does not violate thisAgreement or any other Credit Document and that the provisions set forth in the preceding clauses (3)through (5) preserve the enforceability of the Guarantee and the perfection of the Liens created under theapplicable Security Documents (it being understood that if the foregoing are satisfied, the SuccessorBorrower will succeed to, and be substituted for, the Borrower under this Agreement); provided, further,that the Borrower agrees to provide any documentation and other information about the SuccessorBorrower as shall have been reasonably requested in writing by any Lender through the AdministrativeAgent that such Lender shall have reasonably determined is required by regulatory authorities underapplicable “know your customer” and anti-money laundering rules and regulations, including the PatriotAct and the Beneficial Ownership Regulation;(b) so long as no Event of Default has occurred and is continuing or would result therefrom,any Subsidiary of the Borrower or any other Person (in the latter case, other than the Borrower) may bemerged, amalgamated or consolidated with or into any one or more Subsidiaries of the Borrower; providedthat (i) in the case of any merger, amalgamation or consolidation involving one or more RestrictedSubsidiaries, (A) a Restricted Subsidiary shall be the continuing or surviving Person or (B) the Borrowershall cause the Person formed by or surviving any such merger, amalgamation or consolidation (if otherthan a Restricted Subsidiary) to become a Restricted Subsidiary, (ii) in the case of any merger,amalgamation or consolidation involving one or more Guarantors, a Guarantor shall be the continuing orsurviving Person or the Person formed by or surviving any such merger, amalgamation or consolidationand if the surviving Person is not already a Guarantor, such Person shall execute a supplement to theGuarantee and the relevant Security Documents in form and substance reasonably satisfactory to theAdministrative Agent in order to become a Guarantor and pledgor, mortgagor and grantor, as applicable,thereunder for the benefit of the Secured Parties, and (iii) the Borrower shall have delivered to theAdministrative Agent an officer’s certificate stating that such merger, amalgamation or consolidation andany such supplements to any Security Document preserve the enforceability of the Guarantees and theperfection and priority of the Liens under the applicable Security Documents;(c) any Restricted Subsidiary may merge, dissolve, liquidate, amalgamate, consolidate withor into another Person or dispose of its assets if (i) such transaction is undertaken in good faith to improvethe tax efficiency of the Borrower and its Subsidiaries and (ii) after giving effect to such transaction, eachof the security interest of the Collateral Agent in the Collateral, taken as a whole, and the value of theGuarantees, taken as a whole, is not materially impaired;(d) (i) any Restricted Subsidiary that is not a Credit Party may convey, sell, lease, assign,transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or dissolution orotherwise) to the Borrower or any other Restricted Subsidiary or (ii) any Credit Party (other than theBorrower) may convey, sell, lease, assign, transfer or otherwise dispose of any or all of its assets (uponvoluntary liquidation or dissolution or otherwise) to any other Credit Party;(e) any Subsidiary may convey, sell, lease, assign, transfer or otherwise dispose of any or allof its assets (upon voluntary liquidation or dissolution or otherwise) to a Credit Party; provided that theconsideration for any such disposition by any Person other than a Guarantor shall not exceed the fair valueof such assets;(f) any Restricted Subsidiary (in each case, other than the Borrower) may liquidate ordissolve if (i) the Borrower determines in good faith that such liquidation or dissolution is in the bestinterests of the Borrower and is not materially disadvantageous to the Lenders and (ii) to the extent suchRestricted Subsidiary is a Credit Party, any assets of such Restricted Subsidiary not otherwise disposed of122 or transferred in accordance with Section 10.4 or 10.5 or, in the case of any such business, notdiscontinued, shall be transferred to, or otherwise owned or conducted by, a Credit Party after giving effectto such liquidation or dissolution;(g) the Borrower and its Restricted Subsidiaries may consummate a merger, dissolution,liquidation, consolidation, investment or conveyance, sale, lease, assignment or disposition, the purpose ofwhich is to effect an Asset Sale (which for purposes of this Section 10.3(g), will include any dispositionbelow the Dollar threshold set forth in clause (d) of the definition of “Asset Sale”, but excluding anydisposition pursuant to clause (b) of the definition of “Asset Sale”) permitted by Section 10.4 or aninvestment permitted pursuant to Section 10.5 or an investment that constitutes a Permitted Investment;provided, that, for the avoidance of doubt, in no event shall the Borrower consummate a merger,dissolution, liquidation, amalgamation or consolidation unless the terms set forth in Section 10.3(a) shallhave been satisfied;(h) the Borrower and its Subsidiaries may undertake or consummate any IPO ReorganizationTransactions and any transaction related thereto or contemplated thereby; and(i) so long as no Event of Default has occurred and is continuing or would result therefrom,the Borrower or any Restricted Subsidiary may change its legal form.10.4 Limitation on Sale of Assets. The Borrower will not, and will not permit any RestrictedSubsidiary to, consummate an Asset Sale, unless:(a) the Borrower or such Restricted Subsidiary, as the case may be, receives consideration atthe time of such Asset Sale at least equal to the Fair Market Value (as determined at the time ofcontractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and(b) except in the case of a Permitted Asset Swap, at least 75% of the consideration thereforreceived by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or CashEquivalents; provided that the amount of:(i) any liabilities (as reflected on the Borrower’s most recent consolidated balancesheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balancesheet, such liabilities that would have been reflected on the Borrower’s consolidated balance sheetor in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date ofsuch balance sheet, as determined in good faith by the Borrower) of the Borrower, other thanliabilities that are by their terms subordinated to the Loans, that are assumed by the transferee ofany such assets (or are otherwise extinguished in connection with the transactions relating to suchAsset Sale) and for which the Borrower and all such Restricted Subsidiaries have been validlyreleased by all applicable creditors in writing;(ii) any securities, notes or other obligations or assets received by the Borrower orsuch Restricted Subsidiary from such transferee that are converted by the Borrower or suchRestricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfiedfor cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in eachcase, within 180 days following the closing of such Asset Sale;(iii) Indebtedness, other than liabilities that are by their terms subordinated to theLoans, that are of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result ofsuch Asset Sale, to the extent that the Borrower and all Restricted Subsidiaries have been validlyreleased from any Guarantee of payment of such Indebtedness in connection with such AssetSale; and(iv) any Designated Non-Cash Consideration received by the Borrower or suchRestricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together123 with all other Designated Non-Cash Consideration received pursuant to this clause (iv) that is atthat time outstanding, not to exceed the greater of (x) $9,750,000 and (y) 6.5% of TTMConsolidated EBITDA at the time of the receipt of such Designated Non-Cash Consideration,with the Fair Market Value of each item of Designated Non-Cash Consideration being measuredat the time received and without giving effect to subsequent changes in value,shall be deemed to be cash for purposes of this clause (b) of this provision and for no other purpose.Within the Reinvestment Period after the Borrower’s or any Restricted Subsidiary’s receipt of theNet Cash Proceeds of any Asset Sale, the Borrower or such Restricted Subsidiary shall apply the Net CashProceeds from such Asset Sale:(i) to prepay Loans in accordance with Section 5.2(a)(i); and/or(ii) to make investments in the Borrower and its Restricted Subsidiaries; providedthat the Borrower and its Restricted Subsidiaries will be deemed to have complied with this clause(ii) if and to the extent that, within the Reinvestment Period after the Asset Sale that generated theNet Cash Proceeds, the Borrower or such Restricted Subsidiary has entered into and notabandoned or rejected a binding agreement to consummate any such investment described in thisclause (ii) with the good faith expectation that such Net Cash Proceeds will be applied to satisfysuch commitment within 180 days of such commitment and, in the event any such commitment islater cancelled or terminated for any reason before the Net Cash Proceeds are applied inconnection therewith, the Borrower or such Restricted Subsidiary prepays the Loans inaccordance with Section 5.2(a)(i).(c) Pending the final application of any Net Cash Proceeds pursuant to this covenant, theBorrower or the applicable Restricted Subsidiary may apply such Net Cash Proceeds temporarily to reduceIndebtedness outstanding under the Revolving Credit Facility or any other revolving credit facility orotherwise invest such Net Cash Proceeds in any manner not prohibited by this Agreement.10.5 Limitation on Restricted Payments.(a) The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly:(1) declare or pay any dividend or make any payment or distribution on account ofthe Borrower’s or any Restricted Subsidiary’s Equity Interests, including any dividend ordistribution payable in connection with any merger or consolidation, other than:(A) dividends or distributions by the Borrower payable in Equity Interests (otherthan Disqualified Stock) of the Borrower or in options, warrants or other rights to purchase suchEquity Interests, or(B) dividends or distributions by a Restricted Subsidiary so long as, in the case ofany dividend or distribution payable on or in respect of any class or series of securities issued by aRestricted Subsidiary other than a Wholly-Owned Subsidiary, the Borrower or a RestrictedSubsidiary receives at least its pro rata share of such dividend or distribution in accordance withits Equity Interests in such class or series of securities;(2) purchase, redeem, defease or otherwise acquire or retire for value any EquityInterests of the Borrower or any direct or indirect parent company of the Borrower, including inconnection with any merger or consolidation;(3) make any principal payment on, or redeem, repurchase, defease or otherwiseacquire or retire for value in each case, prior to any scheduled repayment, sinking fund paymentor maturity, any Subordinated Indebtedness of the Borrower or any Restricted Subsidiary, other124 than (A) Indebtedness permitted under clauses (g) and (h) of Section 10.1 or (B) the purchase,repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation ofsatisfying a sinking fund obligation, principal installment or final maturity, in each case duewithin one year of the date of purchase, repurchase or acquisition; or(4) make any Restricted Investment;(all such payments and other actions set forth in clauses (1) through (4) above (other than any exception thereto)being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:(i) no Event of Default shall have occurred and be continuing or would occur as aconsequence thereof (or in the case of a Restricted Investment, no Event of Default under Section 11.1 or11.5 shall have occurred and be continuing or would occur as a consequence thereof); and(ii) such Restricted Payment, together with the aggregate amount of all other RestrictedPayments made by the Borrower and its Restricted Subsidiaries after the Closing Date (includingRestricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on RefundingCapital Stock pursuant to clause (b) thereof only), and (6)(C) of Section 10.5(b) below, but excluding allother Restricted Payments permitted by Section 10.5(b)), is less than the sum of (without duplication) (thesum of the amounts attributable to clauses (A) through (E) below is referred to herein as the “AvailableAmount”): (A) 100% of the aggregate net cash proceeds and the Fair Market Value ofmarketable securities or other property received by the Borrower since immediately after theClosing Date (other than the net cash proceeds from Cure Amounts or to the extent such net cashproceeds have been used to incur Indebtedness, Disqualified Stock or preferred stock pursuant toclause (l)(i) of Section 10.1) from the issue or sale of (x) Equity Interests of the Borrower,including Retired Capital Stock, but excluding cash proceeds and the Fair Market Value ofmarketable securities or other property received from the sale of (A) Equity Interests to anyemployee, director, officer, manager, consultant or independent contractor of the Borrower, anydirect or indirect parent company of the Borrower and the Borrower’s Subsidiaries after theClosing Date to the extent such amounts have been applied to Restricted Payments made inaccordance with clause (4) of Section 10.5(b) below, and (B) Designated Preferred Stock, and, tothe extent such net cash proceeds are actually contributed to the Borrower, Equity Interests of anydirect or indirect parent company of the Borrower (excluding contributions of the proceeds fromthe sale of Designated Preferred Stock of such companies or contributions to the extent suchamounts have been applied to Restricted Payments made in accordance with clause (4) of Section10.5(b) below) or (y) Indebtedness of the Borrower or a Restricted Subsidiary that has beenconverted into or exchanged for such Equity Interests of the Borrower or any direct or indirectparent company of the Borrower; provided that this clause (B) shall not include the proceeds from(a) Refunding Capital Stock, (b) Equity Interests or Indebtedness that has been converted orexchanged for Equity Interests of the Borrower sold to a Restricted Subsidiary or the Borrower, asthe case may be, (c) Disqualified Stock or Indebtedness that has been converted or exchanged intoDisqualified Stock or (d) Excluded Contributions, plus(B) 100% of the aggregate amount of cash and the Fair Market Value of marketablesecurities or other property contributed to the capital of the Borrower following the Closing Date(other than the net cash proceeds from Cure Amounts or to the extent such net cash proceeds (i)have been used to incur Indebtedness, Disqualified Stock or preferred stock pursuant to clause(l)(i) of Section 10.1), (ii) are contributed by a Restricted Subsidiary or (iii) constitute ExcludedContributions, plus(C) 100% of the aggregate amount received in cash and the Fair Market Value ofmarketable securities or other property received by means of (A) the sale or other disposition(other than to the Borrower or a Restricted Subsidiary) of Restricted Investments made by the125 Borrower and its Restricted Subsidiaries and repurchases and redemptions of such RestrictedInvestments from the Borrower and its Restricted Subsidiaries and repayments of loans oradvances, and releases of guarantees, which constitute Restricted Investments made by theBorrower or the Restricted Subsidiaries, in each case, after the Closing Date; or (B) the sale (otherthan to the Borrower or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary (otherthan in each case to the extent the Investment in such Unrestricted Subsidiary was made by theBorrower or a Restricted Subsidiary pursuant to clause (7) of Section 10.5(b) below or to theextent such Investment constituted a Permitted Investment) or a dividend from an UnrestrictedSubsidiary after the Closing Date, plus(D) in the case of the redesignation of an Unrestricted Subsidiary as a RestrictedSubsidiary after the Closing Date, the Fair Market Value of the Investment in such UnrestrictedSubsidiary at the time of the redesignation of such Unrestricted Subsidiary as a RestrictedSubsidiary, other than to the extent the Investment in such Unrestricted Subsidiary was made bythe Borrower or a Restricted Subsidiary pursuant to clause (7) of Section 10.5(b) below or to theextent such Investment constituted a Permitted Investment, plus(E) the aggregate amount of any Retained Declined Proceeds since the ClosingDate.(b) The foregoing provisions of Section 10.5(a) will not prohibit:(1) the payment of any dividend or distribution or the consummation of anyirrevocable redemption within 60 days after the date of declaration thereof or the giving of suchirrevocable notice, as applicable, if at the date of declaration or the giving of such notice suchpayment would have complied with the provisions of this Agreement;(2) (a) the redemption, repurchase, retirement or other acquisition of any EquityInterests (“Retired Capital Stock”) or Subordinated Indebtedness of the Borrower or anyRestricted Subsidiary, or any Equity Interests of any direct or indirect parent company of theBorrower, in exchange for, or out of the proceeds of the substantially concurrent sale (other thanto a Restricted Subsidiary) of, Equity Interests of the Borrower or any direct or indirect ParentEntity or management investment vehicle to the extent contributed to the Borrower (in each case,other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior tothe retirement of Retired Capital Stock, the declaration and payment of dividends thereon waspermitted under clause (6) of this Section 10.5(b), the declaration and payment of dividends onthe Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which wereused to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct orindirect parent company of the Borrower) in an aggregate amount per year no greater than theaggregate amount of dividends per annum that was declarable and payable on such RetiredCapital Stock immediately prior to such retirement;(3) the prepayment, redemption, defeasance, repurchase or other acquisition orretirement for value of Subordinated Indebtedness of the Borrower or a Restricted Subsidiarymade by exchange for, or out of the proceeds of the substantially concurrent sale of, newIndebtedness of the Borrower, or a Restricted Subsidiary, as the case may be, which is incurred incompliance with Section 10.1 so long as: (A) the principal amount (or accreted value, ifapplicable) of such new Indebtedness does not exceed the principal amount of (or accreted value,if applicable), plus any accrued and unpaid interest on the Subordinated Indebtedness being soredeemed, defeased, repurchased, exchanged, acquired or retired for value, plus the amount of anypremium (including reasonable tender premiums), defeasance costs and any reasonable fees andexpenses incurred in connection with the issuance of such new Indebtedness, (B) if suchSubordinated Indebtedness is subordinated to the Obligations, such new Indebtedness issubordinated to the Obligations or the applicable Guarantee at least to the same extent as suchSubordinated Indebtedness so purchased, exchanged, redeemed, defeased, repurchased, acquiredor retired for value, (C) such new Indebtedness has a final scheduled maturity date equal to or126 later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed,defeased, repurchased, exchanged, acquired or retired, (D) if such Subordinated Indebtedness sopurchased, exchanged, redeemed, repurchased, acquired or retired for value is (i) unsecured thensuch new Indebtedness shall be unsecured or (ii) secured by a Lien ranking junior to the Lienssecuring the Obligations then such new Indebtedness shall be unsecured or secured by a Lienranking junior to the Liens securing the Obligations, and (E) such new Indebtedness has aweighted average life to maturity equal to or greater than the remaining weighted average life tomaturity of the Subordinated Indebtedness being so redeemed, defeased, repurchased, exchanged,acquired or retired;(4) a Restricted Payment to pay for the repurchase, retirement or other acquisitionor retirement for value of Equity Interests (other than Disqualified Stock) of the Borrower or anydirect or indirect parent company of the Borrower or management investment vehicle held by anyfuture, present or former employee, director, officer, manager, consultant or independentcontractor of the Borrower, any of its Subsidiaries or any direct or indirect Parent Entity ormanagement investment vehicle, or their estates, descendants, family, spouse or former spousepursuant to any equity incentive plan, management equity plan or stock option or phantom equityplan or any other management or employee benefit plan or agreement, or any stock subscriptionor shareholder agreement (including, for the avoidance of doubt, any principal and interestpayable on any notes issued by the Borrower or any direct or indirect Parent Entity ormanagement investment vehicle in connection with such repurchase, retirement or otheracquisition), including any Equity Interests rolled over by management of the Borrower or anydirect or Parent Entity or management investment vehicle in connection with the Transactions;provided that, except with respect to non-discretionary purchases, the aggregate RestrictedPayments made under this clause (4) subsequent to the Closing Date do not exceed in anycalendar year $13,000,000 (with unused amounts in any calendar year being carried over tosucceeding calendar years); provided, further, that such amount in any calendar year may beincreased by an amount not to exceed: (A) the cash proceeds from the sale of Equity Interests(other than Disqualified Stock) of the Borrower and, to the extent contributed to the Borrower, thecash proceeds from the sale of Equity Interests of any direct or indirect Parent Entity ormanagement investment vehicle, in each case to any future, present or former employees,directors, officers, managers, consultants or independent contractors of the Borrower, any of itsSubsidiaries or any direct or indirect Parent Entity or management investment vehicle that occursafter the Closing Date, to the extent the cash proceeds from the sale of such Equity Interests havenot otherwise been applied to the payment of Restricted Payments by virtue of clause (ii) ofSection 10.5(a), plus (B) the cash proceeds of key man life insurance policies received by theBorrower and its Restricted Subsidiaries after the Closing Date, less (C) the amount of anyRestricted Payments previously made pursuant to clauses (A) and (B) of this clause (4); andprovided, further, that cancellation of Indebtedness owing to the Borrower or any RestrictedSubsidiary from any future, present or former employees, directors, officers, managers,consultants or independent contractors of the Borrower, any direct or indirect Parent Entity ormanagement investment vehicle or any Restricted Subsidiary, or their estates, descendants,family, spouse or former spouse pursuant in connection with a repurchase of Equity Interests ofthe Borrower or any direct or indirect Parent Entity or management investment vehicle will not bedeemed to constitute a Restricted Payment for purposes of this Section 10.5 or any other provisionof this Agreement;(5) the declaration and payment of dividends to holders of any class or series ofDisqualified Stock of the Borrower or any Restricted Subsidiary or any class or series of preferredstock of any Restricted Subsidiary, in each case, issued in accordance with Section 10.1 to theextent such dividends are included in the definition of “Fixed Charges”;(6) (A) the declaration and payment of dividends to holders of any class or series ofDesignated Preferred Stock (other than Disqualified Stock) issued by the Borrower after theClosing Date; (B) the declaration and payment of dividends to any direct or indirect parentcompany of the Borrower, the proceeds of which will be used to fund the payment of dividends to127 holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) ofsuch parent company issued after the Closing Date; provided that the amount of dividends paidpursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed tothe Borrower from the sale of such Designated Preferred Stock; or (C) the declaration andpayment of dividends on Refunding Capital Stock in excess of the dividends declarable andpayable thereon pursuant to clause (2) of this Section 10.5(b); provided that, in the case of each of(A), (B), and (C) of this clause (6), for the most recently ended four full fiscal quarters for whichinternal financial statements are available immediately preceding the date of issuance of suchDesignated Preferred Stock or the declaration of such dividends on Refunding Capital Stock, aftergiving effect to such issuance or declaration on a Pro Forma Basis, the Borrower and itsRestricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio ofat least 2.00 to 1.00;(7) [reserved];(8) (i) payments made or expected to be made by the Borrower or any RestrictedSubsidiary in respect of withholding or similar Taxes payable or expected to be payable by anyfuture, present or former employee, director, officer, manager, consultant or independentcontractor of the Borrower or any Restricted Subsidiary of the Borrower (or their respectiveAffiliates, management investment vehicles, estates, descendants, family members, spouses andformer spouses and any trusts, limited liability companies, corporations, partnerships or otherentities for the benefit of, or controlled by, any of the foregoing) in connection with the exerciseof stock options or the grant, vesting or delivery of Equity Interests (including, without limitation,restricted stock units) of the Borrower (or any direct or indirect parent company of the Borrower)and repurchases of Equity Interests (including, without limitation, restricted stock units) deemedto occur upon the exercise of stock options or the grant, vesting or delivery of Equity Interests tothe extent the Equity Interests subject to such repurchase represent a portion of the exercise priceof such options or warrants, (ii) payments or other adjustments to outstanding Equity Interests inaccordance with any incentive equity plan, management equity plan, stock option plan or anyother similar employee benefit plan, agreement or arrangement in connection with any RestrictedPayment and (iii) so long as any Restricted Subsidiary is a member of a consolidated, combinedor unitary group of which the Borrower (or any direct or indirect parent entity of the Borrower) isthe parent for foreign, federal, state, provincial or local income Tax purposes, payments theproceeds of which will be used to pay the Tax liability to each foreign, federal, state, provincial orlocal jurisdiction in respect of which such a consolidated, combined, unitary or affiliated incomeTax return is filed by the Borrower (or any direct or indirect parent entity of the Borrower) thatincludes the Restricted Subsidiary, to the extent such Tax liability is attributable to the taxableincome of such Restricted Subsidiary; provided that (x) for each taxable period, the amount ofsuch payments made with respect to such taxable period shall not exceed the amount that therelevant Restricted Subsidiary and its Subsidiaries would have been required to pay as a stand-alone Tax group; and (y) the permitted payment pursuant to this clause (iii) with respect to theTaxes of any Unrestricted Subsidiary for any taxable period shall be limited to the amountactually paid by such Unrestricted Subsidiary to the Borrower or any of its Restricted Subsidiariesfor the purpose of paying such consolidated, combined, unitary or affiliated Taxes;(9) the declaration and payment of dividends on the Borrower’s common stock (orthe payment of dividends to any direct or indirect parent company of the Borrower to fund apayment of dividends on such company’s common stock), following consummation of an IPOafter the Restatement Effective Date, of up to 6.00% per annum of the net cash proceeds receivedby or contributed to the Borrower in or from any such public offering, other than public offeringswith respect to the Borrower’s common stock registered on Form S-8 and other than any publicsale constituting an Excluded Contribution;(10) Restricted Payments in an amount that does not exceed the amount of ExcludedContributions made since the Closing Date;128

(11) [reserved];(12) distributions or payments of Receivables Fees;(13) the Specified Equity Repurchase;(14) other Restricted Payments; provided that after giving Pro Forma Effect to suchRestricted Payments the Borrower is in compliance with the Consolidated Total Debt toConsolidated EBITDA Ratio set forth in Section 10.7;(15) the Restatement Date Distribution;(16) the repurchase, redemption or other acquisition for value of Equity Interests ofthe Borrower deemed to occur in connection with paying cash in lieu of fractional shares of suchEquity Interests in connection with a share dividend, distribution, share split, reverse share split,merger, consolidation, amalgamation or other business combination of the Borrower, in each case,permitted under this Agreement;(17) the distribution, by dividend or otherwise, of shares of Capital Stock of, orIndebtedness owed to the Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries (otherthan Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);(18) the one-time repurchase or other acquisition for value of Equity Interests of theBorrower held by future, current or former officers, directors, managers and employees of theBorrower or any of its Subsidiaries and their respective estates, spouses and former spouses in anamount not to exceed $54,000,000 and to be consummated within thirty (30) days after theClosing Date;(19) payments or distributions to satisfy dissenters’ rights, pursuant to or inconnection with a consolidation, amalgamation, merger or transfer of assets that complies withSection 10.3; and(20) the Borrower may make Restricted Payments in cash to any Parent Entity:(i) the proceeds of which shall be used by such Parent Entity to pay (1) its operatingexpenses incurred in the ordinary course of business and other corporate overhead costs and expenses(including administrative, legal, accounting, tax reporting and similar expenses payable to third parties),that are reasonable and customary and incurred in the ordinary course of business, (2) any reasonable andcustomary indemnification claims made by directors, officers, members of management, managers,employees or consultants of any Parent Entity attributable to the ownership or operations of any ParentEntity, the Borrower and the respective Restricted Subsidiaries, and (3) fees and expenses (x) due andpayable by the Borrower or any Restricted Subsidiary and (y) otherwise permitted to be paid by theBorrower and the Restricted Subsidiaries under this Agreement;(ii) the proceeds of which shall be used by any Parent Entity to pay franchise and similarTaxes, and other fees and expenses (including legal, accounting and corporate overhead expenses),required to maintain its organizational existence;(iii) the proceeds of which shall be used by any Parent Entity to finance any PermittedInvestment that would be permitted to be made by the Borrower or any Restricted Subsidiary; providedthat (1) such Restricted Payment shall be made substantially concurrently with the closing of suchInvestment and (2) such Parent Entity shall, immediately following the closing thereof, cause (x) allproperty acquired to be contributed to the Borrower or any Restricted Subsidiary or (y) the Person formedor acquired to merge into or consolidate or amalgamate with the Borrower or any Restricted Subsidiary to129 the extent such merger or consolidation is permitted by Section 10.3) in order to consummate suchInvestment;(iv) the proceeds of which shall be used to pay customary salary, bonus, severance and othercompensation and benefits payable to current or former directors, officers, members of management,managers, consultants, independent contractors or employees of any Parent Entity to the extent suchsalaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower and theRestricted Subsidiaries;(v) the proceeds of which shall be used by any Parent Entity to pay (i) fees and expensesrelated to any successful or unsuccessful equity issuance or offering or debt issuance, incurrence oroffering, disposition or acquisition, Investment or other transaction permitted by this Agreement and (ii)after the consummation of an IPO described in clause (a) of the definition thereof or issuance of publicdebt securities, Public Company Costs; and(vi) the proceeds of which shall be used for the payment of insurance premiums to the extentattributable to any Parent Entity, the Borrower and their subsidiaries.provided that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (10) (butonly if the Excluded Contribution was made more than six months prior to such time) and (14) above, no Event ofDefault shall have occurred and be continuing or would occur as a consequence thereof (or in the case of aRestricted Investment, no Event of Default under Section 11.1 or 11.5 shall have occurred and be continuing orwould occur as a consequence thereof).The Borrower will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary exceptpursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating anyRestricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Borrower and its RestrictedSubsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Paymentsin an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will bepermitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to Section10.5(a) or under clause (10) of Section 10.5(b), or pursuant to the definition of “Permitted Investments,” and if suchSubsidiary otherwise meets the definition of “Unrestricted Subsidiary.” Unrestricted Subsidiaries will not besubject to any of the restrictive covenants set forth in this Agreement.For purposes of determining compliance with this Section 10.5, solely with respect to Investments (and notwith respect to other Restricted Payments), in the event that a proposed Investment (or a portion thereof) meets thecriteria of clauses (1) through (19) above or is entitled to be made pursuant to clause (ii) of Section 10.5(a) and/orone or more of the exceptions contained in the definition of Permitted Investments (the “InvestmentReclassification Baskets”), the Borrower will be entitled to classify or later reclassify (based on circumstancesexisting on the date of such reclassification) such Investment (or portion thereof) among such InvestmentReclassification Baskets, in a manner that otherwise complies with this Section 10.5.(c) Prior to the Initial Term A Loan Maturity Date, to the extent any Permitted Debt Exchange Notesare issued pursuant to Section 10.1(aa) for the purpose of consummating a Permitted Debt Exchange, (i) theBorrower will not, and will not permit any Restricted Subsidiary to, prepay, repurchase, redeem or otherwisedefease or acquire any Permitted Debt Exchange Notes unless the Borrower or a Restricted Subsidiary shallconcurrently voluntarily prepay Term Loans pursuant to Section 5.1(a) on a pro rata basis among the Term Loans,in an amount not less than the product of (a) a fraction, the numerator of which is the aggregate principal amount(calculated on the face amount thereof) of such Permitted Debt Exchange Notes that are proposed to be prepaid,repurchased, redeemed, defeased or acquired and the denominator of which is the aggregate principal amount(calculated on the face amount thereof) of all Permitted Debt Exchange Notes in respect of the relevant PermittedDebt Exchange then outstanding (prior to giving effect to such proposed prepayment, repurchase, redemption,defeasance or acquisition) and (b) the aggregate principal amount (calculated on the face amount thereof) of TermLoans then outstanding and (ii) the Borrower will not waive, amend or modify the terms of any Permitted DebtExchange Notes or any indenture pursuant to which such Permitted Debt Exchange Notes have been issued in any130 manner inconsistent with the terms of Section 2.15(a), Section 10.1(aa), or the definition of “Permitted OtherIndebtedness” or that would result in a Default hereunder if such Permitted Debt Exchange Notes (as so amended ormodified) were then being issued or incurred.10.6 Limitation on Subsidiary Distributions. The Borrower will not permit any of the RestrictedSubsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or becomeeffective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:(a) (i) pay dividends or make any other distributions to the Borrower or any RestrictedSubsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, itsprofits or (ii) pay any Indebtedness owed to the Borrower or any Restricted Subsidiary;(b) make loans or advances to the Borrower or any Restricted Subsidiary; or(c) sell, lease or transfer any of its properties or assets to the Borrower or any RestrictedSubsidiary;except (in each case) for such encumbrances or restrictions (x) which the Borrower has reasonably determined ingood faith will not materially impair the Borrower’s ability to make payments under this Agreement when due or(y) existing under or by reason of:(i) contractual encumbrances or restrictions in effect on the Closing Date, includingpursuant to this Agreement and the related documentation and related Hedging Obligations;(ii) [reserved];(iii) purchase money obligations for property acquired in the ordinary course of business orconsistent with past practice and Capitalized Lease Obligations that impose restrictions of the naturediscussed in clause (c) above on the property so acquired;(iv) Requirements of Law or any applicable rule, regulation or order;(v) any agreement or other instrument of a Person acquired by or merged or consolidatedwith or into the Borrower or any Restricted Subsidiary, or of an Unrestricted Subsidiary that is designateda Restricted Subsidiary, or that is assumed in connection with the acquisition of assets from such Person, ineach case that is in existence at the time of such transaction (but not created in contemplation thereof),which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person,other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, soacquired or designated;(vi) contracts for the sale of assets, including customary restrictions with respect to aSubsidiary of the Borrower pursuant to an agreement that has been entered into for the sale or dispositionof all or substantially all of the Capital Stock or assets of such Subsidiary and restrictions on transfer ofassets subject to Permitted Liens;(vii) (x) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 10.1and 10.2 that limit the right of the debtor to dispose of the assets securing such Indebtedness and (y)restrictions on transfers of assets subject to Permitted Liens (but, with respect to any such Permitted Lien,only to the extent that such transfer restrictions apply solely to the assets that are the subject of suchPermitted Lien); 131 (viii) restrictions on cash or other deposits or net worth imposed by customers under contractsentered into in the ordinary course of business;(ix) other Indebtedness, Disqualified Stock or preferred stock of Restricted Subsidiariespermitted to be incurred subsequent to the Closing Date pursuant to the provisions of Section 10.1;(x) customary provisions in joint venture agreements or arrangements and other similaragreements or arrangements relating solely to such joint venture and the Equity Interests issued thereby;(xi) customary provisions contained in leases, sub-leases, licenses, sub-licenses or similaragreements, in each case, entered into in the ordinary course of business;(xii) restrictions created in connection with any Receivables Facility that, in the good faithdetermination of the board of directors of the Borrower, are necessary or advisable to effect suchReceivables Facility; and(xiii) any encumbrances or restrictions of the type referred to in clauses (a), (b), and (c) aboveimposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings,replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through(xii) above; provided that such amendments, modifications, restatements, renewals, increases,supplements, refundings, replacements, or refinancings (x) are, in the good faith judgment of theBorrower’s board of directors, no more restrictive in any material respect with respect to suchencumbrance and other restrictions taken as a whole than those prior to such amendment, modification,restatement, renewal, increase, supplement, refunding, replacement or refinancing or (y) do not materiallyimpair the Borrower’s ability to pay its respective obligations under the Credit Documents as and whendue (as determined in good faith by the Borrower).10.7 Consolidated Total Debt to Consolidated EBITDA Ratio. Commencing with the Test Periodending December 31, 2020, the Borrower will not permit the Consolidated Total Debt to Consolidated EBITDARatio as of the last day of any Test Period set forth below to exceed the ratio set forth below opposite such TestPeriod: Test Period Ending Consolidated Total Debt toConsolidated EBITDA RatioDecember 31, 2020 4.50 to 1.00March 31, 2021 4.50 to 1.00June 30, 2021 4.50 to 1.00September 30, 2021 4.50 to 1.00December 31, 2021 4.50 to 1.00March 31, 2022 4.25 to 1.00June 30, 2022 4.25 to 1.00September 30, 2022 4.00 to 1.00December 31, 2022 4.00 to 1.00March 31, 2023 and thereafter 3.75 to 1.00Notwithstanding the foregoing, upon the consummation of a Material Permitted Acquisition and until thecompletion of four fiscal quarters following such Material Permitted Acquisition (the “Increase Period”), if electedby the Borrower by written notice to the Administrative Agent given on or prior to the date of consummation ofsuch Material Permitted Acquisition, the maximum permitted Consolidated Total Debt to Consolidated EBITDARatio level for purposes of this covenant shall be increased by 0.50x for the relevant period (the “Step-Up”) duringsuch Increase Period; provided (i) that Increase Periods may not be successive unless the Consolidated Total Debtto Consolidated EBITDA Ratio would have been complied with for at least two fiscal quarters without giving effect132 to the Step-Up and (ii) there shall be a maximum of two Increase Periods in the aggregate under this CreditAgreement.Section 11. Events of DefaultUpon the occurrence of any of the following specified events (each an “Event of Default”):11.1 Payments. The Borrower shall (a) default in the payment when due of any principal of the Loansor (b) default, and such default shall continue for five or more Business Days, in the payment when due of anyinterest on the Loans or any Fees or any Unpaid Drawings or of any other amounts owing hereunder or under anyother Credit Document; or11.2 Representations, Etc. Any representation, warranty or statement made or deemed made by anyCredit Party herein or in any other Credit Document or any certificate delivered or required to be delivered pursuanthereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made,and, to the extent capable of being cured (except those in the Credit Documents made or deemed made on theClosing Date), such incorrect representation or warranty shall remain incorrect for a period of 30 days after writtennotice thereof from the Administrative Agent to the Borrower; or11.3 Covenants. Any Credit Party shall:(a) default in the due performance or observance by it of any term, covenant or agreementcontained in Section 9.1(e)(i), Section 9.5 (solely with respect to the Borrower), Section 9.14(d) or Section10; provided that any Event of Default under Section 10.7 is subject to cure as provided in Section 11.14and an Event of Default with respect to such Section shall not occur until the expiration of the 10thBusiness Day subsequent to the date the relevant financial statements are required to be delivered for theapplicable fiscal quarter pursuant to Section 9.1(a) or (b); or(b) default in the due performance or observance by it of any term, covenant or agreement(other than those referred to in Section 11.1 or 11.2 or clause (a) of this Section 11.3) contained in thisAgreement or any Security Document and such default shall continue unremedied for a period of at least30 days after receipt of written notice by the Borrower from the Administrative Agent or the RequiredLenders; or11.4 Default Under Other Agreements. (a) The Borrower or any of the Restricted Subsidiaries shall (i)fail to make any payment with respect to any Indebtedness (other than the Obligations) in an aggregate principleamount in excess of $30,000,000, for the Borrower and such Restricted Subsidiaries, beyond the period of graceand following all required notices, if any, provided in the instrument or agreement under which such Indebtednesswas created or (ii) default in the observance or performance of any agreement or condition relating to any suchIndebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any otherevent shall occur or condition exist (after giving effect to all applicable grace period and delivery of all requirednotices) (other than, with respect to Indebtedness consisting of any Hedge Agreements, termination events orequivalent events pursuant to the terms of such Hedge Agreements (it being understood that clause (i) above shallapply to any failure to make any payment with respect to any Indebtedness (other than the Obligations) in anaggregate principle amount in excess of $30,000,000 that is required as a result of any such termination or similarevent and that is not otherwise being contested in good faith)), the effect of which default or other event orcondition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of suchholder or holders) to cause, any such Indebtedness to become due or to be repurchased, prepaid, defeased orredeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness tobe made, prior to its stated maturity; provided that this clause (a) shall not apply to secured Indebtedness thatbecomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnationevent) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition isnot prohibited under this Agreement), or (b) without limiting the provisions of clause (a) above, any suchIndebtedness shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduledrequired prepayment or as a mandatory prepayment (and, with respect to Indebtedness consisting of any Hedge133 Agreements, other than due to a termination event or equivalent event pursuant to the terms of such HedgeAgreements (it being understood that clause (a)(i) above shall apply to any failure to make any payment in excess of$30,000,000 that is required as a result of any such termination or equivalent event and that is not otherwise beingcontested in good faith)), prior to the stated maturity thereof; provided that this clause (b) shall not apply to (x)secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securingsuch Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for suchIndebtedness, (y) Indebtedness which is convertible into Qualified Stock and converts to Qualified Stock inaccordance with its terms and such conversion is not prohibited hereunder, or (z) any breach or default that is (I)remedied by the Borrower or the applicable Restricted Subsidiary or (II) waived (including in the form ofamendment) by the required holders of the applicable item of Indebtedness, in either case, prior to the accelerationof Loans pursuant to this Section 11; or11.5 Bankruptcy, Etc. Except as otherwise permitted by Section 10.3, the Borrower or any MaterialSubsidiary shall commence a voluntary case, proceeding or action concerning itself under (a) Title 11 of the UnitedStates Code entitled “Bankruptcy” or (b) in the case of any Foreign Subsidiary that is a Material Subsidiary, anydomestic or foreign law relating to bankruptcy, judicial management, insolvency, reorganization, administration orrelief of debtors in effect in its jurisdiction of incorporation, in each case as now or hereafter in effect, or anysuccessor thereto (collectively, the “Bankruptcy Code”); or an involuntary case, proceeding or action iscommenced against the Borrower or any Material Subsidiary and the petition is not dismissed within 60 days aftercommencement of the case, proceeding or action; or a custodian (as defined in the Bankruptcy Code), judicialmanager, compulsory manager, receiver, receiver manager, trustee, liquidator, administrator, administrative receiveror similar Person is appointed for, or takes charge of, all or substantially all of the property of the Borrower or anyMaterial Subsidiary; or the Borrower or any Material Subsidiary commences any other voluntary proceeding oraction under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency,winding-up, administration or liquidation or similar law of any jurisdiction whether now or hereafter in effectrelating to the Borrower or any Material Subsidiary; or there is commenced against the Borrower or any MaterialSubsidiary any such proceeding or action that remains undismissed for a period of 60 days; or the Borrower or anyMaterial Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any suchcase or proceeding or action is entered; or the Borrower or any Material Subsidiary suffers any appointment of anycustodian receiver, receiver manager, trustee, administrator or the like for it or any substantial part of its property tocontinue undischarged or unstayed for a period of 60 days; or the Borrower or any Material Subsidiary makes ageneral assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any MaterialSubsidiary for the purpose of effecting any of the foregoing; or11.6 ERISA. (a) An ERISA Event or a Foreign Plan Event shall have occurred, (b) a trustee shall beappointed by a United States district court to administer any Pension Plan(s), (c) the PBGC shall instituteproceedings to terminate any Pension Plan(s), or (d) any Credit Party or any of their respective ERISA Affiliatesshall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed WithdrawalLiability to such Multiemployer Plan and such entity does not have reasonable grounds for contesting suchWithdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner; and in eachcase in clauses (a) through (d) above, such event or condition, together with all other such events or conditions, ifany, would reasonably be expected to result in a Material Adverse Effect; or11.7 Credit Documents; Guarantee. Any material provision of any Credit Document shall for anyreason be asserted in writing by any Credit Party not to be a legal, valid and binding obligation of any party thereto(other than in accordance with its terms). Any Guarantee provided by any Credit Party or any material provisionthereof shall cease to be in full force or effect (other than pursuant to the terms hereof and thereof) or any suchGuarantor thereunder or any other Credit Party shall deny or disaffirm in writing any such Guarantor’s obligationsunder the Guarantee; or11.8 Pledge Agreement. The Pledge Agreement or any other Security Document pursuant to which theCapital Stock or Stock Equivalents of the Borrower or any Subsidiary is pledged shall cease to be in full force oreffect or any material collateral pledged thereunder shall cease to be subject to a valid and perfected security interest(other than pursuant to the terms hereof or thereof, as a result of acts or omissions of the Collateral Agent or anyLender or as a result of the Collateral Agent’s failure to maintain possession of any Capital Stock or Stock134 Equivalents that have been previously delivered to it) or any pledgor thereunder or any Credit Party shall deny ordisaffirm in writing any pledgor’s obligations under any Security Document; or11.9 Security Agreement. The Security Agreement or any other Security Document pursuant to whichthe assets of the Borrower or any Material Subsidiary are pledged as Collateral shall cease to be in full force oreffect or any material collateral pledged thereunder shall cease to be subject to a valid and perfected security interest(other than pursuant to the terms hereof or thereof, as a result of acts or omissions of the Collateral Agent in respectof certificates, promissory notes or instruments actually delivered to it (including as a result of the CollateralAgent’s failure to file a Uniform Commercial Code continuation statement)) or any grantor thereunder or any CreditParty shall deny or disaffirm in writing any grantor’s obligations under the Security Agreement or any otherSecurity Document; or11.10 Judgments. One or more final judgments or decrees shall be entered against the Borrower or anyof the Restricted Subsidiaries involving a liability in excess of $30,000,000 in the aggregate for all such judgmentsand decrees for the Borrower and its Restricted Subsidiaries (to the extent not covered by insurance or indemnitiesas to which the applicable insurance company or third party has not denied coverage) and any such judgments ordecrees shall not have been satisfied, vacated, discharged or stayed or bonded pending appeal within 60 days afterthe entry thereof; or11.11 Change of Control. A Change of Control shall occur.11.12 Remedies Upon Event of Default. If an Event of Default occurs and is continuing, theAdministrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower,take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender toenforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (providedthat, if an Event of Default specified in Section 11.5 shall occur with respect to the Borrower, the result that wouldoccur upon the giving of written notice by the Administrative Agent as specified in clauses (i), (ii), (iii), and (iv)below shall occur automatically without the giving of any such notice): (i) declare the Total Revolving CreditCommitment terminated, whereupon the Revolving Credit Commitment of each Lender shall forthwith terminateimmediately and any Fees theretofore accrued shall forthwith become due and payable without any other notice ofany kind; (ii) declare the principal of and any accrued interest and fees in respect of all Loans and all Obligations tobe, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or othernotice of any kind, all of which are hereby waived by the Borrower to the extent permitted by applicable law; (iii)terminate any Letter of Credit that may be terminated in accordance with its terms; and/or (iv) direct the Borrowerto pay (and the Borrower agree that upon receipt of such notice, or upon the occurrence of an Event of Defaultspecified in Section 11.5 with respect to the Borrower, it will pay) to the Administrative Agent at the AdministrativeAgent’s Office such additional amounts of cash, to be held as security for the Borrower’s respective ReimbursementObligations for Unpaid Drawings that may subsequently occur thereunder, equal to the aggregate Stated Amount ofall Letters of Credit issued and then outstanding. In the case of an Event of Default under Section 11.3(a) in respectof a failure to observe or perform the covenant under Section 10.7, provided that the actions hereinafter describedwill be permitted to occur only following the expiration of the ability to effectuate the Cure Right if such Cure Righthas not been so exercised.11.13 Application of Proceeds. Any amount received by the Administrative Agent or the CollateralAgent from any Credit Party (or from proceeds of any Collateral) following any acceleration of the Obligationsunder this Agreement or any Event of Default with respect to the Borrower under Section 11.4 shall be applied:(i) first, to the payment of all reasonable and documented costs and expenses incurred bythe Administrative Agent or the Collateral Agent in connection with any collection or sale of the Collateralor otherwise in connection with any Credit Document, including all court costs and the reasonable fees andexpenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agentor the Collateral Agent hereunder or under any other Credit Document on behalf of any Credit Party andany other reasonable and documented costs or expenses incurred in connection with the exercise of any135 right or remedy hereunder or under any other Credit Document to the extent reimbursable hereunder orthereunder;(ii) second, to the Secured Parties, an amount (x) equal to all Obligations owing to them onthe date of any distribution and (y) sufficient to Cash Collateralize all Letters of Credit Outstanding on thedate of any distribution, and, if such moneys shall be insufficient to pay such amounts in full and CashCollateralize all Letters of Credit Outstanding, then ratably (without priority of any one over any other) tosuch Secured Parties in proportion to the unpaid amounts thereof and to Cash Collateralize the Letters ofCredit Outstanding; and(iii) third, any surplus then remaining shall be paid to the applicable Credit Parties or theirsuccessors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court ofcompetent jurisdiction may direct;provided that any amount applied to Cash Collateralize any Letters of Credit Outstanding that has not been appliedto reimburse the Borrower for Unpaid Drawings under the applicable Letters of Credit at the time of expiration ofall such Letters of Credit shall be applied by the Administrative Agent in the order specified in clauses (i) through(iii) above. Notwithstanding the foregoing, amounts received from any Guarantor that is not an “Eligible ContractParticipant” (as defined in the Commodity Exchange Act) shall not be applied to its Obligations that are ExcludedSwap Obligations.11.14 Equity Cure. Notwithstanding anything to the contrary contained in this Section 11, in the eventthat the Borrower fails to comply with the requirement of the financial covenant set forth in Section 10.7, from thebeginning of the most recently ended fiscal period until the expiration of the 10th Business Day following the datefinancial statements referred to in Sections 9.1(a) or (b) are required to be delivered in respect of such fiscal periodfor which such financial covenant is being measured, any holder of Capital Stock or Stock Equivalents of theBorrower or any direct or indirect parent of the Borrower shall have the right to cure such failure (the “CureRight”) by causing cash net equity proceeds derived from an issuance of Capital Stock or Stock Equivalents (otherthan Disqualified Stock, unless reasonably satisfactory to the Administrative Agent) by the Borrower or from acontribution to the common equity capital of the Borrower, and upon receipt by the Borrower of such cashcontribution (such cash amount being referred to as the “Cure Amount”) pursuant to the exercise of such CureRight, such financial covenant shall be recalculated giving effect to the following pro forma adjustments:(a) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries on a consolidatedbasis shall be increased, solely for the purpose of determining the existence of an Event of Defaultresulting from a breach of the financial covenant set forth in Section 10.7 with respect to any period of fourconsecutive fiscal quarters that includes the fiscal quarter for which the Cure Right was exercised and notfor any other purpose under this Agreement, by an amount equal to the Cure Amount;(b) Consolidated Total Debt shall not be decreased from the proceeds of the Cure Amount(including, without limitation, by means of “cash netting”) for calculating compliance with the financialcovenant in Section 10.7 for the fiscal quarter for which such Cure Amount is deemed applied; providedthe amount of Consolidated Total Debt may be reduced for purposes of determining compliance with thefinancial covenant set forth in Section 10.7 in subsequent fiscal quarters to the extent the proceeds of theCure Amount are applied to prepay Indebtedness; and(c) if, after giving effect to the foregoing recalculations, the Borrower shall then be incompliance with the requirements of the financial covenant set forth in Section 10.7, the Borrower shall bedeemed to have satisfied the requirements of the financial covenant set forth in Section 10.7 as of therelevant date of determination with the same effect as though there had been no failure to comply therewithat such date, and the applicable breach or default of such financial covenants that had occurred shall bedeemed cured for the purposes of this Agreement; provided that (i) in each period of four consecutivefiscal quarters there shall be at least two fiscal quarters in which no Cure Right is made, (ii) there shall be amaximum of five Cure Rights made during the term of this Agreement, (iii) each Cure Amount shall be nogreater than the amount expected to be required to cause the Borrower to be in compliance with the136 financial covenant set forth in Section 10.7; and (iv) all Cure Amounts shall be disregarded for thepurposes of any financial ratio determination under the Credit Documents other than for determiningcompliance with Section 10.7.Section 12. The Agents12.1 Appointment.(a) Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent ofsuch Lender under this Agreement and the other Credit Documents and irrevocably authorizes the AdministrativeAgent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the otherCredit Documents and to exercise such powers and perform such duties as are expressly delegated to theAdministrative Agent by the terms of this Agreement and the other Credit Documents, together with such otherpowers as are reasonably incidental thereto. The provisions of this Section 12 (other than Section 12.1(c) withrespect to the Joint Lead Arrangers and Bookrunners and Sections 12.1, 12.9, 12.11 and 12.12 with respect to theBorrower) are solely for the benefit of the Agents and the Lenders, none of the Borrower or any other Credit Partyshall have rights as third party beneficiary of any such provision. Notwithstanding any provision to the contraryelsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except thoseexpressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions,responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document orotherwise exist against the Administrative Agent. In performing its functions and duties hereunder, each Agentshall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligationtowards or relationship of agency or trust with or for the Borrower or any of its respective Subsidiaries.(b) The Administrative Agent, each Lender and the Letter of Credit Issuer hereby irrevocablydesignate and appoint the Collateral Agent as the agent with respect to the Collateral, and each of theAdministrative Agent, each Lender and the Letter of Credit Issuer irrevocably authorizes the Collateral Agent, insuch capacity, to take such action on its behalf under the provisions of this Agreement and the other CreditDocuments and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agentby the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonablyincidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agentshall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationshipwith any of the Administrative Agent, the Lenders or the Letter of Credit Issuers, and no implied covenants,functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other CreditDocument or otherwise exist against the Collateral Agent.(c) Each of the Joint Lead Arrangers and Bookrunners each in its capacity as such, shall not have anyobligations, duties or responsibilities under this Agreement but shall be entitled to all benefits of this Section 12.12.2 Delegation of Duties. The Administrative Agent and the Collateral Agent may each execute anyof its duties under this Agreement and the other Credit Documents by or through agents, sub-agents, employees orattorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neitherthe Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of anyagents, subagents or attorneys-in-fact selected by it in the absence of its gross negligence or willful misconduct (asdetermined in the final non-appealable judgment of a court of competent jurisdiction).12.3 Exculpatory Provisions. No Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by any of them under orin connection with this Agreement or any other Credit Document (except for its or such Person’s own grossnegligence or willful misconduct, as determined in the final non-appealable judgment of a court of competentjurisdiction, in connection with its duties expressly set forth herein) or (b) responsible in any manner to any of theLenders or any participant for any recitals, statements, representations or warranties made by any Credit Party orany officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statementor other document referred to or provided for in, or received by such Agent under or in connection with, thisAgreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or137 sufficiency of this Agreement or any other Credit Document, or the creation, perfection or priority of any Lien orsecurity interest created or purported to be created under the Security Documents, or for any failure of any CreditParty to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender toascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of,this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party orany Affiliate thereof. The Collateral Agent shall not be under any obligation to the Administrative Agent or anyLender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, orconditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of anyCredit Party.12.4 Reliance by Agents. The Administrative Agent and the Collateral Agent shall be entitled to rely,and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter,telecopy, telex or teletype message, statement, order or other document or instruction believed by it to be genuineand correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statementsof legal counsel (including counsel to the Borrower), independent accountants and other experts selected by theAdministrative Agent or the Collateral Agent. The Administrative Agent may deem and treat the Lender specifiedin the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a writtennotice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. TheAdministrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action underthis Agreement or any other Credit Document unless it shall first receive such advice or concurrence of theRequired Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders againstany and all liability and expense that may be incurred by it by reason of taking or continuing to take any suchaction. The Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or inrefraining from acting, under this Agreement and the other Credit Documents in accordance with a request of theRequired Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon allthe Lenders and all future holders of the Loans; provided that the Administrative Agent and the Collateral Agentshall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liabilityor that is contrary to any Credit Document or applicable law.12.5 Notice of Default. Neither the Administrative Agent nor the Collateral Agent shall be deemed tohave knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the AdministrativeAgent or the Collateral Agent has received written notice from a Lender or the Borrower referring to thisAgreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In theevent that the Administrative Agent receives such a notice, it shall give notice thereof to the Lenders and theCollateral Agent. The Administrative Agent shall take such action with respect to such Default or Event of Defaultas shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agentshall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action,or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in thebest interests of the Lenders except to the extent that this Agreement requires that such action be taken only with theapproval of the Required Lenders or each of the Lenders, as applicable.12.6 Non-Reliance on Administrative Agent, Collateral Agent, and Other Lenders. Each Lenderexpressly acknowledges that neither the Administrative Agent nor the Collateral Agent nor any of their respectiveofficers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to itand that no act by the Administrative Agent or the Collateral Agent hereinafter taken, including any review of theaffairs of any Credit Party, shall be deemed to constitute any representation or warranty by the AdministrativeAgent or the Collateral Agent to any Lender or any Letter of Credit Issuer. Each Lender and the Letter of CreditIssuer represents to the Administrative Agent and the Collateral Agent that it has, independently and withoutreliance upon the Administrative Agent, the Collateral Agent or any other Lender, and based on such documentsand information as it has deemed appropriate, made its own appraisal of and investigation into the business,operations, property, financial and other condition and creditworthiness of the Borrower and each other Credit Partyand made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also representsthat it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any otherLender, and based on such documents and information as it shall deem appropriate at the time, continue to make itsown credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the otherCredit Documents, and to make such investigation as it deems necessary to inform itself as to the business,138 operations, property, financial and other condition and creditworthiness of any of the Credit Parties. Except fornotices, reports, and other documents expressly required to be furnished to the Lenders by the Administrative Agenthereunder, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility toprovide any Lender with any credit or other information concerning the business, assets, operations, properties,financial condition, prospects or creditworthiness of any Credit Party that may come into the possession of theAdministrative Agent or the Collateral Agent any of their respective officers, directors, employees, agents,attorneys-in-fact or Affiliates.12.7 Indemnification. The Lenders agree to severally indemnify each Agent in its capacity as such (tothe extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so),ratably according to their respective portions of the Total Credit Exposure in effect on the date on whichindemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall haveterminated and the Loans shall have been paid in full, ratably in accordance with their respective portions of theTotal Credit Exposure in effect immediately prior to such date), from and against any and all liabilities, obligations,losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind whatsoever thatmay at any time (including at any time following the payment of the Loans) be imposed on, incurred by or assertedagainst an Agent in any way relating to or arising out of the Commitments, this Agreement, any of the other CreditDocuments or any documents contemplated by or referred to herein or therein or the transactions contemplatedhereby or thereby or any action taken or omitted by the Administrative Agent or the Collateral Agent under or inconnection with any of the foregoing; provided that no Lender shall be liable to an Agent for the payment of anyportion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses ordisbursements resulting from such Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction; provided, further, that no action taken by theAdministrative Agent in accordance with the directions of the Required Lenders (or such other number orpercentage of the Lenders as shall be required by the Credit Documents) shall be deemed to constitute grossnegligence or willful misconduct for purposes of this Section 12.7. In the case of any investigation, litigation orproceeding giving rise to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs,expenses or disbursements of any kind whatsoever that may at any time occur (including at any time following thepayment of the Loans), this Section 12.7 applies whether any such investigation, litigation or proceeding is broughtby any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse each Agentupon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys’ fees) incurred bysuch Agent in connection with the preparation, execution, delivery, administration, modification, amendment orenforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice rendered in respectof rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by orreferred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of theBorrower; provided that such reimbursement by the Lenders shall not affect the Borrower’s continuingReimbursement Obligations with respect thereto. If any indemnity furnished to any Agent for any purpose shall, inthe opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity andcease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, inno event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss,damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s pro rata portionthereof; and provided, further, this sentence shall not be deemed to require any Lender to indemnify any Agentagainst any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursementresulting from such Agent’s gross negligence or willful misconduct as determined by a final non-appealablejudgment of a court of competent jurisdiction. The agreements in this Section 12.7 shall survive the payment of theLoans and all other amounts payable hereunder. The indemnity provided to each Agent under this Section 12.7shall also apply to such Agent’s respective Affiliates, directors, officers, members, controlling persons, employees,trustees, investment advisors and agents and successors. For the avoidance of doubt, for purposes of this Section12.7, the term “Lender” includes any Letter of Credit Issuer.12.8 Agents in Their Individual Capacities. The agency hereby created shall in no way impair or affectany of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as aLender hereunder. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage inany kind of business with any Credit Party as though such Agent were not an Agent hereunder and under the otherCredit Documents. With respect to the Loans made by it, each Agent shall have the same rights and powers under139 this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not anAgent, and the terms Lender and Lenders shall include each Agent in its individual capacity.12.9 Successor Agents.(a) Each of the Administrative Agent and the Collateral Agent may at any time give notice of itsresignation to the Lenders, the Letter of Credit Issuer and the Borrower. Upon receipt of any such notice ofresignation, the Required Lenders shall have the right, subject to the consent of the Borrower (not to beunreasonably withheld or delayed) so long as no Event of Default has occurred and is continuing, to appoint asuccessor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an officein the United States. If no such successor shall have been so appointed by the Required Lenders and shall haveaccepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiringAgent may on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above(including receipt of the Borrower’s consent (not to be unreasonably withheld or delayed)); provided that if theAdministrative Agent or Collateral Agent shall notify the Borrower and the Lenders that no qualifying person hasaccepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice(the “Resignation Effective Date”).(b) If the Person serving as the Administrative Agent is a Defaulting Lender pursuant to clause (v) ofthe definition of “Lender Default,” the Required Lenders may to the extent permitted by applicable law, subject tothe consent of the Borrower (not to be unreasonably withheld or delayed), by notice in writing to the Borrower andsuch Person remove such Person as the Administrative Agent and, in consultation with the Borrower, appoint asuccessor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted suchappointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “RemovalEffective Date”), then such removal shall nonetheless become effective in accordance with such notice on theRemoval Effective Date.(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable),(1) the retiring or removed agent shall be discharged from its duties and obligations hereunder and under the otherCredit Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of theLenders or the Letter of Credit Issuer under any of the Credit Documents, the retiring or removed Collateral Agentshall continue to hold such collateral security as nominee until such time as a successor Collateral Agent isappointed) and (2) all payments, communications and determinations provided to be made by, to or through theretiring or removed Administrative Agent shall instead be made by or to each Lender and the Letter of Credit Issuerdirectly, until such time as the Required Lenders appoint a successor Agent as provided for above in this paragraph.Upon the acceptance of a successor’s appointment as the Administrative Agent or the Collateral Agent, as the casemay be, hereunder, and upon the execution and filing or recording of such financing statements, or amendmentsthereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may benecessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liensgranted or purported to be granted by the Security Documents, such successor shall succeed to and become vestedwith all of the rights, powers, privileges and duties of the retiring (or retired) or removed Agent, and the retiring orremoved Agent shall be discharged from all of its duties and obligations hereunder or under the other CreditDocuments (if not already discharged therefrom as provided above in this Section 12.9). Except as provided above,any resignation or removal of JPMorgan Chase Bank, N.A. as the Administrative Agent pursuant to this Section12.9 shall also constitute the resignation or removal of JPMorgan Chase Bank, N.A. as the Collateral Agent. Thefees payable by the Borrower (following the effectiveness of such appointment) to such Agent shall be the same asthose payable to its predecessor unless otherwise agreed between the Borrower and such successor. After theretiring or removed Agent’s resignation or removal hereunder and under the other Credit Documents, the provisionsof this Section 12 (including Section 12.7) and Section 13.5 shall continue in effect for the benefit of such retiringor removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted tobe taken by any of them while the retiring or removed Agent was acting as an Agent.(d) Any resignation by or removal of JPMorgan Chase Bank, N.A. as the Administrative Agentpursuant to this Section 12.9 shall also constitute its resignation or removal, as applicable, as a Letter of CreditIssuer (if such Affiliate or JPMorgan Chase Bank, N.A.is a Letter of Credit Issuer). Upon the acceptance of asuccessor’s appointment as the Administrative Agent hereunder, (a) such successor shall succeed to and become140 vested with all of the rights, powers, privileges and duties of the retiring Letter of Credit Issuer, (b) the retiringLetter of Credit Issuer (if an Affiliate of JPMorgan Chase Bank, N.A. is a Letter of Credit Issuer or if JPMorganChase Bank, N.A.is a Letter of Credit Issuer) shall be discharged from all of their respective duties and obligationshereunder or under the other Credit Documents, and (c) the successor Letter of Credit Issuer shall issue letters ofcredit in substitution for the Letters of Credit issued by such Affiliate of the Administrative Agent or theAdministrative Agent, if any, outstanding at the time of such succession or make other arrangements satisfactory tothe retiring Letter of Credit Issuer (if an Affiliate of JPMorgan Chase Bank, N.A. or JPMorgan Chase Bank, N.A. isa Letter of Credit Issuer) to effectively assume the obligations of the retiring Letter of Credit Issuer (if an Affiliateor JPMorgan Chase Bank, N.A. or JPMorgan Chase Bank, N.A. is a Letter of Credit Issuer) with respect to suchLetters of Credit.12.10 Withholding Tax. To the extent required by any applicable law, the Administrative Agent maywithhold from any payment to any Lender under any Credit Document an amount equivalent to any applicablewithholding Tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts aclaim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of anyLender for any reason (including because the appropriate form was not delivered, was not properly executed, orbecause such Lender failed to notify the Administrative Agent of a change in circumstances that rendered theexemption from, or reduction of, withholding Tax ineffective) or if the Administrative Agent reasonably determinesthat a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding Taxfrom such payment, such Lender shall indemnify the Administrative Agent (to the extent that the AdministrativeAgent has not already been reimbursed by any applicable Credit Party and without limiting the obligation of anyapplicable Credit Party to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent asTax or otherwise, including penalties, additions to Tax and interest, together with all expenses incurred, includinglegal expenses, allocated staff costs and any out-of-pocket expenses. A certificate as to the amount of such paymentor liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. EachLender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing tosuch Lender under this Agreement or any other Credit Document against any amount due to the AdministrativeAgent under this Section 12.10. The agreements in Section 12.10 shall survive the resignation and/or replacementof the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of theCommitments and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, forpurposes of this Section 12.10, the term Lender includes the Letter of Credit Issuer.12.11 Agents Under Security Documents and Guarantee. Each Secured Party hereby further authorizesthe Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of the SecuredParties, to be the agent for and representative of the Secured Parties with respect to the Collateral and the SecurityDocuments. Subject to Section 13.1, without further written consent or authorization from any Secured Party, theAdministrative Agent or the Collateral Agent, as applicable, may execute any documents or instruments necessaryto (a) release any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent (orany sub-agent thereof) under any Credit Document (i) upon the termination of all Commitments and all Letters ofCredit (other than Letters of Credit that have been Cash Collateralized) and the payment in full (or CashCollateralization) of all Obligations (except for contingent indemnification obligations in respect of which a claimhas not yet been made and Secured Hedge Obligations and Secured Cash Management Obligations), (ii) that is soldor transferred as part of or in connection with any sale or other transfer permitted hereunder or under any otherCredit Document to a Person that is not a Credit Party, (iii) if the property subject to such Lien is owned by aGuarantor, upon the release of such Guarantor from its Guarantee otherwise in accordance with the CreditDocuments, (iv) as to the extent provided in the Security Documents, (v) that constitutes Excluded Property orExcluded Stock and Stock Equivalents or (vi) if approved, authorized or ratified in writing in accordance withSection 13.1; (b) release any Guarantor from its obligations under the Guarantee if such Person ceases to be aRestricted Subsidiary (or becomes an Excluded Subsidiary) as a result of a transaction or designation permittedhereunder; (c) subordinate any Lien on any property granted to or held by the Administrative Agent or theCollateral Agent under any Credit Document to the holder of any Lien permitted under clause (vi) (solely withrespect to Section 10.1(d)); or (d) enter into subordination or intercreditor agreements with respect to Indebtednessto the extent the Administrative Agent or the Collateral Agent is otherwise contemplated herein as being a party tosuch intercreditor or subordination agreement. 141 The Collateral Agent shall have its own independent right to demand payment of the amounts payable bythe Borrower under this Section 12.11, irrespective of any discharge of the Borrower’s obligations to pay thoseamounts to the other Lenders resulting from failure by them to take appropriate steps in insolvency proceedingsaffecting the Borrower to preserve their entitlement to be paid those amounts.Any amount due and payable by the Borrower to the Collateral Agent under this Section 12.11 shall bedecreased to the extent that the other Lenders have received (and are able to retain) payment in full of thecorresponding amount under the other provisions of the Credit Documents and any amount due and payable by theBorrower to the Collateral Agent under those provisions shall be decreased to the extent that the Collateral Agenthas received (and is able to retain) payment in full of the corresponding amount under this Section 12.11.12.12 Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the CreditDocuments to the contrary notwithstanding, the Borrower, the Agents, and each Secured Party hereby agree that (i)no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee,it being understood and agreed that all powers, rights, and remedies hereunder may be exercised solely by theAdministrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights,and remedies under the Security Documents may be exercised solely by the Collateral Agent, and (ii) in the event ofa foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or otherdisposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral atany such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties(but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shallotherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of thepurchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of theObligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at suchsale or other disposition. No holder of Secured Hedge Obligations or Secured Cash Management Obligations shallhave any rights in connection with the management or release of any Collateral or of the obligations of any CreditParty under this Agreement. No holder of Secured Hedge Obligations or Secured Cash Management Obligationsthat obtains the benefits of any Guarantee or any Collateral by virtue of the provisions hereof or of any other CreditDocument shall have any right to notice of any action or to consent to, direct or object to any action hereunder orunder any other Credit Document or otherwise in respect of the Collateral (including the release or impairment ofany Collateral) other than in its capacity as a Lender or Agent and, in such case, only to the extent expresslyprovided in the Credit Documents. Notwithstanding any other provision of this Agreement to the contrary, theAdministrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements havebeen made with respect to, Obligations arising under Secured Hedge Agreements and Secured Cash ManagementAgreements, unless the Administrative Agent has received written notice of such Obligations, together with suchsupporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank orHedge Bank, as the case may be.12.13 [Reserved].12.14 The Administrative Agent May File Proofs of Claim. In case of the pendency of any proceedingunder the Bankruptcy Code or any other judicial proceeding relative to any Credit Party, the Administrative Agent(irrespective of whether the principal of any Loan or outstanding Letter of Credit shall then be due and payable asherein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall havemade any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding orotherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing andunpaid in respect of the Loans, Letters of Credit Outstanding and all other Obligations that are owing andunpaid and to file such other documents as may be necessary or advisable in order to have the claims of theLenders, the Letter of Credit Issuer and the Administrative Agent (including any claim for the reasonablecompensation, expenses, disbursements and advances of the Lenders, the Letter of Credit Issuer and theAdministrative Agent and their respective agents and counsel and all other amounts due the Lenders, theLetter of Credit Issuer and the Administrative Agent under Section 4 and Section 12.4) allowed in suchjudicial proceeding; and 142 (b) to collect and receive any monies or other property payable or deliverable on any suchclaims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator orother similar official in any such judicial proceeding is hereby authorized by each Lender and the Letter ofCredit Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shallconsent to the making of such payments directly to the Lenders and the Letter of Credit Issuer, to pay tothe Administrative Agent any amount due for the reasonable compensation, expenses, disbursements andadvances of the Administrative Agent and its Agents and counsel, and any other amounts due theAdministrative Agent under Section 4 and Section 12.4.Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent toor accept or adopt on behalf of any Lender or the Letter of Credit Issuer any plan of reorganization, arrangement,adjustment or composition affecting the Obligations or the rights of any Lender or the Letter of Credit Issuer toauthorize the Administrative Agent to vote in respect of the claim of any Lender or the Letter of Credit Issuer or inany such proceeding.12.15 ERISA Representation of the Lenders.(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender partyhereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Personceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Agents and their respectiveAffiliates and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that atleast one of the following is and will be true:(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA orotherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in,administration of and performance of the Loans, the Letters of Credit, the Commitments, or thisAgreement,(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a classexemption for certain transactions determined by independent qualified professional asset managers), PTE95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable withrespect to such Lender’s entrance into, participation in, administration of and performance of the Loans,the Letters of Credit, the Commitments and this Agreement,(iii) (A) such Lender is an investment fund managed by a “Qualified Professional AssetManager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Managermade the investment decision on behalf of such Lender to enter into, participate in, administer and performthe Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participationin, administration of and performance of the Loans, the Letters of Credit, the Commitments and thisAgreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to thebest knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied withrespect to such Lender’s entrance into, participation in, administration of and performance of the Loans,the Letters of Credit, the Commitments and this Agreement, or(iv) such other representation, warranty and covenant as may be agreed in writing betweenthe Administrative Agent, in its sole discretion, and such Lender.(b) In addition, unless either (1) subclause (i) in the immediately preceding clause (a) is true withrespect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance withsubclause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of thedate such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lenderparty hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent,143 the Agents and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of the Borroweror any other Credit Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lenderinvolved in such Lender’s entrance into, participation in, administration of and performance of the Loans, theLetters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise ofany rights by the Administrative Agent under this Agreement, any Credit Document or any documents relatedhereto or thereto).12.16 Erroneous Payments.(a) Each Lender and Letter of Credit Issuer hereby agrees that (x) if the Administrative Agentnotifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received bysuch Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment orrepayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneouslytransmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or aportion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to theAdministrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made insame day funds, together with interest thereon in respect of each day from and including the date such Payment (orportion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at thegreater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industryrules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, suchLender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense orright of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent forthe return of any Payments received, including without limitation any defense based on “discharge for value” or anysimilar doctrine. A notice of the Administrative Agent to any Lender under this Section 12.16 shall be conclusive,absent manifest error.(b) Each Lender and Letter of Credit Issuer hereby further agrees that if it receives a Payment fromthe Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from,that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to suchPayment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be onnotice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, ineach such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, suchLender shall promptly notify the Administrative Agent of such occurrence and, upon demand from theAdministrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to theAdministrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made insame day funds, together with interest thereon in respect of each day from and including the date such Payment (orportion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at thegreater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industryrules on interbank compensation from time to time in effect.(c) The parties hereto agree that (x) in the event an erroneous Payment (or portion thereof) are notrecovered from any Lender that has received such Payment (or portion thereof) for any reason, the AdministrativeAgent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneousPayment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or anyother Credit Party; provided that this Section 12.16 shall not be interpreted to increase (or accelerate the due datefor), or have the effect of increasing (or accelerating the due date for), the Obligations owed by the Borrower or anyother Credit Party relative to the amount (and/or timing for payment) of the Obligations that would have beenpayable had such erroneous Payment not been made by the Administrative Agent; provided further that, for theavoidance of doubt, the immediately preceding subclauses (x) and (y) shall not apply to the extent any sucherroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of fundsreceived by the Administrative Agent from or at the direction of the Borrower or any other Credit Party forapplication to pay, prepay, repay, discharge or otherwise satisfy the Obligations (or any portion thereof).144

(d) Each party’s obligations under this Section 12.16 shall survive the resignation or replacement ofthe Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the terminationof the Commitments or the repayment, satisfaction or discharge of all Obligations under any Credit Document.Section 13. Miscellaneous13.1 Amendments, Waivers, and Releases. Except as otherwise expressly set forth in the CreditDocuments, neither this Agreement nor any other Credit Document, nor any terms hereof or thereof, may beamended, supplemented or modified except in accordance with the provisions of this Section 13.1. Except asprovided to the contrary under Section 2.10(b), (c) and (d) Section 2.14 or 2.15 or the fifth and sixth paragraphshereof in respect of Replacement Term Loans, and other than with respect to any amendment, modification orwaiver contemplated in the proviso to clause (i) below, which shall only require the consent of the Lendersexpressly set forth therein and not the Required Lenders, the Required Lenders may, or, with the written consent ofthe Required Lenders, the Administrative Agent and/or the Collateral Agent may, from time to time, (a) enter intowith the relevant Credit Party or Credit Parties written amendments, supplements or modifications hereto and to theother Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documentsor changing in any manner the rights of the Lenders or of the Credit Parties hereunder or thereunder or (b) waive inwriting, on such terms and conditions as the Required Lenders or the Administrative Agent and/or the CollateralAgent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the otherCredit Documents or any Default or Event of Default and its consequences; provided, however, that each suchwaiver and each such amendment, supplement or modification shall be effective only in the specific instance andfor the specific purpose for which given; and provided, further, that no such waiver and no such amendment,supplement or modification shall (x) (i) forgive or reduce any portion of any Loan or extend the final scheduledmaturity date of any Loan or reduce the stated rate (it being understood that only the consent of the RequiredLenders shall be necessary to waive any obligation of the Borrower to pay interest at the “default rate” or amendSection 2.8(c)), or forgive any portion thereof, or reduce or forgive any interest or fee payable hereunder, or extendthe date for the payment of any interest or fee payable hereunder (other than as a result of waiving the applicabilityof any post-default increase in interest rates), or extend the final expiration date of any Letter of Credit beyond theL/C Facility Maturity Date, or amend or modify any provisions of Sections 5.2(c), 5.3(a) (with respect to the ratableallocation of any payments only), 11.13, 13.8(a) or 13.20, or make any Loan, interest, Fee or other amount payablein any currency other than expressly provided herein, in each case without the written consent of each Lenderdirectly and adversely affected thereby; provided that a waiver of any condition precedent in Section 6 or 7 of thisAgreement, the waiver of any Default, Event of Default, default interest, mandatory prepayment or reductions, anymodification, waiver or amendment to the financial covenant definitions or financial ratios or any componentthereof or the waiver of any other covenant shall not constitute an increase of any Commitment of a Lender, areduction or forgiveness in the interest rates or the fees or premiums or a postponement of any date scheduled forthe payment of principal, premium or interest or an extension of the final maturity of any Loan or the scheduledtermination date of any Commitment, in each case for purposes of this clause (i), or (ii) consent to the assignment ortransfer by the Borrower of its rights and obligations under any Credit Document to which it is a party (except aspermitted pursuant to Section 10.3), in each case without the written consent of each Lender, or (iii) amend, modifyor waive any provision of Section 12 without the written consent of the then-current Administrative Agent andCollateral Agent in a manner that directly and adversely affects such Person, or (iv) amend, modify or waive anyprovision of Section 3 with respect to any Letter of Credit without the written consent of the Letter of Credit Issuerto the extent such amendment, modification or waiver directly and adversely affects the Letters of Credit Issuer, or(v) [reserved], or (vi) change any Revolving Credit Commitment to a Term Loan Commitment, or change any TermLoan Commitment to a Revolving Credit Commitment, in each case without the prior written consent of eachLender directly and adversely affected thereby, or (vii) release all or substantially all of the Guarantors under theGuarantees (except as expressly permitted by the Guarantees or this Agreement) or release all or substantially all ofthe Collateral under the Security Documents (except as expressly permitted by the Security Documents or thisAgreement) without the prior written consent of each Lender, or (viii) decrease the Initial Term A Loan RepaymentAmount applicable to Initial Term A Loans or extend any scheduled Term Loan Repayment Date applicable toInitial Term A Loans, in each case without the written consent of each Lender directly and adversely affectedthereby, or (ix) reduce the percentages specified in the definitions of the terms “Required Lenders,” “RequiredRevolving Credit Lenders” or “Required Initial Term A Loan Lenders” or amend, modify or waive any provision ofthis Section 13.1 that has the effect of decreasing the number of Lenders that must approve any amendment,modification or waiver, without the written consent of each Lender, (y) notwithstanding anything to the contrary in145 clause (x), (i) extend the final expiration date of any Lender’s Commitment or (ii) increase the aggregate amount ofthe Commitments of any Lender, in each case, without the written consent of such Lender, or (z) in connection withan amendment that addresses solely a repricing transaction in which any Class of Term Loans is refinanced with areplacement Class of Term Loans bearing (or is modified in such a manner such that the resulting Term Loans bear)a lower Effective Yield, only the consent of the Lenders holding Term Loans subject to such permitted repricingtransaction that will continue as a Lender in respect of the repriced tranche of Term Loans or modified Term Loans.Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve ordisapprove any amendment, waiver or consent hereunder, except (x) that the Commitment of such Lender may notbe increased or extended without the consent of such Lender and (y) for any such amendment, waiver or consentthat treats such Defaulting Lender disproportionately from the other Lender of the same Class (other than becauseof its status as a Defaulting Lender).Any such waiver and any such amendment, supplement or modification shall apply equally to each of theaffected Lenders and shall be binding upon the Borrower, such Lenders, the Administrative Agent and all futureholders of the affected Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agentshall be restored to their former positions and rights hereunder and under the other Credit Documents, and anyDefault or Event of Default waived shall be deemed to be cured and not continuing, it being understood that nosuch waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequentthereon. In connection with the foregoing provisions, the Administrative Agent may, but shall have no obligationsto, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of suchLender. Notwithstanding the foregoing, in addition to any credit extensions and related Joinder Agreement(s)effectuated without the consent of Lenders in accordance with Section 2.14, this Agreement may be amended (oramended and restated) with the written consent of the Required Lenders, the Administrative Agent and theBorrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of creditfrom time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in thebenefits of this Agreement and the other Credit Documents with the Term Loans and the Revolving Credit Loansand the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such creditfacilities in any determination of the Required Lenders and other definitions related to such new Term Loans andRevolving Credit Loans.In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent ofthe Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans to permitthe refinancing of all outstanding Term Loans of any Class (“Refinanced Term Loans”) with a replacement termloan tranche (“Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of suchReplacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans (plus anamount equal to all accrued but unpaid interest, fees, premiums, and expenses incurred in connection therewith), (b)the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for suchRefinanced Term Loans, unless any such Applicable Margin applies after the Initial Term A Loan Maturity Date,(c) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weightedaverage life to maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent ofnominal amortization for periods where amortization has been eliminated as a result of prepayment of the applicableTerm Loans), and (d) the covenants, events of default and guarantees shall be not materially more restrictive (takenas a whole) (as determined in good faith by the Borrower) to the Lenders providing such Replacement Term Loansthan the covenants, events of default and guarantees applicable to such Refinanced Term Loans, except to the extentnecessary to provide for covenants, events of default and guarantees applicable to any period after the maturity datein respect of the Refinanced Term Loans in effect immediately prior to such refinancing.The Lenders hereby irrevocably agree that the Liens granted to the Collateral Agent by the Credit Partieson any Collateral shall be automatically released (i) in full, upon the termination of this Agreement allCommitments and all Letters of Credit (other than Letters of Credit that have been Cash Collateralized pursuant toarrangement reasonably satisfactory to the Letter of Credit Issuers) and the payment of all Obligations (except for(w) contingent indemnification obligations in respect of which a claim has not yet been made, (x) Secured HedgeObligations, (y) Cash Collateralized Letters of Credit pursuant to arrangements reasonably acceptable to the146 applicable Letter of Credit Issuer, and (z) Secured Cash Management Obligations), (ii) upon the sale or otherdisposition of such Collateral (including as part of or in connection with any other sale or other dispositionpermitted hereunder) to any Person other than another Credit Party, to the extent such sale or other disposition ismade in compliance with the terms of this Agreement (and the Collateral Agent may rely conclusively on acertificate to that effect provided to it by any Credit Party upon its reasonable request without further inquiry), (iii)to the extent such Collateral is comprised of property leased to a Credit Party, upon termination or expiration ofsuch lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (orsuch other percentage of the Lenders whose consent may be required in accordance with this Section 13.1), (v) tothe extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantorfrom its obligations under the applicable Guarantee (in accordance with the second following sentence), (vi) asrequired to effect any sale or other disposition of Collateral in connection with any exercise of remedies of theCollateral Agent pursuant to the Security Documents, and (vii) if such assets constitute Excluded Property orExcluded Stock and Stock Equivalents. Any such release shall not in any manner discharge, affect, or impair theObligations or any Liens (other than those being released) upon (or obligations (other than those being released) ofthe Credit Parties in respect of) all interests retained by the Credit Parties, including the proceeds of any sale, all ofwhich shall continue to constitute part of the Collateral except to the extent otherwise released in accordance withthe provisions of the Credit Documents. Additionally, the Lenders hereby irrevocably agree that any RestrictedSubsidiary that is a Guarantor shall be released from the Guarantees upon consummation of any transaction notprohibited hereunder resulting in such Subsidiary ceasing to constitute a Restricted Subsidiary. The Lenders herebyauthorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments,documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor orCollateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of anyLender. Notwithstanding anything herein to the contrary, the Credit Documents may be amended to addsyndication or documentation agents and make customary changes and references related thereto with the consentof only the Borrower and the Administrative Agent.Notwithstanding anything in this Agreement (including, without limitation, this Section 13.1) or any otherCredit Document to the contrary, (i) this Agreement and the other Credit Documents may be amended to effect anincremental facility or extension facility pursuant to Section 2.14 (and the Administrative Agent and the Borrowermay effect such amendments to this Agreement and the other Credit Documents without the consent of any otherparty as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower,to effect the terms of any such incremental facility or extension facility); (ii) no Lender consent is required to effectany amendment or supplement to any intercreditor agreement or arrangement permitted under this Agreement that isfor the purpose of adding the holders of any Indebtedness as expressly contemplated by the terms of suchintercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that anysuch amendment or supplement may make such other changes to the applicable intercreditor agreement as, in thegood faith determination of the Administrative Agent, are required to effectuate the foregoing; provided that suchother changes are not adverse, in any material respect, to the interests of the Lenders taken as a whole); provided,further, that no such agreement shall amend, modify or otherwise directly and adversely affect the rights or duties ofthe Administrative Agent hereunder or under any other Credit Document without the prior written consent of theAdministrative Agent; (iii) any provision of this Agreement or any other Credit Document may be amended by anagreement in writing entered into by the Borrower and the Administrative Agent to (x) cure any ambiguity,omission, mistake, defect or inconsistency (as reasonably determined by the Administrative Agent and theBorrower) and (y) effect administrative changes of a technical or immaterial nature (including to effect changes tothe terms and conditions applicable solely to the Letter of Credit Issuer in respect of Issuances of Letters of Credit),and, in each case, such amendment shall be deemed approved by the Lenders if the Lenders shall have received atleast five Business Days’ prior written notice of such change and the Administrative Agent shall not have received,within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lendersstating that the Required Lenders object to such amendment; and (iv) guarantees, Security Documents and relateddocuments executed by Credit Parties in connection with this Agreement may be in a form reasonably determinedby the Administrative Agent and may be, together with any other Credit Document, entered into, amended,supplemented or waived, without the consent of any other Person, by the applicable Credit Party or Credit Partiesand the Administrative Agent or the Collateral Agent in its or their respective sole discretion, to (A) effect thegranting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional147 property to become Collateral for the benefit of the Secured Parties, (B) as required by local law or advice ofcounsel to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or sothat the security interests therein comply with applicable law, or (C) to cure ambiguities, omissions, mistakes ordefects (as reasonably determined by the Administrative Agent and the Borrower) or to cause such guarantee,collateral security document or other document to be consistent with this Agreement and the other CreditDocuments.Notwithstanding anything in this Agreement or any Security Document to the contrary, the AdministrativeAgent may, in its sole discretion, grant extensions of time for the satisfaction of any of the requirements underSections 9.12, 9.13 and 9.14 or any Security Documents in respect of any particular Collateral or any particularSubsidiary if it determines that the satisfaction thereof with respect to such Collateral or such Subsidiary cannot beaccomplished without undue expense or unreasonable effort or due to factors beyond the control of the Borrowerand its Restricted Subsidiaries by the time or times at which it would otherwise be required to be satisfied under thisAgreement or any Security Document.13.2 Notices. Unless otherwise expressly provided herein, all notices and other communicationsprovided for hereunder or under any other Credit Document shall be in writing (including by facsimiletransmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimilenumber or electronic mail address, and all notices and other communications expressly permitted hereunder to begiven by telephone shall be made to the applicable telephone number, as follows:(a) if to the Borrower, the Administrative Agent, the Collateral Agent or the Letter of CreditIssuer, to the address, facsimile number, electronic mail address or telephone number specified for suchPerson on Schedule 13.2 or to such other address, facsimile number, electronic mail address or telephonenumber as shall be designated by such party in a notice to the other parties; and(b) if to any other Lender, to the address, facsimile number, electronic mail address ortelephone number specified in its Administrative Questionnaire or to such other address, facsimile number,electronic mail address or telephone number as shall be designated by such party in a notice to theBorrower, the Administrative Agent, the Collateral Agent and the Letter of Credit Issuer.All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i)actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or onbehalf of the relevant party hereto; (B) if delivered by mail, three Business Days after deposit in the mails, postageprepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if deliveredby electronic mail, when delivered; provided that notices and other communications to the Administrative Agent orthe Lenders pursuant to Sections 2.3, 2.6, 2.9, 4.2 and 5.1 shall not be effective until received.13.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the partof the Administrative Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder orunder the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of anyright, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of anyother right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulativeand not exclusive of any rights, remedies, powers, and privileges provided by law.13.4 Survival of Representations and Warranties. All representations and warranties made hereunder,in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or inconnection herewith shall survive the execution and delivery of this Agreement and the making of the Loanshereunder.13.5 Payment of Expenses; Indemnification, Limitation of Liability;.(a) Payment of Expenses; Indemnification. The Borrower agrees, within thirty (30) days after receiptof a written request therefor, together with any supporting documentation reasonably requested by the Borrower, (i)to pay or reimburse each of the Agents for all their reasonable and documented out-of-pocket costs and expenses148

(without duplication) incurred in connection with the development, preparation, execution and delivery of, and anyamendment, supplement, modification to, waiver and/or enforcement of this Agreement and the other CreditDocuments and any other documents prepared in connection herewith or therewith, and the consummation andadministration of the transactions contemplated hereby and thereby (limited, in the case of legal fees, costs andexpenses, to the reasonable fees, disbursements and other charges of Cahill Gordon & Reindel LLP (or such othercounsel as may be agreed by the Administrative Agent and the Borrower) and, if reasonably necessary, one firm orlocal counsel in each relevant material local jurisdiction with the consent of the Borrower (such consent not to beunreasonably withheld or delayed) (which may include a single special counsel acting in multiple jurisdictions)), (ii)to pay or reimburse each Agent or any Letter of Credit Issuer for all their reasonable and documented out-of-pocketcosts and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement,the other Credit Documents and any such other documents (limited, in the case of legal fees, costs and expenses, tothe reasonable fees, disbursements and other charges of one firm or counsel to the Administrative Agent and theCollateral Agent, and, if reasonably necessary, one firm or local counsel in each relevant material local jurisdictionwith the consent of the Borrower (such consent not to be unreasonably withheld or delayed) (which may include asingle special counsel acting in multiple jurisdictions)), (iii) to pay or reimburse all reasonable out-of-pocketexpenses incurred by the Letter of Credit Issuer in connection with the issuance, amendment, renewal or extensionof any Letter of Credit or any demand for payment thereunder (limited, in the case of legal fees, costs and expenses,to the reasonable fees, disbursements and other charges of one firm or counsel to the Letter of Credit Issuer, and, ifreasonably necessary, one firm or local counsel in each relevant material local jurisdiction with the consent of theBorrower (such consent not to be unreasonably withheld or delayed) (which may include a single special counselacting in multiple jurisdictions)), and (iv) to pay, indemnify and hold harmless each Lender, each Agent, the Letterof Credit Issuer and their respective Related Parties (without duplication) (the “Indemnified Persons”) from andagainst any and all losses, claims, damages, liabilities, obligations, demands, actions, judgments, suits, costs,expenses, disbursements or penalties of any kind or nature whatsoever of any such Indemnified Person, in eachcase, to the extent arising out of or relating to any action, claim, litigation, investigation or other proceeding(regardless of whether such Indemnified Person is a party thereto), arising out of, or with respect to the Transactionsor to the execution, delivery, performance and administration of this Agreement and the other Credit Documentsincluding any of the foregoing relating to the violation of, noncompliance with or liability under, anyEnvironmental Law or any actual or alleged presence, Release or threatened Release of Hazardous Materialsattributable to the Borrower or any of its Subsidiaries (limited, in the case of legal fees, costs and expenses, to thereasonable fees, disbursements and other charges of one firm or counsel to all Indemnified Persons taken as a whole(and, solely in the case of an actual or reasonably perceived conflict of interest where the Indemnified Personaffected by such conflict notifies the Borrower of the existence of such conflict, one additional counsel for allsimilarly situated and affected Indemnified Person taken as a whole), and, if reasonably necessary, one firm or localcounsel in each relevant material local jurisdiction with the consent of the Borrower (such consent not to beunreasonably withheld or delayed) (which may include a single special counsel acting in multiple jurisdictions)) (allthe foregoing in this clause (iv), regardless of whether brought by the Borrower, any of its subsidiaries or any otherPerson collectively, the “Indemnified Liabilities”); provided that the Borrower shall have no obligation hereunderto any Indemnified Person with respect to Indemnified Liabilities to the extent arising from (i) the gross negligence,bad faith or willful misconduct of such Indemnified Person or any of its Related Parties as determined in a final andnon-appealable judgment of a court of competent jurisdiction, (ii) a material breach of the obligations of suchIndemnified Person or any of its Related Parties under the terms of this Agreement by such Indemnified Person orany of its Related Parties as determined in a final and non-appealable judgment of a court of competent jurisdiction,or (iii) any proceeding between and among Indemnified Persons that does not involve an act or omission by theBorrower or its Restricted Subsidiaries; provided the Agents, to the extent acting in their capacity as such, shallremain indemnified in respect of such proceeding, to the extent that neither of the exceptions set forth in clause (i)or (ii) of the immediately preceding proviso applies to such person at such time. The agreements in this Section13.5 shall survive repayment of the Loans and all other amounts payable hereunder. This Section 13.5 shall notapply with respect to Taxes, other than any Taxes that represent losses, claims, damages, liabilities, obligations,penalties, actions, judgments, suits, costs, expenses or disbursements arising from any non-Tax claim.(b) Limitation of Liability. No Credit Party nor any of the Administrative Agent, any Arranger, anyLetter of Credit Issuer and any Lender, and any Related Party of any of the foregoing Persons (each such Personbeing called a “Lender-Related Person”) shall have any liability for any special, punitive, indirect or consequentialdamages resulting from the Original Credit Agreement, this Agreement or any other Credit Document or arising outof its activities in connection herewith or therewith (whether before or after the Closing Date); provided that the149 foregoing shall not limit the Borrower’s indemnification obligations to the Indemnified Persons pursuant to Section13.5(a) in respect of damages incurred or paid by a Lender-Related Person to a third party. No Lender-RelatedPerson shall be liable for any damages arising from the use by unintended recipients of any information or othermaterials distributed by it through telecommunications, electronic or other information transmission systems inconnection with the Original Credit Agreement, this Agreement or the other Credit Documents or the transactionscontemplated hereby or thereby, except to the extent that such damages have resulted from the willful misconduct,bad faith or gross negligence of any Lender-Related Person as determined by a final and non-appealable judgmentof a court of competent jurisdiction.13.6 Successors and Assigns; Participations and Assignments.(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the partieshereto and their respective successors and assigns permitted hereby, except that (i) except as expressly permitted bySection 10.3, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder withoutthe prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer bythe Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer itsrights or obligations hereunder except in accordance with this Section 13.6. Nothing in this Agreement, expressedor implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successorsand assigns permitted hereby, Participants (to the extent provided in clause (c) of this Section 13.6) and, to theextent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent,the Letter of Credit Issuer and the Lenders and each other Person entitled to indemnification under Section 13.5)any legal or equitable right, remedy or claim under or by reason of this Agreement.(b) (i) Subject to the conditions set forth in clause (b)(ii) below and Section 13.7, any Lender may atany time assign to one or more assignees all or a portion of its rights and obligations under this Agreement(including all or a portion of its Commitments and the Loans (including participations in L/C Obligations) at thetime owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed):(A) the Borrower; provided that no consent of the Borrower shall be required for (1) anassignment of Loans to (X) a Lender, (Y) an Affiliate of a Lender, or (Z) an Approved Fund or (2) anassignment of Loans or Commitments to any assignee if an Event of Default under Section 11.1 or Section11.5 (with respect to the Borrower) has occurred and is continuing; provided, further, that the Borrowershall be deemed to have consented to an assignment of all or a portion of the Loans and Commitmentsunless it shall have objected thereto by written notice to the Administrative Agent within ten (10) BusinessDays after having received notice thereof; and(B) the Administrative Agent (not to be unreasonably withheld or delayed) and, in the caseof Revolving Credit Commitments or Revolving Credit Loans only, the Letter of Credit Issuer; providedthat no consent of the Administrative Agent shall be required for an assignment of any Term Loan to aLender, an Affiliate of a Lender or an Approved Fund; and provided, further that no consent of theAdministrative Agent and the Letter of Credit Issuer shall be required for an assignment of any RevolvingCredit Commitments or Revolving Credit Loans to a Lender or an Affiliate of a Lender.Notwithstanding the foregoing, no such assignment shall be made to a natural Person, Disqualified Lender,Defaulting Lender or the Borrower or any of its Affiliates or Subsidiaries. For the avoidance of doubt, theAdministrative Agent shall bear no responsibility or liability for ascertaining, monitoring or enforcing compliancewith the list of Persons who are Disqualified Lenders at any time.(ii) Assignments shall be subject to the following additional conditions:(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an ApprovedFund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans ofany Class, the amount of the Commitment or Loans of the assigning Lender subject to each suchassignment (determined as of the date the Assignment and Acceptance with respect to such assignment isdelivered to the Administrative Agent) shall not be less than $5,000,000, unless each of the Borrower and150 the Administrative Agent otherwise consents (which consents shall not be unreasonably withheld ordelayed); provided that no such consent of the Borrower shall be required if an Event of Default underSection 11.1 or Section 11.5 has occurred and is continuing; provided, further, that contemporaneousassignments by a Lender and its Affiliates or Approved Funds shall be aggregated for purposes of meetingthe minimum assignment amount requirements stated above (and simultaneous assignments to or by two ormore Related Funds shall be treated as one assignment), if any;(B) each partial assignment shall be made as an assignment of a proportionate part of all theassigning Lender’s rights and obligations under this Agreement; provided that this clause shall not beconstrued to prohibit the assignment of a proportionate part of all the assigning Lender’s rights andobligations in respect of one Class of Commitments or Loans;(C) the parties to each assignment shall execute and deliver to the Administrative Agent anAssignment and Acceptance via an electronic settlement system or other method reasonably acceptable tothe Administrative Agent, together with a processing and recordation fee in the amount of $3,500 (which,for the avoidance of doubt, shall be payable by the assignor); provided that the Administrative Agent may,in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment;(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent anadministrative questionnaire in a form approved by the Administrative Agent (the “AdministrativeQuestionnaire”) and applicable Tax forms (as required under Section 5.4(e)).(iii) Subject to acceptance and recording thereof pursuant to clause (b)(v) of this Section 13.6, fromand after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a partyhereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights andobligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of theinterest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and,in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations underthis Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits ofSections 2.10, 2.11, 3.5, 5.4 and 13.5). Any assignment or transfer by a Lender of rights or obligations under thisAgreement that does not comply with this Section 13.6 shall be treated for purposes of this Agreement as a sale bysuch Lender of a participation in such rights and obligations in accordance with clause (c) of this Section 13.6. Forthe avoidance of doubt, in case of an assignment to a new Lender pursuant to this Section 13.6, (i) theAdministrative Agent, the new Lender and other Lenders shall acquire the same rights and assume the sameobligations between themselves as they would have acquired and assumed had the new Lender been an originalLender signatory to this Agreement with the rights and/or obligations acquired or assumed by it as a result of theassignment and to the extent of the assignment the assigning Lender shall each be released from further obligationsunder the Credit Documents and (ii) the benefit of each Security Document shall be maintained in favor of the newLender. (iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shallmaintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and aregister for the recordation of the names and addresses of the Lenders, and the Commitments of, and principalamount of the Loans (and stated interest amounts) and any payment made by the Letter of Credit Issuer under anyLetter of Credit owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entriesin the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent, theCollateral Agent, the Letter of Credit Issuer and the Lenders shall treat each Person whose name is recorded in theRegister pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstandingnotice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent, theLetter of Credit Issuer, the Administrative Agent and its Affiliates and, with respect to itself, any Lender, at anyreasonable time and from time to time upon reasonable prior notice.(v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigningLender and an assignee, the assignee’s completed Administrative Questionnaire and applicable Tax forms (unlessthe assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of thisSection 13.6 and any written consent to such assignment required by clause (b) of this Section 13.6, the151 Administrative Agent shall promptly accept such Assignment and Acceptance and record the information containedtherein in the Register. No assignment, whether or not evidenced by a promissory note, shall be effective forpurposes of this Agreement unless it has been recorded in the Register as provided in this clause (b)(v).(c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Letterof Credit Issuer, sell participations to one or more banks or other entities (other than (x) a natural person, (y) theBorrower and its Subsidiaries and (z) any Disqualified Lender provided, however, that, notwithstanding clause (y)hereof, participations may be sold to Disqualified Lenders unless a list of Disqualified Lenders has been madeavailable to all Lenders) (each, a “Participant”) in all or a portion of such Lender’s rights and obligations underthis Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) suchLender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsibleto the other parties hereto for the performance of such obligations, and (C) the Borrower, the Administrative Agent,the Letter of Credit Issuer, and the other Lenders shall continue to deal solely and directly with such Lender inconnection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, theAdministrative Agent shall bear no responsibility or liability for ascertaining, monitoring or enforcing compliancewith the list of Disqualified Lenders or the sales of participations thereto at any time. Any agreement or instrumentpursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right toenforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreementor any other Credit Document; provided that such agreement or instrument may provide that such Lender will not,without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (i) and(vii) of the second proviso to Section 13.1 that affects such Participant. Subject to clause (c)(ii) of this Section13.6, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10, 2.11, 3.5, and 5.4 tothe same extent as if it were a Lender (subject to the limitations and requirements of those Sections as though itwere a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 13.6, including therequirements of clause (e) of Section 5.4) (it being agreed that any documentation required under Section 5.4(e)shall be provided to the participating Lender)). To the extent permitted by law, each Participant also shall beentitled to the benefits of Section 13.8(b) as though it were a Lender; provided such Participant shall be subject toSection 13.8(a) as though it were a Lender.(ii) A Participant shall not be entitled to receive any greater payment under Section 2.10, 2.11, 3.5 or5.4 than the applicable Lender would have been entitled to receive absent the sale of such the participation sold tosuch Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior writtenconsent (which consent shall not be unreasonably withheld). Each Lender that sells a participation shall, actingsolely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name andaddress of each Participant and the principal amounts (and stated interest amounts) of each Participant’s interest inthe Loans or other obligations under this Agreement (the “Participant Register”). The entries in the ParticipantRegister shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recordedin the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding anynotice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Registerto any Person (including the identity of any Participant or any information relating to a Participant’s interest in anycommitments, loans, letters of credit or its other obligations under any Credit Document) except to the extent thatsuch disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is inregistered form under Section 5f.103-1(c) of the United States Treasury Regulations.(d) Any Lender may, without the consent of the Borrower or the Administrative Agent, at any timepledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations ofsuch Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, or other centralbank having jurisdiction over such Lender and this Section 13.6 shall not apply to any such pledge or assignment ofa security interest; provided that no such pledge or assignment of a security interest shall release a Lender from anyof its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.(e) Subject to Section 13.16, the Borrower authorizes each Lender to disclose to any Participant,secured creditor of such Lender or assignee (each, a “Transferee”) and any prospective Transferee any and allfinancial information in such Lender’s possession concerning the Borrower and its Affiliates that has been deliveredto such Lender by or on behalf of the Borrower and its Affiliates pursuant to this Agreement or that has been152 delivered to such Lender by or on behalf of the Borrower and its Affiliates in connection with such Lender’s creditevaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.(f) The words “execution,” “signed,” “signature,” and words of like import in any Assignment andAcceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each ofwhich shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of apaper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law,including the Federal Electronic Signatures in Global and National Commerce Act, the New York State ElectronicSignatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.(g) SPV Lender. Notwithstanding anything to the contrary contained herein, any Lender (a“Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing fromtime to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to theBorrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make the Borrowerpursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make anyLoan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan,the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan byan SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loanwere made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnityor similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender).In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination ofthis Agreement) that, prior to the date that is one year and one day after the payment in full of all outstandingcommercial paper or other senior indebtedness of any SPV, it shall not institute against, or join any other Person ininstituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedingsunder the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrarycontained in this Section 13.6, any SPV may (i) with notice to, but without the prior written consent of, theBorrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of itsinterests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and theAdministrative Agent) other than a Disqualified Lender providing liquidity and/or credit support to or for theaccount of such SPV to support the funding or maintenance of Loans and (ii) subject to Section 13.16, disclose on aconfidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer orprovider of any surety, guarantee or credit or liquidity enhancement to such SPV. This Section 13.6(g) may not beamended without the written consent of the SPV. Notwithstanding anything to the contrary in this Agreement butsubject to the following sentence, each SPV shall be entitled to the benefits of Sections 2.10, 2.11, 3.5 and 5.4 to thesame extent as if it were a Lender (subject to the limitations and requirements of those Sections as though it were aLender and had acquired its interest by assignment pursuant to clause (b) of this Section 13.6, including therequirements of clause (e) of Section 5.4 (it being agreed that any documentation required under Section 5.4(e) shallbe provided to the Granting Lender)). Notwithstanding the prior sentence, an SPV shall not be entitled to receiveany greater payment under Section 2.10, 2.11, 3.5 or 5.4 than its Granting Lender would have been entitled toreceive absent the grant to such SPV, unless such grant to such SPV is made with the Borrower’s prior writtenconsent (which consent shall not be unreasonably withheld).13.7 Replacements of Lenders Under Certain Circumstances.(a) The Borrower shall be permitted (x) to replace any Lender or (y) terminate the Commitment ofsuch Lender or Letter of Credit Issuer, as the case may be, and (1) in the case of a Lender (other than the Letter ofCredit Issuer), repay all Obligations of the Borrower due and owing to such Lender relating to the Loans andparticipations held by such Lender as of such termination date and (2) in the case of the Letter of Credit Issuer,repay all Obligations of the Borrower owing to such Letter of Credit Issuer relating to the Loans and participationsheld by the Letter of Credit Issuer as of such termination date and cancel or backstop on terms satisfactory to suchLetter of Credit Issuer any Letters of Credit issued by it that (a) requests reimbursement for amounts owing pursuantto Sections 2.10 or 5.4, (b) is affected in the manner described in Section 2.10(a)(iii) and as a result thereof any ofthe actions described in such Section is required to be taken, or (c) becomes a Defaulting Lender, with areplacement bank or other financial institution; provided that (i) such replacement does not conflict with anyRequirements of Law, (ii) no Event of Default shall have occurred and be continuing at the time of suchreplacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans153 and other amounts pursuant to Sections 2.10, 2.11, or 5.4, as the case may be, owing to such replaced Lender priorto the date of replacement, (iv) the replacement bank or institution, if not already a Lender, an Affiliate of theLender or Approved Fund, and the terms and conditions of such replacement, shall be reasonably satisfactory to theAdministrative Agent, (v) the replacement bank or institution, if not already a Lender shall be subject to theprovisions of Section 13.6(b), (vi) the replaced Lender shall be obligated to make such replacement in accordancewith the provisions of Section 13.6 (provided that unless otherwise agreed the Borrower shall be obligated to paythe registration and processing fee referred to therein), and (vii) any such replacement shall not be deemed to be awaiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against thereplaced Lender.(b) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposedamendment, waiver, discharge or termination that pursuant to the terms of Section 13.1 requires the consent ofeither (i) all of the Lenders directly and adversely affected or (ii) all of the Lenders, and, in each case, with respectto which the Required Lenders (or at least 50.1% of the directly and adversely affected Lenders) shall have grantedtheir consent, then, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to(x) replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans, and itsCommitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent (to the extentsuch consent would be required under Section 13.6) or to terminate the Commitment of such Lender or Letter ofCredit Issuer, as the case may be, and (1) in the case of a Lender (other than the Letter of Credit Issuer), repay allObligations of the Borrower due and owing to such Lender relating to the Loans and participations held by suchLender as of such termination date and (2) in the case of the Letter of Credit Issuer, repay all Obligations of theBorrower owing to such Letter of Credit Issuer relating to the Loans and participations held by the Letter of CreditIssuer as of such termination date and cancel or backstop on terms satisfactory to such Letter of Credit Issuer anyLetters of Credit issued by it; provided that (a) all Obligations hereunder of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with suchassignment including any amounts that such Lender may be owed pursuant to Section 2.11, and (b) the replacementLender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principalamount thereof plus accrued and unpaid interest thereon, and (c) the Borrower shall pay to such Non-ConsentingLender the amount, if any, owing to such Lender pursuant to Section 5.1(b). In connection with any suchassignment, the Borrower, the Administrative Agent, such Non-Consenting Lender and the replacement Lendershall otherwise comply with Section 13.6; provided that any Non-Consenting Lender shall be deemed to haveconsented to the assignment and delegation of its interests, rights and obligations if it does not execute and deliveran Assignment and Acceptance to the Administrative Agent within one (1) Business Day after having received arequest therefor.13.8 Adjustments; Set-off.(a) Except as contemplated in Section 13.6 or elsewhere herein, if any Lender (a “BenefitedLender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive anycollateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings ofthe nature referred to in Section 11.5, or otherwise), in a greater proportion than any such payment to or collateralreceived by any other Lender, if any, in respect of such other Lender’s Loans, or interest thereon, such BenefitedLender shall purchase for cash from the other Lenders a participating interest in such portion of each such otherLender’s Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof,as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral orproceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment orbenefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchaseprice and benefits returned, to the extent of such recovery, but without interest.(b) After the occurrence and during the continuance of an Event of Default, in addition to any rightsand remedies of the Lenders provided by law, each Lender or its affiliate shall have the right, without prior notice tothe Credit Parties but with the prior consent of the Administrative Agent, any such notice being expressly waived bythe Credit Parties to the extent permitted by applicable law, upon any amount becoming due and payable by theCredit Parties hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate andapply against such amount any and all deposits (general or special, time or demand, provisional or final) (other thanpayroll, trust, Tax, fiduciary, and petty cash accounts), in any currency, and any other credits, indebtedness or154 claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, atany time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of theCredit Parties. Each Lender agrees promptly to notify the Credit Parties and the Administrative Agent after anysuch set-off and application made by such Lender; provided that the failure to give such notice shall not affect thevalidity of such set-off and application.13.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreementon any number of separate counterparts (including by facsimile or other electronic transmission), and all of saidcounterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of thisAgreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent. Delivery of anexecuted counterpart of a signature page of (x) this Agreement, (y) any other Credit Document and/or (z) anydocument, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any noticedelivered pursuant to Section 13.2), certificate, request, statement, disclosure or authorization related to thisAgreement, any other Credit Document and/or the transactions contemplated hereby and/or thereby (each an“Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronicmeans that reproduces an image of an actual executed signature page shall be effective as delivery of a manuallyexecuted counterpart of this Agreement, such other Credit Document or such Ancillary Document, as applicable.The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement,any other Credit Document and/or any Ancillary Document shall be deemed to include Electronic Signatures,deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or anyother electronic means that reproduces an image of an actual executed signature page), each of which shall be of thesame legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use ofa paper-based recordkeeping system, as the case may be; provided that nothing herein shall require theAdministrative Agent to accept Electronic Signatures in any form or format without its prior written consent andpursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent theAdministrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of theLenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower orany other LoanCredit Party without further verification thereof and without any obligation to review the appearanceor form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, anyElectronic Signature shall be promptly followed by a manually executed counterpart. Without limiting thegenerality of the foregoing, the Borrower and each other LoanCredit Party hereby (i) agrees that, for all purposes,including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcyproceedings or litigation among the Administrative Agent, the Lenders, the Borrower and each other LoanCreditParty, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces animage of an actual executed signature page and/or any electronic images of this Agreement, any other CreditDocument and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paperoriginal, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of thisAgreement, any other Credit Document and/or any Ancillary Document in the form of an imaged electronic recordin any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy theoriginal paper document (and all such electronic records shall be considered an original for all purposes and shallhave the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or rightto contest the legal effect, validity or enforceability of this Agreement, any other Credit Document and/or anyAncillary Document based solely on the lack of paper original copies of this Agreement, such other CreditDocument and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and(iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the AdministrativeAgent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailedpdf. or any other electronic means that reproduces an image of an actual executed signature page, including anyLiabilities arising as a result of the failure of the Borrower (and/or any LoanCredit Party) to use any availablesecurity measures in connection with the execution, delivery or transmission of any Electronic Signature.13.10 Severability. Any provision of this Agreement that is prohibited or unenforceable in anyjurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability withoutinvalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shallnot invalidate or render unenforceable such provision in any other jurisdiction.155 13.11 Integration. This Agreement and the other Credit Documents represent the agreement of theBorrower, the Collateral Agent, the Administrative Agent and the Lenders with respect to the subject matter hereof,and there are no promises, undertakings, representations or warranties by the Borrower, the Administrative Agent,the Collateral Agent nor any Lender relative to subject matter hereof not expressly set forth or referred to herein orin the other Credit Documents.13.12 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OFTHE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED INACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALLBE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEWYORK. 13.13 Submission to Jurisdiction; Waivers. Each party hereto irrevocably and unconditionally:(a) submits for itself and its property in any legal action or proceeding relating to thisAgreement and the other Credit Documents to which it is a party to the exclusive general jurisdiction of thecourts of the State of New York or the courts of the United States for the Southern District of New York,in each case sitting in New York City in the Borough of Manhattan, and appellate courts from any thereof;(b) consents that any such action or proceeding shall be brought in such courts and waives(to the extent permitted by applicable law) any objection that it may now or hereafter have to the venue ofany such action or proceeding in any such court or that such action or proceeding was brought in aninconvenient court and agrees not to plead or claim the same or to commence or support any such action orproceeding in any other courts;(c) agrees that service of process in any such action or proceeding shall be effected bymailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postageprepaid, to such Person at its address set forth on Schedule 13.2 at such other address of which theAdministrative Agent shall have been notified pursuant to Section 13.2;(d) agrees that nothing herein shall affect the right of the Administrative Agent, any Lenderor another Secured Party to effect service of process in any other manner permitted by law or to commencelegal proceedings or otherwise proceed against the Borrower or any other Credit Party in any otherjurisdiction; and(e) waives, to the maximum extent not prohibited by law, any right it may have to claim orrecover in any legal action or proceeding referred to in this Section 13.13 any special, exemplary, punitiveor consequential damages; provided that nothing in this clause (e) shall limit the Credit Parties’indemnification obligations set forth in Section 13.5.13.14 Acknowledgments. The Borrower hereby acknowledges that:(a) it has been advised by counsel in the negotiation, execution, and delivery of thisAgreement and the other Credit Documents;(b) (i) the credit facilities provided for hereunder and any related arranging or other servicesin connection therewith (including in connection with any amendment, waiver or other modification hereofor of any other Credit Document) are an arm’s-length commercial transaction between the Borrower andthe other Credit Parties, on the one hand, and the Administrative Agent, the Lenders and the other Agentson the other hand, and the Borrower and the other Credit Parties are capable of evaluating andunderstanding and understand and accept the terms, risks and conditions of the transactions contemplatedhereby and by the other Credit Documents (including any amendment, waiver or other modification hereofor thereof); 156

(ii) in connection with the process leading to such transaction, each of the AdministrativeAgent and the other Agents, is and has been acting solely as a principal and is not the financial advisor,agent or fiduciary for the Borrower, any other Credit Parties or any of their respective Affiliates,stockholders, creditors or employees, or any other Person;(iii) neither the Administrative Agent nor any other Agent has assumed or will assume anadvisory, agency or fiduciary responsibility in favor of the Borrower or any other Credit Party with respectto any of the transactions contemplated hereby or the process leading thereto, including with respect to anyamendment, waiver or other modification hereof or of any other Credit Document (irrespective of whetherthe Administrative Agent or other Agent has advised or is currently advising the Borrower, the other CreditParties or their respective Affiliates on other matters) and neither the Administrative Agent or other Agenthas any obligation to the Borrower, the other Credit Parties or their respective Affiliates with respect to thetransactions contemplated hereby except those obligations expressly set forth herein and in the other CreditDocuments;(iv) the Administrative Agent, each other Agent and each Affiliate of the foregoing may beengaged in a broad range of transactions that involve interests that differ from those of the Borrower andits Affiliates, and neither the Administrative Agent nor any other Agent has any obligation to disclose anyof such interests by virtue of any advisory, agency or fiduciary relationship; and(v) neither the Administrative Agent nor any other Agent has provided and none willprovide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplatedhereby (including any amendment, waiver or other modification hereof or of any other Credit Document)and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it hasdeemed appropriate. The Borrower hereby agrees that it will not claim that any Agent owes a fiduciary orsimilar duty to the Credit Parties in connection with the transactions contemplated hereby and waives andreleases, to the fullest extent permitted by law, any claims that it may have against the AdministrativeAgent or any other Agent with respect to any breach or alleged breach of agency or fiduciary duty; and(c) no joint venture is created hereby or by the other Credit Documents or otherwise existsby virtue of the transactions contemplated hereby among the Lenders or among the Borrower, on the onehand, and any Lender, on the other hand.13.15 WAIVERS OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY ANDUNCONDITIONALLY WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURYIN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDITDOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.13.16 Confidentiality. The Administrative Agent, each other Agent and each Lender, each on behalf ofitself and its controlled Affiliates (collectively, the “Restricted Persons” and, each a “Restricted Person”), shalltreat confidentially all non-public information provided to any Restricted Person by or on behalf of any Credit Partyhereunder in connection with such Restricted Person’s evaluation of whether to become a Lender hereunder orobtained by such Restricted Person pursuant to the requirements of this Agreement (“Confidential Information”)and shall not publish, disclose or otherwise divulge such Confidential Information; provided that nothing hereinshall prevent any Restricted Person from disclosing any such Confidential Information (a) pursuant to the order ofany court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise asrequired by applicable law, rule or regulation or compulsory legal process (in which case such Restricted Personagrees (except with respect to any routine or ordinary course audit or examination conducted by bank accountantsor any governmental or bank regulatory authority exercising examination or regulatory authority), to the extentpracticable and not prohibited by applicable law, rule or regulation, to inform the Borrower promptly thereof priorto disclosure), (b) upon the request or demand of any regulatory authority having jurisdiction over such RestrictedPerson or any of its Affiliates (in which case such Restricted Person agrees (except with respect to any routine orordinary course audit or examination conducted by bank accountants or any governmental or bank regulatoryauthority exercising examination or regulatory authority) to the extent practicable and not prohibited by applicablelaw, rule or regulation, to inform the Borrower promptly thereof prior to disclosure), (c) to the extent that suchConfidential Information becomes publicly available other than by reason of improper disclosure by such Restricted157 Person or any of its affiliates or any Related Parties thereto in violation of any confidentiality obligations owingunder this Section 13.16, (d) to the extent that such Confidential Information is received by such Restricted Personfrom a third party that is not, to such Restricted Person’s knowledge, subject to contractual or fiduciaryconfidentiality obligations owing to any Credit Party or any of their respective subsidiaries or affiliates, (e) to theextent that such Confidential Information was already in the possession of the Restricted Persons prior to any dutyor other undertaking of confidentiality or is independently developed by the Restricted Persons without the use ofsuch Confidential Information, (f) to such Restricted Person’s affiliates and to its and their respective officers,directors, partners, employees, legal counsel, independent auditors, and other experts or agents who need to knowsuch Confidential Information in connection with providing the Loans or action as an Agent hereunder and who areinformed of the confidential nature of such Confidential Information and who are subject to customaryconfidentiality obligations of professional practice or who agree to be bound by the terms of this Section 13.16 (orconfidentiality provisions at least as restrictive as those set forth in this Section 13.16) (with each such RestrictedPerson, to the extent within its control, responsible for such person’s compliance with this paragraph), (g) topotential or prospective Lenders, hedge providers, participants or assignees, in each case who agree (pursuant tocustomary syndication practice) to be bound by the terms of this Section 13.16 (or confidentiality provisions at leastas restrictive as those set forth in this Section 13.16); provided that (i) the disclosure of any such ConfidentialInformation to any Lenders, hedge providers or prospective Lenders, hedge providers or participants or prospectiveparticipants referred to above shall be made subject to the acknowledgment and acceptance by such Lender, hedgeprovider or prospective Lender or participant or prospective participant that such Confidential Information is beingdisseminated on a confidential basis (on substantially the terms set forth in this Section 13.16 or confidentialityprovisions at least as restrictive as those set forth in this Section 13.16) in accordance with the standard syndicationprocesses of such Restricted Person or customary market standards for dissemination of such type of information,which shall in any event require “click through” or other affirmative actions on the part of recipient to access suchConfidential Information and (ii) no such disclosure shall be made by such Restricted Person to any person that is atsuch time a Disqualified Lender; provided that, for the avoidance of doubt, the Administrative Agent shall bepermitted upon request of any Lender or Participant to make available to such Lender or Participant any list ofDisqualified Lenders and any Lender may provide the list of Disqualified Lenders to any prospective assignee orParticipant on a confidential basis (it being understood that the identity of Disqualified Lenders will not be postedor distributed to any Person, other than a distribution by the Administrative Agent to a Lender upon written requestand by a Lender to any prospective assignee or Participant on a confidential basis), (h) for purposes of establishinga “due diligence” defense, and (i) in connection with the exercise of any remedies under this Agreement, under anyother Credit Document or under any Secured Hedge Agreement or Secured Cash Management Agreement, or anyaction or proceeding relating to this Agreement, any other Credit Document or any Secured Hedge Agreement orSecured Cash Management Agreement, or the enforcement of rights hereunder or thereunder Notwithstanding theforegoing, (i) Confidential Information shall not include, with respect to any Person, information available to it orits Affiliates on a non-confidential basis from a source other than the Borrower, its Subsidiaries or their respectiveAffiliates, (ii) the Administrative Agent shall not be responsible for compliance with this Section 13.16 by any otherRestricted Person (other than its officers, directors or employees), (iii) in no event shall any Lender, theAdministrative Agent or any other Agent be obligated or required to return any materials furnished by the Borroweror any of its Subsidiaries, and (iv) each Agent and each Lender may (A) disclose solely the existence of thisAgreement, the size and type of the credit facilities, the parties to the Credit Documents and the Closing Date (butnot the use of proceeds of the Loans made hereunder), in each case, to market data collectors, similar servicesproviders to the lending industry, and service providers to the Agents and the Lenders in connection with theadministration, settlement and management of this Agreement and the other Credit Documents, in each case, to theextent the applicable Agent or Lender advises such parties of the confidential nature of such information andinstructs such parties to keep such information confidential and (B) in consultation with the Borrower, placecustomary advertisements in financial and other newspapers and periodicals or on a home page or similar place fordissemination of customary information on the Internet or worldwide web as such Agent or Lender may choose,and circulate similar promotional materials, in the form of a “tombstone” or otherwise describing the names of theBorrower and its affiliates (or any of them), and the type, size and Closing Date of the credit facilities, all at theexpense of such Agent or Lender; provided that, without the prior written consent of the Borrower, suchadvertisements may not disclose any information other than the existence of this Agreement, the size and type of thecredit facilities, the parties to the Credit Documents and the Closing Date (but not the use of proceeds of the Loansmade hereunder). 158 13.17 Direct Website Communications. The Borrower may, at its option, provide to the AdministrativeAgent any information, documents and other materials that it is obligated to furnish to the Administrative Agentpursuant to the Credit Documents, including, without limitation, all notices, requests, financial statements, financial,and other reports, certificates, and other information materials, but excluding any such communication that (A)relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including anyelection of an interest rate or interest period relating thereto), (B) relates to the payment of any principal or otheramount due under this Agreement prior to the scheduled date therefor, (C) provides notice of any Default or Eventof Default under this Agreement or (D) is required to be delivered to satisfy any condition precedent to theeffectiveness of this Agreement and/or any borrowing or other extension of credit thereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting theCommunications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent to theAdministrative Agent at an email address provided by the Administrative Agent from time to time; provided that (i)upon written request by the Administrative Agent or the Borrower shall deliver paper copies of such documents tothe Administrative Agent for further distribution to each Lender until a written request to cease delivering papercopies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile orelectronic mail) the Administrative Agent of the posting of any such documents and provide to the AdministrativeAgent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solelyresponsible for timely accessing posted documents or requesting delivery of paper copies of such documents fromthe Administrative Agent and maintaining its copies of such documents. Nothing in this Section 13.17 shallprejudice the right of the Borrower, the Administrative Agent, any other Agent or any Lender to give any notice orother communication pursuant to any Credit Document in any other manner specified in such Credit Document.The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at itse-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agentfor purposes of the Credit Documents. Each Lender agrees that notice to it (as provided in the next sentence)specifying that the Communications have been posted to the Platform shall constitute effective delivery of theCommunications to such Lender for purposes of the Credit Documents. Each Lender agrees (A) to notify theAdministrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mailaddress to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice maybe sent to such e-mail address.(a) The Borrower further agrees that any Agent may make the Communications available to theLenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the“Platform”), so long as the access to such Platform (i) is limited to the Agents, the Lenders and Transferees orprospective Transferees and (ii) remains subject to the confidentiality requirements set forth in Section 13.16.(b) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIESDO NOT WARRANT THE ACCURACY OR COMPLETENESS OF ANY MATERIALS OR INFORMATIONPROVIDED BY THE CREDIT PARTIES (THE “BORROWER MATERIALS”) OR THE ADEQUACY OFTHE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THEBORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY,INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE,NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODEDEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALSOR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the“Agent Parties” and each an “Agent Party”) have any liability to the Borrower, any Lender, or any other Personfor losses, claims, damages, liabilities, or expenses of any kind (whether in tort, contract or otherwise) arising out ofthe Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the internet, except to theextent the liability of any Agent Party resulted from such Agent Party’s (or any of its Related Parties’ (other thanany trustee or advisor)) gross negligence, bad faith or willful misconduct or material breach of the CreditDocuments as determined in the final non-appealable judgment of a court of competent jurisdiction.(c) The Borrower and each Lender acknowledge that certain of the Lenders may be “public-side”Lenders (Lenders that do not wish to receive material non-public information with respect to the Borrower, theSubsidiaries or their securities) and, if documents or notices required to be delivered pursuant to the CreditDocuments or otherwise are being distributed through the Platform, any document or notice that the Borrower has159 indicated contains only publicly available information with respect to the Borrower may be posted on that portion ofthe Platform designated for such public-side Lenders. If the Borrower has not indicated whether a document ornotice delivered contains only publicly available information, the Administrative Agent shall post such document ornotice solely on that portion of the Platform designated for Lenders who wish to receive material nonpublicinformation with respect to the Borrower, the Subsidiaries and their securities. Notwithstanding the foregoing, theBorrower shall use commercially reasonable efforts to indicate whether any document or notice contains onlypublicly available information; provided, however that, the following documents shall be deemed to be marked“PUBLIC,” unless the Borrower notify the Administrative Agent promptly that any such document containsmaterial nonpublic information: (1) the Credit Documents, (2) any notification of changes in the terms of the CreditFacility and (3) all financial statements and certificates delivered pursuant to Sections 9.1(a), (b) and (d).13.18 USA PATRIOT Act. Each Lender hereby notifies each Credit Party that pursuant to therequirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PatriotAct”), it is required to obtain, verify, and record information that identifies each Credit Party, which informationincludes the name and address of each Credit Party and other information that will allow such Lender to identifyeach Credit Party in accordance with the Patriot Act.13.19 [Reserved].13.20 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made toany Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceedsof such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside orrequired (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to berepaid to a trustee, receiver, or any other party, in connection with any proceeding or otherwise, then (a) to theextent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived andcontinued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b)each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount sorecovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such paymentis made at a rate per annum equal to the applicable Overnight Bank Funding Rate from time to time in effect.13.21 No Fiduciary Duty. Each Agent, each Lender and their Affiliates (collectively, solely forpurposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the CreditParties, their stockholders and/or their affiliates. Each Credit Party agrees that nothing in the Credit Documents orotherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied dutybetween any Lender, on the one hand, and such Credit Party, its stockholders or its affiliates, on the other. TheCredit Parties acknowledge and agree that (i) the transactions contemplated by the Credit Documents (including theexercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between theLenders, on the one hand, and the Credit Parties, on the other, and (ii) in connection therewith and with the processleading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, itsstockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights orremedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, iscurrently advising or will advise any Credit Party, its stockholders or its Affiliates on other matters) or any otherobligation to any Credit Party except the obligations expressly set forth in the Credit Documents and (y) eachLender is acting solely as principal and not as the agent or fiduciary of any Credit Party, its management,stockholders or creditors. Each Credit Party acknowledges and agrees that it has consulted its own legal andfinancial advisors to the extent it deemed appropriate and that it is responsible for making its own independentjudgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will notclaim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty tosuch Credit Party, in connection with such transaction or the process leading thereto.13.22 [Reserved].13.23 Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documentsprovide support, through a guarantee or otherwise, for any Hedge Agreement or any other agreement or instrumentthat is a QFC (such support, “QFC Credit Support,” and each such QFC, a “Supported QFC”), the partiesacknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance160

Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "**U.S. Special Resolution Regimes**") in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States). In the event a Covered Entity that is party to a Supported QFC (each, a "**Covered Party**") becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

13.24 ~~Section 14.~~ Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any parties to any Credit Document, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

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161

Exhibit B

(see attached)

Schedule 13.2

NOTICE ADDRESSES

Borrower

Squarespace, Inc.
225 Varick Street, 12th Floor
New York, New York 10014
Attention: Nathan Gooden, Chief Financial Officer and Courtenay O'Connor, General Counsel
Email: ngooden@squarespace.com and coconnor@squarespace.com

With a copy to:

Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199-3600
Attention: Michael Lee
Email: michael.lee@ropesgray.com

Administrative Agent and Collateral Agent

JPMorgan Chase Bank, N.A.
131 S Dearborn Street, Floor 04
Chicago, IL 60603-5506
Attention: Loan and Agency Servicing

Email: jpm.agency.cri@jpmorgan.com

Agency Withholding Tax Inquiries:
Email: agency.tax.reporting@jpmorgan.com

Agency Compliance/Financials/Intralinks:
Email: covenant.compliance@jpmchase.com

Letter of Credit Issuer

JPMorgan Chase Bank, N.A.
131 S Dearborn Street, Floor 04
Chicago, IL 60603-5506
Attention: LC Agency Team
Phone: 800-364-1969
Fax: 856-294-5267
Email: chicago.lc.agency.activity.team@jpmchase.com
With a copy to:

JPMorgan Chase Bank, N.A.
131 S Dearborn St, Floor 04
Chicago, IL, 60603-5506

Attention: Loan and Agency Servicing
Email: jpm.agency.cri@jpmorgan.com

CG&R Draft Current date: 04/20/2023 4:21 PM 70773564v2 EXHIBIT K NOTICE OF CONVERSION OR CONTINUATION Date: ___________ ___, 20__ To: JPMorgan Chase Bank, N.A., as Administrative Agent 131 S Dearborn Street, Floor 04 Chicago, IL 60603-5506 Attention: Loan and Agency Servicing Email: jpm.agency.cri@jpmorgan.com Ladies and Gentlemen: Reference is made to the Amended and Restated Credit Agreement, dated as of December 11, 2020 (as amended by Amendment No. 1 to the Amended and Restated Credit Agreement, dated as of June 15, 2023, and as further amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Squarespace, Inc., a Delaware corporation (the “Borrower”), the lending institutions from time to time parties thereto, and JPMorgan Chase Bank, N.A., as the Administrative Agent, the Collateral Agent and Letter of Credit Issuer. Unless otherwise defined herein, capitalized terms used in this Notice of Conversion or Continuation shall have the respective meanings given to them in the Credit Agreement. Pursuant to Section 2.6 of the Credit Agreement, the undersigned Borrower hereby requests the following conversion or continuation of certain Loans as specified below: Class of Loans to be converted or continued: [Initial Term A Loans] [Revolving Credit Loans] [Incremental Term Loans] [Incremental Revolving Credit Loans] (1) convert $[____________] of ABR Loans in the name of the Borrower into Term Benchmark Loans with an Interest Period duration of ________1 month(s) on __________.2 1 One, three or six month period (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment). 2 Date of conversion (must be a Business Day). (2) convert $[____________] of Term Benchmark Loans in the name of the Borrower into ABR Loans on __________.3 (3) continue $[____________] of Term Benchmark Loans in the name of the Borrower with an Interest Period duration of ________4 month(s) on __________.5 [Signature Page Follows] 3 Date of conversion (must be a Business Day). 4 One, three or six month period (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment). 5 Date of continuation (must be a Business Day). SQUARESPACE, INC. By: Name: Title: